Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-284087 & 333-284087-07

PROSPECTUS

$1,997,210,000(1)

Hyundai Auto Receivables Trust 2026-D
Issuing Entity
Central Index Key Number: 0002160077

Hyundai ABS Funding, LLC	Hyundai Capital America
Depositor	Sponsor, Seller, Administrator and Servicer
Central Index Key Number: 0001260125	Central Index Key Number: 0001541028

You should carefully read the “risk factors”, beginning on page 15 of this prospectus.

The notes are asset-backed securities and represent obligations solely of the issuing entity and will not be obligations of or guaranteed by Hyundai Capital America, Hyundai ABS Funding, LLC or any of their affiliates.

The following notes(1) are being issued by Hyundai Auto Receivables Trust 2026-D:

	Initial Principal Amount	Interest Rate	Final Scheduled Maturity Date
Class A-1 Notes	$425,000,000	4.277%	November 15, 2027
Class A-2-A Notes	$543,800,000	4.76%	November 15, 2029
Class A-2-B Notes	$150,000,000	SOFR Rate + 0.40%(2)	November 15, 2029
Class A-3 Notes	$693,800,000	5.02%	August 15, 2031
Class A-4 Notes	$86,290,000	5.11%	April 15, 2033
Class B Notes	$36,870,000	5.29%	April 15, 2033
Class C Notes	$61,450,000	5.49%	February 15, 2034
Total	$1,997,210,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	100.00000%	0.100%	99.90000%
Per Class A-2-A Note	99.99515%	0.170%	99.82515%
Per Class A-2-B Note	100.00000%	0.170%	99.83000%
Per Class A-3 Note	99.97923%	0.270%	99.70923%
Per Class A-4 Note	99.99572%	0.310%	99.68572%
Per Class B Note	99.97821%	0.340%	99.63821%
Per Class C Note	99.96840%	0.360%	99.60840%
Total	$1,997,008,378.06	$4,091,797.00	$1,992,916,581.06

(1)	All or a portion of one or more of the classes of notes may be initially retained by HCA or an affiliate thereof.

(2)	The Class A-2-B notes will accrue interest at a floating rate based on a benchmark, which initially will be the “SOFR Rate” plus a spread. The SOFR Rate will be determined by the calculation agent using the method described in “The Notes–Payments of Interest.” If the sum of the SOFR Rate + 0.40% for any interest period is less than 0.00%, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes–Payments of Interest”. For a description of how the benchmark may change in certain situations after the closing date, see “The Notes–Payments of Interest–Effect of Benchmark Transition Event.”

Payments on Notes

•	The main sources for payments of the notes are collections on a pool of retail installment sale contracts secured by new and used automobiles, light-duty trucks and other types of motor vehicles and monies on deposit in a reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or on the next business day if such 15th day is not a business day, starting on December 15, 2026.
•	The issuing entity will pay principal of the notes in accordance with the payment priorities described in this prospectus.

Credit Enhancement

•	Credit enhancement will consist of a reserve account with an initial deposit of at least $5,121,063.97, excess interest and for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order, the yield supplement overcollateralization amount with an initial amount of $223,864,060.33 and overcollateralization with an initial amount of $51,215,589.89 (in addition to the yield supplement overcollateralization amount).

•	The issuing entity will also issue a non-interest bearing certificate representing the residual interest in the issuing entity, which is subordinate to the notes and not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

BNP PARIBAS	BofA Securities	Scotiabank	SOCIETE GENERALE	US Bancorp

Co-Managers

CIBC Capital Markets	HSBC

The date of this prospectus is November 3, 2026.

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WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity and the notes offered by this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus is accurate on any date other than the dates stated on the cover.

We have started with an introductory section describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity. Immediately after the Summary of Terms, we have included Risk Factors, which describe the material risks to investors in the notes.

We include cross-references to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 150. The capitalized terms used in this prospectus have the meanings set forth in the glossary at the end of this prospectus.

In this prospectus, the terms “we”, “us” and “our” refer to Hyundai ABS Funding, LLC.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Hyundai Capital America (“HCA”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at www.sf.citidirect.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at 1-888-855-9695. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. HCA, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity

The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, periodic reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Hyundai Auto Receivables Trust 2026-D” and file number 333-284087-07.

The Depositor

The depositor has filed with the SEC a registration statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the registration statement. Copies of the registration statement will be provided free of charge upon written request to Hyundai Capital America, 3161 Michelson Drive, Suite 1900, Irvine, California 92612. The registration statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The depositor has furnished or will furnish a Form ABS-15G to the SEC pursuant to Rule 15Ga-2 of the Exchange Act, which is available on the SEC’s website described above. The Form ABS-15G is not incorporated by reference into this prospectus or the registration statement.

Static Pool Data

We have published charts that reflect the static pool performance data of previous public securitizations of the sponsor in Appendix A. We caution you that this pool of receivables may not perform in a similar manner to the receivables in other issuing entities.

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NOTICE TO INVESTORS: UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM (THE “UK”) TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS FALLING WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE ORDER, OR TO ANY OTHER PERSON TO WHOM THIS prospectus MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UK TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE IN THE UK ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS IN THE UK. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).

The Notes are not intended to be offered, sold, DISTRIBUTED or otherwise made available to and should not be offered, sold, DISTRIBUTED or otherwise made available to any UK retail investor in the UK. For these purposes, a “UK retail investor” means a person who is either ONE (OR BOTH) OF: (i) NOT a PROFESSIONAL client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED), AND AS AMENDED; or (ii) NOT a qualified investor, as defined in PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024, AS AMENDED (THE “POATRs”).

Consequently no DISCLOSURE document required by THE PRODUCT DISCLOSURE SOURCEBOOK (THE “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY (THE “FCA HANDBOOK”) for offering, selling OR DISTRIBUTING the Notes or otherwise making them available to UK retail investors in the UK has been prepared and therefore offering, selling OR DISTRIBUTING the Notes or otherwise making them available to any UK retail investor in the UK may be unlawful under the DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRs OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

The NOTES are not intended to be offered, sold, DISTRIBUTED or otherwise made available to and should not be offered, sold, DISTRIBUTED or otherwise made available to any EU retail investor in the European Economic Area (THE “EEA”). For these purposes, an “EU retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, AS AMENDED (“MiFID II”); or (ii) a customer within the meaning of Directive (eu) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in ARTICLE 2 OF REGULATION (EU) 2017/1129, AS AMENDED (the “EU prospectus regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014, AS AMENDED (the “EU PRIIPs Regulation”) for offering, selling OR DISTRIBUTING the NOTES or otherwise making them available to eu retail investors in the eea has been prepared and therefore offering, selling OR DISTRIBUTING the NOTES or otherwise making them available to any eu retail investor in the eea may be unlawful under the EU PRIIPS Regulation.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS1

1       This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus. You should carefully read this entire prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity

Hyundai Auto Receivables Trust 2026-D (the “issuing entity”), a Delaware statutory trust, will issue the notes. The issuing entity was formed by a trust agreement among the depositor, the administrator and U.S. Bank Trust National Association, as owner trustee of the issuing entity. The principal assets of the issuing entity will be a pool of receivables which are retail installment sale contracts secured by new and used automobiles, light-duty trucks and other types of motor vehicles (“retail installment sale contracts”).

Depositor

Hyundai ABS Funding, LLC, a Delaware limited liability company, a wholly-owned special purpose subsidiary of Hyundai Capital America, is the “depositor.” The depositor will sell the receivables to the issuing entity. You may contact the depositor by mail at 3161 Michelson Drive, Suite 1900, Irvine, California 92612, or by calling (949) 732-2697.

Seller

Hyundai Capital America, a California corporation (“HCA”) will sell the receivables to the depositor.

Sponsor/Servicer

HCA is the sponsor and will also act as the servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables.

Administrator

HCA will act as administrator of the issuing entity. As administrator, it will perform the administrative obligations required to be performed for the issuing entity or the owner trustee under the indenture and the trust agreement.

Indenture Trustee

Citibank, N.A., a national banking association, will act as the indenture trustee.

Owner Trustee

U.S. Bank Trust National Association, a national banking association, will act as the owner trustee.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the asset representations reviewer.

Calculation Agent

Citibank, N.A., a national banking association, will act as the calculation agent. The calculation agent will determine the SOFR rate and calculate the interest rate for the Class A-2-B notes using the method described in the definition of “SOFR Rate” set forth under “The Notes—Payments of Interest.” If the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the administrator will determine an alternative benchmark in accordance with the benchmark replacement provisions described under “The Notes—Payments of Interest—Effect of Benchmark Transition Event.” The Class A-2-B noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

THE OFFERED NOTES

The issuing entity may issue the following notes pursuant to the indenture:

Class(1)	Initial Principal Amount	Interest Rate	Final Scheduled Maturity Date
A-1	$425,000,000	4.277%	November 15, 2027
A-2-A	$543,800,000	4.76%	November 15, 2029
A-2-B	$150,000,000	SOFR Rate +0.40%(2)	November 15, 2029
A-3	$693,800,000	5.02%	August 15, 2031
A-4	$86,290,000	5.11%	April 15, 2033
B	$36,870,000	5.29%	April 15, 2033
C	$61,450,000	5.49%	February 15, 2034

(1) HCA, or an affiliate thereof, may retain an additional amount of all or one of the other classes of notes.

(2) The Class A-2-B notes will accrue interest at a floating rate based on a benchmark, which initially will be the “SOFR Rate” plus a spread. The SOFR Rate will be determined by the calculation agent using the method described in “The Notes–Payments of Interest.” If the sum of the SOFR Rate plus 0.40% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes–Payments of Interest”. However, the benchmark may change in certain situations after the closing date. For more information on the circumstances under which the benchmark may change, see “The Notes–Payments of Interest–Effect of Benchmark Transition Event”.

The Class A-2-A notes and the Class A-2-B notes are sometimes referred to as the “Class A-2 notes.” The Class A-2-A notes rank pari passu with the Class A-2-B notes.

The interest rate for each class of notes will be a fixed rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 notes are divided into fixed and floating rate tranches, and the Class A-2-A notes are the fixed rate notes and the Class A-2-B notes are the floating rate notes. We refer in this prospectus to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

The notes will be issued in an initial denomination of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each class that may be issued in a denomination other than an integral multiple of $1,000).

The issuing entity expects to issue the notes on or about November 10, 2026, which we refer to herein as the “closing date.”

THE CERTIFICATE

The issuing entity will also issue one certificate, which represents the residual interest in the issuing entity and is not offered hereby, and to which we refer herein as the certificate. Payments on the certificate will be subordinated to payments on one or more classes of notes to the extent described in this prospectus. The depositor or an affiliate of the depositor will initially retain the certificate. Any information in this prospectus relating to the certificate is presented solely to provide you with a better understanding of the notes.

Other than the notes and the certificate, no other series or class of notes is being offered by the issuing entity. No other series or class of notes will be backed by the same asset pool or will otherwise have claims on the same assets.

THE RECEIVABLES

Purchasers of Hyundai, Kia, Genesis and other manufacturers’ automobiles, light-duty trucks and other types of motor vehicles often finance their purchases by entering into retail installment sale contracts with Hyundai, Kia, Genesis and other dealers who then resell the contracts to HCA. These contracts are referred to as “receivables,” the pool of those receivables as the “receivables pool” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet specified HCA requirements.

On or before the date the notes are issued, HCA will sell the receivables to the depositor, pursuant to the receivables purchase agreement. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under the sale and servicing agreement among the depositor, the servicer, the issuing entity, the seller and the indenture trustee.

The receivables to be sold by HCA to the depositor and sold by the depositor to the issuing entity will be selected based on criteria specified in the sale and servicing agreement and described in this prospectus under “The Issuing Entity Property” and will be identified on a schedule of receivables.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of retail installment sale contracts secured by new and used automobiles, light-duty trucks and other types of motor vehicles.

The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The issuing entity property will include the following:

•	the receivables and all amounts identified on the receivables after the close of business on October 5, 2026, which we refer to herein as the “cutoff date”;

•	security interests in the financed vehicles and any related property;

•	all proceeds from liquidation of receivables (net of certain liquidation expenses) or from claims on any physical damage, credit, life and disability insurance policies covering the financed vehicles or the related obligors, including any vendor’s single interest or other collateral protection insurance policy;

•	any property that secures a receivable and that has been acquired by or on behalf of the depositor, the servicer or the issuing entity;

•	all documents and other items contained in the receivable files;

•	the rights of the depositor under the receivables purchase agreement;

•	all right, title and interest in the collection account and the reserve account and any amounts deposited therein and all securities or other assets credited thereto and all investments therein and proceeds thereof and the initial reserve account deposit;

•	any proceeds from any receivable repurchased by a dealer pursuant to a dealer agreement; and

•	all proceeds of the foregoing.

As of the cutoff date, the receivables had the following characteristics:

•	Aggregate Principal Balance of $2,272,289,650.22

•	Number of Receivables is 73,839

•	Weighted Average Annual Percentage Rate of 4.21%

•	Weighted Average Original Number of Scheduled Payments of 66.41 months

•	Weighted Average Remaining Number of Scheduled Payments of 56.78 months

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “Review of Pool Assets.”

As described in “Receivables Underwriting and Servicing Procedures—Underwriting Procedures,” under HCA’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a credit analyst with appropriate authority based on HCA’s electronic decisioning model. Applications that are not automatically approved or rejected are ultimately reviewed by a credit analyst with appropriate approval authority. Approximately 88.92% of the aggregate principal balance of the receivables as of the cutoff date was automatically approved, while approximately 11.08% of the aggregate principal balance of the receivables as of the cutoff date was evaluated and approved by a credit analyst with appropriate authority in accordance with HCA’s written underwriting guidelines.

SERVICING FEE

The issuing entity will pay the servicer a servicing fee for each collection period. The servicing fee for any payment date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from the cutoff date to and including the last day of the collection period (assuming a 30 day calendar month), over 360); and (3) the aggregate principal balance of the receivables as of the first day of the related collection period (or, in the case of the first payment date, the aggregate principal balance of the receivables as of the cutoff date). The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period all late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that collection period, plus all investment earnings (net of investment losses and expenses) earned during that collection period from the investment of monies on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from available amounts on deposit in the collection account and amounts withdrawn from the reserve account (except that amounts on deposit in the reserve account may not be used for this purpose so long as the servicer is HCA or an affiliate thereof), and will be paid to the servicer prior to the payment of principal of and interest on the notes.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest and/or principal to be paid by obligors, with respect to the receivables, for which the original scheduled due date occurred before or during the related collection period that remained unpaid at the end of such collection period. In addition, if at the close of business on the last day of a collection period, an obligor is entitled to a rebate of an insurance policy or other voluntary protection product, then the servicer may elect to advance to the obligor an amount equal to such rebate to the extent the servicer expects to recover the amount of the rebate. We refer to any such payment herein as an “advance.” The servicer will not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable will be repaid, if not otherwise reimbursed, from available funds in the collection account and any amounts available from the reserve account. The servicer will not charge interest on amounts so advanced.

PRINCIPAL AND INTEREST

To the extent available, the issuing entity will pay principal of and interest on the notes monthly, on the 15th day of each month (or on the next business day if such 15th day is not a business day), which we refer to herein as the payment date. The first payment date is December 15, 2026. So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the business day immediately preceding the payment date, which we refer to herein as the record date.

On each payment date, the issuing entity will generally pay principal on the notes from the principal distribution amount (as defined below) in the following order of priority:

•	to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	to the Class A-2 notes, pro rata among the Class A-2-A notes and Class A-2-B notes, until the Class A-2 notes are paid in full;

•	to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	to the Class A-4 notes, until the Class A-4 notes are paid in full;

•	to the Class B notes, until the Class B notes are paid in full; and

•	to the Class C notes, until the Class C notes are paid in full.

The principal distribution amount means, with respect to any payment date, an amount equal to the sum of the first priority principal distribution amount, second priority principal distribution amount and regular principal distribution amount.

On each payment date after the occurrence of a specified event of default under the indenture and the acceleration of the notes or the liquidation of the receivables as a result thereof, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal of and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then, sequentially, to the Class A-2 notes (to be paid pro rata to the Class A-2-A notes and Class A-2-B notes), the Class A-3 notes and the Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal of and interest on the Class B notes.

The Class A-1 notes and Class A-2-B notes will accrue interest on the basis of a 360 day year and the actual number of days from and including the previous payment date to but excluding the current payment date, except that the first interest period will be from and including the closing date, to but excluding December 15, 2026.

The calculation agent will calculate the SOFR Rate for the Class A-2-B notes using the method as described under “The Notes—Payments of Interest”. If the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the administrator will determine an alternative benchmark in accordance with the benchmark replacement provisions described under “The Notes—Payments of Interest—Effect of Benchmark Transition Event”.

If the sum of the SOFR Rate and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%.

The Class A-2-A notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes will accrue interest on the basis of a 360 day year consisting of twelve 30 day months from and including the 15th day of each calendar month to but excluding the 15th day of the succeeding calendar month, except that the first interest period will be from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30 day calendar month).

OPTIONAL EARLY REDEMPTION OF THE NOTES

The outstanding notes will be redeemed in whole, but not in part, on any payment date on which the servicer or any successor to the servicer exercises, at its option, a “clean-up call” and purchases the receivables from the issuing entity. The servicer or any successor to the servicer may purchase the receivables when the pool balance of the receivables declines to 5% or less of the pool balance of the receivables as of the cutoff date. All notes will be deemed due and payable on the date that the clean-up call is exercised. We refer you to “Description of the Transaction Documents—Optional Early Redemption of the Notes” for more detailed information on the servicer’s clean-up call.

CREDIT ENHANCEMENT

Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

For purposes of credit enhancement, the adjusted pool balance with respect to a payment date is equal to the pool balance as of the end of the previous collection period or, initially, as of the cutoff date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cutoff date.

The credit enhancement for the notes will be as follows:

Class A notes	Subordination of the Class B notes, subordination of the Class C notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

Class B notes	Subordination of the Class C notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

Class C notes	The reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

To the extent the credit enhancement described above does not cover any losses, noteholders will be allocated the losses in the manner described under “Subordination of Principal and Interest” below.

See “The Notes—Payments of Interest” and “—Payments of Principal.”

Subordination of Principal and Interest

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding:

•	payments of interest on the Class B notes and the Class C notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal of the Class A notes; and

•	payments of principal of the Class B notes and the Class C notes will be subordinated to payment of principal of and interest on the Class A notes.

As long as the Class A notes or Class B notes remain outstanding:

•	payments of interest on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and, in certain circumstances, payments of principal of the Class A notes and the Class B notes; and

•	payments of principal of the Class C notes will be subordinated to payment of principal of and interest on the Class A notes and the Class B notes.

See “The Notes—Payments of Interest” and “—Payments of Principal.”

Reserve Account

On or prior to the closing date, the servicer will establish and maintain, or cause to be established and maintained, an account, which we refer to herein as the reserve account, and the depositor will make an initial deposit of an amount equal to at least $5,121,063.97. The reserve account will be an eligible account under the sole dominion and control of the indenture trustee for the benefit of the issuing entity and the related securityholders, and will be pledged by the issuing entity to the indenture trustee for the benefit of the issuing entity and the noteholders. On each payment date, after making required payments to the servicer and the holders of the notes, the issuing entity will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

The amount that we refer to as the reserve account required amount with respect to any payment date is expected to be at least 0.25% of the adjusted pool balance as of the cutoff date. However, in no event will the reserve account required amount on any payment date be more than the then aggregate outstanding principal amount of the notes on such payment date. Additionally, on any date that the clean-up call is exercised, the reserve account required amount will be equal to $0. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the servicer (with respect to servicing fees and advances) and to the noteholders on such payment date to the extent described herein. Amounts on deposit in the reserve account may not be used to reimburse advances made by the servicer or be paid to HCA or any of its affiliates in respect of servicing fees owing to the servicer to the extent that HCA or any of its affiliates is the servicer. If the clean-up call is exercised, the indenture trustee will, upon written directions from the servicer, withdraw any remaining amounts on deposit in the reserve account and deposit such amounts in the collection account.

Funds on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments deemed to be “cash equivalent” for purposes of Regulation RR, as determined by the servicer. Any amounts held on deposit in the reserve account (other than investment earnings on amounts on deposit therein) will be the property of the issuing entity and will be pledged by the issuing entity and held by the indenture trustee for the benefit of the issuing entity, the noteholders and certificateholders as provided in the sale and servicing agreement. Following the payment in full of the outstanding principal amount of the notes and of all other amounts owing or to be distributed under the transaction documents, the indenture trustee will, upon written directions from the servicer, distribute any amount then on deposit in the reserve account to the depositor.

The reserve account is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR, and HCA (as the sponsor) intends (by itself or through a majority-owned affiliate) to establish and fund the reserve account in partial satisfaction of its risk retention obligations. HCA (by itself or through a majority-owned affiliate) may fund the reserve account on the closing date with an amount greater than the reserve account required amount set forth above if necessary to satisfy its obligations under Regulation RR. See “Credit Risk Retention.”

Overcollateralization

The overcollateralization amount is the amount, if any, by which the adjusted pool balance exceeds the aggregate principal amount of the notes. This overcollateralization provides credit enhancement since receivables in excess of the aggregate principal amount of the notes would support the notes. On the closing date, the adjusted pool balance will exceed the aggregate outstanding principal amount of the notes of all classes by approximately $51,215,589.89, which is approximately 2.50% of the adjusted pool balance as of the cutoff date. This excess represents overcollateralization. The level of overcollateralization, as of each payment date, is designed to increase to, and thereafter be maintained at, a target level equal to 3.00% of the adjusted pool balance as of the cutoff date.

Yield Supplement Overcollateralization Amount

On the closing date, there will be an additional balance of receivables in the amount of $223,864,060.33 representing the initial yield supplement overcollateralization amount which is approximately 9.85% of the aggregate principal balance of all receivables of the issuing entity as of the cutoff date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of the amounts payable under the priority of payments with higher priority than principal, there is expected to be “excess interest.” Any such excess interest will serve as additional credit enhancement.

For more detailed information concerning the use of excess interest as credit enhancement for the notes, you should refer to “Credit Enhancement—Excess Interest.”

PAYMENT WATERFALL

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date generally in the following order of priority:

1.	To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods (except amounts on deposit in the reserve account may not be used for this purpose as long as the servicer is HCA or an affiliate thereof), and amounts in respect of reimbursement for unreimbursed advances (except amounts on deposit in the reserve account may not be used for this purpose),

2.	To the Class A noteholders, accrued and unpaid interest on the Class A notes,

3.	To the noteholders, the first priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the outstanding principal amount of the Class A notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period,

4.	To the Class B noteholders, accrued and unpaid interest on the Class B notes,

5.	To the noteholders, the second priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the Class A notes and Class B notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period;

provided that this amount will be reduced by any amount previously distributed in accordance with clause (3) above,

6.	To the Class C noteholders, accrued and unpaid interest on the Class C notes,

7.	To the noteholders, the regular principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the Class A notes, Class B notes and Class C notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period; minus the target overcollateralization amount with respect to such payment date;

provided that this amount will be reduced by any amounts previously distributed in accordance with clauses (3) and (5) above,

8.	To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

9.	First, to the indenture trustee and the owner trustee, pro rata, and, second, to the asset representations reviewer, any reimbursements, expenses and indemnities, to the extent not paid by the servicer, and all unpaid reimbursements, expenses and indemnities from prior collection periods to the extent not otherwise paid by the servicer and to the securities intermediary, any unpaid indemnification expenses owed to it, and

10.	To the holder of the certificate, which we refer to herein as the certificateholders, all remaining funds, if any.

The principal distributions under clauses (3), (5) and (7) will be distributed sequentially to the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders, the Class B noteholders and the Class C noteholders, until each such class is paid in full.

For more detailed information concerning the payment waterfall, you should refer to “The Notes—Payment of Distributable Amounts.”

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

1.	the issuing entity fails to pay interest on any note of the controlling class within 35 days after its due date;

2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.	any failure by the issuing entity to duly observe or perform in any material respect any representation, warranty, covenant or agreement in the indenture, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class;

4.	the occurrence of an involuntary bankruptcy, insolvency, receivership or liquidation of the issuing entity which remains unstayed for a period of 90 days; or

5.	the occurrence of a voluntary bankruptcy, insolvency, receivership or liquidation of the issuing entity or the failure of the issuing entity to pay its debts as such debts become due;

provided, however, that a delay in or failure of performance referred to in clauses (1), (2) or (3) above for a period of an additional sixty (60) days will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence.

The controlling class is the most senior class of notes then outstanding.

REMEDIES UPON EVENTS OF DEFAULT

If an event of default occurs and continues, the indenture trustee may and, if directed in writing by the holders of notes representing not less than a majority of the aggregate outstanding principal amount of the controlling class of notes will, declare all the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of notes representing a majority of the aggregate outstanding principal amount of the controlling class of the notes then outstanding.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “The Notes—Event of Default Payment Priority.”

After an event of default, the indenture trustee may, under certain circumstances:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity’s property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default.”

If an event of default relates to a failure of the issuing entity to pay interest on the controlling class of notes for 35 days after the due date or a default in the payment of any principal of the notes on its stated maturity date, the indenture trustee may elect to sell the assets of the issuing entity. For an event of default that relates to the bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of the controlling class of notes consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale, or (iii) the indenture trustee, or an independent investment bank as provided for under the indenture, determines that the proceeds of the receivables will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the controlling class of notes. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all the outstanding notes and the holder of the certificate consent thereto or (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes and the certificate at the date of sale.

Following the occurrence and during the continuation of an event of default described in clause (1), (2) or (5) above under “—Events of Default” that has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to (i) the indenture trustee and the owner trustee, pro rata, (ii) the servicer (except amounts on deposit in the reserve account may not be used to pay the servicing fee, as long as HCA or an affiliate thereof is the servicer, and may not be used to reimburse servicer advances), and (iii) the asset representations reviewer, to the extent not previously paid by the servicer, payments will generally be made on the notes on each payment date in the following order of priority:

1.	to interest on the Class A notes ratably;

2.	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

3.	to the principal amount of the Class A-2 notes (pro rata between the Class A-2-A notes and the Class A-2-B notes) until such principal amount is paid in full;

4.	to the principal amount of the Class A-3 notes until such principal amount is paid in full;

5.	to the principal amount of the Class A-4 notes until such principal amount is paid in full;

6.	to interest on the Class B notes;

7.	to the principal amount of the Class B notes until such principal amount is paid in full;

8.	to interest on the Class C notes;

9.	to the principal amount of the Class C notes until such principal amount is paid in full; and

10.	to the certificateholders, all remaining funds.

RECEIVABLE REPURCHASE OBLIGATION

The seller will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties as described in the next sentence. Following the discovery by or notice to the seller of a breach of any representation or warranty that materially and adversely affects the interests of the noteholders or the issuing entity, the seller, unless the breach is cured, will repurchase that receivable from the issuing entity. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. In connection with such repurchase, the seller will be required to pay the issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholders and the issuing entity for any uncured breach by the seller of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

The servicer will be obligated to purchase any receivables affected by the servicer not performing certain duties and covenants to make collections on the receivables, not maintaining security interests in financed vehicles, and not using reasonable efforts to liquidate receivables for which the servicer has determined that eventual payment in full is unlikely. Such obligation will only apply if such actions or inactions materially and adversely affect the interests of the issuing entity or noteholders. Following notification or discovery of such actions or inactions, the servicer, unless cured, will be required to purchase the materially and adversely affected receivable from the issuing entity. In connection with such purchase, the servicer will be required to pay the issuing entity the purchase payments for that receivable. This purchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholders or the issuing entity for any such actions or inactions by the servicer (other than remedies that may be available under federal securities laws or other laws).

REVIEW OF ASSET REPRESENTATIONS

As more fully described in “Description of the Transaction Documents—Asset Representations Review,” if the aggregate amount of delinquent receivables exceeds certain thresholds then, noteholders or beneficial owners of the notes (“investors”) holding at least 5% of the aggregate outstanding principal balance of all the outstanding notes, may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. Investors representing at least a majority of the voting investors may then, subject to certain conditions, direct the asset representations reviewer to perform a review of the delinquent receivables for compliance with the representations and warranties made by the seller.

TAX STATUS

On the closing date and subject to certain assumptions and qualifications, Mayer Brown LLP, as special federal tax counsel to the issuing entity (“Special Federal Tax Counsel”), will render an opinion to the effect that: (1) the notes (other than notes (or interests therein), if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be classified as debt for U.S. federal income tax purposes and (2) the issuing entity will not be characterized as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or beneficial interest therein, to treat the notes (other than notes, if any, owned by the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes) as debt for federal, state and local income and franchise tax purposes.

We refer you to “Material United States Federal Income Tax Consequences” for more detailed information on the application of U.S. federal income tax laws.

CERTAIN CONSIDERATIONS FOR BENEFIT PLANS

Subject to the satisfaction of important conditions described under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the acquisition of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangement, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.”

REGISTRATION, CLEARANCE AND SETTLEMENT

The notes will be issued in book-entry form through DTC and Clearstream.

MONEY MARKET INVESTMENT

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), HCA, as the sponsor, is required to retain an economic interest in the credit risk of the securitized receivables, either directly or through one or more majority-owned affiliates. HCA intends to satisfy this obligation through (i) the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” and (ii) the establishment of an “eligible horizontal cash reserve account” pledged by the issuing entity to the indenture trustee for the benefit of the noteholders and the issuing entity, in an aggregate amount equal to at least 5% of the fair value of all of the notes and the certificate issued by the issuing entity on the closing date.

The eligible horizontal residual interest retained by the depositor is structured to be an “eligible horizontal residual interest” and will consist of retaining the issuing entity’s certificate. HCA expects the issuing entity’s certificate to have a fair value of approximately $153,268,376, which is approximately 7.13% of the fair value of all of the notes and the certificate issued by the issuing entity on the closing date. For a description of the valuation methodology used to calculate the range of fair values of the notes and of the “eligible horizontal residual interest” set forth in the three preceding sentences, see “Credit Risk Retention” in this prospectus. The material terms of the notes are described under “The Notes.” The material terms of the issuing entity’s certificate are described under “The Certificate.”

The depositor is required to retain the “eligible horizontal residual interest” and may not transfer (except to HCA or another majority-owned affiliate of HCA) or hedge that interest except as permitted by applicable law. The depositor may transfer all or any portion of the “eligible horizontal residual interest” to HCA or another majority-owned affiliate of HCA on or after the closing date. On or prior to the closing date, HCA will cause to be established and funded a reserve account for the benefit of the noteholders and the issuing entity in accordance with Regulation RR. The reserve account will be funded in cash on the closing date in an amount equal to at least $5,121,064, which is approximately 0.24% of the expected fair value of all of the notes and the certificate to be issued by the issuing entity on the closing date. HCA (by itself or through a majority-owned affiliate) may fund the reserve account on the closing date with an amount greater than the reserve account required amount set forth in the preceding sentence if necessary to satisfy its obligations under Regulation RR. To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the amounts that are prior to the deposits into the reserve account as described under “Payment Waterfall” above, the amount deposited in the reserve account will provide an additional source of funds for those payments; provided, however amounts on deposit in the reserve account may not be used for payments of the servicing fee so long as the servicer is HCA or an affiliate thereof or to reimburse for servicer advances.

The expected sum of (i) the fair value of the certificate and (ii) the amount to be deposited into the reserve account on the closing date is approximately $158,389,440, which is approximately 7.37% of the expected fair value of all of the notes and the certificate to be issued by the issuing entity on the closing date.

In addition, HCA may retain some or all of one or more of the classes of notes.

The material terms of the notes are described under “The Notes.” The material terms of the issuing entity’s certificate are described under “The Certificate.” The material terms of the reserve account are described under “Credit Enhancement—Reserve Account.”

We refer you to “Credit Risk Retention” in this prospectus for additional information.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

None of HCA, the depositor, the servicer, the sponsor, nor any other party to the transaction described in this prospectus or any of their respective affiliates, will undertake, or intends, to retain or commit to retain a material net economic interest in the securitization constituted by the issuance of the notes in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

Furthermore, no such person makes or intends to make, in connection with such securitization, any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements or by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

The arrangements as described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes described in this prospectus may result in regulatory sanctions and/or remedial measures being imposed or taken by the relevant regulatory authority of such Affected Investor, including, in the case of an Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor.

Consequently, the notes may not be a suitable investment for Affected Investors. As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and should consult with their own investment and legal advisors, regarding the application of the EU Securitization Regulation, the UK Securitization Framework and other applicable regulations and the suitability of the notes for investment.

The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with their applicable Due Diligence Requirements.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

RATINGS

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each Hired Agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one Hired Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Hired Agency. See “Risk Factors—Risks relating to the nature of the notes and the structure of the transaction—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes.”

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the principal risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” beginning on page 15.

Risks relating to the nature of the notes and the structure of the transaction

The notes are subject to risks relating to their nature as asset-backed securities and the structure of the transaction, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes.

•	Only the issuing entity’s assets will be available to make payments on the notes.
•	A liquidation of the issuing entity’s assets following an event of default may result in insufficient funds to make payments on all notes.
•	Prepayments, repurchases, a redemption or early termination of the receivables may result in reduced returns on your investment. Repurchase obligations are limited.
•	There is a risk of a taxable deemed exchange of notes if the transaction documents are amended.
•	One or more classes of notes may be issued with original issue discount for federal tax purposes.
•	The occurrence of a benchmark transition event may result in a deemed taxable exchange for noteholders for U.S. federal income tax purposes.
•	Non-United States Holders investing in notes could be treated as engaged in a U.S. trade or business for United States federal income tax purposes on account of their own activities.
•	A secondary market in the notes may not develop or may never exist, which could result in decreased liquidity.
•	Subordinated classes of notes are subject to a greater risk of loss, and senior classes of notes are exposed to greater reinvestment risk.
•	Sufficient funds may not be available to pay each class of notes in full prior to the final scheduled maturity date, and such failure will not constitute an event of default until maturity.
•	An occurrence of an event of default may result in prepayment of the notes or the sale of the assets of the issuing entity.
•	The senior class of notes will be entitled to distributions of principal or interest prior to a subordinate class of notes in an event of default.
•	A subordinate class of notes may not have the ability to direct the indenture trustee, exercise certain terminations rights or consent to amendments until a more senior class of notes has been paid in full.
•	Book-entry form requires any noteholder rights to be exercised indirectly through a third-party and results in indirect payments on the notes.
•	Yield to maturity may be reduced as rate of return and reinvestments are uncertain.
•	An adverse change in the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, may affect resale prices.
•	The notes do not have a regular or predictable schedule of payments.
•	Funds in the reserve account invested in permitted investments will not be sold to cover any shortfalls that occur on a payment date.
•	Retention of notes by the sponsor or an affiliate thereof may reduce liquidity of the notes.

Risks relating to the characteristics, servicing and performance of the receivables

The notes are subject to risks relating to the characteristics, servicing and performance of the receivables, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes.

•	Adverse events in states with significant concentrations of obligors could have a more pronounced effect on the performance of the receivables.
•	Natural events may adversely affect obligors and result in an inability to make timely payments on the receivables.
•	The prices of and demand for used vehicles are impacted by market factors.
•	The issuing entity will not be identified as the secured party on the certificate of title.
•	The servicer will maintain possession or control of the contracts and, as a result, the issuing entity could face competing interests in the receivables.
•	Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest.
•	Extensions and deferrals of payments on receivables may increase the weighted average life of the notes.
•	Marketing incentive programs may reduce the price on new vehicles and may impact the demand for used vehicles, which may decrease the proceeds received upon any foreclosures of financed vehicles.

•	FICO® scores, proprietary credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables.
•	Excessive prepayments may reduce the interest payments available for the notes.

Risks relating to the transaction parties

The notes are subject to risks relating to the various transaction parties, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	Adverse events with respect to HCA or its affiliates could result in servicing disruptions.
•	Bankruptcy filings by the seller or the depositor could result in a challenge to the bankruptcy remote structure of the transaction.
•	The bankruptcy of the issuing entity could result in an “automatic stay” and delay the exercise of remedies.
•	A servicer default may result in additional costs, increased servicing fees or a diminution in servicing performance, including higher delinquencies and defaults.
•	Temporary commingling of funds by the servicer exposes the notes to a risk of loss.
•	The seller and servicer will be obligated to repurchase from the issuing entity under limited circumstances.

Risks relating to macroeconomic, regulatory and other external factors

The notes are subject to risks relating to the macroeconomic, regulatory and other external factors, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	Federal or state regulatory legislation could have an adverse effect on the servicer, the sponsor, the depositor and the issuing entity.
•	Receivables that fail to comply with consumer protection laws may be unenforceable.
•	Federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections.
•	A deterioration of economic conditions could affect the ability of obligors to make payments.
•	Vehicle recalls or related litigation may delay the timing of sales in the used car markets and result in a decreased demand for vehicles.
•	Market factors may reduce the value of used vehicles, which could result in losses on your notes.
•	The return on your notes could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act.
•	Climate related events may cause losses on your notes.

Risks relating to the issuance of a floating rate class of notes and the uncertainty regarding SOFR

The notes are subject to risks relating to uncertainty regarding SOFR, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR, which could have an adverse effect on the floating rate notes.
•	Any failure of SOFR to gain market acceptance could adversely affect the Class A-2-B notes.
•	A decrease in SOFR, including a negative SOFR Rate would reduce the rate of interest on the Class A-2-B notes.
•	The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.
•	Risks Related to Compounded SOFR.
•	Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2-B notes.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

RISKS RELATING TO THE NATURE OF THE NOTES AND THE STRUCTURE OF THE TRANSACTION

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.

Your notes are secured solely by the assets of the issuing entity. Your notes will not represent an interest in or obligation of us, HCA or any other person. The seller and the servicer may have a limited obligation to repurchase some receivables under some circumstances as described in this prospectus. Distributions on any class of notes will depend solely on the amount of and timing of payments and other collections in respect of the receivables and any credit enhancement for the notes specified in this prospectus. We cannot assure you that these amounts, together with other payments and collections in respect of the receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full.

The indenture trustee may, and if so directed by the holders of the requisite percentage of the most senior outstanding class of notes, following an acceleration of the notes upon an event of default, the indenture trustee will, liquidate the assets of the issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes would otherwise be paid in full, repayment of such classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. However, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. See “Description of the Indenture―Events of Default Under the Indenture; Rights Upon Event of Default.” Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled maturity date will involve the prepayment risks described under “―You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.”

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.

You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

The seller will be required to repurchase receivables from the issuing entity if there is an uncured breach of a representation or warranty relating to those receivables that materially and adversely affects the interests of the noteholders. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. The servicer will be required to repurchase from the issuing entity those receivables affected by the servicer not performing certain covenants relating to those receivables that materially and adversely affects the interests of the noteholders or the issuing entity. The servicer will be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 5% or less of the initial aggregate principal balance of the receivables as of the cutoff date.

If the receivables are sold upon exercise of a “clean-up call” redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional early redemption of the notes had not been exercised. The issuing entity is not required to pay any redemption premium or make-whole payment.

Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. There can be no assurance as to the number of simple interest contracts in the issuing entity that may become prepaid or the number or the principal amount of the scheduled payments that may be paid ahead. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepayment period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent. While the servicer may elect to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract. The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be deposited into the collection account and applied first to reimburse the servicer its advances. HCA’s portfolio of retail installment sale contracts has historically included simple interest contracts that have been prepaid by one or more scheduled monthly payments.

The final payment of each class of notes is expected to occur prior to its stated maturity date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its stated maturity date, an event of default will occur and final payment of that class of notes may occur later than that date.

There is a risk of a taxable deemed exchange of notes if the transaction documents are amended.

The transaction documents, under certain circumstances, allow for supplemental indentures and amendments. It is possible that such supplemental indentures or amendments, if they were treated as “significant modifications,” could result in a taxable deemed exchange of the notes for U.S. federal income tax purposes. This could result in gain or loss recognition for noteholders, and could potentially result in OID with respect to the notes following such modification.

One or more classes of notes may be issued with original issue discount for federal tax purposes.

One or more classes of the Notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If a Note is issued with OID, a U.S. noteholder generally will be required to accrue OID with respect to such Note on a current basis as ordinary income and pay tax accordingly, regardless of whether such U.S. noteholder receives cash attributable to that income and regardless of such U.S. noteholder’s usual method of tax accounting. For further discussion of the computation and reporting of OID, see “Material United States Federal Income Tax Consequences—Tax Consequences to United States Holders—Original Issue Discount.”

The occurrence of a benchmark transition event may result in a deemed taxable exchange for noteholders for U.S. federal income tax purposes.

As described under “The Notes—Payments of Interest—The SOFR Rate” the interest rate payable on a floating rate may be subject to change after a benchmark replacement. If an alternative method or index is designated in place of compounded SOFR for the Class A-2-B notes upon a benchmark transition event, the U.S. federal income tax consequences of such replacement are uncertain. If such a replacement constituted a “significant modification” of such notes under Treasury Regulation Section 1.1001-3, the replacement may result in a deemed taxable exchange of such Class A-2-B notes and the realization of gain or loss, as well as other corollary tax consequences.

Non-United States Holders investing in notes could be treated as engaged in a U.S. trade or business for United States federal income tax purposes on account of their own activities.

As discussed under “Material United States Federal Income Tax Consequences” in this prospectus, the U.S. federal income tax treatment of the notes to a beneficial owner that is a Non-United States Holder (as defined under “Material United States Federal Income Tax Consequences”) turns on a number of facts, including whether interest on the notes paid to or accrued by the Non-United States Holder is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder. The determination of whether a Non-United States Holder is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Non-United States Holder, which are necessarily unique to that Non-United States Holder. No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a Non-United States Holder through agents and other third parties could be attributed to the Non-United States Holder in determining whether the Non-United States Holder is engaged in a trade or business within the United States. Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Code is similarly unclear. Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a note. Therefore, you are urged to consult your own tax advisors to determine your treatment under these rules in respect of the acquisition of a note and taking into account your own particular facts relating to such acquisition.

Lack of liquidity in the secondary market may adversely affect the ability to sell your notes, and the absence of a secondary market for the notes could limit your ability to resell your notes.

Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, the lowering of rates on certain asset-backed securities, the current uncertainty surrounding the future of the UK’s ongoing relationship with the EU, have caused periods of reduced liquidity in the secondary market for asset-backed securities. These periods of illiquidity may reoccur, and even worsen, and may adversely affect the value of your notes. As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price you wish to receive.

If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

If you own Class B notes or Class C notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes and the Class C notes are subordinate to the Class A notes and the Class B notes, and failure to pay interest on the subordinated classes of notes is not an event of default.

The Class B notes and the Class C notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinate, to the extent described in this prospectus under “The Notes—Payment of Distributable Amounts,” to payments of interest and principal on the Class A notes, and payments of interest and principal on the Class C notes are subordinate, to the extent described below, to the payments of interest and principal on the Class B notes and the Class C notes.

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes, and no principal will be paid to the Class B notes until the Class A notes have been paid in full. Principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes, and no principal will be paid on the Class C notes until the Class A notes and Class B notes have been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

Additionally, the indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes—for example, for so long as any of the Class A notes are outstanding, the Class B notes and Class C notes, after the Class A notes have been paid in full but the Class B notes and the Class C notes are still outstanding and the Class C notes, and after the Class A notes and the Class B notes have been paid in full but the Class C notes are still outstanding—will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Your notes may not be repaid on their final scheduled maturity date, and failure to pay principal on your notes will not constitute an event of default until the final scheduled maturity date.

It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled maturity dates, but the amount of principal required to be paid to the noteholders will be limited to cash available in the collection account and the reserve account, and no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled maturity date. Therefore, the failure to pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes. See “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default.” If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled maturity date for that class.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.

Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal on the notes of a class of notes on its final scheduled maturity date, or fails to pay interest on the notes of the controlling class within 35 days of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the issuing entity and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

The occurrence of an event of default under the indenture may delay payments on the Class B notes and the Class C notes.

The issuing entity will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest on the outstanding senior class(es) of notes following:

•	an event of default under the indenture relating to the payment of principal of any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;

•	an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the issuing entity which has resulted in an acceleration of the notes; or

•	a liquidation of the issuing entity assets following any event of default under the indenture.

This may result in a delay or default in making payments on the Class B notes or the Class C notes.

Holders of the Class B notes and the Class C notes may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes, or among noteholders generally, may occur.

Because the issuing entity has pledged the issuing entity property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding and the Class C notes after the Class B notes have been paid in full and for so long as the Class C notes are outstanding) will, take one or more of the actions specified in the indenture.

The rights of the controlling class will include the following:

•	to direct the indenture trustee to exercise one or more of the remedies relating to the issuing entity property, including a sale of the assets of the issuing entity following an event of default;

•	to waive events of servicer termination or terminate the servicer following a servicer default;

•	to remove the indenture trustee and appoint a successor; and

•	to consent to specified types of amendments to the transaction documents.

If certain events of default occur under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests. Therefore, holders of the Class B notes or the Class C notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class could take actions that would adversely affect the Class B notes or the Class C notes.

The holders of the Class B notes and the Class C notes will not have the ability to take actions with regard to the above actions until the more senior class or classes of notes have been paid in full.

Additionally, investors in one or more classes of notes, directly or through affiliates, may have business relationships with the sponsor, the seller, the servicer or their affiliates. For example, an investor may provide services to, or obtain services from, the sponsor, the seller, the servicer or their affiliates, and any of such parties may be a creditor of the others through a financing or other contractual relationship, which may include the sharing of material information regarding the sponsor, the seller, the servicer or their affiliates that is not disclosed in this prospectus. Consequently, the interests of such an investor may conflict with the interests of other noteholders (for example, in connection with the determination of whether to consent to a sale of the receivables or to terminate and replace the servicer following a servicer replacement event).

Because the notes are in book-entry form, your rights can only be exercised indirectly.

Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through a clearing system, such as The Depository Trust Company in the United States, or Clearstream Banking société anonyme (“Clearstream”) (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company, Clearstream or any other clearing system must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Book-Entry Registration, Global Clearance, Settlement and Tax Documentation

Procedures.” Unless and until the notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder,” as such term is used in the indenture and the trust agreement.

As a result, you will only be able to exercise the rights of noteholders indirectly through a clearing system such as The Depository Trust Company (in the United States) and its participating organizations, or Clearstream (in Europe or Asia) and its participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in the applicable clearing system and to take other actions that require a physical certificate representing the note.

Your yield to maturity may be reduced by prepayments.

The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal on your notes and the time when you receive those distributions depend on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

•	You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, often produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the related Hired Agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under the SEC rules, information provided to a Hired Agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the Hired Agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the Hired Agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any Hired Agency for the purpose of assigning or monitoring the ratings on the notes, a Hired Agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Under certain circumstances, an amendment may be made to certain transaction documents or other changes may be made affecting your notes by, among other things, delivering prior notice to the Hired Agencies. The delivery of prior notification to any Hired Agency does not imply any duty on the part of such Hired Agency to review any notice given with respect to any event, or to review any such notice within any specified time period. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The notes may not be a suitable investment for you.

The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

Amounts in the reserve account may not be liquid.

Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each Hired Agency will have been given 10 days’ prior notice of such investment and each such Hired Agency will not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current ratings of any class of notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

Retention of any of the notes by HCA or an affiliate of HCA could adversely affect the market value of your notes and/or limit your ability to resell your notes.

HCA, or another majority-owned affiliate of HCA, initially may retain all or a portion of one or more of the classes of notes on the closing date. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

RISKS RELATING TO THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES POOL

The geographic concentration and varying economic circumstances of the receivables in specific areas may increase the risk of loss on your investment.

The concentration of receivables in specific geographic areas may increase the risk of loss on your investment. Economic conditions, weather-related conditions and public health concerns (including pandemics) in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. The economic conditions that may affect payments on the receivables include: unemployment, interest rate fluctuations, inflation rate fluctuations, tariffs, the price of gasoline, high energy prices, travel restrictions and consumer perceptions of the economy or other changes or disruptions. Political instability, terrorist events, any current or future military action by or against the United States, the rising tensions in certain regions of the world, civil unrest, cyber-attacks, significant changes in political environment, armed conflicts, and changes in international trade policy, especially related to additional or new tariffs, have the potential to disrupt existing supply chains, impose additional costs on businesses and adversely affect consumer spending. If the tariffs on automobiles and component parts imported to the United States are sustained for an extended period of time, this could have an adverse effect on the overall automotive industry with automobiles that are imported or used imported parts potentially becoming less competitive in the U.S. market. If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions, governmental restrictions, weather-related conditions or public health concerns (including pandemics) in those states may affect the performance of the notes more than if this concentration did not exist.

Economic conditions in any state or region may decline over time and from time to time. Certain states and regions may experience sudden and/or severe declines in economic conditions. These periods of decline may also be accompanied by decreased consumer demand for automobiles, light-duty trucks or other types of motor vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor, which may be disproportionately impacted based on the economic condition in any state or region. Significant increases in the inventory of used automobiles during periods of rising inflation and/or economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. An improvement in economic conditions could result in prepayments by the obligors on their payment obligations under the receivables. Although there has been a recent recovery in the prices of used vehicles, such prices may continue to fluctuate in the future and could decline again.

As of the cutoff date, the seller’s records indicate that the addresses of the originating dealers of the receivables were concentrated in the following states:

State	Percentage of Total Principal Balance
Texas	12.31%
Florida	9.32%
California	9.04%

No other state constituted more than 5.00% of the aggregate principal balance of the receivables as of the cutoff date. For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables Pool.”

The return on your notes could be reduced by shortfalls due to extreme weather conditions, public health concerns and other natural disasters.

Extreme weather conditions, governmental restrictions, public health concerns (including pandemics) and other natural events, such as hurricanes, tornadoes, floods, drought, wildfires, mudslides, earthquakes, and other extreme conditions, could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. Because of the concentration of the obligors in certain states, any extreme weather conditions in states with higher concentrations of receivables may have a greater effect on the performance of the notes than if the concentration did not exist. See “The geographic concentration and varying economic circumstances of the receivables in specific areas may increase the risk of loss on your investment.” The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Market factors may reduce the value of used vehicles, which could result in losses on your notes.

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Hyundai Motor America, Kia America, Inc. and Genesis Motor America LLC with respect to new vehicle production, pricing and incentives may negatively affect used vehicle prices, particularly those for the same or similar models.

Government rules and regulations have previously resulted in, and may result in the future in, additional regulations on repossessions, including periodic temporary moratoriums on repossessions. In addition, supply chain issues related to the availability of new and used vehicles and the related fluctuating consumer demand for new and used vehicles may impact the resale value for repossessed vehicles. If the servicer is unable to sell repossessed vehicles in a timely manner, you could experience increased losses on the related receivables and your notes.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.

Upon the origination of a receivable, the seller takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the seller will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles to the indenture trustee for the notes. Except in limited circumstances, the lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity or the indenture trustee as the new secured party. In the absence of an amendment or reissuance, the issuing entity or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states. The seller may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the financed vehicle in the name of the seller. The servicer or the seller may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to actions or breaches, as applicable, that materially and adversely affect the interests of the noteholders and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.

The servicer will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over a contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to receive payments on the receivables. Therefore, you may be subject to delays in payment and may incur losses on your notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.

The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the seller will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

Extensions and deferrals of payments on receivables could increase the weighted average life of the notes.

In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may offer obligors an opportunity to defer payments. The servicer, in its own discretion and as part of its customary servicing practices, may permit an extension on or a deferral of payments due or halt repossession activity on a case-by-case basis or more broadly, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors.

Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer may be required to purchase the receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled maturity date for any class of notes.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.

Discount pricing incentives or other marketing incentive programs on new vehicles by HCA, Hyundai Motor America, Kia America, Inc., Genesis Motor America LLC or by their competitors that effectively reduce the cost of purchasing new vehicles may have the effect of reducing demand by consumers for used vehicles. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by HCA, Hyundai Motor America, Kia America, Inc., Genesis Motor America LLC or any of their competitors may reduce the prices consumers will be willing to pay for used vehicles, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

FICO® scores, proprietary credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables.

Information regarding FICO® scores and credit scores for the obligors obtained at the time of acquisition of their contract is presented in “The Receivables Pool” in this prospectus. A FICO® score and credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, HCA nor any other party makes any representations or warranties as to any obligor’s current FICO® score, current credit score or the actual performance of any motor vehicle, receivable or that a particular FICO® score or credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms. This is especially the case given the unprecedented number of recent first time unemployment claims.

Additionally, historical loss and delinquency information set forth in this prospectus under “Delinquencies, Repossessions and Credit Loss Information” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the historical delinquency experience or the net credit loss experience calculated and presented in this prospectus with respect to HCA’s entire portfolio of retail installment sale contracts will reflect actual experience with respect to the receivables in the receivables pool. Especially given the current extremely challenging economic climate, there can be no assurance that the future delinquency or net credit loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus with respect to HCA’s entire portfolio of retail installment sale contracts.

You may suffer losses due to receivables with low annual percentage rates.

The receivables include receivables that have annual percentage rates that are less than the interest rates on your notes. Interest paid on the higher annual percentage rate receivables compensates for the lower annual percentage rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher annual percentage rate receivables may adversely impact your notes by reducing the interest payments available.

RISKS RELATING TO THE TRANSACTION PARTIES

Adverse events with respect to HCA or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.

Adverse events with respect to HCA, its affiliates or a third party provider to whom HCA outsources its activities may result in servicing disruptions or reduce the market value of your notes. HCA currently outsources some of its activities as servicer to third party providers. In the event of a termination and replacement of HCA as the servicer, or if any of the third party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase.

Additionally, servicing disruptions could result from unanticipated events beyond HCA’s control, such as natural disasters, power outages, political instability, terrorist events, any current or future military action by or against the United States, the rising tensions in certain regions of the world, civil unrest, cyber-attacks, significant changes in political environment, armed conflicts, public health emergencies (including epidemics and pandemics) and economic disruptions, particularly to the extent such events affect HCA’s business or operations.

Under certain circumstances HCA is required to repurchase receivables that do not comply with representations and warranties made by HCA (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, HCA will be required to repurchase receivables under certain circumstances if it does not perform certain of its servicing obligations with respect to those receivables. If HCA becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses.

In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, HCA is a subsidiary of Hyundai Motor America, which is a wholly-owned subsidiary of Hyundai Motor Company. Although none of Hyundai Motor America, Genesis Motor America LLC or Hyundai Motor Company are guaranteeing the obligations of the issuing entity, if Hyundai Motor Company ceased to manufacture vehicles or support the sale of vehicles or if Hyundai Motor America, Genesis Motor America LLC or Hyundai Motor Company faced financial or operational difficulties, such events may reduce the market value of Hyundai and Genesis vehicles. Similarly, if Kia Corporation ceased to manufacture vehicles or support the sale of vehicles or if Kia America, Inc. or Kia Corporation faced financial or operational difficulties, such events may reduce the market value of Kia vehicles. Any reduction in the market value of Hyundai or Kia vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

Additionally, the success of your investment depends on the ability of HCA to store, retrieve, process and manage substantial amounts of information. If HCA experiences any interruptions or losses in its information processing capabilities, its business, financial conditions and results of operations and, ultimately, you may experience delays on payments of your notes. From time to time, HCA may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with any system updates, HCA may experience disruptions in servicing activities caused by, among other things, system failures, human errors, periods of system down-time and periods devoted to user training. These and other implementation related difficulties may contribute to payment delays. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced, and there can also be no assurance that any such disruptions in servicing activities will not adversely affect HCA’s ability to service the receivables, which could have an adverse effect on your notes.

Bankruptcy of the seller or the depositor could result in delays in payments or losses on your notes.

If either the seller or the depositor become subject to bankruptcy proceedings, you could experience losses or delays in the payment of your notes. The seller will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity. However, if the seller or the depositor were to become subject to a bankruptcy proceeding, the court in either such bankruptcy proceeding could conclude that the seller or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of the seller, that the seller should be consolidated with the depositor for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

•	the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•	tax or government liens on the seller’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

•	the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the seller at the time the seller becomes the subject of a bankruptcy proceeding.

Bankruptcy of the issuing entity could result in losses or delays in payments on your securities.

If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes, and a transfer of servicing may cause delays or losses on your notes.

If a servicer default occurs, the indenture trustee or the noteholders evidencing more than 50% of the voting interest of the controlling class may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor;

•	the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or

•	the servicing fees charged by the successor.

In addition, the noteholders evidencing more than 50% of the voting interest of the controlling class have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Additionally, because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the receivables, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

If HCA is removed as the servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as HCA. This might cause you to experience delays in payments or losses on your notes.

The servicer’s commingling of funds with its own funds could result in a loss.

HCA, as the servicer, may commingle funds relating to this transaction such as collections from the receivables and proceeds from the disposition of any repossessed financed vehicles with its own funds prior to deposit into the collection account. If the monthly remittance condition is satisfied, HCA may continue to commingle such funds during the collection period and may make a single deposit to the collection account on the applicable payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Repurchase obligations are limited, and the seller, the servicer and the depositor will not make payments on the notes.

The seller, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The seller, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the seller will make representations and warranties about the characteristics of the receivables.

The seller will be obligated to repurchase from the issuing entity, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the issuing entity or the noteholders. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. The seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the seller is obligated to remove or repurchase any receivable if there is a breach of any of its representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders, there can be no assurance given that the seller will financially be in a position to fund its repurchase obligation.

The servicer will be obligated to repurchase from the issuing entity, any receivables affected by the servicer not performing certain covenants relating to such receivables that materially adversely affects the interests of the issuing entity or the noteholders. While the servicer is obligated to remove or repurchase any receivable if there is nonperformance of certain covenants relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders, there can be no assurance given that the servicer will financially be in a position to fund its repurchase obligation.

If the seller or the servicer fails to repurchase or purchase receivables based on a breach or nonperformance of a representation or warranty, as applicable, you might experience delays and/or reductions in payments on your notes.

RISKS RELATING TO MACROECONOMIC, REGULATORY AND OTHER EXTERNAL FACTORS

Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many provisions had delayed implementation dates or required implementing regulations to be issued. Some of these regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•	created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

•	created a new framework for the regulation of over-the-counter derivatives activities;

•	expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•	created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of certain non-banks and large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The CFPB issued a final rule, expanding its authority to larger market participants in the automobile financing market. The final rule became effective August 31, 2015. Under the definitions included in the final rule, HCA is considered a larger participant. Consequently, HCA is subject to the supervisory and examination authority of the CFPB. On August 7, 2025, the CFPB issued an advanced notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the test defining larger participants in the market for automobile financing. Comments were due by September 22, 2025. There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Adding to the uncertainty is the pending litigation in federal court challenging the CFPB’s actions to reduce its workforce and substantially stop operations. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies. Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases. It is also uncertain how other federal regulators will respond to changes at the CFPB; responses may include increasing or decreasing enforcement activity or changing regulatory priorities. Further, it is uncertain how state attorneys general and regulators will respond to changes at federal agencies; they also may respond by increasing enforcement activity.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. The U.S. Court of Appeals for the Third Circuit has granted the defendant trusts’ petition for an interlocutory appeal. On May 17, 2023, the U.S. Court of Appeals for the Third Circuit heard oral arguments in connection with the appeal. On March 19, 2024, the Third Circuit Court of Appeals issued a decision on the interlocutory appeal holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority. On January 16, 2025, the CFPB announced a proposed settlement of the action with the defendant trusts but the settlement was not entered by the district court. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice. On April 28, 2025, the district court terminated the proceeding and denied as moot the motion to enter the proposed settlement.

In addition, on May 6, 2024, the CFPB filed a separate complaint against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged multi-year servicing failures by the defendants, including failure to respond to borrower requests, failure to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, once entered by the court, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively, and to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts. Additionally, under the proposed final judgements and orders, the defendant trusts agreed to correct outstanding requests by borrowers and the NCSL Trusts agreed to modify their servicing guidelines to address the CFPB’s allegations. On June 21, 2024, Pacific Investment Management Company LLC (“PIMCO”) filed a proposed objection to the proposed consent orders and a motion to intervene. PIMCO’s motion to intervene was granted on September 19, 2024, but the court overruled PIMCO’s objection on October 1, 2024. On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending PIMCO’s appeal of its objection. The case was referred to the circuit mediator, and, on August 12, 2025, the parties filed a motion for partial remand. On September 25, 2025, the motion for partial remand was granted. On December 2, 2025, the parties filed a motion with the district court to modify the stipulated judgment. On December 8, 2025, the Court granted the parties’ motion to modify the stipulated judgment. Upon joint stipulation filed by the parties on January 6, 2026, the Third Circuit dismissed the appeal with prejudice, providing a final resolution to the matter.

Notwithstanding the voluntary dismissal of the initial lawsuit, the CFPB, state attorneys general, and state regulators who have independent authority to enforce the Dodd-Frank Act, may rely on this decision in the future as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity.

In February 2022, the CFPB also issued a compliance bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices (“UDAAPS”) related to the repossession of automobiles. On May 12, 2025, the CFPB filed a notice in the Federal Register announcing that the agency has withdrawn this compliance bulletin. Still, it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile retail sale installment sale contracts, such as the issuing entity, and servicers in the future.

The CFPB, Federal Trade Commission (“FTC”) and state attorneys general have at times increased their scrutiny of motor vehicle dealers and auto lending and leasing, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as guaranteed asset protection (GAP) insurance. This increased scrutiny has resulted in recent enforcement actions related to the sale and servicing of add-on products, a priority reaffirmed recently by the FTC. On March 13, 2026, the FTC issued letters to 97 auto groups across the U.S., warning that the dealers must disclose all mandatory fees when advertising the total price of a vehicle. As examples of illegal pricing, the letters cite failing to disclose all fees, advertising a price that includes rebates not available to all consumers, conditioning the advertised price on the use of dealer financing, and requiring purchase of additional items not included in the advertised price. In addition, on December 12, 2023, the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions. The final rule was effective on July 30, 2024, but the FTC subsequently issued an order postponing the effective date while a legal challenge against the final rule was pending. On January 27, 2025, the U.S. Court of Appeals for the Fifth Circuit held that the final rule was invalid on procedural grounds and vacated the rule. At this stage, it is unknown whether the final rule will be reproposed particularly in light of changes in leadership at the FTC.

The Dodd-Frank Act increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as HCA. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of these implementing rules still have not been issued in final form and some have been recently issued. For example, on November 27, 2023, the SEC adopted new Rule 192 to implement Section 27B of the Securities Act of 1933, which was added by the Dodd-Frank Act. The rule prohibits certain securitization participants from engaging in any transaction that would involve or result in certain material conflicts of interest between the securitization participant and an investor in the asset-backed security. The rule applies to asset-based security sales occurring on or after June 9, 2025. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the liquidation framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to HCA or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-

Frank Orderly Liquidation Regulation—FDIC’s Repudiation Power under OLA.” Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables―Dodd-Frank Orderly Liquidation Regulation.”

In October 2020, the CFPB issued a final rule governing the activities of third-party debt collectors, which became effective on November 30, 2021. While the final rule did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rule. It is unclear what effect, if any, this final rule or subsequent changes would have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer credit such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured obligations such as the receivables. The seller may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the seller fails to repurchase that receivable, you might experience delays or reductions in payments on your notes. See “Material Legal Aspects of the Receivables—Consumer Protection Law.”

Federal or state bankruptcy or debtor relief laws as they affect obligors may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

If any obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

The return on your notes may be reduced due to varying economic circumstances and recent developments.

The United States has in the past experienced, and may in the future experience, a recession or period of economic contraction. The long-term impacts of social, economic and financial disruptions caused by recessions are unknown. Recently, rapidly rising inflation and related economic policies have caused periods of economic contraction that may be prolonged.

A deterioration in economic conditions and certain economic factors, such as unemployment, fluctuating interest rates, tariffs, the price of gasoline, high energy prices, inflation rate fluctuations, lack of available credit and consumer perceptions of the economy could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, delinquencies and credit losses on the receivables could increase, which could result in losses on your notes. In addition, consumer debt levels remain elevated, and there have been increasing trends in rates of delinquency and default frequency. As consumers assume higher debt levels, delinquencies and losses on the receivables may increase, which could result in losses on your notes.

On May 16, 2025, Moody’s downgraded the United States government’s credit rating from Aaa to Aa1 and changed the outlook from negative to stable, citing the increase in government debt and interest payment ratios. Previously, Fitch also downgraded the United States government credit rating from AAA to AA+. It is not clear if and how these downgrades will impact the market price or the marketability of the notes, and no assurance can be given that these ratings actions or any other ratings action on the United States government’s credit rating will not have an adverse effect on the value of the notes.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.

Vehicle recalls or related litigation could negatively affect the issuing entity’s assets.

From time to time an automobile manufacturer, one of its suppliers or the National Highway Traffic Safety Administration (“NHTSA”) may discover a component or feature of a vehicle that might affect the safety, comfort or aesthetics of such vehicle. Such discovery may cause the manufacturer and/or the NHTSA to conduct a recall or service campaign to repair such component or feature.

Obligors that own vehicles affected by a vehicle recall or class action litigation may be more likely to be delinquent in, or default on, payments on their receivables or to assert claims against HCA or the issuing entity. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. Claims against the issuing entity, if successful, could negatively impact the cashflows available to the issuing entity. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Significant increases in the inventory of used vehicles subject to a recall may also depress the prices at which repossessed vehicles may be sold or delay the timing of those sales and as a result you may experience delays in payments or principal losses on your notes.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall or class action litigation, regardless of whether such vehicle was affected by the recall or class action litigation. As a result, you may receive payment of principal on the notes earlier than you expected.

Used vehicles included in receivables pool may incur higher losses than new vehicles.

Some of the receivables are secured by financed vehicles that were used vehicles at the time of purchase by the applicable obligor. Because the value of a used vehicle is more difficult to determine than that of a new vehicle, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “The Receivables Pool—Composition of the Receivables Pool.”

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.

The Servicemembers Civil Relief Act (“SCRA”) and similar laws of many States provide relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables. On July 29, 2022, the CFPB and the Department of Justice sent a notification letter to certain auto leasing and lending companies reminding them of the protections offered to servicemembers and their dependents under the SCRA. In May 2024, HCA agreed to entry of a consent order with the Department of Justice regarding HCA’s SCRA practices. The consent order was approved by the federal district court on November 26, 2024 and requires HCA to, among other things, comply fully with the SCRA, obtain the review and approval of the Department of Justice for its proposed SCRA policies and procedures and training materials, provide SCRA compliance training to certain of its employees, provide compensation to certain servicemembers affected by HCA’s alleged violations of the SCRA with respect to 26 motor vehicle repossessions, pay $74,941 to the United States Treasury, and agree to certain additional reporting and record-keeping requirements related to compliance with the consent order. HCA does not expect the consent order to have a material adverse effect on HCA or the receivables. World events may result in certain military operations by the United States, and the United States continues to be on high alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The SCRA provides, generally, that an obligor who is covered by the act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the SCRA or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. The SCRA also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the related certificate, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act.

See “Material Legal Aspects of the Receivables—Other Limitations.”

Climate related events and climate change risks may cause losses on your notes.

The effects of climate change and the ongoing efforts to mitigate its impact, including through climate change-related legislation and regulation, may have a negative effect on the issuing entity.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect the obligors of the receivables. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their receivables. The auto dealerships and physical auctions that facilitate the disposition of the financed vehicles after repossession are also subject to disruption as a result of extreme weather and natural disasters, which could result in an inability to sell repossessed vehicles or a temporary or permanent decline in the market value of those vehicles. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors. If such extreme weather or a natural disaster were to occur in a geographic region in which a large number of obligors are located, these risks would be exacerbated. See “—The geographic concentration and varying economic circumstances of the receivables in specific areas may increase the risk of loss on your investment.”

Changes to laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have an adverse impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Any of those effects or their confluence could adversely affect the performance of the receivables or the market value of the vehicles securing the receivables, which could result in losses or affect the timing of payments on your notes.

RISKS RELATING TO THE ISSUANCE OF A FLOATING RATE CLASS OF NOTES AND THE UNCERTAINTY OF SOFR

SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR, which could have an adverse effect on the floating rate notes.

If issued, the Class A-2-B notes will accrue interest at a floating rate based on the Benchmark plus a spread. The initial Benchmark will be SOFR-based rate.

The secured overnight financing rate published for any day by the Federal Reserve Bank of New York (“FRBNY”), as the administrator of the benchmark, on the FRBNY’s website (such rate, “SOFR”) is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, the issuing entity has no control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict. SOFR is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. The issuing entity cannot assure that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders in the Class A-2-B notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2-B notes.

As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if SOFR is not published on any day, the Class A-2-B notes will bear interest at a rate based on SOFR published on the first preceding day for which such rate was published. This previously published rate would be an overnight rate that would remain in effect until the next day on which SOFR is published. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. For more information on how SOFR is determined, you should read “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Because SOFR is a relatively new market index, the Class A-2-B notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. The secondary market for, and the market value of, the Class A-2-B notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the Class A-2-B notes, potential volatility of SOFR, the time remaining to the maturity of Class A-2-B notes, the principal amount of the Class A-2-B notes and the availability of comparable instruments. Market terms for the Class A-2-B notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the Class A-2-B notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Similarly, if SOFR does not become widely adopted for securities like the Class A-2-B notes, the trading prices of the Class A-2-B notes may be lower than those of securities like the notes linked to indices that are more widely used. Investors in the Class A-2-B notes may not be able to sell the Class A-2-B notes at all or may not be able to sell the Class A-2-B notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2-B notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2-B notes.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors should therefore not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR during the term of the Class A-2-B notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2-B notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain wide market acceptance could adversely affect the return on and value of the Class A-2-B notes and the price at which investors can sell the Class A-2-B notes in the secondary market.

Since SOFR is a relatively new market index, the Class A-2-B notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. Market terms for the Class A-2-B notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the Class A-2-B notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Relatively limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Similarly, if SOFR does not become widely adopted for securities like the Class A-2-B notes or the specific formula for the compounded SOFR rate used in the Class A-2-B notes may not be widely adopted by other market participants, the trading prices of the Class A-2-B notes may be lower than those of securities like the Class A-2-B notes linked to indices that are more widely used. Investors in the Class A-2-B notes may not be able to sell the Class A-2-B notes at all or may not be able to sell the Class A-2-B notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

A decrease in SOFR, including a negative SOFR Rate would reduce the rate of interest on the Class A-2-B notes.

The interest rate to be borne by the Class A-2-B notes is based on a spread over the SOFR Rate, which is based on compounded SOFR or, if the administrator determines prior to the relevant reference time that a benchmark transition event and its related benchmark replacement event have occurred, upon the applicable benchmark replacement.

Changes in SOFR or such benchmark replacement will affect the rate at which the Class A-2-B notes accrue interest and the amount of interest payments on the Class A-2-B notes. Any decrease in the SOFR Rate or such benchmark replacement will lead to a decrease in the Class A-2-B notes interest rate. To the extent that the SOFR Rate decreases below 0.00% for any interest period, the rate at which the Class A-2-B notes accrue interest for such interest period will be reduced by the amount by which the SOFR Rate is negative; provided that the interest rate on the Class A-2-B notes for any interest period will not be less than 0.00%. A negative SOFR Rate could result in the interest rate applied to the Class A-2-B notes decreasing to 0.00% for the related interest period.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while the floating rate notes, if any, will bear interest at a floating rate, initially, based on the SOFR Rate plus an applicable spread. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the interest rate payable on the Class A-2-B notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificate, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

Risks Related to Compounded SOFR.

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. It is possible that there will be limited interest in securities products based on compounded SOFR, or in the implementations of compounded SOFR with respect to the Class A-2-B notes. As a result, you should consider whether any future reliance on compounded SOFR may adversely affect the market values and yields of the Class A-2-B notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

The interest rate on the Class A-2-B notes will be based on the SOFR Rate. The SOFR Rate will be based on compounded SOFR. The administrator may, from time to time, in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine the SOFR Rate. The issuing entity can provide no assurance that the methodology to calculate compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-2-B notes relative to the results that would have occurred had the interest rates been based on compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. The administrator will have significant discretion in making SOFR conforming changes. Holders of Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

You should carefully consider the foregoing uncertainties prior to investing in the notes. In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2-B notes.

Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2-B notes.

The FRBNY publishes SOFR based on data received by it from sources other than the calculation agent or the sponsor, and neither the calculation agent nor the sponsor has control over its calculation methods, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-2-B notes. If the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Class A-2-B notes and the trading prices of the Class A-2-B notes.

In certain circumstances, as described under “The Notes—Benchmark Replacement Provisions,” if the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the SOFR Rate may cease to be based upon SOFR and instead be based upon the benchmark replacement.

If the administrator determines that a benchmark transition event and its related benchmark replacement date have occurred in respect of SOFR, then the interest rate of the Class A-2-B notes will no longer be determined by reference to SOFR, but instead will be determined by reference to the benchmark replacement. The alternative rate of interest on the Class A-2-B notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the administrator, in each case, together with any benchmark replacement adjustment. In addition, the terms of the Class A-2-B notes expressly authorize the administrator to make benchmark replacement conforming changes. If a particular benchmark replacement or related benchmark replacement adjustment cannot, in the sole discretion of the administrator, be determined (including because such benchmark replacement or related benchmark replacement adjustment is deemed not to be administratively feasible), then the next-available benchmark replacement or related benchmark replacement adjustment will apply.

The determination of a benchmark replacement, the calculation of the interest rate on the Class A-2-B notes by reference to a benchmark replacement (including the application of a benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the Class A-2-B notes in connection with a benchmark transition event, could adversely affect the value of the Class A-2-B notes, the return on the Class A-2-B notes and the price at which Class A-2-B noteholders can sell such Class A-2-B notes.

Additionally, the issuing entity cannot anticipate how long it will take the calculation agent to develop the systems and processes necessary to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

The administrator will have significant discretion with respect to certain elements of the related benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable index determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and index determination date). Holders of Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. If the administrator, in its sole discretion, determines that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date. The administrator may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on the Class A-2-B notes, the trading market and the value of the Class A-2-B notes.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes. In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur. If SOFR in its current form does not survive or if an alternative index is chosen, the market value and/or liquidity of the Class A-2-B notes could be adversely affected.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the Notes to:

•	purchase the Receivables from the seller; and

•	make the initial deposit into the Reserve Account.

The issuing entity will use the net proceeds from the offering of the Notes to purchase the Receivables from the depositor.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including “warehouse” debt secured by the Receivables prior to their transfer to the issuing entity, and for general purposes. Any “warehouse” debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Hyundai Auto Receivables Trust 2026-D is a statutory trust formed on July 22, 2026, under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuing entity will be operated pursuant to a trust agreement among the depositor, the administrator and the owner trustee. Hyundai Capital America, a California corporation (“HCA”), will be the administrator of the issuing entity.

On or prior to the Closing Date, the depositor will sell and assign the Receivables and other issuing entity property to the issuing entity in exchange for cash and the Certificate issued by the issuing entity.

The issuing entity will not engage in any activity other than:

•	purchasing the pool of retail installment sale contracts (the “Receivables”), establishing or causing to be established the Reserve Account, paying organizational, start-up and transactional expenses of the issuing entity and to pay the balance of such proceeds to the depositor pursuant to the sale and servicing agreement;

•	assigning, granting, transferring, pledging, mortgaging and conveying the trust estate pursuant to the indenture and holding, managing and distributing to the Certificateholders pursuant to the terms of the trust agreement and the sale and servicing agreement any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the transaction documents to which it is or will be a party;

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the trust estate and the making of distributions to the Certificateholders and the Noteholders;

•	issuing the Notes and the Certificate and selling, transferring and exchanging the Notes and the Certificate;

•	making payments on the Notes and distributions on the Certificate, all in accordance with the transaction documents;

•	entering into derivative transactions upon satisfaction of the Rating Agency Condition with respect to Fitch and S&P receives Rating Agency Notification with respect to such derivative transactions, at any time or from time to time after the issuance of the Notes (the notional amount of those derivatives may (but need not) exceed the amount of the Notes and need not relate to or counteract risks associated with the Notes or the Receivables); provided, however, that any payments to the applicable counterparties to the derivative transactions are to be made only after all required payments to the Noteholders and deposits to the Reserve Account on such Payment Date; and

•	engaging in other activities that are necessary, including entering into agreements, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The issuing entity will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the transaction documents. The preceding permissible activities, as well as the trust agreement generally, can only be amended as follows:

The owner trustee and depositor may, with the consent of the holders of a majority of the Controlling Class and the holders of a majority of percentage interests in the outstanding Certificate, but with prior notice to the Hired Agencies, amend the trust agreement to add provisions to, change in any manner or eliminate any provisions of, the trust agreement, or modify (except as provided below) in any manner the rights of the Noteholders or Certificateholder. Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:

1.	reduce the interest rate or principal amount of any Note or the percentage interest of any Certificate or delay the Final Scheduled Maturity Date of any Note without the consent of the holder of such Note; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.

The owner trustee and the depositor may amend the trust agreement, without obtaining the consent of the Noteholders or Certificateholders but with prior notice to the Hired Agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of those Noteholders or the Certificateholders subject to the satisfaction of one of the following conditions:

1.	the depositor delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders (and, if the Certificates are then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder); or

2.	the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P) with respect to such action.

The trust agreement may be amended by the depositor and the owner trustee to change the permitted purposes and powers of the issuing entity only if (i) the indenture trustee receives an opinion of counsel that such amendment will not have a material adverse effect on the Noteholders, (ii) S&P receives Rating Agency Notification and (iii) such amendment will not, as evidenced by the satisfaction of the Rating Agency Condition in the case of Fitch with respect to such amendment, materially and adversely affect in any material respect the interests of any Noteholder.

The trust agreement only allows the issuing entity to issue the Notes and the Certificate as described herein. The indenture prohibits the issuing entity from borrowing money, making loans or guaranteeing another’s payment or performance, other than the Notes discussed herein, or pursuant to advances made to it by the servicer, or otherwise in accordance with the transaction documents. The indenture can be amended as described under “Description of the Indenture—Modification of Indenture” in this prospectus. Other than as permitted by the transaction documents, the issuing entity is not permitted to own, purchase or acquire any stock, obligations, assets or securities. The issuing entity’s fiscal year end is December 31 of each year and its principal offices are in Delaware, in care of U.S. Bank Trust National Association, as owner trustee.

The servicer will have limited discretionary authority with respect to the Receivables as described under “Description of the Transaction Documents—Servicing Procedures” and “Receivables Underwriting and Servicing Procedures” herein. The servicer also has the discretion to exercise the clean-up call as described under “Description of the Transaction Documents—Optional Early Redemption of the Notes.”

The depositor or its affiliate may retain all or a portion of a class or classes of Notes for its own account. Some or all of such retained Notes may be resold by the depositor or its affiliate at any time on or after the Closing Date in one or more negotiated transactions at varying prices to be determined at the time of sale. Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

The depositor, on behalf of the issuing entity, will file with the SEC periodic reports of the issuing entity required to be filed with the SEC under the 1934 Act, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information.”

Capitalization and Liabilities of the Issuing Entity

At the time the Notes are issued, the issuing entity will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement and to make the initial deposit into the Reserve Account.

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date as if the issuance and sale of the Notes(1) had taken place on that date:

Class A-1 Notes	$425,000,000.00
Class A-2-A Notes	$543,800,000.00
Class A-2-B Notes	$150,000,000.00
Class A-3 Notes	$693,800,000.00
Class A-4 Notes	$86,290,000.00
Class B Notes	$36,870,000.00
Class C Notes	$61,450,000.00
Yield Supplement Overcollateralization Amount	$223,864,060.33
Overcollateralization(2)	$51,215,589.89
Total	$2,272,289,650.22

(1) All or a portion of one or more of the classes of notes may be initially retained by HCA or an affiliate thereof. See “Credit Risk Retention” for a description of the “eligible horizontal residual interest.”

(2) In addition to the Yield Supplement Overcollateralization Amount.

The following table illustrates the expected assets of the issuing entity as of the Closing Date as if the issuance and sale of the Notes had taken place on that date:

Receivables	$2,272,289,650.22
Reserve Account(1)	$5,121,063.97
Total	$2,277,410,714.19

(1) This amount may be adjusted upward.

THE DEPOSITOR

The depositor, Hyundai ABS Funding, LLC, a wholly-owned special purpose subsidiary of HCA, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The depositor converted from a Delaware corporation to a Delaware limited liability company on December 8, 2015. The depositor was organized solely for the limited purpose of purchasing portfolios of retail installment sale contracts from HCA and entering into securitization programs with respect to such assets. The depositor’s limited liability company agreement provides that the activities of the depositor are:

•	to purchase, receive contributions of or otherwise acquire from time to time portfolios of retail installment sale contracts and any related rights (“Depositor Assets”) and to enter into securitization programs and other financing arrangements with respect to such Depositor Assets;

•	to service and collect, or to retain a servicer to service and collect, the Depositor Assets and the collections attributable thereto, and any related assets;

•	to enter into and perform obligations under such other agreements reasonably related to the purposes permitted thereunder; and

•	to engage in any other lawful acts and activities and to exercise any powers permitted to Delaware limited liability companies that are incidental, necessary, convenient or advisable for the accomplishment of the foregoing.

The limited liability company agreement also requires that at least one director of the depositor must qualify as an “independent director” and restricts the depositor’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors.

The depositor has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the receivables of HCA. For more information regarding these transactions, you should review the registration statements and other reports filed by the depositor with the SEC at http://www.sec.gov.

Since its formation in August 2001, the depositor has been the depositor in each of HCA’s Hyundai Auto Receivables Trust securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding HCA’s securitization program, you should refer to “The Sponsor, the Seller, the Administrator and the Servicer—HCA Responsibilities in Securitization Program.”

The principal place of business of the depositor is at 3161 Michelson Drive, Suite 1900, Irvine, California 92612. You may also reach the depositor by telephone at (949) 732-2697.

THE SPONSOR, THE SELLER, THE ADMINISTRATOR AND THE SERVICER

HCA was incorporated in the State of California on September 6, 1989. Hyundai Motor America (“HMA”), the primary distributor of Hyundai vehicles in the United States, owns approximately 80% of the outstanding common stock of HCA. Kia America, Inc. (formerly known as Kia Motors America, Inc.) (“KUS”) has a minority interest in HCA, owning approximately 20% of HCA’s outstanding common stock. HCA has retail dealer agreements with Hyundai, Kia, Genesis and a small number of other dealerships (the “Dealers”), all of which are located within the United States.

In August 2016, Genesis, a division of HMA, began distributing a new line of vehicles under the Genesis brand. Genesis Motor America LLC, a subsidiary of HMA, began distributing Genesis vehicles beginning with the 2019 model year.

HCA provides indirect retail automobile, light-duty truck and other types of motor vehicle loan and lease financing by purchasing retail installment sale contracts and leases from Dealers. HCA also provides direct wholesale financing to many of these Dealers by financing inventories and making loans for facilities refurbishment, real estate purchases, construction and working capital requirements.

HCA will be the sponsor of this transaction and the seller under the receivables purchase agreement. HCA also will be the servicer of the Receivables and the administrator for the issuing entity. HCA will be responsible for paying the costs of forming the issuing entity, legal fees of certain transaction parties, rating agency fees for rating the Notes and other transaction costs. Underwriting, servicing and collection activities are performed from HCA’s service centers in Irvine, California, Plano, Texas and Atlanta, Georgia.

The principal place of business of HCA is at 3161 Michelson Drive, Suite 1900, Irvine, California 92612. You may also reach HCA by telephone at (949) 468-4000.

HCA Responsibilities in Securitization Program

One of HCA’s funding sources has been the packaging and sale of receivables through asset-backed securitization transactions. As described in more detail below, HCA’s primary responsibilities consist of acquiring the retail installment sale contracts from Dealers, selling the retail installment sale contracts to the depositor in connection with each securitization, and servicing the retail installment sale contracts. The retail installment sale contracts purchased by HCA (each, a “receivable”) are underwritten using HCA’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed. HCA, as servicer, will handle all collections, administer defaults and delinquencies and otherwise service the receivables.

See “Description of the Transaction Documents—Accounts” and “Description of the Transaction Documents—The Collection Account” below for a description of the manner in which collections will be maintained and the extent to which commingling is permitted under the transaction documents. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus for a discussion of the delinquency, loss and credit loss experience of the servicer’s serviced portfolio.

No Cross-Default /Cross-Collateralization

The occurrence of an event of default with respect to one issuance of notes issued by a separate issuing entity does not automatically result in a default under any other issuance of notes or other indebtedness of HCA, but may result in a default under certain other indebtedness of HCA if an event of default with respect to an issuance of notes occurs and is not cured within any applicable grace period. In addition, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against HCA, may constitute a servicer default or an event of default under one or more issuances of notes issued by a separate issuing entity, as well as other indebtedness of HCA. If any such event or any such uncured event of default occurs, HCA’s financial condition, cash flow and its ability to service the receivables or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

RECEIVABLES UNDERWRITING AND SERVICING PROCEDURES

The following is a description of the underwriting and servicing of retail installment sale contracts by HCA.

Underwriting Procedures

HCA purchases retail installment sale contracts from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. Contracts originated by a dealer are acquired by HCA under an agreement between HCA and each such dealer.

HCA’s underwriting procedures are intended to assess an applicant’s willingness and ability to repay the amounts when due on the contract as well as the value of the vehicle to be financed. The creditworthiness of any co-purchaser or guarantor is also considered. Each applicant for a retail installment sale contract completes a credit application that includes the applicant’s name, income, expenses, residential status, credit and employment history, and other personal and financial information. Dealers submit applications together with information about the proposed terms of the retail installment sale contract to HCA through website-based systems. Once the application is received, HCA obtains a credit bureau report on the applicant, including the “credit bureau score,” or a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. The FICO® score measures the likelihood an applicant will repay an obligation as expected.

HCA also evaluates credit applications using proprietary credit scoring algorithms referred to as scorecards. The scorecards are used to assess the creditworthiness of each applicant using the information provided on the credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data to assign the applicant a proprietary credit score. HCA improves and modifies the scorecards from time to time based on actual historical portfolio experience.

Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a credit analyst with appropriate authority based on HCA’s electronic decisioning model. The model uses the FICO® score, the HCA derived credit score and a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related items is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the credit application to make an approval decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with HCA. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the analyst will then either approve the application or reject the application.

In purchasing retail and lease contracts, HCA uses a proprietary credit scoring algorithm that classifies contracts using several factors such as credit bureau data, customer credit characteristics and proposed terms of the retail installment sale contract. In addition to HCA’s proprietary scoring system, HCA considers other factors, such as employment history, financial stability and capacity to pay. If HCA considers an applicant to be relatively less credit worthy and, as a result, a greater risk, HCA will assign the applicant a higher interest rate and lower permissible advance rates. HCA makes its final credit decision based upon the degree of credit risk with respect to each applicant.

HCA regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, HCA may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

Servicing Procedures and Requirements

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the issuing entity and will, consistent with the sale and servicing agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself and others.

The servicer will covenant in the sale and servicing agreement that, except as otherwise required by law or provided in the transaction documents and to the extent consistent with the servicer’s customary servicing practices and its credit and collection policies:

1.	it will not release any financed vehicle from the security interest granted under the related contract, in whole or in part, except (i) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession and sale of the financed vehicle or (iii) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle;

2.	it will not take actions which impair the rights of the issuing entity in the issuing entity property;

3.	it will not extend the date for final payment by the obligor of any Receivable beyond the last day of the Collection Period prior to the last scheduled maturity date for the Notes; and

4.	it will not reduce the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law.

Each of the issuing entity, the depositor, the servicer and the indenture trustee has agreed to inform each other party in writing promptly upon the discovery of any unfulfilled servicer obligations listed above; provided, that delivery of a Servicer’s Certificate will be deemed to be prompt notice to the other party. If the servicer does not correct or cure such action or inaction on or prior to the Payment Date following the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier Payment Date) after the date that the servicer became aware or was notified of such unfulfilled obligation, then the servicer will purchase any Receivable materially and adversely affected by the servicer’s action from the issuing entity on or before the Payment Date following the end of such Collection Period. The servicer is required to purchase the affected Receivable from the issuing entity at a price equal to the Purchased Amount for such Receivable. The “Purchased Amount” for a repurchased Receivable will be equal to its unpaid principal balance, plus interest on that Receivable at a rate equal to that Receivable’s APR to the last day of the Collection Period that Receivable is repurchased.

Upon the repurchase of any Receivable, the servicer will for all purposes of the sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding advances made in respect of that affected Receivable. This purchase obligation will constitute the sole remedy available to the Noteholders, the Certificateholders, the indenture trustee, the owner trustee or the issuing entity for any such servicer action or inaction related to the servicer obligations listed above.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its normal practices and procedures to recover amounts due on that Receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted under applicable law. However, the servicer may elect not to repossess a financed vehicle if in its good judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would not be greater than the expense of such repossession.

Collection and Repossession Procedures

The customer billing process is initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to HCA, or are paid electronically, including through direct debit either online or by phone. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to HCA and processed through HCA’s servicing system for the application of payments to the appropriate accounts.

HCA measures delinquency by the number of days elapsed from the date a payment is due under the contract. Collection activities with respect to delinquent contracts generally begin shortly after the payment due date. Risk/behavioral-based collection models and segmentation is used to identify appropriate collections treatment. Those accounts with identified high-risk profiles are prioritized with earlier collections activity.

The collection process is divided into early-stage and late-stage collection. Early stage collection begins contacting customers as early as 1 day delinquent and continues through about 79 days delinquent. Once contact is made, the customer is advised of the delinquent status of the account. Resolved accounts are moved out of collections into current status until such time as they age delinquent again. Accounts which are unresolved and age to 80 days delinquent will migrate to the late-stage collections. At 80 days delinquent accounts will route to late stage collection to continue the collection effort until the account is brought current, repossessed, paid off, or charged off at approximately 120 days delinquent. If the delinquent vehicle cannot be brought current or completely collected by around 80 days delinquent, HCA generally attempts to repossess the vehicle. Vehicles generally are sold at auction within 45 days of repossession. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of HCA to the extent practicable and legally permitted. HCA attempts to contact customers and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Extensions

HCA will grant extensions or deferments of contracts in accordance with its customary servicing procedures and the sale and servicing agreement. Customary servicing procedures may change at the discretion of HCA. For example, from time-to-time, HCA enters into programs to provide relief to obligors due to certain world events including pandemics and natural disasters.

Insurance

Each applicant for a contract is required to maintain specific levels and types of insurance with respect to the financed vehicle. The issuing entity will be entitled to proceeds from any insurance policies relating to the financed vehicles to the extent identified by HCA. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HCA has no obligation, and in fact does not track or monitor whether there is insurance coverage in effect with respect to financed vehicles. HCA does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a financed vehicle’s owner is terminated, nor does HCA purchase insurance for the account of a financed vehicle owner upon such a termination.

Collection Account

All payments and other proceeds of any type and from any source on or with respect to the Receivables will be the property of the issuing entity, subject to the lien of the indenture and the rights of the indenture trustee thereunder. The servicer will, no later than the second Business Day after the identification of such collections, remit such collections to the collection account maintained in the name of the indenture trustee with the account bank (the “Collection Account”). Pursuant to the terms of the sale and servicing agreement, payments identified by the servicer are to be deposited in the Collection Account within two (2) Business Days after identification. However, so long as certain conditions are satisfied, the servicer may retain such amounts identified during a Collection Period until the Business Day prior to the related Payment Date. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if certain rating agency conditions specified in the sale and servicing agreement are satisfied. Pending deposit into the Collection Account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

The Collection Account will be established by the servicer in accordance with the terms of the sale and servicing agreement.

Electronic Contracts

HCA has contracted with one or more third-parties to facilitate the process of creating and storing electronic contracts. The third-parties’ technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-parties’ system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-parties’ system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to HCA.

The third-parties’ system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify HCA as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The issuing entity and the depositor are affiliates of HCA. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other. The owner trustee is an affiliate of one of the underwriters.

DESCRIPTION OF THE TRUSTEES

The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of that owner trustee or indenture trustee set forth in the trust agreement, sale and servicing agreement or indenture, as applicable. The owner trustee or indenture trustee may resign at any time, in which event the administrator, in the case of the owner trustee, and the issuing entity, in the case of the indenture trustee, will be obligated to appoint a successor thereto. The administrator or the holders of a majority of the Controlling Class of Notes then outstanding may also remove the owner trustee or indenture trustee, respectively, that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the trust agreement, sale and servicing agreement or indenture, as applicable. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

THE OWNER TRUSTEE

U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee under the trust agreement. U.S. Bank Trust is a national banking association and a wholly owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank. As of June 30, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2026, U.S. Bank Trust was acting as owner trustee with respect to over 1,200 issuances of securities. This portfolio includes mortgage-

backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automobile-receivable backed securities since 2000. As of June 30, 2026, U.S. Bank Trust was acting as owner trustee on 122 issuances of automobile-receivable backed securities.

U.S. Bank Trust has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, U.S. Bank Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee’s duties are limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes—Payment of Distributable Amounts.”

Neither the owner trustee nor the indenture trustee will independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of Receivables, or the underlying data used for such determinations.

The owner trustee is an affiliate of one of the underwriters.

THE INDENTURE TRUSTEE

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2026, Citibank’s Agency and Trust group manages in excess of $10 trillion in fixed income and equity investments on behalf of over 3,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2026, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 376 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. Each month the servicer receives bank statements with respect to the Accounts and reviews the balances and account activity in such Accounts, including withdrawals and deposits by the indenture trustee. The fees and expenses of the indenture trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes―Payment of Distributable Amounts.”

Citibank will also act as the calculation agent. The calculation agent will determine the SOFR Rate and calculate the interest rate for the Class A-2-B notes as described under “The Notes–Payments of Interest”. If the administrator has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the administrator will determine an alternative Benchmark in accordance with the Benchmark Replacement provisions described under “The Notes–Payments of Interest—Effect of Benchmark Transition Event”.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will be appointed as asset representations reviewer pursuant to an agreement among the servicer, the issuing entity and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services to their clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 900 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the Receivables. The asset representations reviewer may not resign unless the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or any underwriter to perform pre-closing due diligence work on the Receivables. Upon the occurrence of such an event, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer. All reasonable costs and expenses (including the fees and expenses of counsel) incurred in connection with the required resignation of the asset representations reviewer will be paid by the predecessor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “Description of the Transaction Documents—Asset Representations Review”) for compliance with the Pool Asset Representations. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “—Fees and Expenses” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described in this section. The servicer is required under the asset representations review agreement to provide the asset representations reviewer copies of the receivable files and to make available to the asset representations reviewer the related contracts and records maintained by such person during normal business hours upon reasonable prior written notice in connection with a review of the Receivables. The asset representations reviewer will be required to keep all information about the Receivables obtained by it confidential and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. The servicer will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement. The asset representations reviewer will not be liable for actions taken in good faith under the asset representations review agreement, including actions based upon the exercise of judgment or discretion.

OVERVIEW OF HCA RETAIL LOAN FINANCING OPERATIONS

Securitization

HCA is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The Receivables being securitized were purchased by HCA from dealers in the ordinary course of HCA’s business.

HCA purchases receivables from dealers and generally holds or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction. During this interim period, HCA’s financing needs are met, in part, through the use of warehouse finance and other loan facilities. These loan facilities are provided by a number of financial institutions and provide liquidity to fund HCA’s acquisition of receivables.

HCA’s auto receivables asset-backed securitization program was first established and utilized for the Hyundai Auto Receivables Trust 1993-A transaction. For more information regarding HCA’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to “Delinquencies, Repossessions and Credit Loss Information” and “Static Pool Data.”

Repurchases and Replacements

No assets securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending June 30, 2026.

Please refer to the Form ABS-15G filed by the sponsor on behalf of itself and its affiliated securitizers on January 20, 2026 for additional information. The CIK number of the sponsor is 0001541028.

Servicing

General. HCA is the servicer for all of the retail installment sale contracts that it finances. As the servicer, HCA generally handles all collections, administers defaults and delinquencies and otherwise services the retail installment sale contracts. HCA outsources certain of its administrative functions to unaffiliated third party service providers, as described below.

HCA started servicing retail installment sale contracts shortly after it was incorporated in September 1989. Although HCA may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), HCA generally expects to service the sold receivables in a securitization for the life of that transaction. For more information regarding the circumstances under which HCA may be replaced or removed as servicer of the Receivables, you should refer to “Description of the Transaction Documents” below. If the servicing of any receivables was to be transferred from HCA to another servicer, there may be an increase in overall delinquencies and defaults that would typically be seen during such a transition period. Although HCA expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables and the financed vehicles as a result of any servicing transfer. See “Risk Factors—Risks relating to the transaction parties—A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes” and “—Adverse events with respect to HCA or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.”

In the normal course of its servicing business, HCA outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that HCA believes would materially affect the amounts realized or collected with respect to the Receivables or the timing of receipt of such amounts. Moreover, HCA retains ultimate responsibility for those administrative functions under the sale and servicing agreement and should any of those third parties not be able to provide those functions, HCA believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in HCA’s ability to perform its servicing functions under the sale and servicing agreement.

Servicer Advances. The servicer may make advances if payment on retail installment sale contracts has not been identified in full by the end of the month and may make advances related to rebates of insurance or voluntary protection products. See “Advances” below.

Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of HCA’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Delinquencies, Repossessions and Credit Loss Information.” For a description of the roles and responsibilities of the servicer, see “Description of the Transaction Documents.”

For more information regarding HCA’s servicing obligations with respect to the Receivables, you should refer to “Description of the Transaction Documents” in this prospectus. HCA believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HCA as servicer.

CREDIT RISK RETENTION

Pursuant to Regulation RR, HCA, as the sponsor, is required to retain an economic interest in the credit risk of the securitized Receivables, either directly or through one or more majority-owned affiliates, unless otherwise permitted by applicable law. HCA intends to satisfy this obligation through (i) the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” and (ii) the establishment of an “eligible horizontal cash reserve account” pledged by the issuing entity to the indenture trustee for the benefit of the Noteholders and the issuing entity in an aggregate amount equal to at least 5% of the fair value of all of the Notes and the Certificate issued by the issuing entity on the Closing Date.

The depositor is required to retain an “eligible horizontal residual interest” and may not transfer (except to HCA or another majority-owned affiliate of HCA) or hedge that interest until the latest of two years after the Closing Date, the date the Pool Balance is 33% or less of the initial Pool Balance, or the date the aggregate principal amount of the Notes is 33% or less of the original principal amount of the Notes. HCA, the depositor and their affiliates may not hedge or finance the retained interest during this period except as permitted under applicable law. The depositor may transfer all or any portion of the “eligible horizontal residual interest” to HCA or another majority-owned affiliate of HCA after the Closing Date.

In addition, HCA may retain some or all of one or more of the classes of notes.

If the percentage of each class of Notes and the Certificate retained by the depositor on the Closing Date is materially different from the percentage described above, then within a reasonable time after the Closing Date, the depositor will disclose the material difference on Form 8-K filed under the CIK number of the depositor.

The eligible horizontal residual interest retained by the depositor is structured to be an “eligible horizontal residual interest” and will consist of retaining the issuing entity’s Certificate. HCA expects the issuing entity’s Certificate to have a fair value of approximately $153,268,376, which is approximately 7.13% of the fair value of all of the Notes and the Certificate issued by the issuing entity on the Closing Date.

In general, the “eligible horizontal residual interest” represents the rights to all payments received on the Receivables and to the credit enhancement not needed to make required payments on the Notes, pay the fees and expenses of the issuing entity or make deposits into the Reserve Account.  Because the “eligible horizontal residual interest” is subordinated to each class of Notes and is only entitled to amounts not needed on a Payment Date to make payments on the Notes, to make other required payments or deposits according to the priority of payments described in “The Notes—Payment of Distributable Amounts” in this prospectus, the “eligible horizontal residual interest” will absorb any losses incurred by the issuing entity on the Receivables before any losses are incurred by the Noteholders.

Additionally, on or prior to the Closing Date, HCA (by itself or through a majority-owned affiliate) will cause to be established and maintained a Reserve Account, structured to qualify as an “eligible horizontal cash reserve account” in accordance with Regulation RR. The Reserve Account will be funded in cash on the Closing Date in an amount equal to at least $5,121,064, which is approximately 0.24% of the expected fair value of all of the Notes and the Certificate to be issued by the issuing entity on the Closing Date. HCA (by itself or through a majority-owned affiliate) may fund the Reserve Account on the Closing Date with an amount greater than the amount set forth in the preceding sentence if necessary to satisfy its obligations under Regulation RR. Until the interests of the issuing entity are paid in full or the issuing entity is dissolved, amounts on deposit in the Reserve Account will be released only in compliance with Regulation RR. For example, funds on deposit in the Reserve Account may not be used to pay the servicing fee, as long as HCA or an affiliate thereof is the servicer, and may not be used to reimburse servicer advances. For all other purposes, the Reserve Account may be used to make any payments that are due as described under “The Notes—Payment of Distributable Amounts” in this prospectus but are otherwise unpaid, including each of the Notes on the related final scheduled payment date to the extent Collections on the Receivables are insufficient to make such payments. For a description of the Reserve Account, see “Credit Enhancement—Reserve Account” in this prospectus.

For a description of the Reserve Account, see “Credit Enhancement—Reserve Account.” For a description of the terms of the Certificate, see “The Certificate.” For a description of the credit enhancement available for the Notes, see “Credit Enhancement.”

The fair value of the eligible horizontal residual interest is expected to represent at least 5% of the sum of the fair value of the Notes and the Certificate on the closing date.

The expected sum of (i) the fair value of the Certificate and (ii) the amount to be deposited into the Reserve Account on the Closing Date is approximately $158,389,440, which is approximately 7.37% of the expected fair value of all of the Notes and the Certificate to be issued by the issuing entity on the Closing Date.

Fair Value:

The expected fair value of the Notes and the Certificate is summarized below. The totals in the table may not sum due to rounding.

	Fair Value (in millions)	Fair Value (as a percentage)
Class A-1 Notes	$425.000	19.76%
Class A-2-A Notes	$543.800	25.29%
Class A-2-B Notes	$150.000	6.98%
Class A-3 Notes	$693.800	32.26%
Class A-4 Notes	$86.290	4.01%
Class B Notes	$36.870	1.71%
Class C Notes	$61.450	2.86%
Certificate	$153.268	7.13%
Total:	$2,150.478	100%

HCA determined the fair value of the Notes and the Certificate using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 – inputs included quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 – inputs included data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the Certificate is categorized within Level 3 of the hierarchy as inputs to the fair value calculations are generally not observable.

The fair value of the Notes is assumed to be equal to the initial principal amount of the Notes, or par.  The interest rates of each class of the Notes are set forth on the cover of this prospectus.

To calculate the fair value of the Certificate, HCA used an internal valuation model. This model projects future interest and principal payments on the Receivables, the interest and principal payments on each class of Notes, and any other fees and expenses payable by the issuing entity. The resulting cash flows to the Certificate are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, HCA made the following assumptions:

•	principal and interest cash flows for the Receivables are calculated using the assumptions as described in “Weighted Average Life of the Notes.”

•	a Benchmark Transition Event will not occur prior to payment in full of the Class A-2-B Notes.

•	interest accrues on the Notes at the rates described above. In determining the interest payments on the floating rate Class A-2-B Notes, Compounded SOFR is assumed to reset consistent with the applicable forward rate curve as of October 14, 2026.

•	Receivables prepay at an ABS Rate using a 1.30% ABS prepayment assumption, as described in “Weighted Average Life of the Notes.”

•	the pool of Receivables experiences a lifetime cumulative net loss rate equal to approximately 1.50% (as a percentage of the aggregate initial Pool Balance as of the Cutoff Date), and these losses are incurred based on the following approximate loss timing curve and distributed approximately within each range of collection periods described below:

1 – 12	30%
13 – 24	30%
25 – 36	30%
37 – 51	10%

•	Certificate cash flows are discounted at 14.0%.

•	the servicer will not exercise its opportunity to purchase the Receivables from the issuing entity.

HCA developed these inputs and assumptions by considering, among other things, the following factors:

•	ABS rate – estimated considering the composition of the Receivables and the performance of its prior securitized pools,

•	Cumulative net loss rate – developed considering the composition of the pool of Receivables, 5 years of historical performance data of HCA’s managed retail portfolio, the performance of HCA’s prior securitized amortizing pools, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. Default and recovery rate estimates are included in the cumulative net loss assumption,

•	Cumulative net loss timing curve – developed considering, the composition of the pool of Receivables, the shape of HCA’s prior securitized amortizing pools, and the assumptions utilized by the Hired Agencies, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows on the Certificate. Due to the lack of an actively traded market in residual interests, the discount rate was derived from both quantitative factors, such as prevailing market rates of return for similar instruments, and qualitative factors that consider the equity-like component of the first-loss exposure.

HCA believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or a prospective Noteholder’s ability to evaluate the fair value calculation. The fair value of the Notes and the Certificate was calculated based on the assumptions described above. You should be sure you understand these assumptions when considering the fair value calculation.

HCA will recalculate the fair value of the Notes and the Certificate following the Closing Date to reflect the issuance of the Notes and any changes in the methodology or inputs and assumptions described above. In accordance with Regulation RR, within a reasonable time after the Closing Date, HCA or the depositor will disclose (i) the actual fair value of the Certificate as a percentage of the sum of the fair value of the Notes and the Certificate and as a dollar amount, (ii) the amount deposited into the Reserve Account as a percentage of the sum of the fair value of the Notes and the Certificate and as a dollar amount, (iii) the sum of clause (i) and clause (ii), (iv) a description of any changes in the methodology or inputs and assumptions used to calculate the fair value and (v) any Notes that are retained on the Closing Date. In addition, a description of any changes in the methodology or inputs used to calculate the fair value will also be disclosed. These disclosures will be made on the Servicer Certificate.

All or a portion of one or more of the classes of Notes may be initially retained by HCA or an affiliate thereof. Any retained notes may, to the extent retained, be issued as definitive notes and will be registered in the name of HCA.

The material terms of the Certificate are described in this prospectus under “The Certificate.” The material terms of the Reserve Account are described under “Credit Enhancement—Reserve Account.”

THE ISSUING ENTITY PROPERTY

The Notes will be collateralized by the assets of the issuing entity (the “issuing entity property”). The primary assets of the issuing entity will be the Receivables, which are amounts owed by obligors under retail installment sale contracts, secured by new and used automobiles, light-duty trucks and other types of motor vehicles that are financed by those contracts. The depositor will sell and assign the Receivables and the other issuing entity property to the issuing entity in exchange for cash and the Certificate. The seller will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in the seller’s portfolio of retail installment sale contracts for new and used automobiles, light-duty trucks and other types of motor vehicles.

After giving effect to the transactions described in this prospectus, the property of the issuing entity will include:

1.	the Receivables and all amounts identified on the Receivables after the close of business on the Cutoff Date;

2.	security interests in the Financed Vehicles and any related property;

3.	all proceeds from liquidation of Receivables (net of certain liquidation expenses) or from claims on any physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;

4.	any property that secures a Receivable and that has been acquired by or on behalf of the depositor, HCA or the issuing entity;

5.	all documents and other items contained in the Receivable files;

6.	the rights of the issuing entity under the sale and servicing agreement and the rights of the depositor under the receivables purchase agreement;

7.	all right, title and interest in the Collection Account, Reserve Account and any amounts deposited therein and all securities or other assets credited thereto and all investments therein and the initial deposit in the Reserve Account;

8.	any proceeds from any Receivable repurchased by a dealer pursuant to a dealer agreement; and

9.	all proceeds of the foregoing.

The Receivables to be transferred to the issuing entity have been or will be purchased by HCA from dealers pursuant to dealer agreements entered into by HCA and the dealers. See “Receivables Underwriting and Servicing Procedures.”

HCA purchased the Receivables from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. On or before the Closing Date, HCA will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the issuing entity on the Closing Date pursuant to the sale and servicing agreement. The purchase price paid by the issuing entity for each Receivable included in the issuing entity property will reflect the outstanding principal balance of the Receivable as of the Cutoff Date calculated under the Simple Interest Method. The Receivables to be held by the issuing entity will be selected from those retail installment sale contracts in HCA’s portfolio that meet several criteria. These criteria provide that each Receivable has the following individual characteristics as of the Cutoff Date:

•	is secured by a new or used automobile, light-duty truck or other type of motor vehicle;

•	provides for fixed level monthly payments that fully amortize the amount financed over the original term of the applicable Receivable;

•	is a Simple Interest Receivable;

•	has an obligor which is not an affiliate of HCA, is not listed on HCA’s electronic records related to receivables as a government or governmental subdivision or agency and is not shown on HCA’s electronic records related to receivables as a debtor in a pending bankruptcy proceeding;

•	had a remaining number of scheduled payments of 3 to 82;

•	had a remaining principal balance of at least $5,000.00 and not greater than $100,000.00;

•	had an APR of at least 0.00%;

•	had an original number of scheduled payments of 24 to 84; and

•	was not more than 30 days past due.

Some of the Receivables are for obligors who are either small businesses or individuals who use the related Financed Vehicles for retail business purposes, but, in each case, such related contracts are accompanied by an individual obligor’s personal guarantee.

Calculation Methods

Each of the Receivables included as property of the issuing entity will be a contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

“Simple Interest Method” means the method of calculating interest due on a retail installment sale contract on a daily basis based on the actual outstanding principal balance of the Receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is identified by HCA and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued and then the remaining payment is applied to the unpaid outstanding principal balance due and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

Pool Underwriting

Evaluation and Approval. As described in “Receivables Underwriting and Servicing Procedures—Underwriting Procedures,” under HCA’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a credit analyst with appropriate authority based on HCA’s electronic decisioning model. Applications that are not automatically approved or rejected are ultimately reviewed by a credit analyst with appropriate approval authority.

65,555 Receivables, having an aggregate principal balance of approximately $2,020,524,176.30 (approximately 88.92% of the aggregate principal balance of the Receivables as of the Cutoff Date) were automatically approved, while 8,284 Receivables, having an aggregate principal balance of $251,765,473.92 (approximately 11.08% of the aggregate principal balance of the Receivables as of the Cutoff Date) were evaluated and approved by a credit analyst with appropriate authority in accordance with HCA’s written underwriting guidelines.

None of the Receivables in the pool were originated with exceptions to HCA’s written underwriting guidelines.

Credit Scores. HCA uses FICO® scores designed specifically for automotive financing, which are developed by Fair Isaac Corporation. HCA uses FICO® Auto Enhanced Score 8. FICO® scores are based solely on independent third party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. An applicant’s credit score is one of several factors that are used by HCA to determine its credit decisions. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Receivables Underwriting and Servicing Procedures—Underwriting Procedures.” The table below entitled “Distribution of the Receivables as of the Cutoff Date by FICO®” illustrates the distribution of Receivables by FICO® Score. HCA may use a FICO® score retrieved from an alternate credit bureau to make credit decisions. An alternate credit bureau FICO® score may be retrieved when a credit analyst with appropriate authority determines that it may give a more accurate assessment of the creditworthiness of an applicant, and when used in a credit decision, it generally results in a higher FICO® score than the primary credit bureau FICO® score for the same applicant.

Representations, Warranties and Covenants

In the receivables purchase agreement, HCA as seller will make representations and warranties with respect to each Receivable as described below and under “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables.” As described under “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables” and “Receivables Underwriting and Servicing Procedures—Servicing Procedures and Requirements,” the servicer may be required to repurchase Receivables as to which the servicer has not performed its servicing covenants. There will be no independent verification of the servicer’s or the seller’s determination that such Receivables must be repurchased.

The sale and servicing agreement will also provide that if the servicer, the issuing entity or the depositor discovers any unfulfilled representation, warranty or covenant referred to in the preceding paragraph, that materially and adversely affects the Noteholders or the issuing entity’s interests, such action is not cured on or prior to the Payment Date following the end of the Collection Period which includes the 60th day following such discovery (or, if the servicer or the seller, as applicable, elects, an earlier Payment Date), the seller or servicer, as applicable, will repurchase such Receivable. See “Material Legal Aspects of the Receivables—Repurchase Obligation.”

The composition, distribution by annual percentage rate (“APR”), geographic distribution by state, distribution by original number of scheduled payments, distribution by remaining number of scheduled payments, distribution by remaining Principal Balance, FICO®, and vehicle type in each case of the Receivables as of the Cutoff Date are set forth in the tables below. The percentages in some of the tables may not total 100% due to rounding.

THE RECEIVABLES POOL

Composition of the Receivables
as of the Cutoff Date

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,272,289,650.22	$1,105,903,305.62	$1,062,237,840.89
Number of Receivables	73,839	35,876	35,699
Average Principal Balance	$30,773.57	$30,825.71	$29,755.39
Average Original Amount Financed	$36,498.95	$36,907.21	$34,869.61
Original Amount Financed (range)	$7,500.00 to $99,947.24	$7,500.00 to $98,904.97	$7,500.00 to $98,413.36
Principal Balances (range)	$5,005.08 to $95,456.47	$5,005.08 to $92,036.57	$5,005.18 to $91,785.38
Weighted Average APR	4.21%	3.67%	4.84%
APR (range)	0.00% to 14.96%	0.00% to 14.96%	0.00% to 14.74%
Weighted Average Original Number of Scheduled Payments	66.41	66.45	66.57
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	6.57%	5.16%	8.61%
Weighted Average Remaining Number of Scheduled Payments	56.78	56.40	57.39
Remaining Number of Scheduled Payments (range)	3 to 82	5 to 82	3 to 81
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	99.96%	99.98%	99.95%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	0.04%	0.02%	0.05%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	48.67%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	46.75%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.58%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	775	773	775
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	761	758	763
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	683 to 864	681 to 864	682 to 864

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles, which are not Hyundai and Kia vehicles, which account for approximately 4.58% of the Receivables (by Principal Balance of Receivables).

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of the obligor FICO® scores (based on the aggregate outstanding principal balance of the Receivables with valid FICO® scores) fall above the indicated range, and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the Receivables with valid FICO® scores) fall below the indicated range.

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments” and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cutoff Date.

Distribution of the Receivables
as of the Cutoff Date by “APR”

APR	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	17,543	$574,629,129.01	25.29%
1.00% to 1.99%	4,036	110,700,535.75	4.87
2.00% to 2.99%	5,739	173,353,105.81	7.63
3.00% to 3.99%	10,941	350,246,220.15	15.41
4.00% to 4.99%	5,567	182,927,867.45	8.05
5.00% to 5.99%	7,000	187,592,867.32	8.26
6.00% to 6.99%	11,434	320,352,303.48	14.10
7.00% to 7.99%	5,789	183,534,513.49	8.08
8.00% to 8.99%	2,438	82,908,016.43	3.65
9.00% to 9.99%	1,148	38,839,921.61	1.71
10.00% to 10.99%	481	14,396,192.92	0.63
11.00% to 11.99%	574	16,549,037.02	0.73
12.00% to 12.99%	653	21,045,929.96	0.93
13.00% to 13.99%	486	14,879,903.41	0.65
14.00% to 14.99%	10	334,106.41	0.01
Total	73,839	$2,272,289,650.22	100.00%

Geographic Distribution of the Receivables
as of the Cutoff Date by State

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Alabama	1,080	$34,670,263.39	1.53%
Alaska	71	2,296,689.81	0.10
Arizona	3,785	106,206,159.03	4.67
Arkansas	1,001	31,826,542.62	1.40
California	6,324	205,367,418.20	9.04
Colorado	966	29,813,699.23	1.31
Connecticut	731	20,956,898.50	0.92
Delaware	219	6,087,804.75	0.27
Florida	6,709	211,687,181.77	9.32
Georgia	2,601	85,639,655.39	3.77
Hawaii	203	6,191,351.60	0.27
Idaho	212	6,081,641.14	0.27
Illinois	3,553	109,137,018.75	4.80
Indiana	1,417	43,465,686.79	1.91
Iowa	560	15,760,929.64	0.69
Kansas	609	19,141,702.14	0.84
Kentucky	848	26,135,798.06	1.15
Louisiana	1,466	46,752,784.53	2.06
Maine	254	7,262,512.31	0.32
Maryland	1,713	52,144,943.29	2.29
Massachusetts	1,179	32,686,935.79	1.44
Michigan	1,081	31,909,468.06	1.40
Minnesota	1,108	33,561,795.65	1.48
Mississippi	770	25,750,576.08	1.13
Missouri	1,513	45,006,090.71	1.98
Montana	77	2,286,806.81	0.10
Nebraska	298	8,671,420.88	0.38
Nevada	693	23,625,542.35	1.04
New Jersey	2,057	60,224,110.00	2.65
New Mexico	322	10,243,083.35	0.45
New York	2,592	73,647,169.77	3.24
North Carolina	2,656	81,760,727.07	3.60
North Dakota	196	5,646,917.32	0.25
Ohio	2,685	78,921,801.05	3.47
Oklahoma	1,064	33,615,916.69	1.48
Oregon	506	14,828,197.11	0.65
Pennsylvania	3,006	84,024,459.84	3.70
Rhode Island	150	3,797,362.87	0.17
South Carolina	1,410	43,560,538.56	1.92
South Dakota	120	3,493,786.03	0.15
Tennessee	1,562	48,943,680.86	2.15
Texas	8,587	279,805,342.22	12.31
Utah	741	23,610,742.75	1.04
Vermont	121	3,256,135.95	0.14
Virginia	2,323	69,612,310.23	3.06
Washington	1,044	33,764,079.44	1.49
West Virginia	453	14,104,539.63	0.62
Wisconsin	1,164	34,181,931.59	1.50
Wyoming	39	1,121,500.62	0.05
Total	73,839	$2,272,289,650.22	100.00%

(1)	Based solely on the addresses of the originating dealers.

Distribution of the Receivables
as of the Cutoff Date by Original Number of Scheduled Payments

Original Number of Scheduled Payments	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
13 to 24	78	$851,695.03	0.04%
25 to 36	835	12,352,258.83	0.54
37 to 48	7,096	153,196,468.29	6.74
49 to 60	29,321	843,475,804.86	37.12
61 to 72	32,547	1,113,011,920.73	48.98
73 and over	3,962	149,401,502.48	6.57
Total	73,839	$2,272,289,650.22	100.00%

Distribution of the Receivables
as of the Cutoff Date by Remaining Number of Scheduled Payments

Remaining Number of Scheduled Payments	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0 to 12	288	$2,103,062.04	0.09%
13 to 24	1,848	20,860,180.55	0.92
25 to 36	5,535	97,295,185.06	4.28
37 to 48	16,794	450,270,206.45	19.82
49 to 60	19,400	606,126,020.10	26.67
61 to 72	27,254	985,781,677.17	43.38
73 and over	2,720	109,853,318.85	4.83
Total	73,839	$2,272,289,650.22	100.00%

Distribution of the Receivables
as of the Cutoff Date by Principal Balance

Principal Balance	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$5,000.01 to $10,000.00	2,840	$22,265,636.26	0.98%
$10,000.01 to $15,000.00	4,716	59,862,123.63	2.63
$15,000.01 to $20,000.00	7,170	126,735,081.82	5.58
$20,000.01 to $25,000.00	10,082	228,319,094.91	10.05
$25,000.01 to $30,000.00	12,174	335,143,504.72	14.75
$30,000.01 to $35,000.00	11,846	384,088,878.87	16.90
$35,000.01 to $40,000.00	9,631	359,569,900.40	15.82
$40,000.01 to $45,000.00	6,464	273,543,334.18	12.04
$45,000.01 to $50,000.00	3,766	177,972,112.32	7.83
$50,000.01 to $55,000.00	2,099	109,733,296.43	4.83
$55,000.01 to $60,000.00	1,247	71,563,411.12	3.15
$60,000.01 to $65,000.00	729	45,398,339.76	2.00
$65,000.01 to $70,000.00	482	32,449,925.42	1.43
$70,000.01 and over	593	45,645,010.38	2.01
Total	73,839	$2,272,289,650.22	100.00%

Distribution of the Receivables
as of the Cutoff Date by FICO®

FICO®	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
601 to 650	1,667	$48,889,990.89	2.15%
651 to 700	3,708	120,205,776.11	5.29
701 to 750	17,051	596,920,021.28	26.27
751 to 800	24,777	780,019,710.30	34.33
801 to 850	17,676	488,635,176.44	21.50
Greater than or equal to 851	8,960	237,618,975.20	10.46
Total	73,839	$2,272,289,650.22	100.00%

Distribution of the Receivables
as of the Cutoff Date by Vehicle Type

Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
CUV/SUV	55,083	$1,755,207,305.02	77.24%
Car	14,344	368,994,148.24	16.24
Minivan	3,829	133,906,142.05	5.89
Truck	583	14,182,054.91	0.62
Total	73,839	$2,272,289,650.22	100.00%

Distribution of the Receivables
as of the Cutoff Date by Vehicle Fuel Type

Fuel Type	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Internal Combustion	51,494	$1,554,285,899.59	68.40%
Hybrid Electric(1)	20,027	626,681,758.51	27.58
Battery Electric	2,318	91,321,992.12	4.02
Total	73,839	$2,272,289,650.22	100.00%

(1)	Includes 0.45% of the initial pool balance where vehicles are plug-in hybrids.

DELINQUENCIES, REPOSSESSIONS AND CREDIT LOSS INFORMATION

Set forth below is information concerning HCA’s experience with respect to its entire portfolio of retail installment sale contracts, which includes contracts sold by but still being serviced by HCA. Also set forth below is information concerning HCA’s experience with respect to those portions of its portfolio of retail installment sale contracts (including contracts sold by but still being serviced by HCA) that relate to vehicles sold by Hyundai dealers, Kia dealers and Genesis dealers, respectively. Credit losses are an expected cost in the business of extending credit and are considered in HCA’s rate-setting process.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HCA. There is no assurance that HCA’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuing entity with respect to the Receivables, will be similar to that set forth below, particularly during periods of economic disruption or downturn. See “Risk Factors—Risks relating to macroeconomic, regulatory and other external factors—The return on your notes may be reduced due to varying economic circumstances and recent economic developments”. If economic conditions in the future differ from those during the periods referenced in the tables below, HCA’s delinquency, repossession and loss experience may be adversely affected. See “Risk Factors—Risks relating to the characteristics, servicing and performance of the receivables pool—FICO® scores, proprietary credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables.”

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HCA’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HCA’s portfolio of contracts for new and used automobiles, light-duty trucks and other types of motor vehicles.

In the following tables, for the six months ended June 30, 2025 and 2026 and for the years ended December 31, 2021, 2022, 2023, 2024 and 2025, HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. Delinquency is calculated on the principal amount of a receivable for which a monthly payment is over 29 days contractually past due. The information included below under the headings “61-90 Days Delinquent,” “91-120 Days Delinquent,” “121+ Days Delinquent” and “Total Delinquencies 30+ Days” excludes vehicles that have been repurchased or charged-off and those in repossession or bankruptcy status. There is no assurance that the behavior of the Receivables will be comparable to HCA’s experience shown in the following tables.

Serviced Portfolio Delinquency Experience

	Serviced At June 30,
	2026		2025
Total Serviced	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$46,377,934,910	1,998,873	$44,533,249,571	1,979,060
30-60 Days Delinquent	$778,918,829	33,746	$746,826,427	32,115
61-90 Days Delinquent	$206,247,976	8,515	$194,317,360	8,138
91-120 Days Delinquent	$40,490,320	1,628	$39,667,068	1,733
121+ Days Delinquent	$521,231	44	$1,187,472	44
Total Delinquencies 30+ days	$1,026,178,355	43,933	$981,998,327	42,030
Total Delinquencies 30+ days (%)	2.21%	2.20%	2.21%	2.12%

	Serviced At December 31,
	2025		2024
Total Serviced	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$46,513,186,202	2,023,879	$43,183,113,802	1,916,738
30-60 Days Delinquent	$981,526,350	41,850	$872,623,365	37,383
61-90 Days Delinquent	$265,328,070	10,990	$246,859,477	10,299
91-120 Days Delinquent	$64,421,941	2,517	$64,519,142	2,615
121+ Days Delinquent	$916,514	53	$333,548	21
Total Delinquencies 30+ days	$1,312,192,875	55,410	$1,184,335,532	50,318
Total Delinquencies 30+ days (%)	2.82%	2.74%	2.74%	2.63%

	Serviced At December 31,
	2023		2022		2021
Total Serviced	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$38,936,963,754	1,737,128	$29,955,178,699	1,406,816	$28,414,464,716	1,351,605
30-60 Days Delinquent	$745,295,868	31,788	$579,372,044	26,011	$396,824,874	19,974
61-90 Days Delinquent	$212,501,843	8,867	$164,752,605	7,424	$105,284,594	5,235
91-120 Days Delinquent	$55,419,133	2,242	$48,502,509	2,142	$29,165,072	1,436
121+ Days Delinquent	$690,968	57	$4,335,731	247	$280,285	15
Total Delinquencies 30+ days	$1,013,907,813	42,954	$796,962,890	35,824	$531,554,825	26,660
Total Delinquencies 30+ days (%)	2.60%	2.47%	2.66%	2.55%	1.87%	1.97%

Hyundai Delinquency Experience

	Serviced At June 30,
	2026		2025
Total Hyundai(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$25,492,298,730	1,099,255	$24,457,614,534	1,098,423
30-60 Days Delinquent	$364,963,931	15,359	$337,351,055	14,161
61-90 Days Delinquent	$95,422,796	3,829	$88,854,788	3,615
91-120 Days Delinquent	$19,171,727	748	$18,316,435	776
121+ Days Delinquent	$275,140	24	$726,342	24
Total Delinquencies 30+ days	$479,833,594	19,960	$445,248,620	18,576
Total Delinquencies 30+ days (%)	1.88%	1.82%	1.82%	1.69%

	Serviced At December 31,
	2025		2024
Total Hyundai(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$25,776,239,336	1,120,860	$23,770,472,114	1,066,619
30-60 Days Delinquent	$454,940,829	18,877	$386,046,728	16,247
61-90 Days Delinquent	$119,567,547	4,791	$107,208,923	4,348
91-120 Days Delinquent	$29,680,992	1,125	$28,571,876	1,111
121+ Days Delinquent	$588,893	30	$170,791	12
Total Delinquencies 30+ days	$604,778,262	24,823	$521,998,317	21,718
Total Delinquencies 30+ days (%)	2.35%	2.21%	2.20%	2.04%

	Serviced At December 31,
	2023		2022		2021
Total Hyundai(1)	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$21,386,195,391	965,419	$15,879,552,306	756,404	$14,321,221,470	686,420
30-60 Days Delinquent	$311,386,306	13,147	$227,185,844	10,233	$154,126,789	7,789
61-90 Days Delinquent	$88,453,577	3,628	$64,980,918	2,928	$42,197,154	2,080
91-120 Days Delinquent	$23,402,360	920	$17,863,325	778	$10,823,751	527
121+ Days Delinquent	$212,551	21	$1,571,458	93	$90,404	5
Total Delinquencies 30+ days	$423,454,794	17,716	$311,601,545	14,032	$207,238,097	10,401
Total Delinquencies 30+ days (%)	1.98%	1.84%	1.96%	1.86%	1.45%	1.52%

(1)	Includes Hyundai and Genesis vehicles and a limited number of vehicles other than Hyundai and Genesis which account for less than 1% of the portfolio.

Kia Delinquency Experience

	Serviced At June 30,
	2026		2025
Total Kia(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$20,885,636,180	899,618	$20,075,635,037	880,637
30-60 Days Delinquent	$413,954,898	18,387	$409,475,372	17,954
61-90 Days Delinquent	$110,825,180	4,686	$105,462,572	4,523
91-120 Days Delinquent	$21,318,592	880	$21,350,633	957
121+ Days Delinquent	$246,091	20	$461,130	20
Total Delinquencies 30+ days	$546,344,761	23,973	$536,749,707	23,454
Total Delinquencies 30+ days (%)	2.62%	2.66%	2.67%	2.66%

	Serviced At December 31,
	2025		2024
Total Kia(1)	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$20,736,946,866	903,019	$19,412,641,688	850,119
30-60 Days Delinquent	$526,585,521	22,973	$486,576,637	21,136
61-90 Days Delinquent	$145,760,523	6,199	$139,650,554	5,951
91-120 Days Delinquent	$34,740,949	1,392	$35,947,265	1,504
121+ Days Delinquent	$327,620	23	$162,757	9
Total Delinquencies 30+ days	$707,414,613	30,587	$662,337,214	28,600
Total Delinquencies 30+ days (%)	3.41%	3.39%	3.41%	3.36%

	Serviced At December 31,
	2023		2022		2021
Total Kia(1)	Dollars	Number of Receivables	Dollars	Number of Receivables	Dollars	Number of Receivables
Outstandings	$17,550,768,363	771,709	$14,075,626,393	650,412	$14,093,243,246	665,185
30-60 Days Delinquent	$433,909,562	18,641	$352,186,200	15,778	$242,698,086	12,185
61-90 Days Delinquent	$124,048,266	5,239	$99,771,687	4,496	$63,087,440	3,155
91-120 Days Delinquent	$32,016,773	1,322	$30,639,185	1,364	$18,341,321	909
121+ Days Delinquent	$478,418	36	$2,764,273	154	$189,881	10
Total Delinquencies 30+ days	$590,453,019	25,238	$485,361,344	21,792	$324,316,728	16,259
Total Delinquencies 30+ days (%)	3.36%	3.27%	3.45%	3.35%	2.30%	2.44%

(1)	Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.

The information in the tables below includes contracts for new and used automobiles, light-duty trucks and other types of motor vehicles. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the tables. The information set forth under the heading “Gross Charge-offs” represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period. Proceeds from the disposition of vehicles that are charged-off and sold in the same month are subtracted from “Gross Charge-offs”.

The information set forth under the heading “Recoveries” generally includes amounts received from customers with respect to contracts previously charged-off and proceeds from the disposition of related vehicles. There is no assurance that the behavior of the Receivables will be comparable to HCA’s experience shown in the following tables.

The information set forth under the heading “Number of Repossessions” means the number of financed vehicles that have been repossessed by HCA in a given period less any reinstatements in the period.

Serviced Portfolio Loss Experience

	For the six months ended June 30,
Total Serviced	2026		2025
Number of Receivables	1,998,873		1,979,060
Average Number of Receivables	2,010,694		1,953,311
Period End Outstandings ($)	$46,377,934,910		$44,533,249,571
Average Outstandings ($)	$46,430,195,475		$43,957,133,477
Gross Charge-offs ($)(1)	$537,281,667		$463,944,938
Gross Charge-offs as a % of Period End Outstandings	2.32	%(4)	2.08	%(4)
Gross Charge-offs as a % of Average Outstandings	2.31	%(4)	2.11	%(4)
Recoveries ($)(2)	$327,087,281		$293,976,320
Net Charge-offs ($)	$210,194,386		$169,968,617
Net Charge-offs as a % of Period End Outstandings	0.91	%(4)	0.76	%(4)
Net Charge-offs as a % of Average Outstandings	0.91	%(4)	0.77	%(4)
Number of Repossessions	19,575		17,323
Number of Repossessions as a % of Average Number of Receivables	1.95	%(4)	1.77	%(4)

	For the year ended December 31,
Total Serviced	2025	2024
Number of Receivables	2,023,879	1,916,738
Average Number of Receivables	1,979,932	1,833,535
Period End Outstandings ($)	$46,513,186,202	$43,183,113,802
Average Outstandings ($)	$44,805,048,322	$41,137,834,938
Gross Charge-offs ($)(1)	$1,017,103,568	$910,407,148
Gross Charge-offs as a % of Period End Outstandings	2.19%	2.11%
Gross Charge-offs as a % of Average Outstandings	2.27%	2.21%
Recoveries ($)(2)	$585,295,024	$496,819,626
Net Charge-offs ($)	$431,808,543	$413,587,522
Net Charge-offs as a % of Period End Outstandings	0.93%	0.96%
Net Charge-offs as a % of Average Outstandings	0.96%	1.01%
Number of Repossessions	35,436	29,879
Number of Repossessions as a % of Average Number of Receivables	1.79%	1.63%

	For the year ended December 31,
Total Serviced	2023	2022	2021
Number of Receivables	1,737,128	1,406,816	1,351,605
Average Number of Receivables	1,577,222	1,371,991	1,283,423
Period End Outstandings ($)	$38,936,963,754	$29,955,178,699	$28,414,464,716
Average Outstandings ($)	$34,575,978,811	$28,860,863,200	$24,654,956,785
Gross Charge-offs ($)(1)	$685,576,775	$492,233,466	$343,016,565
Gross Charge-offs as a % of Period End Outstandings	1.76%	1.64%	1.21%
Gross Charge-offs as a % of Average Outstandings	1.98%	1.71%	1.39%
Recoveries ($)(2)	$407,692,462	$318,187,830	$239,765,776
Net Charge-offs ($)	$277,884,313	$174,045,636	$103,250,789
Net Charge-offs as a % of Period End Outstandings	0.71%	0.58%	0.36%
Net Charge-offs as a % of Average Outstandings	0.80%	0.60%	0.42%
Number of Repossessions(3)	22,339	16,259	13,811
Number of Repossessions as a % of Average Number of Receivables(3)	1.42%	1.19%	1.08%

(1)	Contracts are generally charged off at the earlier of 120 days delinquent, the sale of the repossessed vehicle or 30 days from the repossession. See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in this prospectus for additional information regarding HCA’s charge-off policy. Proceeds from the sale of the vehicle reduce the gross charge-off amount if the vehicle is charged-off and sold in the same month.

(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off. Recoveries do not include proceeds collected from the sale of vehicles if the vehicles are charged-off and sold in the same month.

(3)	2021 has been restated to reflect the total number of repossessions less any reinstatements in the period rather than sold repossessions of active accounts in the period.

(4)	Annualized.

Hyundai Loss Experience

	For the six months ended June 30,
Total Hyundai(3)	2026		2025
Number of Receivables	1,099,255		1,098,423
Average Number of Receivables	1,110,082		1,086,156
Period End Outstandings ($)	$25,492,298,730		$24,457,614,534
Average Outstandings ($)	$25,655,466,690		$24,174,488,593
Gross Charge-offs ($)(1)	$262,874,604		$219,491,353
Gross Charge-offs as a % of Period End Outstandings	2.06	%(5)	1.79	%(5)
Gross Charge-offs as a % of Average Outstandings	2.05	%(5)	1.82	%(5)
Recoveries ($)(2)	$155,201,705		$137,013,673
Net Charge-offs ($)	$107,672,899		$82,477,680
Net Charge-offs as a % of Period End Outstandings	0.84	%(5)	0.67	%(5)
Net Charge-offs as a % of Average Outstandings	0.84	%(5)	0.68	%(5)
Number of Repossessions	8,933		7,700
Number of Repossessions as a % of Average Number of Receivables	1.61	%(5)	1.42	%(5)

	For the year ended December 31,
Total Hyundai(3)	2025	2024
Number of Receivables	1,120,860	1,066,619
Average Number of Receivables	1,099,847	1,019,513
Period End Outstandings ($)	$25,776,239,336	$23,770,472,114
Average Outstandings ($)	$24,707,440,557	$22,617,041,632
Gross Charge-offs ($)(1)	$478,830,465	$409,217,592
Gross Charge-offs as a % of Period End Outstandings	1.86%	1.72%
Gross Charge-offs as a % of Average Outstandings	1.94%	1.81%
Recoveries ($)(2)	$272,503,211	$222,629,040
Net Charge-offs ($)	$206,327,253	$186,588,551
Net Charge-offs as a % of Period End Outstandings	0.80%	0.78%
Net Charge-offs as a % of Average Outstandings	0.84%	0.82%
Number of Repossessions	15,957	13,158
Number of Repossessions as a % of Average Number of Receivables	1.45%	1.29%

	For the year ended December 31,
Total Hyundai(3)	2023	2022	2021
Number of Receivables	965,419	756,404	686,420
Average Number of Receivables	866,990	719,352	638,316
Period End Outstandings ($)	$21,386,195,391	$15,879,552,306	$14,321,221,470
Average Outstandings ($)	$18,750,612,114	$14,801,894,532	$12,234,529,491
Gross Charge-offs ($)(1)	$280,560,626	$184,227,690	$123,312,001
Gross Charge-offs as a % of Period End Outstandings	1.31%	1.16%	0.86%
Gross Charge-offs as a % of Average Outstandings	1.50%	1.24%	1.01%
Recoveries ($)(2)	$165,159,137	$120,940,299	$88,285,627
Net Charge-offs ($)	$115,401,489	$63,287,391	$35,026,374
Net Charge-offs as a % of Period End Outstandings	0.54%	0.40%	0.24%
Net Charge-offs as a % of Average Outstandings	0.62%	0.43%	0.29%
Number of Repossessions(4)	8,706	6,200	5,077
Number of Repossessions as a % of Average Number of Receivables (4)	1.00%	0.86%	0.80%

(1)	Contracts are generally charged off at the earlier of 120 days delinquent, the sale of the repossessed vehicle or 30 days from the repossession. See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in this prospectus for additional information regarding HCA’s charge-off policy. Proceeds from the sale of the vehicle reduce the gross charge-off amount if the vehicle is charged-off and sold in the same month.

(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off. Recoveries do not include proceeds collected from the sale of vehicles if the vehicles are charged-off and sold in the same month.

(3)	Includes Hyundai and Genesis vehicles and a limited number of vehicles other than Hyundai and Genesis which account for less than 1% of the portfolio.

(4)	2021 has been restated to reflect the total number of repossessions less any reinstatements in the period rather than sold repossessions of active accounts in the period.

(5)	Annualized.

Kia Loss Experience

	For the six months ended June 30,
Total Kia(3)	2026		2025
Number of Receivables	899,618		880,637
Average Number of Receivables	900,612		867,155
Period End Outstandings ($)	$20,885,636,180		$20,075,635,037
Average Outstandings ($)	$20,774,728,785		$19,782,644,884
Gross Charge-offs ($)(1)	$274,407,063		$244,453,584
Gross Charge-offs as a % of Period End Outstandings	2.63	%(5)	2.44	%(5)
Gross Charge-offs as a % of Average Outstandings	2.64	%(5)	2.47	%(5)
Recoveries ($)(2)	$171,885,576		$156,962,647
Net Charge-offs ($)	$102,521,487		$87,490,937
Net Charge-offs as a % of Period End Outstandings	0.98	%(5)	0.87	%(5)
Net Charge-offs as a % of Average Outstandings	0.99	%(5)	0.88	%(5)
Number of Repossessions	10,642		9,623
Number of Repossessions as a % of Average Number of Receivables	2.36	%(5)	2.22	%(5)

	For the year ended December 31,
Total Kia(3)	2025	2024
Number of Receivables	903,019	850,119
Average Number of Receivables	880,085	814,023
Period End Outstandings ($)	$20,736,946,866	$19,412,641,688
Average Outstandings ($)	$20,097,607,765	$18,520,793,306
Gross Charge-offs ($)(1)	$538,273,103	$501,189,556
Gross Charge-offs as a % of Period End Outstandings	2.60%	2.58%
Gross Charge-offs as a % of Average Outstandings	2.68%	2.71%
Recoveries ($)(2)	$312,791,813	$274,190,586
Net Charge-offs ($)	$225,481,290	$226,998,970
Net Charge-offs as a % of Period End Outstandings	1.09%	1.17%
Net Charge-offs as a % of Average Outstandings	1.12%	1.23%
Number of Repossessions	19,479	16,721
Number of Repossessions as a % of Average Number of Receivables	2.21%	2.05%

	For the year ended December 31,
Total Kia(3)	2023	2022	2021
Number of Receivables	771,709	650,412	665,185
Average Number of Receivables	710,231	652,639	645,107
Period End Outstandings ($)	$17,550,768,363	$14,075,626,393	$14,093,243,246
Average Outstandings ($)	$15,825,366,697	$14,058,968,667	$12,420,427,294
Gross Charge-offs ($)(1)	$405,016,150	$308,005,775	$219,704,564
Gross Charge-offs as a % of Period End Outstandings	2.31%	2.19%	1.56%
Gross Charge-offs as a % of Average Outstandings	2.56%	2.19%	1.77%
Recoveries ($)(2)	$242,533,325	$197,247,530	$151,480,149
Net Charge-offs ($)	$162,482,825	$110,758,245	$68,224,415
Net Charge-offs as a % of Period End Outstandings	0.93%	0.79%	0.48%
Net Charge-offs as a % of Average Outstandings	1.03%	0.79%	0.55%
Number of Repossessions(4)	13,633	10,059	8,734
Number of Repossessions as a % of Average Number of Receivables(4)	1.92%	1.54%	1.35%

(1)	Contracts are generally charged off at the earlier of 120 days delinquent, the sale of the repossessed vehicle or 30 days from the repossession. See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in this prospectus for additional information regarding HCA’s charge-off policy. Proceeds from the sale of the vehicle reduce the gross charge-off amount if the vehicle is charged-off and sold in the same month.

(2)	Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off. Recoveries do not include proceeds collected from the sale of vehicles if the vehicles are charged-off and sold in the same month.

(3)	Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.

(4)	2021 has been restated to reflect the total number of repossessions less any reinstatements in the period rather than sold repossessions of active accounts in the period.

(5)	Annualized.

See “Description of the Transaction Documents” for additional information regarding the servicer.

NOTE FACTORS AND POOL INFORMATION

Each month the servicer will compute a Note Factor.

The Note Factor with respect to any class of Notes will be a seven-digit decimal indicating the outstanding principal balance of the class of Notes at the end of the month as a fraction of the original principal balance of that class of Notes as of the Closing Date. The Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the Notes or a class of Notes, as applicable. The amount of a Noteholder’s pro rata share of the outstanding principal balance of the Notes or a class of Notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder’s Note by the Note Factor for that month.

The indenture trustee will make available to the Noteholders of record monthly reports concerning payments received on the Receivables, the Note Balance, the Note Factor, and other relevant information. DTC (or its successors) will supply these reports to Noteholders in accordance with its procedures. Since owners of beneficial interests in a global note will not be recognized as Noteholders, the indenture trustee will not make monthly reports available to those owners. Access to monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the indenture trustee. Noteholders of record during any calendar year will have access to information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Notes—Reports by the Indenture Trustee to the Noteholders.”

STATIC POOL DATA

Appendix A to this prospectus (“Appendix A”) sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by HCA, including those receivables acquired by HCA that were included in the Hyundai Auto Receivables Trust 2021-A, 2021-B, 2021-C, 2022-A, 2022-B, 2022-C, 2023-A, 2023-B, 2023-C, 2024-A, 2024-B, 2024-C, 2025-A, 2025-B, 2025-C, 2025-D, 2026-A, 2026-B and 2026-C transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of Receivables as of the related Cutoff Date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the Receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

HCA’s underwriting standards and procedures have remained stable over time; thus, the prior securitized portfolios are generally comparable to the pool of receivables described in this prospectus. Nevertheless, the original characteristics of each prior securitized portfolio will likely differ in certain respects from the pool of receivables described in this prospectus. Additionally, recent changes in economic, social and geographic conditions may have a greater impact on the losses, prepayments and delinquencies for the pool of receivables described in this prospectus such that the performance may differ significantly from the information shown in Appendix A for prior securitized portfolios. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—Risks relating to the characteristics, servicing and performance of the receivables pool—FICO® scores, proprietary credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables” and “Risk Factors—Risks relating to macroeconomic, regulatory and other external factors—The return on your notes may be reduced due to varying economic circumstances and recent economic developments.”

REVIEW OF POOL ASSETS

In connection with the offering of the Notes, the depositor has performed a review of the Receivables, including the initial asset-level data (as defined under “Asset-level Data for the Receivables”), in the pool and the disclosure regarding those Receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, HCA identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by HCA’s senior management to ensure the accuracy of such descriptions. HCA also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. HCA also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

In addition, HCA also performed a review of the Receivables in the pool to confirm the information set forth under “The Receivables Pool” and contained in the initial asset-level data. The first aspect of that review tested the accuracy of the individual Receivables data contained in HCA’s data tape and in the initial asset-level data. The data tape is an electronic record maintained by HCA, which includes certain attributes of the Receivables. HCA selected a random sample of 150 receivable files to confirm certain data points such as FICO® score, APR and origination date conformed to the applicable information on the data tape and in the initial asset-level data. Of the 2,550 aggregate data points checked, no variances were noted. A second aspect of that review consisted of a comparison of the information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the Receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, HCA performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus, including the initial asset-level data, is accurate in all material respects.

ASSET-LEVEL DATA FOR THE RECEIVABLES

The issuing entity has provided asset-level data regarding each pool of Receivables described in this prospectus, one of which will be owned by the issuing entity as of the Closing Date (the “initial asset-level data”), as exhibits to Forms ABS-EE that were filed by the issuing entity and the depositor by the date of the filing of this prospectus, which are hereby incorporated by reference. The asset-level data comprises the applicable data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each Receivable, the related asset number, the reporting period covered, general information about the Receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the Receivable, information about delinquencies on the Receivables and information about modifications and charge-offs of the Receivable since it was originated. In addition, the issuing entity will provide updated asset-level data with respect to the Receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the Notes will generally be influenced by the rate at which the outstanding principal balances of the Receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each Receivable is prepayable in full by the obligor at any time. Full and partial prepayments on retail installment sale contracts included in the issuing entity property will be paid or distributed to the Noteholders on the Payment Date immediately following the Collection Period in which they are identified by HCA. To the extent that any Receivable included in the issuing entity property is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the seller or otherwise, the actual weighted average life of the Receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a Receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of a breach of representations and warranties with respect to the Receivables or purchases made by the servicer as a result of an unfulfilled covenant made by it related to its servicing duties in the transaction documents. In addition, early retirement of the Notes may be effected at the option of the servicer or the depositor, as described in this prospectus, to purchase the remaining Receivables included in the issuing entity property when the outstanding balance of the Receivables has declined to or below the level specified in this prospectus. See “Description of the Transaction Documents—Optional Early Redemption of the Notes.”

The rate of full prepayments by obligors on the Receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of the portfolio, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a Receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the Receivables.

The timing of changes in the SOFR Rate may affect the actual yields on the Notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a Note.

HCA can make no prediction as to the actual prepayment rates that will be experienced on the Receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables included in the issuing entity property.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on retail installment sale contracts can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 contracts, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the Receivables is scheduled to be made and is made on the last day of each month beginning in October 2026 or November 2026, as applicable, and each month has 30 days;

•	the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus except that, the original principal amount of the Class A-2-A Notes is $346,900,000 and the original principal amount of the Class A-2-B Notes is $346,900,000;

•	payments on the Notes are paid in cash on each Payment Date commencing December 15, 2026, and on the 15th calendar day of each subsequent month;

•	the Closing Date is November 10, 2026;

•	interest accrues on the Class A-1 Notes at 4.548%, Class A-2-A Notes at 5.04%, Class A-2-B Notes at 4.38414%, Class A-3 Notes at 5.44%, Class A-4 Notes at 5.57%, Class B Notes at 5.73%, and Class C Notes at 5.93%;

•	the Servicing Fee for any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 55, divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cutoff Date); and

•	the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

The ABS Tables also assume that the Receivables have been aggregated into 28 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, annual percentage rate of interest, original number of scheduled payments, remaining number of scheduled payments and next Payment Date as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining number of scheduled payments.

Hypothetical Pool	Aggregate Principal Balance	APR	Next Payment	Original Number of Scheduled Payments	Remaining Number of Scheduled Payments	Age (in Months)
1	$1,785,088.83	5.358%	October 2026	50	10	40
2	$17,210,265.13	4.964%	October 2026	52	20	32
3	$80,560,415.28	3.878%	October 2026	53	32	21
4	$377,634,836.24	2.180%	October 2026	58	45	13
5	$482,045,634.85	2.499%	October 2026	62	53	9
6	$781,664,034.34	5.153%	October 2026	72	66	6
7	$90,687,573.15	6.621%	October 2026	84	76	8
8	$42,215.15	10.654%	October 2026	56	10	46
9	$245,842.43	10.597%	October 2026	61	22	39
10	$776,991.29	10.246%	October 2026	63	32	31
11	$5,900,163.19	10.664%	October 2026	66	45	21
12	$31,103,217.00	11.582%	October 2026	71	57	14
13	$54,960,015.44	10.677%	October 2026	72	64	8
14	$3,166,315.45	9.957%	October 2026	84	75	9
15	$268,213.80	4.610%	November 2026	49	10	39
16	$3,362,470.41	4.931%	November 2026	50	20	30
17	$15,697,878.15	3.938%	November 2026	53	32	21
18	$65,550,884.62	2.448%	November 2026	58	44	14
19	$88,405,645.40	2.442%	November 2026	62	53	9
20	$140,733,359.30	5.214%	November 2026	72	66	6
21	$15,424,243.80	6.598%	November 2026	84	76	8
22	$7,544.26	11.690%	November 2026	48	10	38
23	$41,602.58	10.623%	November 2026	41	17	24
24	$259,900.34	10.633%	November 2026	65	32	33
25	$1,184,322.40	10.585%	November 2026	67	45	22
26	$4,571,522.85	11.532%	November 2026	70	57	13
27	$8,424,268.09	10.610%	November 2026	72	65	7
28	$575,186.45	9.628%	November 2026	84	75	9
Total	$2,272,289,650.22

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “Weighted Average Life” of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the related original principal amount of the Note.

Percentage of Class A-1 Notes Principal at Various ABS Percentages

	Class A-1 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	84.11%	79.10%	73.54%	69.90%	67.31%	60.18%
January 2027	76.74%	69.14%	60.73%	55.21%	51.30%	40.53%
February 2027	69.30%	59.22%	48.06%	40.75%	35.57%	21.30%
March 2027	61.81%	49.34%	35.55%	26.51%	20.12%	2.51%
April 2027	54.27%	39.51%	23.19%	12.50%	4.94%	0.00%
May 2027	46.66%	29.71%	10.98%	0.00%	0.00%	0.00%
June 2027	39.00%	19.95%	0.00%	0.00%	0.00%	0.00%
July 2027	31.28%	10.24%	0.00%	0.00%	0.00%	0.00%
August 2027	23.50%	0.56%	0.00%	0.00%	0.00%	0.00%
September 2027	15.70%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2027	7.85%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	0.52	0.39	0.31	0.27	0.25	0.20
Weighted Average Life to Maturity (years)(2)	0.52	0.39	0.31	0.27	0.25	0.20

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class A-2-A Notes Principal at Various ABS Percentages

	Class A-2-A Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	90.29%
May 2027	100.00%	100.00%	100.00%	99.21%	93.90%	79.31%
June 2027	100.00%	100.00%	99.34%	90.91%	84.95%	68.60%
July 2027	100.00%	100.00%	92.04%	82.74%	76.16%	58.15%
August 2027	100.00%	100.00%	84.84%	74.71%	67.56%	47.98%
September 2027	100.00%	94.47%	77.76%	66.84%	59.14%	38.07%
October 2027	100.00%	88.62%	70.77%	59.12%	50.90%	28.44%
November 2027	99.96%	82.80%	63.88%	51.54%	42.83%	19.07%
December 2027	95.08%	77.00%	57.08%	44.09%	34.93%	9.97%
January 2028	90.16%	71.23%	50.38%	36.79%	27.21%	1.14%
February 2028	85.21%	65.48%	43.77%	29.63%	19.67%	0.00%
March 2028	80.21%	59.76%	37.26%	22.61%	12.30%	0.00%
April 2028	75.18%	54.06%	30.84%	15.74%	5.12%	0.00%
May 2028	70.11%	48.39%	24.52%	9.01%	0.00%	0.00%
June 2028	65.00%	42.74%	18.30%	2.43%	0.00%	0.00%
July 2028	59.99%	37.23%	12.27%	0.00%	0.00%	0.00%
August 2028	54.96%	31.77%	6.34%	0.00%	0.00%	0.00%
September 2028	49.89%	26.33%	0.51%	0.00%	0.00%	0.00%
October 2028	44.78%	20.92%	0.00%	0.00%	0.00%	0.00%
November 2028	39.64%	15.53%	0.00%	0.00%	0.00%	0.00%
December 2028	34.46%	10.17%	0.00%	0.00%	0.00%	0.00%
January 2029	29.23%	4.83%	0.00%	0.00%	0.00%	0.00%
February 2029	23.97%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2029	18.67%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2029	13.33%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2029	7.95%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2029	2.53%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	1.88	1.54	1.24	1.09	0.99	0.80
Weighted Average Life to Maturity (years)(2)	1.88	1.54	1.24	1.09	0.99	0.80

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class A-2-B Notes Principal at Various ABS Percentages

	Class A-2-B Note
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	90.29%
May 2027	100.00%	100.00%	100.00%	99.21%	93.90%	79.31%
June 2027	100.00%	100.00%	99.34%	90.91%	84.95%	68.60%
July 2027	100.00%	100.00%	92.04%	82.74%	76.16%	58.15%
August 2027	100.00%	100.00%	84.84%	74.71%	67.56%	47.98%
September 2027	100.00%	94.47%	77.76%	66.84%	59.14%	38.07%
October 2027	100.00%	88.62%	70.77%	59.12%	50.90%	28.44%
November 2027	99.96%	82.80%	63.88%	51.54%	42.83%	19.07%
December 2027	95.08%	77.00%	57.08%	44.09%	34.93%	9.97%
January 2028	90.16%	71.23%	50.38%	36.79%	27.21%	1.14%
February 2028	85.21%	65.48%	43.77%	29.63%	19.67%	0.00%
March 2028	80.21%	59.76%	37.26%	22.61%	12.30%	0.00%
April 2028	75.18%	54.06%	30.84%	15.74%	5.12%	0.00%
May 2028	70.11%	48.39%	24.52%	9.01%	0.00%	0.00%
June 2028	65.00%	42.74%	18.30%	2.43%	0.00%	0.00%
July 2028	59.99%	37.23%	12.27%	0.00%	0.00%	0.00%
August 2028	54.96%	31.77%	6.34%	0.00%	0.00%	0.00%
September 2028	49.89%	26.33%	0.51%	0.00%	0.00%	0.00%
October 2028	44.78%	20.92%	0.00%	0.00%	0.00%	0.00%
November 2028	39.64%	15.53%	0.00%	0.00%	0.00%	0.00%
December 2028	34.46%	10.17%	0.00%	0.00%	0.00%	0.00%
January 2029	29.23%	4.83%	0.00%	0.00%	0.00%	0.00%
February 2029	23.97%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2029	18.67%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2029	13.33%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2029	7.95%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2029	2.53%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	1.88	1.54	1.24	1.09	0.99	0.80
Weighted Average Life to Maturity (years)(2)	1.88	1.54	1.24	1.09	0.99	0.80

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class A-3 Notes Principal at Various ABS Percentages

	Class A-3 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%	92.58%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%	84.29%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%	76.28%
May 2028	100.00%	100.00%	100.00%	100.00%	98.10%	68.55%
June 2028	100.00%	100.00%	100.00%	100.00%	91.27%	61.09%
July 2028	100.00%	100.00%	100.00%	96.06%	84.67%	53.89%
August 2028	100.00%	100.00%	100.00%	89.84%	78.26%	46.95%
September 2028	100.00%	100.00%	100.00%	83.77%	72.02%	40.28%
October 2028	100.00%	100.00%	94.78%	77.84%	65.95%	33.86%
November 2028	100.00%	100.00%	89.14%	72.04%	60.05%	27.72%
December 2028	100.00%	100.00%	83.60%	66.39%	54.33%	21.84%
January 2029	100.00%	100.00%	78.15%	60.89%	48.79%	16.22%
February 2029	100.00%	99.52%	72.80%	55.52%	43.43%	10.88%
March 2029	100.00%	94.23%	67.55%	50.31%	38.24%	5.81%
April 2029	100.00%	88.97%	62.39%	45.23%	33.23%	1.05%
May 2029	100.00%	83.73%	57.33%	40.30%	28.40%	0.00%
June 2029	100.00%	78.52%	52.37%	35.52%	23.75%	0.00%
July 2029	97.46%	73.64%	47.74%	31.05%	19.39%	0.00%
August 2029	92.42%	68.86%	43.23%	26.74%	15.22%	0.00%
September 2029	87.34%	64.09%	38.82%	22.56%	11.21%	0.00%
October 2029	82.23%	59.35%	34.50%	18.51%	7.36%	0.00%
November 2029	77.07%	54.63%	30.26%	14.60%	3.68%	0.00%
December 2029	71.88%	49.93%	26.12%	10.83%	0.17%	0.00%
January 2030	66.65%	45.26%	22.07%	7.19%	0.00%	0.00%
February 2030	61.38%	40.61%	18.11%	3.69%	0.00%	0.00%
March 2030	56.07%	35.98%	14.25%	0.32%	0.00%	0.00%
April 2030	50.72%	31.38%	10.48%	0.00%	0.00%	0.00%
May 2030	45.33%	26.80%	6.80%	0.00%	0.00%	0.00%
June 2030	39.91%	22.25%	3.22%	0.00%	0.00%	0.00%
July 2030	34.45%	17.72%	0.00%	0.00%	0.00%	0.00%
August 2030	30.45%	14.36%	0.00%	0.00%	0.00%	0.00%
September 2030	26.43%	11.02%	0.00%	0.00%	0.00%	0.00%
October 2030	22.38%	7.68%	0.00%	0.00%	0.00%	0.00%
November 2030	18.29%	4.37%	0.00%	0.00%	0.00%	0.00%
December 2030	14.17%	1.07%	0.00%	0.00%	0.00%	0.00%
January 2031	10.01%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2031	5.84%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2031	1.63%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	3.51	3.16	2.73	2.44	2.25	1.80
Weighted Average Life to Maturity (years)(2)	3.51	3.16	2.73	2.44	2.25	1.80

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class A-4 Notes Principal at Various ABS Percentages

	Class A-4 Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2029	100.00%	100.00%	100.00%	100.00%	100.00%	72.14%
June 2029	100.00%	100.00%	100.00%	100.00%	100.00%	37.81%
July 2029	100.00%	100.00%	100.00%	100.00%	100.00%	5.42%
August 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2030	100.00%	100.00%	100.00%	100.00%	74.44%	0.00%
February 2030	100.00%	100.00%	100.00%	100.00%	48.89%	0.00%
March 2030	100.00%	100.00%	100.00%	100.00%	24.71%	0.00%
April 2030	100.00%	100.00%	100.00%	76.68%	1.90%	0.00%
May 2030	100.00%	100.00%	100.00%	51.88%	0.00%	0.00%
June 2030	100.00%	100.00%	100.00%	28.22%	0.00%	0.00%
July 2030	100.00%	100.00%	97.88%	5.69%	0.00%	0.00%
August 2030	100.00%	100.00%	76.35%	0.00%	0.00%	0.00%
September 2030	100.00%	100.00%	55.36%	0.00%	0.00%	0.00%
October 2030	100.00%	100.00%	34.90%	0.00%	0.00%	0.00%
November 2030	100.00%	100.00%	14.98%	0.00%	0.00%	0.00%
December 2030	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
January 2031	100.00%	82.23%	0.00%	0.00%	0.00%	0.00%
February 2031	100.00%	56.01%	0.00%	0.00%	0.00%	0.00%
March 2031	100.00%	29.97%	0.00%	0.00%	0.00%	0.00%
April 2031	90.17%	12.09%	0.00%	0.00%	0.00%	0.00%
May 2031	69.10%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2031	47.86%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2031	26.45%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2031	5.69%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	4.63	4.33	3.91	3.57	3.31	2.61
Weighted Average Life to Maturity (years)(2)	4.63	4.33	3.91	3.57	3.31	2.61

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class B Notes Principal at Various ABS Percentages

	Class B Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2029	100.00%	100.00%	100.00%	100.00%	100.00%	41.49%
September 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 2030	100.00%	100.00%	100.00%	100.00%	54.29%	0.00%
June 2030	100.00%	100.00%	100.00%	100.00%	7.39%	0.00%
July 2030	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
August 2030	100.00%	100.00%	100.00%	71.23%	0.00%	0.00%
September 2030	100.00%	100.00%	100.00%	30.98%	0.00%	0.00%
October 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
November 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
December 2030	100.00%	100.00%	89.75%	0.00%	0.00%	0.00%
January 2031	100.00%	100.00%	45.79%	0.00%	0.00%	0.00%
February 2031	100.00%	100.00%	3.20%	0.00%	0.00%	0.00%
March 2031	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
April 2031	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
May 2031	100.00%	90.07%	0.00%	0.00%	0.00%	0.00%
June 2031	100.00%	52.04%	0.00%	0.00%	0.00%	0.00%
July 2031	100.00%	14.22%	0.00%	0.00%	0.00%	0.00%
August 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2031	64.66%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2031	15.64%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	4.91	4.64	4.21	3.85	3.57	2.80
Weighted Average Life to Maturity (years)(2)	4.91	4.64	4.21	3.85	3.57	2.80

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class C Notes Principal at Various ABS Percentages

	Class C Notes
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2029	100.00%	100.00%	100.00%	100.00%	100.00%	84.93%
October 2029	100.00%	100.00%	100.00%	100.00%	100.00%	47.75%
November 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 2030	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 2030	100.00%	100.00%	100.00%	100.00%	78.27%	0.00%
August 2030	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 2030	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 2030	100.00%	100.00%	100.00%	95.56%	0.00%	0.00%
November 2030	100.00%	100.00%	100.00%	73.67%	0.00%	0.00%
December 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
January 2031	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 2031	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 2031	100.00%	100.00%	77.20%	0.00%	0.00%	0.00%
April 2031	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
May 2031	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
June 2031	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
July 2031	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
August 2031	100.00%	86.77%	0.00%	0.00%	0.00%	0.00%
September 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Call (years)(1)	5.01	4.84	4.41	4.07	3.75	2.96
Weighted Average Life to Maturity (years)(2)	5.14	4.95	4.53	4.16	3.84	2.97

(1) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

THE NOTES

The following information summarizes material provisions of the Notes and the indenture.

General

The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Citibank, N.A. will be the indenture trustee. You may contact the indenture trustee at 388 Greenwich Street, New York, New York 10013 Attention: Agency & Trust – HART 2026-D or by calling 1-888-855-9695 to ask for the deal administrator’s e-mail address.

All payments required to be made on the Notes will be made monthly on the 15th day of each month or, if that day is not a Business Day, then the next Business Day (a “Payment Date”), beginning December 15, 2026.

The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

The original principal amount, interest rate and Final Scheduled Maturity Date for each class of the Notes is set forth on the cover page to this prospectus. The permissible denominations of the Notes are set forth above in “Summary of Terms—The Offered Notes.”

The Notes will be available for purchase in book-entry form only. Noteholders will be able to receive Notes in definitive registered form only in the limited circumstances described in this prospectus. See “The Notes—Definitive Notes.”

Payments of interest to all Noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available could be less than the amount of interest payable on the Notes of a particular class on any Payment Date, in which case each Noteholder of such class will receive its ratable share of the aggregate amounts available to be distributed on the Notes of that class.

Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.

Payments of Interest

Interest on the outstanding principal amount of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus (each, an “Interest Rate”) and will be payable to the Noteholders on each Payment Date, commencing December 15, 2026.

Interest on the outstanding principal amount of Class A-1 Notes and the Class A-2-B Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Interest Period) to but excluding the current Payment Date. Interest on each other class of Notes will accrue at the related Interest Rate from and including the 15th day of the previous month (or from and including the Closing Date with respect to the first Interest Period) to but excluding the 15th day of the current calendar month.

Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on each other class of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed advances have been paid (except that amounts on deposit in the Reserve Account may not be used to pay the Servicing Fee so long as the servicer is HCA or an affiliate thereof and may not be used to reimburse for advances).

Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive the aggregate amount available to be paid in respect of interest on the Notes in the order of priority set forth below under “—Payment of Distributable Amounts.” Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. To the extent a holder of Notes does not receive the entire amount of interest payable to such holder on any Payment Date, the amount of interest not paid to such holder, together with interest on such amount at the applicable Interest Rate, to the extent lawful, will be payable on the next Payment Date.

Interest on the floating rate notes will be calculated based on the SOFR Rate plus the applicable spread set forth on the cover page to this prospectus; provided that, if the sum of the SOFR Rate and such spread is less than 0.00% for any Interest Period, then the Interest Rate for the floating rate notes for such Interest Period will be deemed to be 0.00%.

The “SOFR Rate” will be obtained by the calculation agent for each Interest Period on the second U.S. Government Securities Business Day before the first day of such Interest Period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not the SOFR Rate, the time determined by the administrator after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2-B notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the floating rate notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1)            the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)            if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate was published on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” will mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2-B notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g.,

9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2-B notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the administrator will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all such determinations on all subsequent dates.

The administrator will deliver written notice to each Hired Agency and to the calculation agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the administrator will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any Noteholder). The holders of the Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the issuing entity, the owner trustee, the indenture trustee, the calculation agent, the paying agent, the administrator, the sponsor, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of notes, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the indenture trustee, the calculation agent, the paying agent, the administrator, the sponsor, the depositor and the servicer relating to any such determinations.

Payments of Principal

The issuing entity will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The issuing entity will pay principal of the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described below under “—Payment of Distributable Amounts.”

Payments of the Principal Distribution Amount will generally be made on each Payment Date in the following order of priority:

•	to the Class A-1 Notes until paid in full;

•	to the Class A-2 Notes, pro rata among the Class A-2-A Notes and Class A-2-B Notes until paid in full;

•	to the Class A-3 Notes until paid in full;

•	to the Class A-4 Notes until paid in full;

•	to the Class B Notes until paid in full;

•	to the Class C Notes until paid in full; and

•	to the Certificateholders, any remaining amounts.

The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Maturity Date based on a variety of factors.

If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to “—Payment of Distributable Amounts” below.

Event of Default Payment Priority

Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” that has resulted in an acceleration of the Notes, and upon the liquidation of the Receivables after any event of default, the priority of payments changes. In particular, after required payments to the (i) indenture trustee and the owner trustee, pro rata, (ii) the asset representations reviewer and (iii) the servicer (except amounts on deposit in the Reserve Account may not be used to pay the Servicing Fee so long as the servicer is HCA or an affiliate thereof and may not be used to reimburse for advances), payments will generally be made on the Notes on each Payment Date in the following order of priority:

1.	to interest on the Class A Notes ratably;

2.	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

3.	to the principal amount of the Class A-2 Notes (pro rata between the Class A-2-A Notes and the Class A-2-B Notes) until such principal amount is paid in full;

4.	to the principal amount of the Class A-3 Notes until such principal amount is paid in full;

5.	to the principal amount of the Class A-4 Notes until such principal amount is paid in full;

6.	to interest on the Class B Notes;

7.	to the principal amount of the Class B Notes until such principal amount is paid in full;

8.	to interest on the Class C Notes;

9.	to the principal amount of the Class C Notes until such principal amount is paid in full; and

10.	to the Certificateholders, any remaining amounts.

Payments on the Notes

On or before the second Business Day prior to each Payment Date, the servicer will inform the owner trustee, the indenture trustee and the depositor (with a copy to each Hired Agency) in writing (the “Servicer’s Certificate”) of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. In addition, the Servicer’s Certificate will set forth the following:

1.	Available Amounts;

2.	Class A Noteholders’ interest distribution;

3.	Class B Noteholders’ interest distribution;

4.	Class C Noteholders’ interest distribution;

5.	Principal Distribution Amount, First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount and Regular Principal Distribution Amount;

6.	the amount to be distributed to the Class A Noteholders, Class B Noteholders and Class C Noteholders; and

7.	any other information that the indenture trustee is required to deliver to Noteholders in the statement described below under “—Reports by the Indenture Trustee to the Noteholders.”

The indenture trustee will make payments to the Noteholders from the Collection Account based solely on the Servicer’s Certificate. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading “—Payment of Distributable Amounts.”

The ability of the servicer to make modifications on the Receivables is not expected to have a material impact on the distributions on the Notes described under “Payment of Distributable Amounts” below. For a description of the servicer’s ability to make modifications to the Receivables, see “Description of the Transaction Documents—Servicing Procedures.”

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the Receivables Pool, including the preparation and delivery of a statement described below under “―Reports by the Indenture Trustee to the Noteholders.”

Reports by the Indenture Trustee to the Noteholders

On or before the second Business Day prior to each Payment Date, the servicer will provide to the indenture trustee (with a copy to each Hired Agency) for the indenture trustee to make available to each Noteholder of record as of the most recent record date a statement setting forth at least the following information as to the securities to the extent applicable:

•	the amount of Collections identified with respect to the Receivables during the related Collection Period and allocable to principal allocable to each class of Notes on such Payment Date;

•	the amount of Collections identified with respect to the Receivables during the related Collection Period and allocable to interest allocable to each class of Notes on such Payment Date;

•	the outstanding principal amount of each class of Notes and the note factor for each such class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under the first bullet point above;

•	the amount of the Servicing Fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

•	the aggregate amounts of realized losses, if any, with respect to the related Collection Period;

•	the balance of the Reserve Account on the related Payment Date after giving effect to deposits and withdrawals to be made on such Payment Date, if any;

•	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account, in each case with respect to such Payment Date;

•	the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

•	delinquency information as to the Receivables as of the last day of the related Collection Period;

•	any Available Amounts Shortfall after giving effect to payments on such Payment Date, and any change in such amounts from the preceding statement;

•	the aggregate Purchased Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

•	the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

•	the aggregate Principal Balance and number of Receivables with respect to which the servicer granted an extension;

•	the Yield Supplement Overcollateralization Amount for the next Collection Period;

•	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables, terms, fees, penalties or payments during such Collection Period;

•	any material unfulfilled representations, warranties or covenants contained in the Receivables;

•	any new issuance of notes or other securities backed by the Receivables;

•	if applicable, a statement that the servicer has received a communication request from a Noteholder interested in communicating with other Noteholders regarding the possibility exercise of rights under the transaction documents, the name and contact information for the requesting Noteholder and the date such request was received;

•	whether the Delinquency Trigger has been met or exceeded;

•	a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer;

•	whether and when Investors have elected to initiate a vote of the Investors with respect to an asset representations review to determine whether the asset representations reviewer will conduct an asset representations review;

•	whether and when the requisite percentage of Investors have voted to direct an asset representations review of the applicable Subject Receivables;

•	any material change in the underwriting, origination or acquisition of Receivables;

•	(i) the actual fair value of the Certificate as a percentage of the actual fair value of the Notes and the Certificate and as a dollar amount, (ii) a description of any changes in the methodology or inputs and assumptions used to calculate such fair value in this prospectus, (iii) the amount deposited into the Reserve Account as a percentage of the actual fair value of the Notes and the Certificate and as a dollar amount, (iv) the sum of clause (i) and clause (iii) and (v) any Notes that are retained on the Closing Date;

•	any asset-level data as required by Item 1111(h) and Item 1125 of Regulation AB;

•	any amounts distributed to the Certificateholder;

•	any SOFR Adjustment Conforming Changes;

•	if a Benchmark Transition Event occurs, the Benchmark Replacement Date, the Benchmark Replacement and the Benchmark Replacement Conforming Changes for the Class A-2-B notes for the related Interest Period; and

•	if applicable, information with respect to any change in the asset representations reviewer as required by Item 1121(d)(2) of Regulation AB.

Unless definitive notes are issued, DTC (or its successors) will supply these reports to Noteholders in accordance with its procedures. Since owners of beneficial interests in a global note will not be recognized as Noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by applicable law, the indenture trustee will furnish any required tax information with respect to the Notes to each person who on any Record Date during the calendar year was a registered Noteholder.

The indenture trustee may make any statements that it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective U.S. federal and state income tax returns (or additional files containing the same information in an alternative format), via its internet web site (initially located at www.sf.citidirect.com). The indenture trustee will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the indenture trustee will provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the indenture trustee will also mail copies of any such statements to any Noteholder who provides a written request therefor. If required by TIA Section 313(a), within 60 days after each March 31, beginning in 2024, the indenture trustee will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

For so long as filings described under “Where You Can Find More Information About Your Notes” and amendments to those filings will be publicly available at the SEC’s website at http://www.sec.gov, the indenture trustee will not make available at its website address set forth in the preceding paragraph any of such issuing entity’s filings. The servicer will provide electronic or paper copies of such filings and other reports free of charge upon request.

Noteholder Communication

A Noteholder or a beneficial owner of a note (collectively, the “Investors”) may send a request to the depositor at any time notifying the depositor that the Investor would like to communicate with other Investors with respect to an exercise of their rights under the terms of the transaction documents, including the right to request an asset representations review as set forth under “—Asset Representations Review” above. The depositor will include in each Form 10-D disclosure regarding any request received during the related Collection Period from an Investor to communicate with other Investors related to the Investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the Investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the Investor, stating that the Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the transaction documents and a description of the method other Investors may use to contact the requesting Investor.

The servicer will bear any costs associated with including the above information in the Form 10-D.

List of Noteholders

Three or more holders of the Notes of any class or one or more holders of Notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of Notes may, by written request to the indenture trustee, obtain access to the list of all Noteholders of record maintained by the indenture trustee for the purpose of communicating with other Noteholders with respect to their rights under the indenture or under those Notes. The indenture trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

The indenture trustee or the owner trustee, as the case may be, will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all Noteholders of record as of the most recent applicable record date.

Payment of Distributable Amounts

Prior to each Payment Date, except as set forth above under “The Notes—Event of Default Payment Priority”, the servicer will calculate the amount to be paid to the Class A Noteholders, Class B Noteholders and Class C Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee in its Servicer’s Certificate to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods (except available funds from the Reserve Account may not be used for this purpose as long as the servicer is HCA or an affiliate thereof), and unreimbursed advances (except available funds from the Reserve Account may not be used for this purpose);

2.	to the Class A Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

3.	to the Noteholders, the First Priority Principal Distribution Amount, if any;

4.	to the Class B Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

5.	to the Noteholders, the Second Priority Principal Distribution Amount, if any;

6.	to the Class C Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

7.	to the Noteholders, the Regular Principal Distribution Amount;

8.	to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

9.	first, to the indenture trustee and the owner trustee, pro rata, and second, to the asset representations reviewer, any reimbursements, expenses and indemnities, in each case to the extent such reimbursements, expenses and indemnities have not been previously paid by the servicer and to the securities intermediary, any accrued and unpaid indemnification expenses owed to it; and

10.	to the Certificateholders, all remaining funds.

Each of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount will be allocated among the Notes as described above under “—Payments of Principal.” Amounts deposited into the Reserve Account will be available to make payments on the subsequent Payment Dates to the extent of amounts on deposit therein and as provided under “Credit Enhancement—Reserve Account”. Amounts distributed to the Certificateholders will not be available in later periods to make payments on Notes or to fund charge-offs or the Reserve Account.

For the purposes of this prospectus, the following terms will have the following respective meanings:

“Adjusted Pool Balance” means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided that the First Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of each class of Class A Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of such Class A Notes to zero.

“Interest Period” means:

•	with respect to the Class A-1 Notes and the Class A-2-B Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Interest Period, the Closing Date) to but excluding the current Payment Date; and

•	with respect to the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from and including the 15th day of the previous calendar month (or, in the case of the first Interest Period, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

“Principal Distribution Amount” means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount and (iii) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date minus (2) the First Priority Principal Distribution Amount minus (3) the Second Priority Principal Distribution Amount; provided, however, that the Regular Principal Distribution Amount will not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Final Scheduled Maturity Date of the Class C Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

“Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (ii) the First Priority Principal Distribution Amount; provided, that the Second Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class B Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 3.00% of the Adjusted Pool Balance as of the Cutoff Date. Notwithstanding the foregoing, the Target Overcollateralization Amount will not exceed the Adjusted Pool Balance on such Payment Date.

See “Risk Factors” herein for a discussion of certain factors that could impact timing or amount of payments on your Notes.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

Book-Entry Registration. Each class of Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No Noteholder will be entitled to receive a definitive note representing that person’s interest in the Notes, except as set forth below. Unless and until Notes are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede & Co., the nominee of DTC. Noteholders will not be recognized by the owner trustee or indenture trustee as Noteholders as those terms will be used in the relevant agreements will only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede & Co. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against the Direct Participant or Indirect Participant parties thereto.

Under a book-entry format, DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants. Therefore, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the Notes in book-entry form may reduce the liquidity of the Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of physical securities. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust company, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Notes under the DTC system must be made by or through direct participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive definitive notes representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related indenture trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct

Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the indenture trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the indenture trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the indenture trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

Although DTC and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC and Clearstream, they are under no obligation to perform or continue those procedures and those procedures may be discontinued at any time.

None of the servicer, the depositor, the administrator, the indenture trustee or owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede & Co., DTC or Clearstream, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding Notes through Clearstream or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount (“OID”), on registered debt issued by U.S. Persons (as defined below), unless:

•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:

Exemption for non-U.S. Persons (Form W-8BEN or W-8BEN-E, as applicable). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), depending on the beneficial owner’s circumstances.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN or W-8BEN-E, as applicable). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN or Form W-8BEN-E, depending on the beneficial owner’s circumstances.

Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the Note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN or Form W-8BEN-E, if furnished with a taxpayer identification number (“TIN”), will under certain circumstances remain in effect indefinitely until a change in circumstances makes any information on the form incorrect. A Form W-8BEN or Form W-8BEN-E, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a U.S. Person.

The term “non-U.S. Person” means a beneficial owner of a note other than a U.S. Person. This disclosure does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of Notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the Notes.

Definitive Notes

The Notes will be issued in fully registered, certificated form to owners of beneficial interests in one or more global notes or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes, and the administrator is unable to locate a qualified successor; or

•	after a default under the transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the Notes, voting together as a single class, advise the indenture trustee through DTC and its participating members in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global note, through DTC participants, of the availability through DTC of Notes in definitive registered form. Upon surrender by DTC of the definitive global notes representing the Notes and instructions for re-registration, the indenture trustee will reissue the Notes in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered notes as Noteholders.

Payments or distributions of principal of, and interest on, the Notes will be made by a paying agent directly to holders of Notes in definitive registered form in accordance with the procedures set forth herein and in the indenture. Payments or distributions on each Payment Date and on the final scheduled maturity date will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. The final payment or distribution on any Note, whether Notes in definitive registered form or Notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final payment or distribution to Noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of Notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Restrictions on Ownership and Transfer

There are no restrictions on ownership or transfer of any Note, other than as set forth in the following paragraph. However, the Notes are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any Notes. See “Risk Factors—Risks relating to the nature of the notes and the structure of the transaction―The notes may not be a suitable investment for you.” In addition, because the Notes will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors―Risks relating to the nature of the notes and the structure of the transaction―Lack of liquidity in the secondary market may adversely affect the ability to sell your notes, and the absence of a secondary market for the notes could limit your ability to resell your notes.”

Notes Owned by the Depositor, HCA or Affiliates

Notes owned by the depositor, HCA or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of Notes have taken any action under the indenture or any other transaction document.

CREDIT ENHANCEMENT

The presence of credit enhancement for the benefit of any class of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class of the full amount of principal and interest due thereon and to decrease the likelihood that those Noteholders will experience losses. The credit enhancement for a class of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders may suffer a loss on their investment in those Notes, as described in this prospectus. In addition, if a form of credit enhancement covers more than one class of Notes, Noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of Noteholders of other classes.

The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes and the Class C Notes, the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes, the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest. The protection afforded to the Class C Noteholders will be effected, the establishment of the Reserve Account, overcollateralization (in addition to the Yield Supplement Overcollateralization Amount), the Yield Supplement Overcollateralization Amount and excess interest.

Subordination

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes. If there are not enough funds to pay interest on and/or principal of a subordinated class or classes, Noteholders in such subordinated Notes may not receive those payments in a timely manner or may experience a loss.

As long as the Class A Notes remain outstanding, payments of interest on the Class B Notes and the Class C Notes will be subordinated to payments of interest on the Class A Notes and, to the extent described in this prospectus, payments of principal of the Class A Notes; and payments of principal of the Class B Notes and the Class C Notes will be subordinated to payment of principal of and interest on the Class A Notes.

As long as the Class A Notes or Class B Notes remain outstanding, payments of interest on the Class C Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes and, to the extent described in this prospectus, payments of principal of the Class A Notes and the Class B Notes; and payments of principal of the Class C Notes will be subordinated to payment of principal of and interest on the Class A Notes and the Class B Notes.

The Certificate will be in definitive form. Payments on the Certificate will be subordinated to payments on the Notes to the extent described in this prospectus. The Certificate will not bear interest.

Reserve Account

On or prior to the Closing Date, HCA will establish and maintain or will cause to be established and maintained a separate account (the “Reserve Account”), and the depositor will make an initial deposit thereto of an amount equal to at least $5,121,063.97; provided, however that HCA (by itself or through a majority-owned affiliate) may fund the Reserve Account on the Closing Date with a greater amount if necessary to satisfy its obligations under Regulation RR. The Reserve Account will be an eligible account under the sole dominion and control of the indenture trustee for so long as it is an eligible institution for the benefit of the issuing entity and the related securityholders and will be pledged by the issuing entity to the indenture trustee for the benefit of the Noteholders and the issuing entity.

The Reserve Account is intended to assist with the payment of interest on and/or principal of the Notes and other expenses and amounts owed by the issuing entity in the manner specified below.

The “Reserve Account Required Amount” with respect to any Payment Date is expected to be at least 0.25% of the Adjusted Pool Balance as of the Cutoff Date. However, in no event will the Reserve Account Required Amount be more than the then aggregate outstanding principal amount of the Notes, and the Reserve Account Required Amount will be $0 on any Payment Date on which the servicer exercises a clean-up call as described under “Description of the Transaction Documents—Optional Early Redemption of the Notes”. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

Except as set forth below, all amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal of the Notes. If the clean-up call is exercised, the indenture trustee will, upon written directions from the servicer, withdraw any remaining amounts on deposit in the Reserve Account and deposit such amounts in the Collection Account. Following the payment in full of the outstanding principal amount of the Notes and of all other amounts owing or to be distributed under the transaction documents, the indenture trustee will, upon written directions from the servicer, distribute any amount then on deposit in the Reserve Account to the depositor.

Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders and the issuing entity. Except as set forth below, on each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders or the servicer, in the priority set forth under “The Notes—Payment of Distributable Amounts.” Amounts withdrawn from the Reserve Account may not be used to reimburse advances made by the servicer or any unpaid Servicing Fees owing to the servicer to the extent that HCA or an affiliate thereof is the servicer, and amounts to be withdrawn from the Reserve Account will be reduced by such amounts.

Funds on deposit in the Reserve Account will be invested by the indenture trustee in eligible investments selected in writing by the servicer that meet certain established investment criteria as provided in the sale and servicing agreement. Investment earnings on amounts deposited in the Reserve Account, net of losses and investment expenses will be released to the servicer on each Payment Date and will be the property of the servicer.

The Reserve Account is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR, and HCA (as the sponsor) intends (by itself or through a majority-owned affiliate) to establish and fund the Reserve Account in partial satisfaction of its risk retention obligations. HCA (by itself or through a majority-owned affiliate) may fund the Reserve Account on the Closing Date with an amount greater than the Reserve Account Required Amount set forth above if necessary to satisfy its obligations under Regulation RR. See “Credit Risk Retention.”

None of the Noteholders, the indenture trustee, the owner trustee or the Certificateholders will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

Overcollateralization is the amount by which the Adjusted Pool Balance exceeds the initial principal amount of the Notes. On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $51,215,589.89, which is approximately 2.50% of the Adjusted Pool Balance as of the Cutoff Date. The application of funds on each Payment Date according to clause (8) under “The Notes—Payment of Distributable Amounts” is designed to achieve and maintain the level of overcollateralization at a target level equal to the Target Overcollateralization Amount. The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate principal amount of the Notes will support such Notes.

Yield Supplement Overcollateralization Amount

On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $223,864,060.33, which is approximately 9.85% of the aggregate Principal Balance of the Receivables as of the Cutoff Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables by decreasing the portion of collections on the Receivables that are allocated to principal payments on the Notes (which results in a greater portion of collections being available to pay interest on the Notes).

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below with respect to that Payment Date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$223,864,060.33
December 2026	210,120,197.67
January 2027	202,845,828.73
February 2027	195,686,960.58
March 2027	188,644,758.19
April 2027	181,720,403.42
May 2027	174,915,072.58
June 2027	168,229,911.90
July 2027	161,666,088.48
August 2027	155,224,777.38
September 2027	148,907,105.43
October 2027	142,714,189.98
November 2027	136,647,159.57
December 2027	130,707,128.77
January 2028	124,895,192.34
February 2028	119,212,419.51
March 2028	113,659,901.04
April 2028	108,238,753.54
May 2028	102,950,025.22
June 2028	97,794,800.87
July 2028	92,774,107.09
August 2028	87,889,006.63
September 2028	83,140,459.78
October 2028	78,529,437.73
November 2028	74,056,797.28
December 2028	69,723,389.19
January 2029	65,529,967.13
February 2029	61,477,140.94
March 2029	57,565,421.37
April 2029	53,795,235.12
May 2029	50,167,179.89
June 2029	46,681,945.41
July 2029	43,340,264.59
August 2029	40,142,853.82
September 2029	37,090,079.49
October 2029	34,181,731.25
November 2029	31,417,496.65
December 2029	28,796,246.03
January 2030	26,315,389.77
February 2030	23,972,329.78
March 2030	21,766,598.16
April 2030	19,698,547.69
May 2030	17,768,045.38
June 2030	15,973,752.50
July 2030	14,314,035.15
August 2030	12,787,867.06
September 2030	11,393,950.40
October 2030	10,123,416.34
November 2030	8,966,302.26
December 2030	7,910,679.62
January 2031	6,950,846.19
February 2031	6,078,827.87
March 2031	5,289,161.45
April 2031	4,577,074.94
May 2031	3,934,514.17
June 2031	3,353,411.61
July 2031	2,826,053.37
August 2031	2,348,081.30
September 2031	1,919,073.03
October 2031	1,539,098.47
November 2031	1,208,149.12

Payment Date	Yield Supplement Overcollateralization Amount
December 2031	926,201.18
January 2032	692,552.89
February 2032	504,866.76
March 2032	359,978.79
April 2032	253,754.44
May 2032	180,868.77
June 2032	134,041.71
July 2032	103,279.94
August 2032	79,414.37
September 2032	59,252.83
October 2032	42,408.17
November 2032	28,855.41
December 2032	18,459.93
January 2033	10,893.20
February 2033	5,773.07
March 2033	2,675.75
April 2033	994.43
May 2033	218.09
June 2033	29.84
July 2033	2.82
August 2033 (and thereafter)	0.00

The Yield Supplement Overcollateralization Amount is a specified amount for each payment date based on the above schedule determined as of the Cutoff Date. The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and 8.95%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the Receivables than is necessary to pay the sum of the amounts payable under the priority of payments with higher priority than principal, there is expected to be excess interest. Any such excess interest will serve as additional credit enhancement. Any excess interest will be applied on each Payment Date, as a component of Available Amounts, as described under “The Notes—Payment of Distributable Amounts” above to increase over time the amount of overcollateralization as of any Payment Date to the Target Overcollateralization Amount.

ADVANCES

The servicer may elect to make a payment to the issuing entity with respect to the aggregate amount of interest and/or principal to be paid by Obligors, with respect to the Receivables, for which the original scheduled due date occurred before or during the related Collection Period that remained unpaid at the end of such Collection Period. In addition, if at the close of business on the last day of a Collection Period, an Obligor is entitled to a rebate of an insurance policy or other voluntary protection product, then the servicer may elect to advance to the Obligor an amount equal to such rebate to the extent the servicer expects to recover the amount of the rebate. Advances relating to rebates can be delivered to Obligors and reported in the servicer’s report in any manner the servicer selects in its discretion. Without limiting the foregoing, a rebate advance can be made, in the discretion of the servicer, by reducing or re-amortizing the Principal Balance of the applicable Receivable and may be included in the servicer’s report as a principal collection.

The servicer has not made such advances historically but retains the right to do so in the future. We refer to such a payment herein as an advance. Advances made by the servicer with respect to any Receivable will be repaid, if not otherwise reimbursed, from available amounts in the Collection Account and any amounts available from the Reserve Account. The servicer will not charge interest on amounts advanced. Advances are designed to increase the likelihood of timely payment of amounts due on the Notes by providing additional amounts to be available for distributions although such advances must be reimbursed. The servicer will be reimbursed for any advance on the payment date immediately following the Collection Period in which the related Receivable has been charged off in full by the servicer; provided, however, that the servicer may elect, in its sole discretion, to be reimbursed for any unreimbursed advance made in respect of a Receivable at an earlier date pursuant to the sale and servicing agreement or the indenture, as applicable, or from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Liquidation Proceeds or (iii) Recoveries.

THE CERTIFICATE

The issuing entity will issue the Certificate, which represents the residual interest in the issuing entity and is not offered hereby, under the trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Certificate will be in definitive form and payments on the Certificate will be subordinated to payments on the Notes as set forth above under “The Notes—Payment of Distributable Amounts.” The Certificate will not bear interest.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	the receivables purchase agreement pursuant to which the depositor will purchase the Receivables from HCA (the “receivables purchase agreement”);

•	the sale and servicing agreement, pursuant to which the issuing entity will purchase the Receivables from the depositor and the servicer will agree to service those Receivables (the “sale and servicing agreement”); and

•	the “administration agreement” pursuant to which HCA will undertake specified administrative duties with respect to the issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement. A copy of the finalized indenture, together with the other transaction documents, will be filed with the SEC on Form 8-K on or prior to the date the final prospectus is required to be filed.

Sale of the Receivables; Pledge of the Receivables

Sale by HCA. Prior to the issuance of the Notes by the issuing entity, pursuant to the receivables purchase agreement, HCA will sell and assign to the depositor, without recourse except for breaches of representations and warranties, its entire interest in the Receivables, including its security interest in the related financed vehicles. Prior to such sale and assignment, HCA may have acquired all or a portion of the transferred receivables from dealers.

The receivables purchase agreement is intended to grant the depositor an ownership interest in the seller’s interest in the Receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the seller’s interest in the Receivables and the security interests in the related financed vehicles and in either case, such ownership or security interests will be first-priority security interests (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the depositor.

The receivables purchase agreement may be amended with the written consent of the seller and depositor with prior written notice to the Hired Agencies but without the consent of the Noteholders or the Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or of modifying in any manner the rights of Noteholders or Certificateholder, subject to the satisfaction of one of the following conditions: (a) the depositor or the seller delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder (and, if the Certificates are then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder) or (b) the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any outstanding class of Notes) with respect to such action. The receivables purchase agreement may also be amended by the seller and depositor with prior written notice to the Hired Agencies and the prior written consent of holders of Notes evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Class of the Notes and Certificateholders of Certificates evidencing at least a majority of the certificate percentage interests (excluding Certificates held by the seller or any of its affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or for the purpose of modifying in any manner the rights of Noteholders or Certificateholder; provided, however, that no such amendment may (a) reduce the interest rate or principal amount of any Note or the percentage interest of any Certificate or delay the final scheduled maturity date of any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of the Notes or the Certificates that is required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the Certificate.

Sale by the Depositor. Prior to the issuance of the Notes by the issuing entity, the depositor will sell and assign to the issuing entity, without recourse, pursuant to the sale and servicing agreement, the depositor’s entire interest in the Receivables, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any Receivables. The indenture trustee will, concurrently with the sale and assignment of the Receivables to the issuing entity, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables from the depositor and to make the required initial deposit into the Reserve Account.

The sale and servicing agreement grants the issuing entity an ownership interest in the depositor’s interest in the Receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the depositor’s interest in the Receivables and the security interests in the related financed vehicles and, in either case (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the issuing entity.

The sale and servicing agreement may be amended by the depositor and servicer, but without the consent of the indenture trustee, the owner trustee, any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provisions in the sale and servicing agreement, or for the purpose of correcting any inconsistency herein, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the Noteholders or Certificateholder, subject to the satisfaction of one of the following conditions: (a) the depositor or the servicer delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder (and, if the Certificates are then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder) or (b) the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any outstanding class of Notes) with respect to such action. The sale and servicing agreement may also be amended by the depositor, the servicer and the issuing entity with the prior written consent of the indenture trustee and Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Class of Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or for the purpose of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however that no such amendment will (a) reduce the interest rate or principal amount of any Note or delay the stated maturity date of any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Notes, the securityholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes and the Certificateholders of all outstanding Certificates.

Notwithstanding anything under this heading or in any other transaction document to the contrary, to the extent permitted by the TIA, the sale and servicing agreement may be amended by the depositor and servicer without the consent of the indenture trustee, the issuing entity, the owner trustee, any noteholder or any other person and without satisfying any other amendment provisions of the sale and servicing agreement or any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the owner trustee’s or indenture trustee’s rights, indemnities or obligations without the owner trustee or indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the sale and servicing agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and the sale and servicing agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Pledge by Issuing Entity. On the Closing Date, the issuing entity will pledge the Receivables and the other issuing entity property to the indenture trustee for the benefit of the Noteholders pursuant to the indenture. The indenture will provide a first priority (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) security interest in the Receivables and the related financed vehicles in favor of the indenture trustee.

The receivables purchase agreement requires the seller to file and maintain financing statements as necessary to preserve, maintain and protect the security interests granted in the Receivables under the transaction documents to the depositor, issuing entity and indenture trustee.

Representations and Warranties of HCA. Pursuant to the receivables purchase agreement, HCA will represent to the depositor, and the depositor will assign the representations and warranties pursuant to the sale and servicing agreement to the issuing entity, and the issuing entity will grant a security interest in such rights to the indenture trustee, for the benefit of the Noteholders, that, among other things:

•	under the terms of each Receivable, the obligor is required to maintain physical damage insurance covering the financed vehicle;

•	each Receivable has created or will create a first priority security interest in favor of HCA in the financed vehicle, which security interest has been assigned by HCA to the depositor and by the depositor to the issuing entity;

•	immediately prior to the transfer and assignments from HCA to the depositor pursuant to the receivables purchase agreement, HCA will have good and marketable title to each Receivable free and clear of all security interests, liens, charges and encumbrances (except for permitted liens and liens that will be released prior to the assignment under the receivables purchase agreement) and the Receivable does not reflect any right of rescission, setoff, counterclaim or defense asserted or threatened;

•	each Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable;

•	as of the Cutoff Date, HCA’s electronic records related to receivables do not indicate that any Receivable was satisfied, subordinated or rescinded, or that any Financed Vehicle was released from the lien of the related Receivable and none of the material terms of any Receivable has been expressly waived, altered or modified in any material respect since its origination, except by instruments or documents identified in HCA’s receivables system;

•	HCA’s electronic records related to receivables do not reflect any right of rescission, setoff counterclaim or defense asserted or threatened by any Obligor for any Receivable;

•	as of the Cutoff Date, HCA’s receivables system did not disclose that there was any payment default under the terms of any Receivable (other than payment delinquencies of not more than 30 days);

•	each Receivable constitutes “chattel paper” within the meaning of the UCC as in effect in the state of origination; and

•	each Receivable contains provisions that permit the repossession and sale of the financed vehicle upon a default under the Receivable by the obligor.

As of the Payment Date following the end of the Collection Period, which includes the 60th day (or, if the seller elects, an earlier Payment Date) after the date that the seller became aware of or was notified of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the issuing entity or the

Noteholders, the seller, unless the breach is cured, will repurchase that Receivable from the issuing entity at a price equal to the Purchased Amount. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the issuing entity to receive and retain payment in full on such Receivable.

This repurchase obligation will constitute the sole remedy available to the Noteholders, the indenture trustee, the owner trustee, the Certificateholders and the issuing entity for any uncured breach by the seller.

Upon discovery of a breach of certain of the representations and warranties by the seller and nonperformance of certain covenants of the servicer made in the sale and servicing agreement, such party is obligated to promptly notify the other parties thereto, which includes the indenture trustee; provided, that delivery of a Servicer’s Certificate will be deemed to be prompt written notice to the other parties.

Pursuant to the sale and servicing agreement, the depositor and the issuing entity will designate the servicer as custodian to maintain possession or, in the case of electronic contracts, control (directly or through an agent), on behalf of the issuing entity of the related retail installment sale contracts. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuing entity as long as HCA is servicing the Receivables. However, Uniform Commercial Code (“UCC”) financing statements reflecting the sale and assignment of the Receivables by HCA to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of HCA and the depositor will reflect that sale and assignment. Because these Receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of these Receivables without knowledge of the assignment, the issuing entity’s interest in the Receivables could be defeated. In addition, in some cases, the issuing entity’s security interest in collections that have been identified by the servicer but not yet remitted to the Collection Account could be defeated.

Asset Representations Review

As discussed above under “―Sale of the Receivables; Pledge of the Receivables,” the seller will make certain representations and warranties regarding the Receivables. The asset representations reviewer will be responsible for reviewing the Receivables for compliance with these representations and warranties (the “Pool Asset Representations”) when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	The Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date, as described below under “—Delinquency Trigger”; and

•	The required percentage of investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Review Conditions are satisfied (the first date on which the Review Conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations as described below under “—Asset Review.”

Delinquency Trigger

On or prior to each Payment Date, the servicer will calculate the Delinquency Percentage for the preceding calendar month. The “Delinquency Percentage” for each Payment Date is an amount equal to the ratio (expressed as a percentage) of (i) the Pool Balance of all 61-Day Delinquent Receivables as of the last day of the calendar month immediately preceding such Payment Date to (ii) the Pool Balance of all outstanding Receivables held by the issuing entity as of the last day of the calendar month immediately preceding such Payment Date. “61-Day Delinquent Receivables” means all Receivables outstanding and held by the issuing entity (other than repurchased Receivables, charged-off Receivables and Receivables in repossession or bankruptcy status) that are 61 or more days delinquent, as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any Payment Date and the related preceding calendar month is 9.60%.

HCA developed the Delinquency Trigger from an analysis of the historical 61 day or more delinquency rate over the life of HCA’s other public securitization transactions since 2006. HCA then applied a multiple of 5 to the previous historical peak highest delinquency percentage observed. The multiple derived from this analysis corresponds generally to the multiple of expected cumulative net losses that the Class A Notes are expected to be able to withstand before realizing their first dollar loss and is intended to account for future volatility and stressed economic conditions. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak Delinquency Percentage to ensure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

For prior pools of retail installment sale contracts that were securitized by HCA since 2006, the percentage of Receivables that have been 61 or more days delinquent have ranged from 0.00% to 1.92%. The following chart shows the monthly percentages of receivables 61 or more days delinquent in HCA’s prior securitized pools from 2006 through June 30, 2026.

For more information regarding 61 day or more delinquent asset statistics for certain of HCA’s prior securitized pools of retail installment sale contracts, see “Appendix A—Static Pool Data.”

The servicer will monitor delinquent receivables and will include on the monthly statement to Noteholders the delinquency information as to the Receivables as of the last day of the related Collection Period and whether the Delinquency Trigger has been met or exceeded for the related Collection Period. If the Delinquency Trigger has been met or exceeded for the related Collection Period, the servicer will provide a notice to HCA, the depositor and the indenture trustee, and will include a notice on the monthly servicer report and on the Form 10-D, that such trigger has been met.

“Subject Receivables” means, for any asset review, all Receivables outstanding and held by the issuing entity which are 60 or more days delinquent as of the related Review Satisfaction Date. However, any Receivable that becomes a repurchased Receivable or is paid off after the Review Satisfaction Date will no longer be a Subject Receivable.

Asset Review Voting

If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger for that Payment Date, the servicer will notify the Investors of that occurrence on the periodic report filed by the depositor on Form 10-D. Investors in the aggregate holding at least 5% of the aggregate outstanding principal balance of all the outstanding Notes, with Noteholders voting together as a single class (the “Instituting Noteholders”) may then elect to initiate a vote of the Investors to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote. Notice of the initiation of such vote will be provided to Investors on Form 10-D. If any Instituting Noteholder is not a record holder as reflected on the note register, the indenture trustee may require that Investor to provide verification documents to confirm that the investor that it is, in fact, a Beneficial Owner. Any such vote will be (i) initiated no later than 90 days after the filing of a Form 10-D reporting to Investors that the Delinquency Percentage on the related Payment Date exceeded the Delinquency Trigger for that Payment Date (the “Delinquency Trigger Notice Date”) and (ii) completed no later than 150 days after the Delinquency Trigger Notice Date.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the noteholder direction will be deemed to have occurred if Investors representing at least a majority of the voting Investors vote in favor of directing a review by the asset representations reviewer. If the Instituting Noteholders elect to initiate a vote, then the servicer will pay the costs, expenses and liabilities incurred by the indenture trustee, the owner trustee and the issuing entity in connection with the voting process, including the costs and expenses of counsel (as described below under “—Fees and Expenses for Asset Review”). The servicer and the issuing entity are required under the indenture to cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of Investors entitled to vote in accordance with TIA Section 316(c).

Promptly after the occurrence of the Review Satisfaction Date, the indenture trustee will send a notice to the servicer and the asset representations reviewer specifying that the Review Conditions have been satisfied and providing the applicable Review Satisfaction Date. Within 10 Business Days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 by the servicer, and to the extent not so paid, as set forth under “The Notes—Payment of Distributable Amounts” in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee in connection with the asset review of $200 for each Subject Receivable (the “Review Expenses”). The Review Expenses will be paid by the servicer.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations (an “Asset Review”) to determine whether the Pool Asset Representations with respect to each Subject Receivable were accurate in all material respects.

The Asset Review will be performed in accordance with the procedures set forth in the asset representations review agreement.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receiving access to the review materials, which the servicer will furnish to the asset representations reviewer within 60 days after receiving notice of the Review Satisfaction Date; provided that such review period will be extended for 30 days if missing or additional review materials are provided to the asset representations reviewer. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the servicer and the issuing entity of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will not be responsible for determining whether noncompliance with the Pool Asset Representations constitutes a breach of the receivables purchase agreement or the sale and servicing agreement or whether the seller would be required to repurchase a Subject Receivable. If the asset representations reviewer determines that there is an instance of noncompliance with the Pool Asset Representations, the servicer will then, after reviewing the report of the asset representations reviewer, determine whether it constitutes a breach of the Pool Asset Representations that the seller would be required to repurchase a Subject Receivable.

Amendment of the Asset Representations Review Agreement

The asset representations review agreement may be amended by the issuing entity, the servicer and the asset representations reviewer, but without the consent of the depositor, the indenture trustee, the owner trustee, any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provisions in the asset representations review agreement, or for the purpose of correcting any inconsistency with this prospectus, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the asset representations review agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, subject to the satisfaction of one of the following conditions: (a) the servicer delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder (and, if the Certificates are then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholders) or (b) the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any outstanding Class of Notes) with respect to such action.

Dispute Resolution

The seller is required to repurchase from the pool any receivables that do not meet certain representations and warranties as described under “Issuing Entity Property—Representations, Warranties and Covenants” and “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables.” Any Investor (each, a “requesting party”) may request that the seller repurchase any receivable that does not satisfy the representations and warranties described under “Issuing Entity Property—Representations, Warranties and Covenants” and “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables.” In order to make a repurchase request, an Investor will be required to provide a notice stating the request to the seller. If the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the seller, the requesting party may refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration, whether or not the applicable receivables have previously been the subject of an asset representations review.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects non-binding or binding arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association selected jointly by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA according to its arbitration rules then in effect. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions and additional terms, which will not prevent disclosure of information required by any applicable securities law, set forth in the receivables purchase agreement. Any settlement agreement reached in a mediation and any decision by an arbitrator in binding arbitration will be binding upon the requesting party, the depositor, the issuing entity, the owner trustee and the indenture trustee with respect to the receivable that is the subject matter of the repurchase request, and, in that situation, issues relating to that Receivable may not be re-litigated by the requesting party or the seller or become the subject of a subsequent repurchase request by the requesting party in mediation, arbitration, court or otherwise. By requesting binding arbitration, such requesting party will waive the right to sue in court, including the right to a trial by jury.

Accounts

With respect to the issuing entity, the servicer will establish and maintain with the indenture trustee a Collection Account, in the name of the indenture trustee for the benefit of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and maintain with the indenture trustee the Reserve Account pledged by the issuing entity to the indenture trustee for the benefit of the Noteholders. The servicer will account to the indenture trustee and to the Noteholders as if all of the deposits and payments into the Collection Account were made individually.

The servicer will deposit all amounts identified during a Collection Period into the Collection Account on the second Business Day following identification. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts identified during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” will be satisfied if (i) HCA or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “F1” from Fitch and at least “A-1” from S&P. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than one Business Day prior to the related Payment Date) if each Hired Agency, after having been given notice of the alternate remittance schedule, does not notify the issuing entity or the indenture trustee in writing that use of the alternative remittance schedule will result in the qualification, reduction or withdrawal of the then-current rating on each class of Notes. Pending deposit into the Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Funds on deposit in the Collection Account and the Reserve Account (collectively, the “Accounts”) will be invested by the indenture trustee as directed by the servicer and as provided in the sale and servicing agreement in one or more eligible investments that meet certain established investment criteria. Funds on deposit in the Reserve Account will be invested in investments that are deemed “cash equivalents” for the purposes of Regulation RR, as determined by the servicer. The indenture trustee will have no obligation to determine whether any investment of funds on deposit in the Reserve Account meet the requirements of Regulation RR. Eligible investments are generally limited to investments acceptable to the relevant Hired Agency rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. All such eligible investments are limited to instruments, obligations or securities that mature on or before the next Payment Date. However, upon satisfaction of the Rating Agency Condition (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any outstanding class of Notes) with respect to different investments, funds on deposit in the Reserve Account and Collection Account will be invested in eligible investments that will not mature so that such funds will be available on the Business Day preceding the next Payment Date. Thus, the amount of cash in the Accounts at any time may be less than the balance of the Accounts. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes. Investment earnings on amounts on deposit in the Collection Account and the Reserve Account, net of losses and investment expenses, will be released to the servicer on each Payment Date and will be the property of the servicer.

The Accounts will be maintained with the indenture trustee so long as it meets certain established criteria and is an eligible institution as specified in the transaction documents.

If the indenture trustee ceases to be an eligible institution, then the servicer will, with the assistance of the indenture trustee as may be necessary, cause each Account to be moved to an eligible institution.

Collection Account

The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings.

The servicer or the seller, as the case may be, will remit the aggregate Purchased Amounts for Receivables to be purchased from the issuing entity during the related Collection Period, if any, to the Collection Account on the Business Day preceding the related Payment Date.

If the servicer or the seller were unable to remit the funds as described above, Noteholders might incur a loss.

Collections on or in respect of a Receivable made during a Collection Period (including Purchased Amounts for repurchased Receivables) which are not late fees, extension fees or other similar fees or charges will be applied in accordance with the sale and servicing agreement.

Servicing Procedures

The servicer will be authorized to grant, in accordance with its customary servicing practices, rebates, deferrals, amendments, modifications, adjustments or extensions with respect to a Receivable. However, if the servicer extends the maturity of a Receivable beyond the last day of the Collection Period prior to the Final Scheduled Maturity Date of the Notes or reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, the servicer will be obligated to purchase such Receivable.

Servicing Compensation

The servicer will be entitled to a monthly Servicing Fee as compensation for the performance of its obligations under the sale and servicing agreement. The Servicing Fee for the calendar month immediately preceding any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, a fraction equal to the number of days from the Cutoff Date to and including the last day of the Collection Period (assuming a 30 day calendar month), over 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cutoff Date (the “Servicing Fee”). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period all late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that Collection Period, plus all investment earnings or interest (net of investment losses and expenses) earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Reserve Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under “The Notes—Payment of Distributable Amounts.” Other than the Servicing Fee, the servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, except to the extent specified in the transaction documents. The servicer will be required to pay all of the indenture trustee’s and owner trustee’s fees, expenses, reimbursements and indemnifications.

Optional Early Redemption of the Notes

The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises, at its option, a “clean-up call” and purchases the Receivables from the issuing entity. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance declines to 5% or less of the Pool Balance as of the Cutoff Date. To exercise the option, the servicer must deposit into the Collection Account the redemption price, which will be an amount equal to (i) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the Receivables, less (ii) the amounts on deposit in the Reserve Account on the date of the clean-up call. The exercise of the clean-up call by the Servicer will effect a redemption, in whole but not in part, of all outstanding Notes and all such Notes will be deemed to be due and payable on such date. The issuing entity is not obligated to pay any redemption premium or make-whole amount. In the event that the servicer exercises the clean-up call, the indenture trustee will, upon the written direction of the servicer, withdraw any remaining amounts on deposit in the Reserve Account and deposit such amounts in the Collection Account prior to the date of the clean-up call.

Indemnification by and Limitation of Liability of the Servicer

The sale and servicing agreement provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the depositor, the indenture trustee, the owner trustee, the Noteholders or the Certificateholders, except as provided in the sale and servicing agreement, for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement or willful misfeasance or bad faith in the performance of the servicer’s duties.

The servicer will indemnify, defend and hold harmless the issuing entity, the owner trustee, the indenture trustee, and any of the officers, directors, employees or agents of the issuing entity, the owner trustee and the indenture trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence or willful misfeasance of the servicer in the performance of its duties or by failure to perform its obligations under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

Removal of Servicer

A default by the servicer under the sale and servicing agreement will include the following (each, a “servicer termination event”):

(i)             any failure by the servicer to deliver or cause to be delivered any required payment to the owner trustee or indenture trustee for distribution to the Noteholders, which failure continues unremedied for ten Business Days after discovery of that failure by a responsible officer of the servicer or after the receipt by the servicer of notice of that failure;

(ii)            any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the Noteholders and the Certificateholders, and which failure continues unremedied for 90 days after discovery of that failure by a responsible officer of the servicer or written notice of that failure is given to the servicer by (A) the owner trustee, (B) the indenture trustee or (C) the holders of the Notes representing not less than 50% of the aggregate outstanding principal amount of the Controlling Class of Notes;

(iii)           if any representation or warranty of the servicer, in its capacity as servicer, will prove to be incorrect in any material respect as of the time when the same will have been made and the incorrectness of such representation or warranty has a material adverse effect on the issuing entity or the Noteholders and such failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the Noteholders representing not less than 50% of the aggregate outstanding principal amount of the Notes; and

(iv)          the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay or failure of performance referred to under clauses (i), (ii) or (iii) above for an additional period of 60 days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.

The indenture trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer termination event, which termination and removal will be the sole remedy available to the issuing entity and Noteholders. Noteholders evidencing 50% or more of the voting interests of the Controlling Class may also, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts as required under the sale and servicing agreement.

Under the circumstances in the first sentence of the preceding paragraph, authority and power will, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee and the Noteholders are unable to appoint a successor servicer, the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer will be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal of and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer.

This servicer may not resign except upon a determination that the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer assumes the servicer’s duties under the sale and servicing agreement. Upon notice of a termination or resignation of the servicer, the indenture trustee or Noteholders evidencing 50% or more of the voting interests of the Controlling Class will appoint a successor servicer. If no successor servicer has been appointed within 30 days of resignation or removal, the servicer, as the case may be, may petition any court of competent jurisdiction for such appointment. The original servicer must pay any and all fees and expenses incurred as a result of a transfer of servicing.

The servicer will deliver to the owner trustee, the indenture trustee, and each Hired Agency written notice in the form of an officer’s certificate of any event that with the giving of notice or lapse of time or both would become a servicer termination event.

Evidence as to Compliance

The sale and servicing agreement provides for the delivery by the servicer to each of the Hired Agencies, the indenture trustee, the owner trustee of an annual certificate, signed by an officer of the servicer, stating that a review of the activities of the servicer during the preceding 12-month period (or such shorter period in the case of the first servicer certificate) and of the performance of its obligations under the sale and servicing agreement has been made under such officer’s supervision, and, to such officer’s knowledge, the servicer has performed in all material respects its obligations under the sale and servicing agreement throughout the year. If there has been a material default in the servicer’s performance of any obligation under the sale and servicing agreement during that year, the report will describe the nature and status of that default.

The sale and servicing agreement requires the servicer to furnish to the issuing entity, the depositor and the indenture trustee any report or information required to facilitate compliance by the issuing entity and depositor with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

The Owner Trustee and the Indenture Trustee

For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee, acting jointly, (or, in some instances, the owner trustee acting alone) or the indenture trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

The owner trustee and the indenture trustee may resign at any time and may be removed under the circumstances, each as described under “Description of the Indenture―Replacement of the Indenture Trustee” and “Description of the Trust Agreement―Resignation and Removal of the Owner Trustee” below. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

The servicer will be obligated to pay the fees of the owner trustee and the indenture trustee in connection with their duties under the trust agreement and the indenture, respectively. The servicer will also reimburse the indenture trustee for all reasonable out-of-pocket compensation and expenses, advances and disbursements of the indenture trustee’s agents, counsel, accountants and experts. The owner trustee and the indenture trustee will be entitled to indemnification by the administrator and the servicer (on behalf of the issuing entity), respectively, for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the owner trustee or the indenture trustee not resulting from its own bad faith or negligence. In addition, the indenture trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, or for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the indenture or any other transaction document.

HCA, the servicer and the depositor may maintain commercial banking and investment banking relationships with the owner trustee and indenture trustee and their respective affiliates.

The owner trustee, the indenture trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

The Administration Agreement

HCA, in its capacity as administrator under the administration agreement to be dated as of the Closing Date, will agree to provide the notices and to perform other administrative obligations required to be performed under the indenture or trust agreement, as applicable, and the other transaction documents. The administrator will not be paid a separate fee for the performance of its duties as administrator.

The administration agreement will be governed by the laws of the State of New York.

Amendment of the Administration Agreement

The administration agreement may be amended by the issuing entity, the administrator and the indenture trustee, but without the consent of the owner trustee, any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provisions in the administration agreement, or for the purpose of correcting any inaccuracy herein, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, subject to the satisfaction of one of the following conditions: (a) the issuing entity or the administrator delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder (and, if the Certificates are then held by anyone other than the depositor or a U.S. affiliate of the depositor, the Certificateholder) or (b) the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any outstanding class of Notes). The administration agreement may also be amended by the issuing entity, the administrator and the indenture trustee, with the prior written consent of the Noteholders holding not less than a majority of the aggregate outstanding principal amount of the Controlling Class of Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) reduce the interest rate or principal amount of any Note or delay the stated maturity date of any Note without the consent of the holder of such Note or (ii) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Notes, the securityholders of which are required to consent to any such amendment, without the consent of the Noteholders holding all outstanding Notes and Certificateholders holding all outstanding Certificates.

Bankruptcy Provisions

Each of the parties to the transaction documents, and each Noteholder, by accepting the Note or a beneficial interest in the Notes, will covenant and agree that it will not prior to the date that is one year and one day after the termination of the transaction document to which they are a party (or, with respect to the indenture trustee, the owner trustee, the Certificateholders and the Noteholders, will not ever), institute against, or join in any institution against the depositor or the issuing entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the Notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We refer you to the indenture for additional details on the terms of the indenture.

Modification of Indenture

The issuing entity and the indenture trustee may, with the consent of the Noteholders evidencing not less than a majority of the principal amount of those Notes of the Controlling Class then outstanding, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the Noteholders.

Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will:

•	change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust estate to payment of principal of or interest on any Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor, as provided in the indenture, to the payment of any such amount due on any Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the outstanding amount of Notes or the Controlling Class, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

•	modify or alter (i) the provisions of the proviso as to the definition of the term “Outstanding” as defined in the indenture or (ii) the definition of “Controlling Class”;

•	reduce the percentage of the outstanding amount of Notes or the Controlling Class required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust estate pursuant to the indenture;

•	modify the provisions described in this paragraph except to increase any percentage specified herein or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby;

•	modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in the indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject hereto or deprive the holder of any Note of the security provided by the lien of the indenture.

The issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those Noteholders subject to the satisfaction of one of the following conditions: (a) the issuing entity delivers an opinion of counsel or an officer’s certificate to the indenture trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder or (b) the Rating Agency Condition is satisfied, in the case of Fitch, and with Rating Agency Notification, in the case of S&P.

Notwithstanding anything under this heading or in any other transaction document to the contrary, to the extent permitted by the TIA, the sale and servicing agreement may be amended by the depositor and servicer without the consent of the indenture trustee, the issuing entity, the owner trustee, any noteholder or any other person and without satisfying any other amendment provisions of the sale and servicing agreement or any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the owner trustee and indenture trustee’s rights, indemnities or obligations without the owner trustee and indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the sale and servicing agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and the sale and servicing agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Events of Default Under the Indenture; Rights Upon Event of Default

An “event of default” under the indenture consists of:

•	a default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and that default continues for a period of 35 days;

•	a default in the payment of the principal of or any installment of the principal of any Note on its stated maturity date;

•	any failure by the issuing entity to duly observe or perform in any material respect any representation, warranty, covenant or agreement in the indenture, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or Noteholders evidencing at least 25% of the aggregate outstanding principal amount of the Notes of the Controlling Class;

•	the occurrence of an involuntary bankruptcy, insolvency, receivership or liquidation of the issuing entity which remains unstayed for a period of 90 days; or

•	the occurrence of a voluntary bankruptcy, insolvency, receivership or liquidation of the issuing entity or the failure of the issuing entity to pay its debts as such debts become due;

provided, however, that a delay in or failure of performance referred to in the first, second or third bullet above for a period of an additional sixty (60) days will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence.

However, the amount of principal required to be paid to Noteholders under the indenture will be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of Notes will not result in the occurrence of an event of default until the final scheduled maturity date for that class of Notes. See “Risk Factors―Risks relating to the nature of the notes and the structure of the transaction―Your notes may not be repaid on their final scheduled maturity date, and failure to pay principal on your notes will not constitute an event of default until the final scheduled maturity date.” The failure to pay interest to holders of a subordinated class of Notes (unless it is the Controlling Class of Notes) on a particular Payment Date will generally not constitute an event of default. In addition, as described below, following the occurrence of an event of default and acceleration of the maturity of the Notes, the indenture trustee is not required to sell the assets of the issuing entity, and the indenture trustee may sell the assets of the issuing entity only after meeting requirements specified in the indenture and described below. Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.

If an event of default should occur and be continuing with respect to a class of Notes, the indenture trustee may and, if directed in writing by the holders of notes representing not less than a majority in principal amount of the Controlling Class of Notes then outstanding will, declare all the Notes to be immediately due and payable. This declaration may be rescinded by the holders of notes representing a majority of the aggregate outstanding principal amount of the Controlling Class of Notes then outstanding if:

1.	the issuing entity has deposited with that indenture trustee an amount sufficient to pay (1) all interest on and principal of the Notes and all other amounts that would then be due as if the event of default giving rise to that declaration had not occurred and (2) all expenses and indemnities due to the indenture trustee and the owner trustee; and

2.	all events of default – other than the nonpayment of principal of the Notes that has become due solely by such acceleration – have been cured or waived.

If the Notes are due and payable following an event of default, the indenture trustee may:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration.

The indenture trustee is prohibited from selling the assets of the issuing entity following an event of default (other than a default in the payment of any interest on the most senior class of Notes or a default for 35 days or more in the payment of any principal on any Note on its related stated maturity date), unless:

1.	with respect to the events of default described in the third and fourth bullets under the definition of “event of default” above:

•	the holders of all outstanding Notes and the Certificates consent to the sale; or

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes and the Certificates at the date of the sale; or

2.	with respect to the events of default described in the fifth bullet under the definition of “event of default” above:

•	the holders of the Controlling Class of Notes consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

•	the indenture trustee determines that the proceeds from the sale of the issuing entity estate will not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the Controlling Class of Notes then outstanding.

The indenture trustee may, but is not required to, obtain and rely upon at other than its own expense an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the Notes on an ongoing basis. Even if the maturity of the Notes has been accelerated, there may not be any funds or enough funds to pay principal of the Notes.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes unless the holders of such Notes have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the indenture, the holders of a majority of the principal amount of the Controlling Class of Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least a majority of the aggregate principal amount of the Controlling Class of Notes may, in some cases, waive a default, except a default in any required payment from amounts held in the issuing entity accounts in respect of amounts due on the Notes, payments of principal or interest or a default in respect of a covenant or provision of the indenture which cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

No holder of a Note will have the right to institute any proceeding with respect to the indenture, unless:

1.	the holder or holders of Notes previously has given to the indenture trustee written notice of a continuing event of default;

2.	the event of default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the Controlling Class of Notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

3.	the holder or holders of Notes have offered the indenture trustee reasonable indemnity;

4.	the indenture trustee has for 60 days failed to institute a proceeding; and

5.	no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the Controlling Class of Notes.

With respect to the issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in that issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the issuing entity contained in the indenture.

Duties of the Indenture Trustee

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the Notes (other than authentication of the Notes) or of any Receivables or the transaction documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the Notes or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the Receivables. If no event of default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. Except during the continuance of an event of default of which a responsible officer of the indenture trustee has actual knowledge, the indenture trustee will (i) rely as to the truth of the statements and the correctness of the opinions expressed therein on certificate or opinions furnished to the indenture trustee that conform to the requirements of the indenture; and (ii) if pursuant to the sale and servicing agreement, the indenture trustee discovers a representation or warranty with respect to a Receivable is incorrect or that the servicer has not performed a covenant with respect to a Receivable, the indenture trustee will give prompt written notice to the servicer, depositor and issuing entity of such incorrectness or action. The indenture trustee will not be responsible for knowing about any event unless a responsible officer of the indenture trustee has actual knowledge of the event or has received written notice of the event. See “Receivables Underwriting and Servicing Procedures—Servicing Procedures and Requirements.”

If an event of default has occurred and is continuing of which one of certain officers of the indenture trustee has actual knowledge, the indenture trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

In addition, the issuing entity will give the indenture trustee and the Hired Agencies prompt written notice of an event of default, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.

Other than in connection with an asset representations review or a dispute resolution proceeding, the indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture or that litigation at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No Noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable to remit payment. A Noteholder’s right to institute any proceeding with respect to the indenture trustee is conditioned upon the Noteholder providing the indenture trustee with written notice of the event of default, and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class having made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the indenture. No proceeding will commence unless the Noteholders have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

Replacement of the Indenture Trustee

The indenture trustee may resign at any time by notifying the issuing entity, the servicer and the administrator (and the administrator will notify the Hired Agencies). The holders of a majority in outstanding amount of the Controlling Class of Notes may remove the indenture trustee if the indenture trustee:

1.	ceases to be eligible to continue as the indenture trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the indenture trustee or its property;

4.	otherwise becomes incapable of acting; or

5.	breaches any representation, warranty or covenant made by it under any transaction document.

Upon the resignation or removal of the indenture trustee, the issuing entity will promptly appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with removing and replacing the indenture trustee will be paid by the servicer.

Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”).

Material Covenants

The indenture will provide that the issuing entity will not, among other things:

•	except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents with respect to the issuing entity, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any offset from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state or local law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state; (ii)

that entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture; (iii) no default or event of default will have occurred and be continuing immediately after the merger or consolidation; (iv) each Hired Agency is given 10 days’ prior written notice of such consolidation or merger and each such Hired Agency has not notified the issuing entity or the indenture trustee in writing that such consolidation or merger will result in a qualification, reduction or withdrawal of its then current rating on any class of Notes; (v) the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any Noteholder; (vi) the parties take any action necessary to maintain the lien and security interest created by the indenture; and (vii) the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the financed vehicles and arising solely as a result of an action or omission of the related obligor); or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the indenture, or otherwise in accordance with the transaction documents with respect to the issuing entity.

The issuing entity may not engage in any activity other than as specified in the indenture.

Annual Compliance Statement

The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by TIA Section 313(a), the indenture trustee will mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the Notes or the issuing entity property and that has not been previously disclosed.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation all the Notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes.

Notices

The administrator, on behalf of the issuing entity, will give the indenture trustee and the Hired Agencies prompt written notice of each event of default under the indenture, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.

The Noteholders will be notified in writing by the indenture trustee of any event of default, servicer termination event or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer (as defined in the sale and servicing agreement) obtaining actual knowledge of such events.

If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of the related Noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Such notices will be deemed to have been given on the date of that publication or mailing.

Access to Noteholder Lists

The registrar will furnish or cause to be furnished to the indenture trustee, the owner trustee, the servicer or the administrator, within 15 days after receipt by the registrar of a written request therefrom, a list of the names and addresses of the Noteholders of record of any class as of the most recent Record Date. If three or more Noteholders of any class, or one or more holders of such class evidencing not less than 25% of the outstanding amount of such class, apply in writing to the indenture trustee, and such application states that such Noteholders desire to communicate with other Noteholders with respect to their rights under the indenture or under the Notes and such application is accompanied by a copy of the communication that such Noteholders propose to transmit, then the indenture trustee will, within five Business Days after the receipt of such application, afford such Noteholders access, during normal business hours, to the current list of Noteholders. The indenture trustee may elect not to afford the Noteholders of record access to the list of Noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of such Noteholders, to all Noteholders of record. Every Noteholder, by receiving and holding a Note, agrees with the indenture trustee and the issuing entity that none of the indenture trustee, the owner trustee, the issuing entity, the servicer or the administrator will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under the indenture, regardless of the source from which such information was derived. If the indenture trustee will cease to be the registrar, then thereafter the administrator will furnish or cause to be furnished to the indenture trustee not more than five days after the most recent Record Date or at such other times as the indenture trustee reasonably may request in writing, a list, in such form as the indenture trustee reasonably may require, of the names and addresses of the holders of Notes as of such Record Date.

Governing Law

The indenture and the Notes will be governed by and will be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the trust agreement pursuant to which the issuing entity will be operated and the Certificate will be issued. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. We refer you to the trust agreement for additional details on the terms of the trust agreement.

Authority and Duties of the Owner Trustee

The owner trustee will administer the issuing entity in the interest of the holders of the Certificate (each, a “Certificateholder”), subject to the lien of the indenture, in accordance with the trust agreement and the other transaction documents. In addition, the owner trustee will cooperate with the administrator in carrying out the administrator’s obligation to qualify and preserve the issuing entity’s qualification to do business in each jurisdiction, if any, in which such qualification is or will be necessary to protect the validity and enforceability of the indenture, the Notes, the Receivables and any other instrument and agreement included in the trust estate; provided that the owner trustee may rely on advice of counsel with respect to such obligation.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the trust agreement or the other transaction documents that are required to be performed by the administrator under the administration agreement. In addition, the owner trustee will have no liability or obligation to perform the obligations of the issuing entity under the transaction documents other than as set forth in the trust agreement. The owner trustee is required to perform only those duties specifically required of it under the trust agreement. In addition to making distributions to the depositor, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The trust agreement may say that the owner trustee will not be responsible for knowing about any event unless an officer of the owner trustee has actual knowledge of the event or has received written notice of the event.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon the owner trustee pursuant to the trust agreement, (ii) the other transaction documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to the owner trustee pursuant to the trust agreement.

The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Notes or of any Receivables or transaction documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the Notes or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The owner trustee will not independently verify the Receivables.

Restrictions on Actions by the Owner Trustee

The owner trustee may not:

1.	initiate or settle any claim or lawsuit involving the issuing entity (except claims or lawsuits brought in connection with the collection of the Receivables);

2.	file an amendment to the certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law);

3.	amend the indenture in circumstances where the consent of any Noteholder is required;

4.	amend the indenture where Noteholder consent is not required if such amendment materially adversely affects the Certificateholder;

5.	amend the administration agreement, if such amendment materially adversely affects the interests of the Certificateholder;

6.	appoint a successor note registrar, certificate registrar or indenture trustee or consent to assignment of their respective obligations under the indenture and trust agreement, as applicable, by the note registrar, certificate registrar, paying agent or indenture trustee;

7.	consent to the calling or waiver of any default of any transaction document;

8.	consent to the assignment by the indenture trustee or servicer of their respective obligations under any transaction document, unless permitted in the transaction documents;

9.	except as provided in the trust agreement, dissolve, terminate or liquidate the issuing entity in whole or in part;

10.	merge or consolidate the issuing entity with or into any other entity, or convey or transfer all or substantially all of the issuing entity’s assets to any other entity;

11.	cause the issuing entity to incur, assume or guaranty any indebtedness other than as set forth in the trust agreement or the transaction documents;

12.	do any act that conflicts with any other transaction document;

13.	do any act that would make it impossible to carry on the ordinary business of the issuing entity as described in the trust agreement;

14.	confess a judgment against the issuing entity;

15.	possess issuing entity assets, or assign the issuing entity’s right to property, for other than a trust purpose;

16.	cause the issuing entity to lend any funds to any entity, unless permitted in the transaction documents; or

17.	change the issuing entity’s purpose and powers from those set forth in the trust agreement;

unless (1) the owner trustee provides 30 days’ written notice thereof to the servicer and (2) the servicer does not object in writing any such proposed amendment within 30 days of that notice.

In addition, the issuing entity may not commingle its assets with those of any other entity. The issuing entity must maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth in the trust agreement, the issuing entity will not pay the indebtedness, operating expenses and liabilities of any other entity. The issuing entity will maintain appropriate minutes or other records of all appropriate actions and will maintain its office separate from the offices of the depositor and the servicer.

The owner trustee will not have the power, except upon the direction of the servicer and to the extent otherwise consistent with the transaction documents, to (i) remove or replace the indenture trustee, (ii) institute proceedings to have the issuing entity declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (vi) make any assignment for the benefit of the issuing entity’s creditors, (vii) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, (viii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the indenture remains in effect, to the extent permitted by applicable law, no Certificateholders will have the power to take, and will not take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Restrictions on Servicer’s Powers

The servicer will not direct the owner trustee, and the owner trustee is not obligated to follow any direction from the servicer, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the issuing entity or the owner trustee under the trust agreement or any of the other transaction documents or (ii) would be contrary to the purpose of the issuing entity.

Liabilities and Indemnification

The administrator will indemnify the owner trustee for any and all liabilities, obligations, losses, damages, taxes (excluding any net income, profits, franchise or similar taxes on income earned by the owner trustee), claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the transaction documents, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. The administrator will not indemnify the owner trustee for expenses resulting from the willful misconduct or negligence of that owner trustee, or for the inaccuracy of any representation or warranty of such owner trustee in the trust agreement. The owner trustee will not be liable for:

1.	any error in judgment of any officer of the owner trustee;

2.	any action taken or omitted to be taken in accordance with the instructions of any Certificateholder, the administrator or the servicer.

3.	indebtedness evidenced by or arising under any of the transaction documents, including the principal of and interest on the Notes; or

4.	the default or misconduct of the administrator, the servicer, the depositor or the indenture trustee or any other person under any of the transaction documents or otherwise.

Other than in connection with an asset representations review or a dispute resolution proceeding, the owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to the trust agreement or any transaction document, at the request, order or direction of the servicer unless such servicer has offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee therein or thereby. In addition, the owner trustee will not be responsible for or in respect of the validity or sufficiency of the trust agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the trust estate or for or in respect of the validity or sufficiency of the other transaction documents, other than the certificate of authentication of the Certificate, and the owner trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder or any Certificateholder, other than as expressly provided for in the trust agreement or expressly agreed to in the other transaction documents.

Resignation and Removal of the Owner Trustee

The owner trustee may resign at any time upon written notice to the administrator and the indenture trustee, whereupon the administrator will be obligated to appoint a successor owner trustee. The administrator may remove the owner trustee if that owner trustee becomes bankrupt or insolvent or a receiver of the owner trustee or its property is appointed, or any public officer takes charge or control of the owner trustee or its property for the purpose of rehabilitation, conservation or liquidation, or becomes legally unable to act. Upon removal of the owner trustee, the administrator will appoint a successor owner trustee. The administrator will be required to deliver notice of such resignation or removal of the owner trustee and the appointment of a successor owner trustee to each Hired Agency.

The owner trustee and any successor thereto must at all times:

1.	be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Act of Delaware;

2.	be authorized to exercise corporate trust powers;

3.	be subject to supervision or examination by federal or state authorities; and

4.	have a combined capital and surplus of at least $50 million.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The owner trustee may not, except upon the directions of the Certificateholders and the servicer, remove or appoint a successor administrator pursuant to the administration agreement, remove the servicer pursuant to the sale and servicing agreement, or sell the Receivables after the termination of the indenture, except as expressly provided in the transaction documents. However, the owner trustee will not be required to follow any directions of the servicer if doing so would be contrary to any obligation of the owner trustee or the issuing entity. The owner trustee may not commence a voluntary proceeding in bankruptcy relating to the issuing entity without the unanimous prior approval of the Certificateholders and a delivery to the owner trustee of a written certification by the Certificateholders that it reasonably believes that the issuing entity is insolvent. See “Description of the Trust Agreement―Restrictions on Actions by Owner Trustee” for a discussion of the limitations of the Certificateholders to direct the owner trustee with respect to an issuing entity bankruptcy proceeding.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Amounts and amounts on deposit in the Reserve Account (except that amounts on deposit in the Reserve Account may not be used to pay the Servicing Fee so long as the servicer is HCA or an affiliate thereof and may not be used to reimburse for advances) for the related Collection Period.

Party	Amount of Fee	Priority in Distribution
Servicer(1)	An amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, a fraction equal to the number of days from the Cutoff Date to and including the last day of the Collection Period (assuming a 30 day calendar month), over 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cutoff Date)	Payable prior to payment of principal of and interest on the Notes

Indenture Trustee	Expenses and indemnification payments(2)	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

Owner Trustee	$3,500 per annum plus expenses and indemnification payments(2)	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

Asset Representations Reviewer	$5,000 per annum plus expenses and indemnification payments(2)	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

Asset Representations Review Expenses	Up to $200 for each Subject Receivable on completion of an asset representations review	Prior to an event of default and acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

(1)	The formula for calculating the Servicing Fee may not be changed without an amendment to the sale and servicing agreement as described under “Description of the Transaction Documents—Servicing Compensation.”
(2)	HCA, as servicer, is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee and the asset representations reviewer pursuant to the transaction documents. To the extent not paid by HCA any amounts due to the indenture trustee, the owner trustee or the asset representations reviewer for reimbursement of expenses or in respect of indemnification owed will be paid as described under “The Notes—Payment of Distributable Amounts.”

AFFILIATED ENTITIES PARTY TO TRANSACTION

The seller/sponsor/servicer/administrator, the depositor and the issuing entity are all affiliated. A portion of the Receivables purchased by the issuing entity pursuant to the sale and servicing agreement may have been previously financed through a warehouse financing facility. See “Overview of HCA Retail Loan Financing Operations—Securitization” and “Use of Proceeds” above.

REPORTS TO BE FILED WITH THE SEC

Filings with the SEC relating to the Notes will be made under both the names of the depositor and the issuing entity, under the SEC file numbers 333-284087 and 333-284087-07. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, monthly asset level data files and related documents on Form ABS-EE, annual reports filed under Form 10-K and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC. See “The Notes–Reports by the Indenture Trustee to the Noteholders” for a discussion regarding availability of reports filed with the SEC. The reports and the registration statement may be read or copied at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m. Copies of those documents may be requested upon payment of a duplicating fee, by writing to the SEC. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer, the depositor, the asset representations reviewer, the owner trustee or the indenture trustee that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Notes.

RATINGS

The sponsor expects that the Notes will receive credit ratings from two Hired Agencies. The ratings of the Notes will address the likelihood of the payment of principal and interest on the Notes according to their terms. Each Hired Agency rating the Notes will monitor the ratings using its normal surveillance procedures. Any Hired Agency may change or withdraw an assigned rating at any time. Any rating action taken by one Hired Agency may not necessarily be taken by the other Hired Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

ANNUAL STATEMENTS AS TO COMPLIANCE

The issuing entity will be required to provide an annual officer’s certificate certifying its compliance with the indenture as described above under “Description of the Indenture—Annual Compliance Statement.” In addition, the servicer will be required to provide an annual officer’s certificate certifying its compliance with the sale and servicing agreement and an annual report by a firm of independent certified public accountants to the effect that servicing has been conducted in compliance with the sale and servicing agreement, each as described under “Description of the Transaction Documents—Evidence as to Compliance” to the extent required by Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) (“Regulation AB”) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time. The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria, each of which must be attested to by an accountant, each as described under “Description of the Transaction Documents—Evidence as to Compliance” to the extent required by Regulation AB. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 has been amended recently to include additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of the Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Requirements for Certain European Economic Area Regulated Investors, UK Regulated Investors and their Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardised securitization and amending certain other European Union (the “EU”) directives and regulations, as amended (the “EU Securitization Regulation”) is directly applicable in member states of the EU and is applicable in non-EU states that are currently in the European Economic Area (the “EEA”).

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor”, defined in the EU Securitization Regulation to include (a) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (b) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EEA, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”). The EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

Pursuant to the EU Due Diligence Requirements, an EU Affected Investor must, prior to investing in a securitization, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains a material net economic interest of not less than 5% in such securitisation in accordance with the EU Securitization Regulation, (b) that the originator, sponsor or issuer has, where applicable, made available the information required by the EU Securitization Regulation in accordance with the frequency and modalities provided for therein, and (c) that certain credit-granting requirements are satisfied.

With respect to the United Kingdom (the “UK”), the framework for the regulation of securitization is set out in (i) the Securitisation Regulations 2024, as amended (the “SR 2024”), (ii) the Securitisation sourcebook (the “SECN”) of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (the “FCA Handbook”), (iii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRASR”) and (iv) relevant provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) (collectively, the “UK Securitization Framework”).

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 and Article 5 of Chapter 2 of the PRASR, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Due Diligence Requirements” and together with the EU Due Diligence Requirements, the “Due Diligence Requirements” (and references in this prospectus to “the applicable Due Diligence Requirements” shall mean such Due Diligence Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined in the UK Securitization Framework to include (a) an insurance undertaking as defined in section 417(1) of the FSMA, (b) a reinsurance undertaking as defined in section 417(1) of the FSMA, (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA, (d) an AIFM as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in regulation 3 of the AIFM Regulations) and which markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations, (e) a management company as defined in section 237(2) of the FSMA, (f) a UCITS as defined in section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA, (g) a CRR firm as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended (the “UK CRR”), and (h) an FCA investment firm as defined in Article 4(1)(2AB) of the UK CRR. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors” and, together with EU Affected Investors, “Affected Investors”).

Pursuant to the UK Due Diligence Requirements, a UK Affected Investor must, prior to investing in a securitization, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the SR 2024) retains a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Framework, (b) that the originator, sponsor or issuer has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, and including at least the information described in the elements of the UK Securitization Framework to which the UK Affected Investor is subject, and (c) that, except in certain specified cases, certain credit-granting requirements are satisfied.

Prospective investors should note that certain reforms have been proposed to the EU Securitization Regulation and the UK Securitization Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Due Diligence Requirements and UK Due Diligence Requirements, respectively. It is not yet known whether, when, or in what terms, the relevant reforms will be implemented (or what their implications may be for existing or future securitizations). Each prospective investor in the Notes that is an Affected Investor should make its own assessment as to the implications (if any) of such proposed reforms.

None of HCA, the depositor, the servicer, the sponsor nor any other party to the transactions described in this prospectus or any of their respective Affiliates will undertake, or intends, to retain or commit to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

Furthermore, no such person makes or intends to make, in connection with such securitization, any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements or by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

The arrangements as described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the Notes described in this prospectus may result in the regulatory sanctions and/or remedial measures being imposed or taken by the relevant regulatory authority of such Affected Investor, including, in the case of an Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the Notes acquired by such investor.

Consequently, the Notes may not be a suitable investment for Affected Investors. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and should consult with their own investment and legal advisors regarding the application of the EU Securitization Regulation, the UK Securitization Framework and other applicable regulations and the suitability of the Notes for investment.

The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with their applicable Due Diligence Requirements.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will be relying on an exclusion of exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the Receivables by HCA to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the Receivables.

Under the sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the Receivables. The servicer or a subservicer, as the custodian, will have physical possession of the Receivables or, in the case of electronic Receivables, control of the Receivables. While the Receivables will not be physically marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC financing statements reflecting the transfer and assignment of the Receivables by HCA to the depositor and by the depositor to the issuing entity will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or pledged to another party who purchased the Receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the Receivables for value, in good faith, in the ordinary course of business and without actual knowledge that the purchase violated the rights of the issuing entity or the indenture trustee, as applicable, in the Receivables, which could cause investors to suffer losses on their Notes.

Generally, the rights held by assignees of the Receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the Receivable and any defense or claim in recoupment arising from the transaction giving rise to the Receivables; and

•	any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment. Because the depositor is not obligated to, and does not intend to, give the obligors notice of the assignment of any of the Receivables, the issuing entity and the indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.

HCA typically takes physical possession (or, in the case of chattel paper evidenced by an electronic record, control) of the authoritative copies of the records evidencing the chattel paper to assure that it has priority in its rights under the Receivables against the dealers and their respective creditors, under the applicable provisions of the UCC. Nevertheless, under the UCC, a purchaser of chattel paper, such as the Receivables, who, among other things, takes physical possession (in the case of chattel paper evidenced by a tangible copy of a record evidencing chattel paper) or obtains control (in the case of chattel paper evidenced by an electronic record) of the chattel paper may have priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract relating to one of the Receivables is amended by a tangible (paper) record and the purchaser does not or is unable to take physical possession of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The Receivables are “chattel paper” as defined in the UCC.

Perfection of security interests in the vehicles is generally governed by the motor vehicle certificate of title laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by the notation of the secured party’s lien on the vehicle’s certificate of title. In most cases, the certificate of title exists in physical form and will be held by the servicer. In certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. HCA will warrant to the depositor that the originating vehicle dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the Receivables and that the security interest has been assigned to the issuing entity or that all steps will be taken to obtain such security interest and other such assignments. If, because of clerical errors or otherwise, the notation of the security interest on the certificate of title relating to a financed vehicle is not effected or maintained, the issuing entity may not have a first priority security interest in that financed vehicle.

If the originating vehicle dealer did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 30 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related Receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case HCA, and subsequently, the depositor, the issuing entity and the indenture trustee would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. HCA will sell the Receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the Receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity, except where applicable law requires, will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, HCA will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the UCC, assignments such as those under the receivables purchase agreement or sale and servicing agreement are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the issuing entity as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity could be released, another person may acquire ownership of the motor vehicle free of the security interest of the depositor, the issuing entity and the indenture trustee, or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or the servicer or administrative error by state recording officials, notation of the lien of HCA generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which HCA has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, HCA would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts, HCA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the Receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Code also grants priority to specified U.S. federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. HCA will represent and warrant to the depositor in the receivables purchase agreement and the depositor will represent and warrant to the issuing entity in the sale and servicing agreement that, as of the Closing Date, each security interest is prior to all other present liens. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee or any Noteholder in respect of the issuing entity if a lien arises or confiscation occurs that would not give rise to the seller’s or the servicer’s, as the case may be, repurchase obligation under the sale and servicing agreement or the seller’s repurchase obligation under the receivables purchase agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless the exercise of that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession or it is not possible to exercise self-help without breaching the peace (e.g. where the vehicle is stored in a locked garage), or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the repossession of the vehicle and be given a time period within which the obligor may cure the default and resume performance of the contract prior to liquidation. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due on the contract. Additionally, in every state, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of resale (except where state law may require crediting the account with the fair market value of the vehicle) of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.

The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

On rare occasions, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, Regulations B and

Z promulgated by the Consumer Financial Protection Bureau (“CFPB”), the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sale contracts, retail installment sale contracts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for or may be subject to claims and defenses under those statutes, the HDC Rule and similar state statutes.

The so-called “holder-in-due-course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims are limited to a maximum liability equal to the amounts paid by the obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach or nonperformance, as applicable, of the seller’s and servicer’s representations and warranties under the sale and servicing agreement and a breach of the seller’s warranties under the receivables purchase agreement and would, if the action materially and adversely affects the interests of the Noteholders in such Receivable, create an obligation of the seller or the servicer, as the case may be, to repurchase the Receivable unless the action is cured. The seller will represent in the receivables purchase agreement that each of the Receivables, and the sale of the related financed vehicle thereunder, complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts available under a credit enhancement mechanism, could result in losses to Noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

HCA is subject to various state and federal consumer protection laws relating to financial products and services offered to consumers, including indirect automobile loans and retail automobile leases. HCA, as a larger participant in the market for automobile financing, is subject to the CFPB’s supervisory and enforcement authority, and undergoes periodic examinations from the CFPB and state regulatory authorities. There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Adding to the uncertainty is the pending litigation in federal court challenging the CFPB’s actions to reduce its workforce and substantially stop operations. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies. Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity.

State regulators are also taking a more stringent approach to supervising and regulating providers of financial products and services subject to their jurisdiction. In addition, we understand that the CFPB has been investigating other auto finance providers and entered into settlements with a large bank and a finance company concerning certain other automobile lending and servicing practices, including the sale of extended warranties, credit insurance and other add-on products and the refunds of fees for these products after events such as repossession or early payoff of the account. If any of these practices with respect to any of the Receivables were found to violate applicable laws, the seller or the sponsor could be obligated to repurchase from the issuing entity any Receivable that fails to comply with law. In addition, the depositor, the sponsor or the issuing entity could possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

In addition, the FTC and state attorneys general have been increasing their scrutiny of motor vehicle dealers and auto lending and leasing, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP insurance and extended warranties. In addition, California has enacted a law governing the sale, offering and administration of GAP insurance in connection with retail installment sales contracts. On March 31, 2022, the FTC and the Attorney General of the State of Illinois sued a group of automobile dealers accusing them of violating the FTC Act, the Truth in Lending Act, the Equal Credit Opportunity Act, and Illinois consumer protection law by (1) failing to obtain consumers’ “express informed consent” of the inclusion of add-on products, frequently financed in motor vehicle installment sales contracts, and (2) charging higher overall vehicle sales prices to Black customers compared to non-Hispanic white customers, among other related charges. The dealerships entered into a consent order in which they agreed to pay $10 million and to substantially modify their business practices for obtaining customer consent and to limit the prices charged, and differences in prices charged, prospectively. See FTC v. N. Am. Auto. Servs., Inc., No. 1:22-cv-1690 (N.D. Ill. filed Mar. 31, 2022). Similar actions could result in lawsuits against purchasers of retail installment sales contracts, such as the servicer and the issuing entity, under the HDC Rule discussed above.

Furthermore, states may enact additional laws or revise their existing laws related to the origination, contracting and servicing of receivables secured by motor vehicles.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the Receivables or your investment in the securities, see “Risk Factors—Risks relating to macroeconomic, regulatory and other external factors―The failure of receivables to comply with consumer protection laws may result in losses on your investment.”

Certain Matters Relating to Bankruptcy

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by HCA, under the United States Bankruptcy

Code or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the depositor with those of HCA. These steps include the creation of the depositor as a limited purpose entity pursuant to organizational documents containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the Receivables to the issuing entity, and that interest was validly perfected before the bankruptcy or insolvency of HCA and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud HCA or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of HCA.

However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of HCA in the event of the application of applicable Insolvency Laws to HCA;

2.	a filing were made under any Insolvency Law by or against the depositor; or

3.	an attempt were to be made to litigate any of the foregoing issues.

On the Closing Date, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a bankruptcy case in respect of HCA under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the bankruptcy estate of HCA. Among other things, that opinion will assume that each of the depositor and HCA will follow specified procedures in the conduct of its respective affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and HCA intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of HCA.

HCA will warrant in the receivables purchase agreement that the sale of the Receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if HCA were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the depositor should instead be treated as a pledge of those receivables to secure a borrowing by HCA. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of HCA arising before the transfer of a Receivable to the depositor may have priority over the depositor’s interest in that Receivable. Also, while HCA is the servicer, cash collections on the Receivables may be commingled with general funds of HCA and, in the event of a bankruptcy of HCA, a court may conclude that the issuing entity does not have a perfected interest in those collections.

HCA and the depositor will treat the transactions described in this prospectus as a sale of the Receivables to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the receivables if HCA were to become a debtor in a bankruptcy case.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including HCA, the depositor or the issuing entity, or its creditors.

Potential Applicability to HCA, the Depositor and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of HCA. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of HCA (1) the FDIC would have to be appointed as receiver for HCA under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of HCA. If the FDIC is appointed as receiver under OLA for the issuing entity or the depositor, as a covered subsidiary of HCA, the FDIC will have all the powers and rights with respect to the issuing entity or the depositor that it has with respect to a covered financial company under OLA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of HCA would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to HCA, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of HCA or of a covered subsidiary under OLA, including the issuing entity or the depositor, the FDIC would have various powers under OLA, including the power to repudiate any contract to which HCA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of HCA’s affairs. In January 2011, the then acting-General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include HCA or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include HCA or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. The advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, it remains in effect as of the date of this prospectus. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving HCA or its subsidiaries (including the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated are the receivables purchase agreement between HCA, as seller and the depositor, the sale and servicing agreement and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect HCA’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of HCA or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

We will structure the transfer of Receivables under the receivables purchase agreement between HCA and the depositor with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, HCA believes that the FDIC would not be able to recover the Receivables transferred under the receivables purchase agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the receivables purchase agreement would be treated as having made a loan to HCA, secured by the transferred Receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the issuing entity were placed in receivership under OLA, this repudiation power would extend to the Notes. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted OID as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables purchase agreement are respected as legal true sales, as receiver for HCA or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee or the Noteholders to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against HCA or a covered subsidiary (including the depositor or the issuing entity); or

•	repudiate HCA’s ongoing servicing obligations under the sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the Receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which HCA or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of HCA or any covered subsidiary or affect any contractual rights of HCA or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the Noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on such Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for HCA, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If HCA or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by HCA perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the FDIC Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer of the receivables by HCA would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Repurchase Obligation

HCA will make representations and warranties in the transaction documents that each Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable. If any representation or warranty proves to be incorrect with respect to any Receivable, has certain material and adverse effects and is not timely cured, HCA will be required under the transaction documents to repurchase the affected Receivables. HCA is subject from time to time to litigation alleging that the Receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of HCA’s representations or warranties.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the applicable issuing entity could be subject to liability or other adverse consequences.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. In addition, some states, including California, allow members of the National Guard to extend payments on any contract obligation if called into active service for a period exceeding 7 days by the governors of such states. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Servicemembers Civil Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the Receivable and the related financed vehicle in a timely fashion. In May 2024, HCA agreed to entry of a consent order with the Department of Justice regarding HCA’s SCRA practices. The consent order was approved by the federal district court on November 26, 2024 and requires HCA to, among other things, comply fully with the SCRA, obtain the review and approval of the Department of Justice for its proposed SCRA policies and procedures and training materials, provide SCRA compliance training to certain of its employees, provide compensation to certain servicemembers affected by HCA’s alleged violations of the SCRA with respect to 26 motor vehicle repossessions, pay $74,941 to the United States Treasury, and agree to certain additional reporting and record-keeping requirements related to compliance with the consent order. HCA does not expect the consent order to have a material adverse effect on HCA or the receivables.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the Reserve Account, could result in losses to the Noteholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes offered by this prospectus. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the conclusions set forth below, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal tax laws, including U.S. federal estate and gift tax laws and laws relating to the Medicare unearned income tax. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Noteholders in light of their particular investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Code;

•	regulated investment companies and common trust funds;

•	persons subject to any alternative minimum tax, including corporations subject to the corporate alternative minimum tax on adjusted financial statement income;

•	persons that hold the Notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	United States Holders (defined below) that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers unrelated to the issuing entity who purchase Notes at their issue price in the initial distribution thereof, and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code. The tax consequences to a partner of a partnership holding the Notes generally depend on the status of the partner and the activities of the partnership. Such partner is encouraged to consult its own tax advisor as to such tax consequences.

PROSPECTIVE PURCHASERS OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Tax Treatment of Issuing Entity

At closing the issuing entity will be disregarded as separate from its beneficial owner for U.S. federal income tax purposes but may be treated as a partnership should the beneficial owner transfer the certificate or should the issuing entity issue any additional certificates to another party (that is not treated as the same person as the current beneficial owner for U.S. federal income tax purposes) or should any of the Notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for U.S. federal income tax purposes, certain audit rules would generally apply to the issuing entity. Under these rules, unless an entity that is treated as a partnership for U.S. federal income tax purposes elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes thereto) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Opinions

Upon the issuance of Notes, Special Federal Tax Counsel will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the Notes (other than Notes, if any, owned by: (i) the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be treated as debt for U.S. federal income tax purposes and the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation. This opinion is based in part on the fact that the depositor and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, as well as on such other assumptions as may be described in such opinion.

In addition, as to any Notes offered pursuant hereto, Special Federal Tax Counsel is of the opinion that the statements made in the following discussion, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date hereof.

The opinions of Special Federal Tax Counsel are not binding on the IRS or the courts, and the IRS may successfully take a position contrary to such opinions. The opinions of Special Federal Tax Counsel specifically address only those issues specifically identified above as being covered by those opinions. Special Tax Counsel has not been asked to opine on any other U.S. federal income tax matter or on any state or local income tax matter related to any issuer or any notes issued by such issuer. Special Federal Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the Notes. See “—State and Local Tax Consequences.”

The following discussion assumes that the Notes will be treated as debt for U.S. federal income tax purposes.

Tax Consequences to United States Holders

For purposes of this discussion, “United States Holder” means a beneficial owner of Notes who or that is:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons within the meaning of Section 7701(a)(30) of the Code (“United States person”) can control all substantial trust decisions, or if the trust has validly elected to be treated as a United States person.

The treatment of a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that owns Notes will depend on the status of the partner and the activities of the partnership. Persons who are partners in a partnership that owns Notes should consult their tax advisors regarding the consequences of the partnership’s investment in the Notes.

Stated Interest

The issuing entity will take the position that the possibility that payments of stated interest on the Notes would be deferred pursuant to the terms of the Notes is remote and such payments will be treated as “qualified stated interest” for purposes of determining the applicability of the OID (as defined below) rules to the Notes, and the following discussion assumes that such position is respected. Payments of stated interest on the Notes (other than Short-Term Notes (as defined below)) generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. If the possibility of interest deferral on all or certain classes of Notes is determined to be not remote as of the issue date, or if interest with respect to a class of Notes is not timely paid, then all stated interest on such Notes, or interest accruing on such Notes after the date on which interest is not timely paid, as the case may be, should be treated as OID which would be required to be accrued annually into taxable income by all United States Holders regardless of whether they use the accrual or cash method of accounting.

Original Issue Discount

It is possible that one or more classes of Notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made on the note except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at an interest rate or rates that satisfy requirements under the Treasury Regulations. The issue price will be the first price at which a substantial amount of the Notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a Note were treated as being issued with OID, a United States Holder would be required to include OID in income over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment on a Note (other than qualified stated interest) would be treated as an amount already included in income to the extent of the accrued OID that has not been allocated to prior payments, or as a repayment of principal. Even if a Note has OID that is subject to the de minimis exception, a United States Holder must include such OID in income (which will be treated as gain from a taxable disposition subject to the rules discussed below in “—Disposition of Notes”) proportionately as principal payments are made on that note.

If payments under the Notes may be accelerated by reason of prepayments of other obligations securing such Notes, Section 1272(a)(6) of the Code may apply to such Notes, in which case the issuing entity will, in computing OID with respect to the Notes, determine the amount of OID to be included in income annually by United States Holders under an income accrual method using an assumption as to the expected prepayments on the Notes.

Notes that have a fixed maturity date of not more than one year from the issue date (“Short-Term Notes”) will be treated as “short-term obligations” that are subject to special rules under the Code. No interest on a Short-Term Note will be considered “qualified stated interest” and all payments on such Note in excess of such Note’s issue price will be treated as OID. United States Holders that use an accrual method of accounting for U.S. federal income tax purposes and certain other United States Holders, including certain pass-through entities, generally are required to accrue such OID on a straight-line basis. However, United States Holders accruing OID on Short-Term Notes may irrevocably elect (on an obligation-by-obligation basis) to accrue OID under a constant yield method based on daily compounding. A United States Holder that uses the cash method of accounting and is not otherwise required under the rules applicable to short-term obligations to accrue interest in respect of a Short-Term Note, may recognize OID when payments thereof are actually or constructively received. However, such taxpayers may elect to accrue OID (on a straight-line basis unless an election is made to accrue on a constant yield basis as described above), and this election will apply to all short-term obligations acquired by the taxpayer on or after the first day of the taxable year to which such election applies, unless revoked with the consent of the IRS. If a United States Holder is not required, and does not elect, to accrue OID with respect to its short-term obligations, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, the OID accrued on a constant yield method based on daily compounding) through the date of sale, exchange, redemption, retirement or other taxable disposition. In addition, United States Holders that are not required, and do not elect, to accrue OID on a Short-Term Note are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount equal to the deferred income with respect to such Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred income is recognized.

Amortizable Bond Premium

No Notes are expected to be issued with amortizable bond premium. If a United States Holder purchases a Note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the Note with “amortizable bond premium” equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the Note during the taxable year, using a constant yield method, over the remaining term of the Note (ignoring any issuing entity option to redeem the Notes at 100% of the principal amount). If the Notes are subject to call provisions at the issuing entity’s option, a United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the Note. A United States Holder who elects to amortize bond premium must reduce the holder’s tax basis in the Note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. If the Notes are subject to Section 1272(a)(6) of the Code, it is unclear whether a Prepayment Assumption should be taken into account in determining the term of the Notes. United States Holders should note that the Treasury Regulations on amortizing bond premium do not apply to Notes that are subject to Section 1272(a)(6) of the Code and are encouraged to consult their own tax advisors regarding the amortization of any such bond premium.

Sale or other Taxable Disposition of Notes

If a United States Holder sells a Note or otherwise disposes of a Note in a taxable transaction, such holder will recognize gain or loss in an amount equal to the difference between the amount realized for the Note (excluding an amount for accrued interest not previously included in income which will be treated as ordinary) and such holder’s adjusted tax basis in the Note. The adjusted tax basis of the Note will equal such holder’s cost for the note, increased by any OID previously included by such holder in income from the Note and decreased by any bond premium previously amortized and any payments previously received by such holder on the Note other than qualified stated interest. Any gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the United States Holder for more than one year. The deductibility of capital losses by a United States Holder is subject to limitations.

Information Reporting and Backup Withholding

The issuing entity, its paying agent, or in certain circumstances, an intermediary, generally will be required to report annually to the IRS, and to each United States Holder of record, the amount of interest (and OID) relating to the Notes, and the amount withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each United States Holder will be required to provide to the issuing entity, its paying agent or, in certain circumstances, an intermediary, IRS Form W-9 or other similar form signed under penalties of perjury and containing such holder’s name, address, correct federal TIN and a statement that such holder is not subject to backup withholding. If a nonexempt United States Holder fails to provide the required certification, backup withholding at the currently applicable rate will apply to amounts otherwise payable to such holder. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS. United States Holders are encouraged to consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Tax Consequences to Non-United States Holders

A “Non-United States Holder” is a beneficial owner of the Notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) who or that is not a United States Holder.

Stated Interest and Original Issue Discount

Subject to the discussions below regarding FATCA and backup withholding, interest (including OID, if any) paid to a Non-United States Holder will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity;

•	such holder is not a controlled foreign corporation that is related to the issuing entity or depositor through stock ownership and is not a bank that received such Notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the Non-United States Holder certifies in a statement provided to the issuing entity or its paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the Non-United States Holder certifies to the issuing entity or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides the issuing entity or its paying agent with a copy of such statement or (3) the Non-United States Holder holds its Notes directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-United States Holder may be entitled to an exemption from withholding tax if the interest is effectively connected to a United States trade or business as described below, or to a reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the Non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-United States Holder must generally complete IRS Form W-8BEN or Form W-8BEN-E, depending on the beneficial owner’s circumstances, and claim this exemption on the form. In some cases, a Non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

The certification requirements described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. TIN. The applicable regulations generally also require, in the case of a Note held by a foreign partnership, that:

•	the certification described above be provided by the partners; and

•	the partnership provides certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors are encouraged to consult their tax advisors regarding the certification requirements applicable to their specific situation.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below regarding FATCA and backup withholding, a Non-United States Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a Note so long as (i) the gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States (or if a tax treaty applies, the gain is not attributable to a permanent establishment maintained by such Non-United States Holder in the United States) and (ii) in the case of a Non-United States Holder who is an individual, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the disposition or certain other conditions are met.

United States Trade or Business

If interest or gain from a disposition of the Notes is effectively connected with a Non-United States Holder’s conduct of a United States trade or business, and if an income tax treaty applies, the Non-United States Holder maintains a United States “permanent establishment” to which the interest or gain is generally attributable, the Non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the Notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a Note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Note or gain recognized on the disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information Reporting and Backup Withholding

Backup withholding will likely not apply to payments of principal or interest made by the issuing entity or its paying agents, in their capacities as such, to a Non-United States Holder of a Note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a Non-United States Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a Non-United States Holder of a Note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its TIN or otherwise establishes an exemption from information reporting and backup withholding.

Non-United States Holders are encouraged to consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of, and procedure for obtaining, an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the issuing entity or its agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and any excess may be refundable, provided the required information is furnished timely to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code and the regulations thereunder (“FATCA”), withholding may be required on certain payments—including payments of U.S. source dividends, interest and other fixed payments and, under rules previously scheduled to take effect beginning January 1, 2019, gross proceeds from the disposition of property producing such payments—to holders of Notes (including intermediaries) who do not provide certain information to the issuing entity or other applicable withholding agent, which may include the name, address, TIN and certain other information with respect to direct and certain indirect United States Holders. Treasury Regulations were published in proposed form that eliminate withholding on gross proceeds from such dispositions of property producing such payments. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until final regulations are issued. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the Notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would, pursuant to the conditions of the Notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding Notes through financial institutions in) those countries. Noteholders should consult their own tax advisers on how these rules may apply to payments they receive under the Notes.

Tax Regulations for Related-Party Note Acquisitions

Treasury Regulations under Section 385 of the Code address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any Notes treated as equity under these rules could result in adverse tax consequences to such related party holder, including that U.S. federal withholding taxes could apply to distributions on the Notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all Notes. In addition, when a recharacterized Note is acquired by a beneficial owner that is not an applicable related party, that Note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from Notes of the same class that were not previously held by a related party. The issuing entity does not intend to separately track any such Notes. As a result of considerations arising from these rules, prospective investors should be aware that, if they purchase Notes, they may be restricted in certain circumstances from investing in certificates through certain affiliates covered by these Treasury Regulations that are generally United States persons for U.S. federal income tax purposes, and should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of these rules.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, Special Federal Tax Counsel to the issuing entity will provide an opinion at closing, subject to the qualifications and assumptions therein, that the Notes will be characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS or the courts and the IRS may take a contrary position. If the IRS were to contend successfully that any class of Notes were not debt for U.S. federal income tax purposes, such Notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the Notes were treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of Notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein. Under current law, the income reportable by holders as partners in such a partnership could differ from the income reportable by the holders as holders of debt. Generally, such differences are not expected to be material; however, certain holders may experience adverse tax consequences. For example, cash basis holders might be required to report income when it accrues to the partnership rather than when it is received by the holders. Payments on the recharacterized Notes would likely be treated as “guaranteed payments”, in which case the amount and timing of income to a United States Holder would generally not be expected to materially differ from that which would be the case were the Notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, United States Holders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions (which may include their share of partnership expenses). In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of equity interests in the issuing entity with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-United States Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to (x) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) and (y) withholding of tax on purchase price paid to it in the event of a disposition of the Note (treated as a partnership interest).

In addition, as described above, audit rules were enacted that apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of Notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the Notes. To the extent distributions on such Notes were treated as dividends, a Non-United States Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

STATE AND LOCAL TAX CONSIDERATIONS

The above discussion does not address the tax treatment of the issuing entity, Notes or Noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a Noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current U.S. federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of Notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their tax advisor with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, the Notes may be acquired by “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, “plans” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), any entity or account deemed to hold the plan assets of any of the foregoing (each a “benefit plan”), as well as by other “employee benefit plans” as defined in Section 3(3) of ERISA that are not subject to Title I of ERISA, “plans” as defined in Section 4975 of the Code that are not subject to Section 4975 of the Code, or any entity or account deemed to hold the plan assets of any of the foregoing (together with benefit plans, “Plans”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Plans that are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in Section 3(33) of ERISA), and certain other types of Plans are not subject to Title I of ERISA or Section 4975 of the Code. However, such Plans may be subject to similar restrictions under applicable state, local or other law (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that acquired Notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor and found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, as of the Closing Date, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuing entity incurs losses. The risk of recharacterization is enhanced for subordinate classes of Notes. Unless the Notes have a current investment grade rating from at least one nationally recognized statistical rating organization, the acquisition of Notes (or interests therein) by a benefit plan or other Plan that is subject to Similar Law is prohibited.

However, without regard to whether the Notes are treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuing entity, the seller, the depositor, the sponsor/servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of Notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes and the relationship of the party in interest or disqualified person to the benefit plan. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers;” and Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, each for certain transactions between a benefit plan and a person that is a party in interest or disqualified person to such benefit plan solely by reason of providing services to the benefit plan or being affiliated with such service provider, but only if the benefit plan pays no more, or receives no less, than adequate consideration. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers and transferees that are benefit plans should consult with their legal advisors regarding the applicability of any such exemption.

In addition, because the Transaction Parties may receive certain benefits in connection with the sale or holding of Notes, the acquisition of Notes using plan assets over which any of these parties has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan, or is the employer or other sponsor of the benefit plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, Notes may not be acquired using the assets of any benefit plan if any of the Transaction Parties has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan, or is the employer or other sponsor of the benefit plan, unless an applicable prohibited transaction exemption is available to cover the acquisition or holding of the Notes or the transaction is not otherwise prohibited.

By acquiring a Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to (a) represent and warrant that either (i) it is not acquiring and will not hold such Note (or interest therein) with the assets of a benefit plan or Plan subject to Similar Law; or (ii) the acquisition, holding, and disposition of such Note (or interest therein) will not, in the case of a benefit plan, give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, result in a violation of such Similar Law and (b) acknowledge and agree that benefit plans and Plans that are subject to Similar Law may not acquire such Note (or any interest therein) at any time that such Note does not have an investment grade rating from at least one nationally recognized statistical rating organization.

A plan fiduciary considering the acquisition of Notes (or interest therein) should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

The sale of Notes (or interest therein) to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or for any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to cause the issuing entity to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes(1)	Principal Amount of Class A-2-A Notes(1)	Principal Amount of Class A-2-B Notes(1)	Principal Amount of Class A-3 Notes(1)	Principal Amount of Class A-4 Notes(1)	Principal Amount of Class B Notes(1)	Principal Amount of Class C Notes(1)
BNP Paribas Securities Corp.	$110,500,000	$141,388,000	$39,000,000	$180,388,000	$22,436,000	$9,954,000	$16,594,000
BofA Securities, Inc.	$74,375,000	$95,165,000	$26,250,000	$121,415,000	$15,100,000	$6,729,000	$11,214,000
Scotia Capital (USA) Inc.	$74,375,000	$95,165,000	$26,250,000	$121,415,000	$15,100,000	$6,729,000	$11,214,000
SG Americas Securities, LLC	$74,375,000	$95,165,000	$26,250,000	$121,415,000	$15,100,000	$6,729,000	$11,214,000
U.S. Bancorp Investments, Inc	$74,375,000	$95,165,000	$26,250,000	$121,415,000	$15,100,000	$6,729,000	$11,214,000
CIBC World Markets Corp.	$8,500,000	$10,876,000	$3,000,000	$13,876,000	$1,727,000	$0	$0
HSBC Securities (USA) Inc.	$8,500,000	$10,876,000	$3,000,000	$13,876,000	$1,727,000	$0	$0

(1)	All or a portion of one or more of the classes of notes may be initially retained by HCA or an affiliate thereof.

In the underwriting agreement, each underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Notes offered by this prospectus if any of those Notes are purchased. In the event of a default by any underwriter, the underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The closing of the sale of any class of Notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of Notes.

The owner trustee is an affiliate of one of the underwriters.

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate Dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.060%	0.030%
Class A-2-A Notes	0.102%	0.051%
Class A-2-B Notes	0.102%	0.051%
Class A-3 Notes	0.162%	0.081%
Class A-4 Notes	0.186%	0.093%
Class B Notes	0.204%	0.102%
Class C Notes	0.216%	0.108%

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

HCA and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. The underwriters have agreed to indemnify HCA, the depositor and the issuing entity against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which HCA, the depositor and the issuing entity may be required to make in respect thereof. In the opinion of the SEC, certain indemnifications are against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the depositor pursuant to the depositor Certificate of Incorporation, By-laws and the Delaware General Corporation Law, the depositor has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Receivables prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender”, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The servicer, on behalf of the indenture trustee, may from time to time invest the funds in accounts in eligible investments acquired from the underwriters or their affiliates.

The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

The issuing entity will receive aggregate proceeds of $1,992,916,581.06 from the sale of the Notes after paying the aggregate underwriting discount of $4,091,797.00 on the Notes. HCA estimates that it will spend approximately $840,000 for printing, registration fees, legal fees, accounting fees, rating agency fees and other expenses (other than estimated discounts of the underwriters) related to the offering of the Notes. The underwriters have agreed with HCA and the depositor to pay certain legal expenses of counsel to the underwriters incurred in connection with the issuance and distribution of the Notes.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than one business day after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes prior to the closing date consult their own advisors.

Some or all of one or more classes of Notes initially may be retained by HCA, the depositor or an affiliate of the depositor on the Closing Date (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

United Kingdom

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any UK retail investor in the United Kingdom (the “UK” ). For the purposes of this paragraph:

(a)           the expression “UK retail investor” means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or

(ii)	not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended (the “POATRs”); and

(b)          the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

Each underwriter has severally, but not jointly, also represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any EU retail investor in the EEA. For the purposes of this paragraph:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II” );

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

FORWARD-LOOKING STATEMENTS

This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuing entity or the depositor.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of HCA, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The depositor has no obligation to update or revise any such forward-looking statement.

REPORTS TO NOTEHOLDERS

Unless and until Notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of HCA to Noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity. We incorporate by reference any current reports on Form 8-K subsequently filed by us prior to the termination of the offering.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently filed information rather than contradictory information included in this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Hyundai ABS Funding, LLC, 3161 Michelson Drive, Suite 1900, Irvine, California 92612 or calling us at: (949) 732-2697.

LEGAL OPINIONS

Certain legal matters relating to the Notes will be passed upon for the issuing entity, depositor, the seller and the servicer by Mayer Brown LLP. In addition, certain U.S. federal income tax and other matters will be passed upon for the issuing entity by Mayer Brown LLP. Certain legal matters will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

GLOSSARY

“APR” of a Receivable means the annual rate of finance charges stated in the related retail installment sales contract.

“Available Amounts” for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that became a Purchased Receivable, (iii) advances (iv) Recoveries and (v) amounts paid by the servicer as the redemption price in connection with a clean-up call; provided, however, that Available Amounts will not include any payments or other amounts (including Liquidation Proceeds and Recoveries received with respect to any Receivable) to the extent that the servicer has elected to receive reimbursement for its advances in respect of such Receivable or other amounts prior to such Payment Date pursuant to the sale and servicing agreement.

“Available Amounts Shortfall” means the positive difference, if any, of Total Required Payment minus Available Amounts.

“Benchmark” means, initially, the SOFR Rate; provided that if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.

“Certificate” means the certificate issued by the issuing entity, which represents the residual interest in the issuing entity and is not offered hereby.

“Certificateholder” means the holder of the Certificate.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-2 Notes” means the Class A-2-A Notes and the Class A-2-B Notes.

“Class A Noteholders” means the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A-1 Noteholders” means the holders of record of the Class A-1 Notes.

“Class A-2 Noteholders” means the holders of record of the Class A-2 Notes.

“Class A-3 Noteholders” means the holders of record of the Class A-3 Notes.

“Class A-4 Noteholders” means the holders of record of the Class A-4 Notes.

“Class B Noteholders” means the holders of record of the Class B Notes.

“Class C Noteholders” means the holders of record of the Class C Notes.

“Closing Date” means on or about November 10, 2026.

“Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

“Collection Period” means each fiscal month of the servicer during the term of the sale and servicing agreement; provided however that the first Collection Period is the period from but excluding the Cutoff Date through and including November 30, 2026. With respect to any Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Payment Date occurs.

“Collections” means, with respect to any Receivable and to the extent identified by the servicer after the Cutoff Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts identified by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any Receivable purchased by the servicer, the seller or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.

“Controlling Class” means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, and then the Class C Notes for so long as any Class C Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.

“Cutoff Date” means close of business on October 5, 2026.

“Defaulted Receivable” means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.

“Final Scheduled Maturity Date” means, for each class of Notes, the respective dates set forth on the cover page of this prospectus or, if such date is not a Business Day, the next succeeding Business Day.

“Financed Vehicles” means the vehicles financed by the Receivables.

“Fitch” means Fitch Ratings, Inc.

“Hired Agency” means any nationally recognized statistical rating organization hired by the sponsor to assign ratings on the Notes.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:

•	the related Financed Vehicle has been repossessed and liquidated;

•	the related Financed Vehicle has been repossessed in excess of 30 days and has not yet been liquidated;

•	the servicer has determined in accordance with its collection policies that all amounts that it expects to identify with respect to the Receivable have been identified; or

•	the end of the Collection Period in which the Receivable becomes more than 120 days past due.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the auction, repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

“Note Balance” means, as of any date of determination, the aggregate outstanding principal amount of the Notes.

“Note Factor” means, with respect to any class of Notes, a seven-digit decimal which the servicer may compute each month indicating the Note Balance of that class of Notes at the end of the month as a fraction of the original outstanding principal balance of that class of Notes.

“Noteholders” means the Class A Noteholders, the Class B Noteholders and the Class C Noteholders.

“Notes” means the Class A Notes, Class B Notes and Class C Notes.

“Obligors” means persons who obtained installment credit for purchases of Financed Vehicles the terms of which are evidenced by retail installment sale contracts, and any other person obligated to make payments thereunder.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal identified from Obligors and Purchased Amounts to be remitted by the servicer for such Collection Period and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period.

“Principal Balance” means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

“Purchased Amount” means with respect to any Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR accrued to the last day of the Collection Period that such Purchased Receivable was purchased by the seller or the servicer, as applicable.

“Purchased Receivable” means a Receivable purchased by or on behalf of the servicer pursuant to the sale and servicing agreement or by or on behalf of the seller pursuant to the sale and servicing agreement or the receivables purchase agreement.

“Rating Agency Condition” means with respect to any action, that each Hired Agency will have been given 10 days’ (or such shorter period as will be acceptable to each Hired Agency) prior notice thereof and that each Hired Agency will not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes.

“Rating Agency Notification” means with respect to any action, that each Hired Agency will have been given prior written notice of such action.

“Receivables Pool” means the pool of Receivables.

“Record Date” means, with respect to any Payment Date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or redemption date occurs and (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such Payment Date or redemption date.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SEC” means the Securities and Exchange Commission.

“S&P” means S&P Global Ratings.

“Total Required Payment” means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed advances, the accrued and unpaid interest on the Notes, an amount equal to the lesser of (i) the change in the Adjusted Pool Balance during the related Collection Period and (ii) the Principal Distribution Amount, and on or after the Final Scheduled Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero. For avoidance of doubt, on any date the clean-up call is exercised, the Total Required Payment will include the amount necessary to pay all outstanding amounts due on the Notes.

“Trust Expenses” means any amounts due to the indenture trustee and owner trustee for reimbursement of expenses or in respect of indemnification.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

INDEX OF PRINCIPAL TERMS

61-Day Delinquent Receivables	98
AAA	101
ABS	68
ABS Tables	68
Accounts	102
Adjusted Pool Balance	85
administration agreement	95
Affected Investors	120
AIFM Regulations	120
Appendix A	66
APR	53, 145
Asset Review	100
Available Amounts	145
Available Amounts Shortfall	145
Bankruptcy Action	115
Benchmark	145
Benchmark Replacement	145
Benchmark Replacement Adjustment	145
Benchmark Replacement Conforming Changes	145
Benchmark Replacement Date	146
Benchmark Transition Event	146
Beneficial Owner	87
benefit plan	139
Business Day	146
Certificate	146
Certificateholder	113
Certificateholder	146
CFPB	27, 125
chattel paper	121
Class A Noteholders	146
Class A Notes	146
Class A-1 Noteholders	146
Class A-2 Noteholders	146
Class A-2 notes	2
Class A-2 Notes	146
Class A-3 Noteholders	146
Class A-4 Noteholders	147
Class B Noteholders	147
Class C Noteholders	147
Clayton	45
clean-up call	103
Clearstream	19
closing date	2
Closing Date	147
Code	111, 139
Collection Account	43, 147
Collection Period	147
Collections	147
Compounded SOFR	78
Controlling Class	147
cutoff date	2
Cutoff Date	147
Dealers	40

Defaulted Receivable	147
Delinquency Percentage	98
Delinquency Trigger	98
Delinquency Trigger Notice Date	100
depositor	1
Depositor Assets	39
Direct Participants	87
DISC	viii
Dodd-Frank Act	27, 127
DTC	vi
DTCC	87
Due Diligence Requirements	119
EEA	119
EMCC	87
ERISA	139
EU	119
EU Affected Investors	119
EU CRR	119
EU Due Diligence Requirements	119
EU PRIIPS Regulation	ix
EU Prospectus Regulation	ix, 143
EU Retail Investor	ix
EU Securitization Regulation	119
event of default	7, 108
Exchange Act	87, 141
FATCA	137
FCA Handbook	119
FDIC	127
FDIC Counsel	128
Final Scheduled Maturity Date	147
financed vehicles	2
Financed Vehicles	147
First Priority Principal Distribution Amount	85
Fitch	147
fixed rate notes	2
floating rate notes	2
FRBNY	32
FRBNY’s Website	78
FSMA	viii, 119, 143
FTC	29
FTC Rule	125
GSCC	87
HCA	1, 37
HDC Rule	125
Hired Agencies	11
Hired Agency	147
HMA	40
Indirect Participants	87
Insolvency Laws	127
Instituting Noteholders	99
Interest Period	85
Interest Rate	77
Investors	9, 83

IRS	131
ISDA Definitions	147
ISDA Fallback Adjustment	147
ISDA Fallback Rate	147
issuing entity	1
issuing entity property	50
KUS	40
Liquidated Receivable	148
Liquidation Proceeds	148
MBSCC	87
MiFID II	143
MIFID II	ix
Monthly Remittance Condition	102
NCSL Trusts	28
NHTSA	31
Non-United States Holder	135
Note Balance	148
Note Factor	148
Noteholders	148
Notes	148
NRSRO	20
NSCC	87
obligors	2
Obligors	148
OID	16, 88
OLA	127
Order	viii
Payment Date	77
PHEAA	28
PIMCO	28
Plan Assets Regulation	139
Plans	139
POATRs	viii, 143
Pool Asset Representations	98
Pool Balance	148
PRASR	119
Principal Balance	148
Principal Distribution Amount	86
PTCE	140
Purchased Amount	42, 148
Purchased Receivable	148
qualified stated interest	133
Rating Agency Condition	148
Rating Agency Notification	148
receivable	40
receivables	2
Receivables	37
receivables pool	2
Receivables Pool	148
receivables purchase agreement	95
Record Date	149
Recoveries	149
Reference Time	78
Regular Principal Distribution Amount	86
Regulation AB	118
Regulation RR	10

Relevant Governmental Body	149
Relevant Persons	viii
requesting party	101
Reserve Account	91
Reserve Account Required Amount	91
retail installment sale contracts	1
Retained Notes	142
Review Conditions	98
Review Expenses	100
Review Satisfaction Date	98
Rule 193 Information	66
S&P	149
sale and servicing agreement	95
SCRA	31
SEC	149
SECN	119
Second Priority Principal Distribution Amount	86
Securities Act	40, 142
securitized pool	66
servicer termination event	104
Servicer’s Certificate	81
Servicing Fee	103
Short-Term Notes	133
Similar Law	139
Simple Interest Method	52
Simple Interest Receivables	52
SOFR	32
SOFR Adjustment Conforming Changes	78
SOFR Adjustment Date	78
SOFR Determination Time	78
SOFR Rate	78
Special Federal Tax Counsel	9
SR 2024	119
Subject Receivables	99
Target Overcollateralization Amount	86
TIA	111
TIN	89
Total Required Payment	149
Transaction Parties	140
Trust Expenses	149
U.S. Bank	44
U.S. Bank Trust	44
U.S. Government Securities Business Day	78
U.S. Person	89
UCC	98
UCITS	119
UDAAPS	29
UK	119, 143
UK Affected Investors	120
UK CRR	120
UK Due Diligence Requirements	119
UK Retail Investor	viii
UK Securitization Framework	119
Unadjusted Benchmark Replacement	149
United States Holder	132
United States person	133

Volcker Rule	10, 121
Weighted Average APR	54
Weighted Average FICO	54
Weighted Average Life	69

Weighted Average Original Number of Scheduled Payments	54
Weighted Average Remaining Number of Scheduled Payments	54
Yield Supplement Overcollateralization Amount	93

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts in each of HCA’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to HCA on or prior to the applicable cutoff date, in accordance with the underwriting procedures described under “Receivables Underwriting and Servicing Procedures.” As of the relevant cutoff date, the retail installment sale contracts in the securitized portfolios consisted of the characteristics provided below.

A-1

Hyundai Auto Receivables Trust 2021-A (“HART 2021-A”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	April 28, 2021
Cut-off Date	March 15, 2021

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,352,165,787.16	$680,139,406.54	$622,242,360.93
Number of Receivables	57,550	30,237	25,673
Average Principal Balance Outstanding	$23,495.50	$22,493.61	$24,237.23
Average Original Amount Financed	$26,764.04	$26,099.80	$27,183.40
Original Amount Financed (range)	$5,448.77 to $79,488.90	$5,448.77 to $73,163.23	$5,540.81 to $78,164.66
Outstanding Principal Balances (range)	$5,003.53 to $77,438.93	$5,003.53 to $67,405.77	$5,006.59 to $72,105.30
Weighted Average APR	3.40%	2.94%	3.87%
APR (range)	0.00% to 17.79%	0.00% to 17.49%	0.00% to 17.79%
Weighted Average Original Number of Scheduled Payments	66.02	64.43	67.87
Original Number of Scheduled Payments (range)	12 to 75	12 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.94%	2.46%	8.02%
Weighted Average Remaining Number of Scheduled Payments	58.27	55.99	60.58
Remaining Number of Scheduled Payments (range)	8 to 73	8 to 73	9 to 73
Percentage of New Vehicle Receivables(6) (by Principal Balance of Receivables)	95.02%	96.72%	95.63%
Percentage of Used Vehicle Receivables(6) (by Principal Balance of Receivables)	4.98%	3.28%	4.37%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	50.30%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	46.02%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	2.58%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	1.10%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	763	777	748
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More(2)(3)	769	761	772
FICO® scores representing more than 90% and less than 91% of the pool balance (range) (2)(3)(4)	639 to 873	650 to 874	630 to 868

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	11.67%
Texas	10.73%
Florida	9.75%
Illinois	5.65%

A-2

Distribution of the HART 2021-A Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	10,406	$254,314,586.26	18.81%
1.00% to 1.99%	11,859	327,507,263.33	24.22
2.00% to 2.99%	7,977	172,798,457.22	12.78
3.00% to 3.99%	7,653	168,729,755.23	12.48
4.00% to 4.99%	5,855	126,083,442.73	9.32
5.00% to 5.99%	4,301	95,106,314.25	7.03
6.00% to 6.99%	2,661	57,479,388.48	4.25
7.00% to 7.99%	1,994	44,516,848.51	3.29
8.00% to 8.99%	1,739	39,629,039.84	2.93
9.00% to 9.99%	1,432	31,345,726.47	2.32
10.00% to 10.99%	825	17,733,140.18	1.31
11.00% to 11.99%	542	11,584,187.32	0.86
12.00% to 12.99%	97	1,759,914.37	0.13
13.00% to 13.99%	79	1,518,123.25	0.11
14.00% to 14.99%	54	746,469.67	0.06
15.00% to 15.99%	33	513,487.53	0.04
16.00% to 16.99%	27	504,833.61	0.04
17.00% to 17.99%	16	294,808.91	0.02
Total(6)	57,550	$1,352,165,787.16	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-3

Hyundai Auto Receivables Trust 2021-B (“HART 2021-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	July 28, 2021
Cut-off Date	June 21, 2021

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,399,973,720.80	$703,955,775.37	$629,824,843.88
Number of Receivables	58,939	31,406	25,327
Average Principal Balance Outstanding	$23,752.93	$22,414.69	$24,867.72
Average Original Amount Financed	$27,398.50	$26,356.79	$28,302.55
Original Amount Financed (range)	$5,082.75 to $79,819.80	$5,597.11 to $74,595.00	$5,082.75 to $77,918.35
Outstanding Principal Balances (range)	$5,000.54 to $78,564.99	$5,000.66 to $72,805.10	$5,000.54 to $74,318.35
Weighted Average APR	3.51%	3.10%	3.88%
APR (range)	0.00% to 14.95%	0.00% to 14.89%	0.00% to 14.95%
Weighted Average Original Number of Scheduled Payments	65.84	64.55	67.41
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.96%	4.87%	5.52%
Weighted Average Remaining Number of Scheduled Payments	58.83	56.86	60.82
Remaining Number of Scheduled Payments (range)	6 to 74	7 to 74	6 to 74
Percentage of New Vehicle Receivables(6) (by Principal Balance of Receivables)	92.94%	95.31%	94.20%
Percentage of Used Vehicle Receivables(6) (by Principal Balance of Receivables)	7.06%	4.69%	5.80%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	50.28%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.99%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	2.92%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	1.80%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	765	783	747
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More(2)(3)	769	768	770
FICO® scores representing more than 90% and less than 91% of the pool balance (range) (2)(3)(4)	640 to 870	652 to 872	629 to 866

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)
State(5)	Percentage of Total Principal Balance
Texas	11.72%
California	11.52%
Florida	10.48%
Illinois	5.74%

A-4

Distribution of the HART 2021-B Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	6,136	$150,044,146.96	10.72%
1.00% to 1.99%	14,001	386,281,427.63	27.59
2.00% to 2.99%	10,821	251,396,164.08	17.96
3.00% to 3.99%	8,070	172,964,021.92	12.35
4.00% to 4.99%	5,837	122,108,435.72	8.72
5.00% to 5.99%	4,479	96,763,329.21	6.91
6.00% to 6.99%	3,022	68,710,093.43	4.91
7.00% to 7.99%	2,356	56,136,911.75	4.01
8.00% to 8.99%	2,115	50,812,073.21	3.63
9.00% to 9.99%	989	21,736,557.46	1.55
10.00% to 10.99%	571	13,175,616.92	0.94
11.00% to 11.99%	350	6,836,957.08	0.49
12.00% to 12.99%	109	1,446,798.70	0.10
13.00% to 13.99%	51	1,006,030.97	0.07
14.00% to 14.99%	32	555,155.76	0.04
Total(6)	58,939	$1,399,973,720.80	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-5

Hyundai Auto Receivables Trust 2021-C (“HART 2021-C”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	November 17, 2021
Cut-off Date	October 4, 2021

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,577,990,687.37	$798,318,477.49	$712,998,199.89
Number of Receivables	63,367	34,436	26,894
Average Principal Balance Outstanding	$24,902.40	$23,182.67	$26,511.42
Average Original Amount Financed	$27,893.02	$26,304.52	$29,371.76
Original Amount Financed (range)	$5,329.78 to $79,902.89	$5,389.50 to $75,059.71	$5,329.78 to $78,990.00
Outstanding Principal Balances (range)	$5,003.84 to $77,573.94	$5,003.84 to $73,591.88	$5,004.66 to $77,545.53
Weighted Average APR	3.33%	2.71%	3.98%
APR (range)	0.00% to 14.90%	0.00% to 14.55%	0.00% to 14.90%
Weighted Average Original Number of Scheduled Payments	65.77	63.70	68.27
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.94%	1.19%	9.55%
Weighted Average Remaining Number of Scheduled Payments	58.83	56.32	61.60
Remaining Number of Scheduled Payments (range)	7 to 74	7 to 74	8 to 74
Percentage of New Vehicle Receivables(6) (by Principal Balance of Receivables)	94.38%	95.57%	95.49%
Percentage of Used Vehicle Receivables(6) (by Principal Balance of Receivables)	5.62%	4.43%	4.51%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	50.59%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	45.18%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	3.07%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	1.16%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	765	785	744
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More(2)(3)	770	756	771
FICO® scores representing more than 90% and less than 91% of the pool balance (range) (2)(3)(4)	637 to 869	659 to 871	626 to 864

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables(7)
State(5)	Percentage of Total Principal Balance
Texas	11.12%
California	10.52%
Florida	8.73%
Pennsylvania	6.70%
Illinois	5.50%

A-6

Distribution of the HART 2021-C Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	10,645	$265,138,507.32	16.80%
1.00% to 1.99%	13,797	367,806,493.86	23.31
2.00% to 2.99%	11,073	261,286,020.21	16.56
3.00% to 3.99%	8,216	194,048,870.97	12.30
4.00% to 4.99%	6,247	150,348,754.06	9.53
5.00% to 5.99%	4,156	99,616,928.23	6.31
6.00% to 6.99%	2,823	73,173,112.99	4.64
7.00% to 7.99%	2,444	64,116,405.02	4.06
8.00% to 8.99%	2,512	67,041,201.13	4.25
9.00% to 9.99%	755	18,618,796.66	1.18
10.00% to 10.99%	508	12,787,277.90	0.81
11.00% to 11.99%	125	2,641,608.82	0.17
12.00% to 12.99%	37	779,020.02	0.05
13.00% to 13.99%	15	263,970.94	0.02
14.00% to 14.99%	14	323,719.24	0.02
Total(6)	63,367	$1,577,990,687.37	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-7

Hyundai Auto Receivables Trust 2022-A (“HART 2022-A”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	March 16, 2022
Cut-off Date	February 2, 2022

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,583,031,004.06	$807,526,956.56	$707,443,987.48
Number of Receivables	64,842	35,129	27,796
Average Principal Balance Outstanding	$24,413.67	$22,987.47	$25,451.29
Average Original Amount Financed	$28,282.30	$26,693.68	$29,605.95
Original Amount Financed (range)	$5,256.41 to $79,994.58	$5,256.41 to $76,846.32	$5,271.41 to $79,777.52
Outstanding Principal Balances (range)	$5,000.16 to $78,204.66	$5,000.16 to $73,723.76	$5,006.31 to $77,892.6
Weighted Average APR	3.40%	3.02%	3.77%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.99%
Weighted Average Original Number of Scheduled Payments	65.84	64.73	67.16
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.94%	2.68%	7.74%
Weighted Average Remaining Number of Scheduled Payments	57.73	56.39	59.00
Remaining Number of Scheduled Payments (range)	7 to 74	7 to 74	8 to 74
Percentage of New Vehicle Receivables(6) (by Principal Balance of Receivables)	94.76%	95.92%	96.10%
Percentage of Used Vehicle Receivables(6) (by Principal Balance of Receivables)	5.24%	4.08%	3.90%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	51.01%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.69%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	3.06%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	1.24%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	764	774	755
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More(2)(3)	766	754	772
FICO® scores representing more than 90% and less than 91% of the pool balance (range) (2)(3)(4)	640 to 868	651 to 870	630 to 865

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	11.65%
Texas	11.09%
Florida	9.40%
Illinois	5.29%

A-8

Distribution of the HART 2022-A Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	10,367	$243,846,387.96	15.40%
1.00% to 1.99%	12,386	322,644,655.35	20.38
2.00% to 2.99%	11,071	262,077,141.01	16.56
3.00% to 3.99%	10,711	248,666,086.01	15.71
4.00% to 4.99%	7,283	174,219,370.61	11.01
5.00% to 5.99%	4,281	102,553,486.94	6.48
6.00% to 6.99%	2,915	76,243,691.26	4.82
7.00% to 7.99%	2,254	58,669,884.33	3.71
8.00% to 8.99%	2,498	66,743,741.47	4.22
9.00% to 9.99%	741	18,756,825.51	1.18
10.00% to 10.99%	225	6,014,268.95	0.38
11.00% to 11.99%	71	1,756,276.59	0.11
12.00% to 12.99%	18	287,959.14	0.02
13.00% to 13.99%	9	212,732.86	0.01
14.00% to 14.99%	12	338,496.07	0.02
Total(6)	64,842	$1,583,031,004.06	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-9

Hyundai Auto Receivables Trust 2022-B (“HART 2022-B”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	July 20, 2022
Cut-off Date	June 7, 2022

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,537,128,048.52	$790,914,559.20	$684,586,430.92
Number of Receivables	65,507	35,490	28,393
Average Principal Balance	$23,465.10	$22,285.56	$24,111.10
Average Original Amount Financed	$29,139.95	$28,112.20	$29,649.59
Original Amount Financed (range)	$5,765.00 to $79,999.99	$5,765.00 to $76,290.60	$5,996.71 to $78,246.11
Principal Balances (range)	$5,000.12 to $77,104.65	$5,000.12 to $73,003.94	$5,001.22 to $71,232.48
Weighted Average APR	3.29%	3.09%	3.50%
APR (range)	0.00% to 14.69%	0.00% to 14.69%	0.00% to 14.69%
Weighted Average Original Number of Scheduled Payments	66.00	65.83	66.22
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.98%	2.60%	7.98%
Weighted Average Remaining Number of Scheduled Payments	54.60	53.62	55.39
Remaining Number of Scheduled Payments (range)	5 to 73	7 to 73	5 to 73
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	95.05%	96.18%	95.49%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	4.95%	3.82%	4.51%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	51.45%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.54%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	3.13%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.88%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	764	770	758
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	767	754	772
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	649 to 863	663 to 866	640 to 858

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	12.20%
Texas	11.51%
Florida	9.99%
Illinois	5.55%

A-10

Distribution of the HART 2022-B Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	10,659	$224,479,545.35	14.60%
1.00% to 1.99%	13,083	323,852,565.84	21.07
2.00% to 2.99%	11,838	268,824,655.35	17.49
3.00% to 3.99%	10,940	254,291,423.07	16.54
4.00% to 4.99%	7,541	180,357,227.86	11.73
5.00% to 5.99%	4,624	112,065,310.70	7.29
6.00% to 6.99%	2,662	68,470,790.87	4.45
7.00% to 7.99%	1,697	44,165,703.07	2.87
8.00% to 8.99%	1,546	39,905,252.57	2.60
9.00% to 9.99%	562	13,428,423.41	0.87
10.00% to 10.99%	211	5,109,063.68	0.33
11.00% to 11.99%	92	1,426,138.56	0.09
12.00% to 12.99%	19	212,969.50	0.01
13.00% to 13.99%	17	273,131.40	0.02
14.00% to 14.99%	16	265,847.29	0.02
Total(6)	65,507	$1,537,128,048.52	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-11

Hyundai Auto Receivables Trust 2022-C (“HART 2022-C”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	November 9, 2022
Cut-off Date	October 4, 2022

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,706,688,347.89	$861,949,522.86	$759,738,993.50
Number of Receivables	73,607	39,869	31,401
Average Principal Balance	$23,186.50	$21,619.54	$24,194.74
Average Original Amount Financed	$27,773.08	$26,282.05	$28,719.74
Original Amount Financed (range)	$5,604.19 to $79,995.08	$5,604.19 to $75,174.75	$5,894.57 to $79,122.91
Principal Balances (range)	$5,000.31 to $78,570.44	$5,000.89 to $72,642.26	$5,000.31 to $75,753.88
Weighted Average APR	3.85%	3.56%	4.15%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.85%
Weighted Average Original Number of Scheduled Payments	66.19	65.84	66.76
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	5.00%	2.30%	8.44%
Weighted Average Remaining Number of Scheduled Payments	56.52	55.37	57.63
Remaining Number of Scheduled Payments (range)	5 to 74	6 to 74	6 to 74
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	94.92%	95.86%	95.55%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	5.08%	4.14%	4.45%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	50.50%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.52%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.09%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.89%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	764	773	754
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More(2)(3)	764	758	766
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	646 to 865	666 to 869	635 to 861

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	14.19%
Texas	12.19%
Florida	5.97%
Illinois	5.88%

A-12

Distribution of the HART 2022-C Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	11,533	$226,309,886.59	13.26%
1.00% to 1.99%	137	2,616,927.07	0.15
2.00% to 2.99%	18,930	432,399,987.88	25.34
3.00% to 3.99%	15,435	358,455,362.50	21.00
4.00% to 4.99%	11,683	279,453,994.89	16.37
5.00% to 5.99%	6,814	165,378,608.77	9.69
6.00% to 6.99%	3,628	96,519,682.54	5.66
7.00% to 7.99%	2,404	63,476,416.21	3.72
8.00% to 8.99%	1,590	43,602,725.10	2.55
9.00% to 9.99%	786	20,711,784.11	1.21
10.00% to 10.99%	337	9,028,436.85	0.53
11.00% to 11.99%	174	4,706,335.50	0.28
12.00% to 12.99%	92	2,213,046.74	0.13
13.00% to 13.99%	42	1,186,237.35	0.07
14.00% to 14.99%	22	628,915.79	0.04
Total(6)	73,607	$1,706,688,347.89	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-13

Hyundai Auto Receivables Trust 2023-A (“HART 2023-A”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	April 12, 2023
Cutoff Date	February 21, 2023

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,829,751,290.65	$1,016,366,074.72	$725,254,534.41
Number of Receivables	84,779	51,440	31,031
Average Principal Balance	$21,582.60	$19,758.28	$23,371.94
Average Original Amount Financed	$28,588.78	$27,253.79	$29,652.91
Original Amount Financed (range)	$5,425.90 to $79,960.27	$5,489.24 to $77,446.54	$5,425.90 to $78,841.80
Principal Balances (range)	$5,002.59 to $76,227.93	$5,002.59 to $71,945.93	$5,010.36 to $74,780.57
Weighted Average APR	3.72%	3.03%	4.58%
APR (range)	0.00% to 14.89%	0.00% to 14.89%	0.00% to 14.89%
Weighted Average Original Number of Scheduled Payments	66.60	65.92	67.70
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	5.06%	2.53%	9.17%
Weighted Average Remaining Number of Scheduled Payments	50.68	48.17	53.54
Remaining Number of Scheduled Payments (range)	7 to 72	7 to 72	7 to 72
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	95.58%	97.46%	94.98%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	4.42%	2.54%	5.02%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	55.55%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	39.64%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	3.87%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.95%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	767	774	758
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	770	756	775
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	649 to 860	662 to 862	640 to 856

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Florida	12.03%
California	11.94%
Texas	11.40%
New York	5.71%
Illinois	5.46%

A-14

Distribution of the HART 2023-A Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	20,300	$379,354,663.76	20.73%
1.00% to 1.99%	97	2,183,372.94	0.12
2.00% to 2.99%	17,043	358,926,336.91	19.62
3.00% to 3.99%	17,535	385,640,548.89	21.08
4.00% to 4.99%	11,114	248,571,374.29	13.58
5.00% to 5.99%	6,872	157,848,957.40	8.63
6.00% to 6.99%	4,105	99,546,390.84	5.44
7.00% to 7.99%	3,033	74,095,970.37	4.05
8.00% to 8.99%	2,359	61,292,482.38	3.35
9.00% to 9.99%	1,514	41,462,495.07	2.27
10.00% to 10.99%	415	10,548,345.12	0.58
11.00% to 11.99%	241	6,096,045.60	0.33
12.00% to 12.99%	112	3,192,448.70	0.17
13.00% to 13.99%	30	762,598.64	0.04
14.00% to 14.99%	9	229,259.74	0.01
Total(6)	84,779	$1,829,751,290.65	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-15

Hyundai Auto Receivables Trust 2023-B (“HART 2023-B”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	July 19, 2023
Cutoff Date	June 5, 2023

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,865,299,382.15	$948,626,383.04	$813,620,063.79
Number of Receivables	75,796	42,093	31,147
Average Principal Balance	$24,609.47	$22,536.44	$26,121.94
Average Original Amount Financed	$30,089.52	$28,182.48	$31,468.00
Original Amount Financed (range)	$5,247.14 to $79,985.55	$5,594.00 to $77,537.96	$5,247.14 to $79,845.13
Principal Balances (range)	$5,000.19 to $79,292.56	$5,000.19 to $74,740.31	$5,000.45 to $77,086.99
Weighted Average APR	4.96%	3.98%	6.07%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.90%
Weighted Average Original Number of Scheduled Payments	66.16	64.62	68.14
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	5.04%	0.56%	10.88%
Weighted Average Remaining Number of Scheduled Payments	57.01	54.36	59.79
Remaining Number of Scheduled Payments (range)	4 to 74	7 to 74	4 to 74
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	96.47%	96.65%	97.10%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	3.53%	3.35%	2.90%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	50.86%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	43.62%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	5.04%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.49%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	767	775	757
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	769	756	770
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	647 to 861	671 to 862	637 to 857

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	12.50%
Texas	12.40%
Florida	11.32%
Illinois	5.17%

A-16

Distribution of the HART 2023-B Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	10,406	$190,911,734.99	10.23%
1.00% to 1.99%	8,098	161,722,816.42	8.67
2.00% to 2.99%	5,392	103,933,671.83	5.57
3.00% to 3.99%	9,229	237,887,976.07	12.75
4.00% to 4.99%	9,711	250,262,274.60	13.42
5.00% to 5.99%	10,923	296,869,530.72	15.92
6.00% to 6.99%	9,616	272,703,266.00	14.62
7.00% to 7.99%	3,984	109,730,583.47	5.88
8.00% to 8.99%	3,395	97,571,510.48	5.23
9.00% to 9.99%	2,484	76,106,372.12	4.08
10.00% to 10.99%	1,406	41,162,132.50	2.21
11.00% to 11.99%	479	11,515,326.76	0.62
12.00% to 12.99%	412	9,622,968.17	0.52
13.00% to 13.99%	179	3,615,521.95	0.19
14.00% to 14.99%	82	1,683,696.07	0.09
Total(6)	75,796	$1,865,299,382.15	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-17

Hyundai Auto Receivables Trust 2023-C (“HART 2023-C”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	November 13, 2023
Cutoff Date	October 9, 2023

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,822,501,735.44	$973,029,078.02	$757,128,242.46
Number of Receivables	70,494	41,077	26,617
Average Principal Balance	$25,853.29	$23,687.93	$28,445.29
Average Original Amount Financed	$29,530.63	$27,695.19	$31,618.86
Original Amount Financed (range)	$5,488.28 to $79,882.12	$5,488.28 to $79,761.43	$5,955.54 to $79,447.00
Principal Balances (range)	$5,001.28 to $77,710.96	$5,001.28 to $77,710.96	$5,004.19 to $77,281.56
Weighted Average APR	5.63%	4.40%	7.07%
APR (range)	0.00% to 14.99%	0.00% to 14.95%	0.00% to 14.99%
Weighted Average Original Number of Scheduled Payments	65.55	62.10	70.13
Original Number of Scheduled Payments (range)	24 to 75	24 to 75	24 to 75
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.84%	1.19%	10.08%
Weighted Average Remaining Number of Scheduled Payments	58.50	54.47	63.71
Remaining Number of Scheduled Payments (range)	5 to 74	5 to 74	6 to 74
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	94.31%	96.09%	94.97%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	5.69%	3.91%	5.03%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	53.39%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	41.54%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.05%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	1.02%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	768	782	752
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	769	765	770
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	645 to 870	664 to 873	635 to 864

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	12.00%
Florida	11.66%
California	10.96%

A-18

Distribution of the HART 2023-C Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	8,148	$190,995,669.43	10.48%
1.00% to 1.99%	1,698	33,366,690.04	1.83
2.00% to 2.99%	4,548	92,598,050.97	5.08
3.00% to 3.99%	6,683	162,103,439.50	8.89
4.00% to 4.99%	7,381	178,932,539.55	9.82
5.00% to 5.99%	13,418	358,535,531.34	19.67
6.00% to 6.99%	11,993	329,809,401.87	18.10
7.00% to 7.99%	5,535	153,629,632.92	8.43
8.00% to 8.99%	4,669	136,253,642.02	7.48
9.00% to 9.99%	3,346	102,279,530.47	5.61
10.00% to 10.99%	1,499	42,831,772.12	2.35
11.00% to 11.99%	636	16,117,687.92	0.88
12.00% to 12.99%	552	14,783,609.52	0.81
13.00% to 13.99%	283	7,813,118.50	0.43
14.00% to 14.99%	105	2,451,419.27	0.13
Total(6)	70,494	$1,822,501,735.44	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-19

Hyundai Auto Receivables Trust 2024-A (“HART 2024-A”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	March 20, 2024
Cutoff Date	February 5, 2024

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,812,800,084.97	$1,010,158,371.38	$707,288,507.53
Number of Receivables	68,239	40,060	25,714
Average Principal Balance	$26,565.46	$25,216.14	$27,505.97
Average Original Amount Financed	$31,000.08	$29,894.35	$31,329.41
Original Amount Financed (range)	$5,779.45 to $89,432.84	$5,863.17 to $79,984.74	$5,779.45 to $80,004.86
Principal Balances (range)	$5,002.38 to $80,987.23	$5,002.38 to $75,506.26	$5,003.67 to $75,694.87
Weighted Average APR	5.70%	5.01%	6.71%
APR (range)	0.00% to 14.95%	0.00% to 14.90%	0.00% to 14.80%
Weighted Average Original Number of Scheduled Payments	66.59	65.57	68.26
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	4.99%	4.57%	5.89%
Weighted Average Remaining Number of Scheduled Payments	57.87	56.19	60.55
Remaining Number of Scheduled Payments (range)	5 to 82	7 to 82	6 to 81
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	95.75%	96.72%	95.37%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	4.25%	3.28%	4.63%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	55.72%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	39.02%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.89%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.37%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	766	767	761
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	780	781	779
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	645 to 864	645 to 864	644 to 862

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	13.00%
Florida	11.52%
California	6.37%

A-20

Distribution of the HART 2024-A Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	7,750	$157,330,310.69	8.68%
1.00% to 1.99%	906	23,355,056.49	1.29
2.00% to 2.99%	3,089	62,771,851.52	3.46
3.00% to 3.99%	6,610	173,388,159.24	9.56
4.00% to 4.99%	8,168	206,617,285.63	11.40
5.00% to 5.99%	13,809	387,079,346.47	21.35
6.00% to 6.99%	12,837	365,190,205.39	20.15
7.00% to 7.99%	5,628	163,621,117.39	9.03
8.00% to 8.99%	4,685	136,278,022.30	7.52
9.00% to 9.99%	2,708	80,498,086.52	4.44
10.00% to 10.99%	1,142	31,875,870.03	1.76
11.00% to 11.99%	413	11,318,440.63	0.62
12.00% to 12.99%	307	8,589,385.86	0.47
13.00% to 13.99%	141	3,587,755.38	0.20
14.00% to 14.99%	46	1,299,191.43	0.07
Total(6)	68,239	$1,812,800,084.97	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-21

Hyundai Auto Receivables Trust 2024-B (“HART 2024-B”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	July 24, 2024
Cutoff Date	June 10, 2024

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,925,240,411.16	$1,058,289,955.15	$759,222,648.84
Number of Receivables	70,780	40,671	27,429
Average Principal Balance	$27,200.34	$26,020.75	$27,679.56
Average Original Amount Financed	$31,979.46	$30,958.19	$31,955.52
Original Amount Financed (range)	$5,519.60 to $97,935.07	$5,927.08 to $81,377.45	$5,519.60 to $86,693.33
Principal Balances (range)	$5,000.45 to $92,970.56	$5,000.88 to $74,674.45	$5,000.45 to $76,443.21
Weighted Average APR	5.98%	5.52%	6.69%
APR (range)	0.00% to 14.99%	0.00% to 14.80%	0.00% to 14.80%
Weighted Average Original Number of Scheduled Payments	67.27	66.43	68.68
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	6.05%	5.95%	6.63%
Weighted Average Remaining Number of Scheduled Payments	56.70	55.45	58.74
Remaining Number of Scheduled Payments (range)	8 to 82	8 to 82	8 to 80
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	96.43%	97.20%	96.20%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	3.57%	2.80%	3.80%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	54.97%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	39.44%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	5.30%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.30%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	768	767	767
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	784	784	784
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	652 to 863	649 to 864	656 to 862

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	12.31%
California	12.13%
Florida	10.48%

A-22

Distribution of the HART 2024-B Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	4,065	$86,081,319.20	4.47%
1.00% to 1.99%	1,101	30,851,526.45	1.60
2.00% to 2.99%	3,199	70,595,185.58	3.67
3.00% to 3.99%	6,760	171,557,440.65	8.91
4.00% to 4.99%	8,473	216,866,541.17	11.26
5.00% to 5.99%	14,501	407,920,382.14	21.19
6.00% to 6.99%	15,081	435,690,689.42	22.63
7.00% to 7.99%	7,469	214,547,528.45	11.14
8.00% to 8.99%	5,136	148,997,709.85	7.74
9.00% to 9.99%	2,924	84,528,236.41	4.39
10.00% to 10.99%	1,298	37,382,673.56	1.94
11.00% to 11.99%	373	9,813,796.77	0.51
12.00% to 12.99%	232	6,107,511.71	0.32
13.00% to 13.99%	127	3,174,407.68	0.16
14.00% to 14.99%	41	1,125,462.12	0.06
Total(6)	70,780	$1,925,240,411.16	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-23

Hyundai Auto Receivables Trust 2024-C (“HART 2024-C”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	October 16, 2024
Cutoff Date	September 9, 2024

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,859,452,468.29	$1,002,616,579.37	$751,908,201.42
Number of Receivables	69,009	38,934	27,403
Average Principal Balance	$26,945.07	$25,751.70	$27,438.90
Average Original Amount Financed	$32,888.04	$32,191.56	$32,418.88
Original Amount Financed (range)	$5,226.70 to $99,310.55	$6,780.94 to $88,091.93	$5,226.70 to $88,215.51
Principal Balances (range)	$5,000.71 to $98,260.30	$5,000.71 to $76,543.15	$5,006.29 to $81,748.88
Weighted Average APR	5.97%	5.34%	6.88%
APR (range)	0.00% to 14.96%	0.00% to 14.96%	0.00% to 14.94%
Weighted Average Original Number of Scheduled Payments	67.97	67.29	69.25
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	6.66%	7.12%	6.60%
Weighted Average Remaining Number of Scheduled Payments	56.33	55.08	58.45
Remaining Number of Scheduled Payments (range)	5 to 82	6 to 82	5 to 82
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	96.74%	97.25%	96.68%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	3.26%	2.75%	3.32%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	53.92%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	40.44%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	5.43%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.22%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	768	768	765
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	778	774	783
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	662 to 864	661 to 864	661 to 862

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	12.63%
Florida	10.52%
California	9.00%

A-24

Distribution of the HART 2024-C Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	5,598	$118,792,662.58	6.39%
1.00% to 1.99%	1,019	25,129,910.37	1.35
2.00% to 2.99%	2,583	52,062,623.53	2.80
3.00% to 3.99%	6,698	161,279,696.13	8.67
4.00% to 4.99%	7,517	202,854,310.82	10.91
5.00% to 5.99%	11,583	316,950,204.62	17.05
6.00% to 6.99%	13,630	393,822,630.77	21.18
7.00% to 7.99%	10,399	304,574,261.50	16.38
8.00% to 8.99%	4,918	142,134,924.41	7.64
9.00% to 9.99%	2,846	81,057,283.29	4.36
10.00% to 10.99%	1,403	40,502,348.96	2.18
11.00% to 11.99%	419	10,513,135.43	0.57
12.00% to 12.99%	202	4,863,746.49	0.26
13.00% to 13.99%	138	3,465,808.45	0.19
14.00% to 14.99%	56	1,448,920.94	0.08
Total(6)	69,009	$1,859,452,468.29	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-25

Hyundai Auto Receivables Trust 2025-A (“HART 2025-A”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	March 12, 2025
Cutoff Date	February 3, 2025

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,188,286,865.59	$1,109,307,859.91	$949,841,043.55
Number of Receivables	85,093	43,566	37,826
Average Principal Balance	$25,716.41	$25,462.70	$25,110.80
Average Original Amount Financed	$33,370.27	$33,188.14	$32,189.50
Original Amount Financed (range)	$6,373.38 to $99,995.35	$6,508.24 to $86,025.31	$6,373.38 to $92,698.24
Principal Balances (range)	$5,000.58 to $96,310.72	$5,002.84 to $75,939.21	$5,000.58 to $86,047.70
Weighted Average APR	5.56%	4.75%	6.58%
APR (range)	0.00% to 14.95%	0.00% to 14.89%	0.00% to 14.95%
Weighted Average Original Number of Scheduled Payments	67.92	67.77	68.74
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	7.39%	7.91%	7.47%
Weighted Average Remaining Number of Scheduled Payments	53.79	53.39	55.19
Remaining Number of Scheduled Payments (range)	6 to 81	7 to 78	7 to 81
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	96.61%	97.14%	96.66%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	3.39%	2.86%	3.34%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	50.69%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	43.41%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	5.63%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.27%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	769	770	765
Weighted Average FICO of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	789	792	785
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	650 to 865	649 to 865	650 to 862

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	13.03%
Texas	12.42%
Florida	9.53%

A-26

Distribution of the HART 2025-A Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	9,807	$232,939,447.41	10.64%
1.00% to 1.99%	2,156	42,783,904.35	1.96
2.00% to 2.99%	2,660	51,680,285.21	2.36
3.00% to 3.99%	7,765	170,639,170.89	7.80
4.00% to 4.99%	15,301	428,536,939.22	19.58
5.00% to 5.99%	14,743	376,234,014.43	17.19
6.00% to 6.99%	12,275	316,787,712.60	14.48
7.00% to 7.99%	8,666	234,416,822.28	10.71
8.00% to 8.99%	3,989	107,381,136.07	4.91
9.00% to 9.99%	2,850	80,056,593.35	3.66
10.00% to 10.99%	2,697	82,534,469.76	3.77
11.00% to 11.99%	1,648	49,007,880.52	2.24
12.00% to 12.99%	318	9,053,990.21	0.41
13.00% to 13.99%	178	5,290,475.68	0.24
14.00% to 14.99%	40	944,023.61	0.04
Total(6)	85,093	$2,188,286,865.59	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-27

Hyundai Auto Receivables Trust 2025-B (“HART 2025-B”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	June 11, 2025
Cutoff Date	May 5, 2025

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,188,239,332.38	$1,116,155,432.53	$963,730,497.29
Number of Receivables	79,603	41,598	35,317
Average Principal Balance	$27,489.41	$26,831.95	$27,288.01
Average Original Amount Financed	$33,673.63	$33,356.55	$32,787.18
Original Amount Financed (range)	$6,083.73 to $99,760.35	$6,171.91 to $89,685.31	$6,083.73 to $99,733.70
Principal Balances (range)	$5,004.73 to $93,043.37	$5,004.73 to $77,343.69	$5,015.40 to $93,043.37
Weighted Average APR	5.95%	5.27%	6.82%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.99%
Weighted Average Original Number of Scheduled Payments	67.49	66.72	68.80
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	8.46%	9.77%	7.71%
Weighted Average Remaining Number of Scheduled Payments	55.08	53.91	56.91
Remaining Number of Scheduled Payments (range)	5 to 80	8 to 80	5 to 80
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	97.54%	98.04%	97.44%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	2.46%	1.96%	2.56%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	51.01%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.04%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.82%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.13%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	770	773	765
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	786	788	785
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	641 to 868	641 to 868	640 to 864

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
California	14.39%
Texas	11.90%
Florida	9.32%

A-28

Distribution of the HART 2025-B Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	5,600	$126,588,941.65	5.78%
1.00% to 1.99%	607	16,605,256.72	0.76
2.00% to 2.99%	1,542	35,228,521.33	1.61
3.00% to 3.99%	10,662	281,062,888.51	12.84
4.00% to 4.99%	15,771	438,848,983.94	20.05
5.00% to 5.99%	13,053	361,398,785.88	16.52
6.00% to 6.99%	10,993	300,816,838.91	13.75
7.00% to 7.99%	8,412	239,892,861.65	10.96
8.00% to 8.99%	3,917	118,090,346.55	5.40
9.00% to 9.99%	3,173	95,294,415.68	4.35
10.00% to 10.99%	2,729	83,270,420.05	3.81
11.00% to 11.99%	2,126	63,011,770.85	2.88
12.00% to 12.99%	546	15,132,088.11	0.69
13.00% to 13.99%	289	8,493,501.41	0.39
14.00% to 14.99%	183	4,503,711.14	0.21
Total(6)	79,603	$2,188,239,332.38	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-29

Hyundai Auto Receivables Trust 2025-C (“HART 2025-C”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	September 17, 2025
Cutoff Date	August 13, 2025

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,148,252,664.56	$1,095,655,545.89	$957,121,388.91
Number of Receivables	76,426	39,340	34,736
Average Principal Balance	$28,108.92	$27,850.93	$27,554.16
Average Original Amount Financed	$34,367.69	$34,187.95	$33,415.75
Original Amount Financed (range)	$6,400.00 to $99,730.65	$6,400.00 to $93,729.57	$6,892.78 to $99,657.00
Principal Balances (range)	$5,005.16 to $97,296.30	$5,005.16 to $79,989.86	$5,007.52 to $87,216.21
Weighted Average APR	5.61%	5.21%	6.14%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.97%
Weighted Average Original Number of Scheduled Payments	67.92	68.28	68.02
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	8.95%	11.20%	7.11%
Weighted Average Remaining Number of Scheduled Payments	55.52	55.64	55.96
Remaining Number of Scheduled Payments (range)	6 to 82	6 to 82	6 to 82
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	99.50%	99.57%	99.60%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	0.50%	0.43%	0.40%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	51.00%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.55%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.43%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.02%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	772	774	768
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	779	781	778
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	666 to 865	668 to 866	661 to 863

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	12.90%
Florida	9.73%
California	8.21%

A-30

Distribution of the HART 2025-C Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	1,148	$34,973,303.26	1.63%
1.00% to 1.99%	3,093	71,022,008.69	3.31
2.00% to 2.99%	3,027	87,673,994.45	4.08
3.00% to 3.99%	14,778	401,017,284.46	18.67
4.00% to 4.99%	14,668	405,237,035.34	18.86
5.00% to 5.99%	12,683	357,946,743.34	16.66
6.00% to 6.99%	11,047	308,979,159.52	14.38
7.00% to 7.99%	8,942	269,739,859.21	12.56
8.00% to 8.99%	2,877	88,350,626.83	4.11
9.00% to 9.99%	1,660	50,256,788.28	2.34
10.00% to 10.99%	1,118	32,797,046.76	1.53
11.00% to 11.99%	1,017	29,940,060.51	1.39
12.00% to 12.99%	130	3,615,563.12	0.17
13.00% to 13.99%	175	5,079,584.15	0.24
14.00% to 14.99%	63	1,623,606.64	0.08
Total(6)	76,426	$2,148,252,664.56	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.
(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.
(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Based solely on the addresses of the originating dealers.

A-31

Hyundai Auto Receivables Trust 2025-D (“HART 2025-D”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	November 12, 2025
Cutoff Date	October 6, 2025

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,171,902,248.61	$1,116,482,239.94	$967,894,410.46
Number of Receivables	73,726	38,818	32,861
Average Principal Balance	$29,459.11	$28,761.97	$29,454.20
Average Original Amount Financed	$34,147.15	$33,524.23	$33,776.07
Original Amount Financed (range)	$7,240.00 to $99,591.45	$7,500.00 to $87,420.79	$7,240.00 to $99,533.08
Principal Balances (range)	$5,001.66 to $93,328.22	$5,001.66 to $80,199.61	$5,002.56 to $91,096.27
Weighted Average APR	5.36%	4.85%	6.02%
APR (range)	0.00% to 14.96%	0.00% to 14.95%	0.00% to 14.96%
Weighted Average Original Number of Scheduled Payments	67.85	68.16	67.86
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	8.30%	10.33%	6.63%
Weighted Average Remaining Number of Scheduled Payments	58.53	58.62	58.95
Remaining Number of Scheduled Payments (range)	6 to 83	7 to 82	6 to 83
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	99.85%	99.84%	99.92%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	0.15%	0.16%	0.08%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	51.41%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	44.56%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.03%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	773	775	769
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	784	784	784
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	669 to 867	671 to 868	665 to 864

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	12.96%
Florida	10.29%
California	8.19%

A-32

Distribution of the HART 2025-D Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	1,911	$51,690,194.75	2.38%
1.00% to 1.99%	7,974	182,634,497.98	8.41
2.00% to 2.99%	6,450	189,968,044.63	8.75
3.00% to 3.99%	11,585	350,448,145.48	16.14
4.00% to 4.99%	10,562	324,619,408.70	14.95
5.00% to 5.99%	9,124	275,385,880.49	12.68
6.00% to 6.99%	9,326	262,706,235.69	12.10
7.00% to 7.99%	9,224	285,545,438.43	13.15
8.00% to 8.99%	2,774	95,160,458.15	4.38
9.00% to 9.99%	2,490	82,525,391.28	3.80
10.00% to 10.99%	1,292	40,962,431.86	1.89
11.00% to 11.99%	789	24,137,299.73	1.11
12.00% to 12.99%	130	3,299,736.70	0.15
13.00% to 13.99%	72	2,196,431.64	0.10
14.00% to 14.99%	23	622,653.10	0.03
Total(6)	73,726	$2,171,902,248.61	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-33

Hyundai Auto Receivables Trust 2026-A (“HART 2026-A”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	February 18, 2026
Cutoff Date	January 6, 2026

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,392,354,765.71	$1,180,726,427.22	$1,112,604,010.17
Number of Receivables	79,201	40,472	36,461
Average Principal Balance	$30,206.12	$29,173.91	$30,514.91
Average Original Amount Financed	$34,700.65	$33,979.66	$34,420.95
Original Amount Financed (range)	$6,193.10 to $99,791.92	$6,193.10 to $99,320.23	$7,277.95 to $97,919.65
Principal Balances (range)	$5,000.04 to $95,398.31	$5,000.04 to $93,972.71	$5,007.12 to $90,484.07
Weighted Average APR	5.39%	4.94%	5.97%
APR (range)	0.00% to 14.99%	0.00% to 14.96%	0.00% to 14.99%
Weighted Average Original Number of Scheduled Payments	67.18	66.72	67.92
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	7.72%	8.88%	7.06%
Weighted Average Remaining Number of Scheduled Payments	58.94	57.97	60.35
Remaining Number of Scheduled Payments (range)	7 to 83	7 to 82	7 to 83
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	99.84%	99.72%	99.99%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	0.16%	0.28%	0.01%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	49.35%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	46.51%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	4.14%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	774	776	771
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	768	769	768
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	675 to 867	677 to 868	671 to 864

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	13.13%
Florida	9.99%
California	9.12%

A-34

Distribution of the HART 2026-A Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	5,044	$121,282,254.45	5.07%
1.00% to 1.99%	7,138	181,841,911.69	7.60
2.00% to 2.99%	3,555	96,088,021.01	4.02
3.00% to 3.99%	14,176	454,748,628.22	19.01
4.00% to 4.99%	12,157	398,200,767.96	16.64
5.00% to 5.99%	8,533	260,279,376.46	10.88
6.00% to 6.99%	10,356	281,529,423.17	11.77
7.00% to 7.99%	10,575	331,586,185.56	13.86
8.00% to 8.99%	2,539	87,789,009.28	3.67
9.00% to 9.99%	2,134	76,456,417.54	3.20
10.00% to 10.99%	780	27,855,911.10	1.16
11.00% to 11.99%	685	23,963,313.30	1.00
12.00% to 12.99%	1,258	42,130,885.82	1.76
13.00% to 13.99%	255	8,006,806.93	0.33
14.00% to 14.99%	16	595,853.22	0.02
Total(6)	79,201	$2,392,354,765.71	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-35

Hyundai Auto Receivables Trust 2026-B (“HART 2026-B”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	June 17, 2026
Cutoff Date	May 5, 2026

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,408,486,358.62	$1,187,335,545.08	$1,088,921,811.74
Number of Receivables	78,669	39,992	35,751
Average Principal Balance	$30,615.44	$29,689.33	$30,458.50
Average Original Amount Financed	$35,408.20	$34,689.63	$34,698.57
Original Amount Financed (range)	$7,488.15 to $99,947.20	$7,500.00 to $98,681.27	$7,488.15 to $93,169.76
Principal Balances (range)	$5,002.69 to $97,452.44	$5,003.13 to $93,991.41	$5,002.69 to $88,403.19
Weighted Average APR	5.17%	4.94%	5.60%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.99%
Weighted Average Original Number of Scheduled Payments	65.76	65.81	65.99
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	6.77%	6.62%	7.61%
Weighted Average Remaining Number of Scheduled Payments	57.17	56.73	58.07
Remaining Number of Scheduled Payments (range)	5 to 83	5 to 83	5 to 83
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	99.79%	99.74%	99.84%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	0.21%	0.26%	0.16%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	49.30%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	45.21%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	5.49%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	774	774	771
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	769	769	769
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	677 to 866	678 to 867	673 to 864

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	13.00%
Florida	9.87%
California	8.48%

A-36

Distribution of the HART 2026-B Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	5,399	$196,670,200.78	8.17%
1.00% to 1.99%	2,779	85,563,320.34	3.55
2.00% to 2.99%	6,800	198,693,703.99	8.25
3.00% to 3.99%	17,737	548,167,283.18	22.76
4.00% to 4.99%	9,429	320,170,629.16	13.29
5.00% to 5.99%	7,924	195,003,734.23	8.10
6.00% to 6.99%	13,258	362,191,519.30	15.04
7.00% to 7.99%	8,648	272,721,350.48	11.32
8.00% to 8.99%	2,265	77,816,782.63	3.23
9.00% to 9.99%	1,426	51,715,316.72	2.15
10.00% to 10.99%	620	21,190,464.56	0.88
11.00% to 11.99%	410	13,648,147.57	0.57
12.00% to 12.99%	1,199	40,632,516.34	1.69
13.00% to 13.99%	755	23,594,643.38	0.98
14.00% to 14.99%	20	706,745.96	0.03
Total(6)	78,669	$2,408,486,358.62	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-37

Hyundai Auto Receivables Trust 2026-C (“HART 2026-C”)

Characteristics of the Receivables at the Cut-off Date*

Closing Date	September 23, 2026
Cutoff Date	August 10, 2026

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$2,306,489,743.04	$1,181,152,828.44	$1,001,768,962.88
Number of Receivables	74,122	38,872	32,611
Average Principal Balance	$31,117.48	$30,385.70	$30,718.74
Average Original Amount Financed	$36,669.75	$36,612.62	$35,187.04
Original Amount Financed (range)	$7,500.00 to $99,898.79	$7,500.00 to $98,714.12	$7,500.00 to $99,495.00
Principal Balances (range)	$5,000.20 to $94,261.93	$5,000.20 to $89,351.19	$5,000.37 to $86,569.82
Weighted Average APR	4.49%	4.06%	5.12%
APR (range)	0.00% to 14.99%	0.00% to 14.99%	0.00% to 14.74%
Weighted Average Original Number of Scheduled Payments	65.89	65.71	66.44
Original Number of Scheduled Payments (range)	24 to 84	24 to 84	24 to 84
Percentage of Receivables with an Original Number of Scheduled Payments of 73 or More (by Principal Balance of Receivables)	6.45%	4.99%	8.85%
Weighted Average Remaining Number of Scheduled Payments	56.59	55.68	58.06
Remaining Number of Scheduled Payments (range)	5 to 82	6 to 82	6 to 82
Percentage of New Vehicle Receivables (by Principal Balance of Receivables)	99.88%	99.90%	99.87%
Percentage of Used Vehicle Receivables (by Principal Balance of Receivables)	0.12%	0.10%	0.13%
Percentage by Principal Balance of Receivables of Hyundai Vehicles	51.21%	100.00%	0.00%
Percentage by Principal Balance of Receivables of Kia Vehicles	43.43%	0.00%	100.00%
Percentage by Principal Balance of Receivables of Genesis Vehicles	5.36%	0.00%	0.00%
Percentage by Principal Balance of Receivables of Other Vehicles	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	774	773	773
Weighted Average FICO® of Receivables with an Original Number of Scheduled Payments of 73 or More (2)(3)	762	759	764
FICO® scores representing more than 90% and less than 91% of the Pool Balance (range)(2)(3)(4)	680 to 868	680 to 868	677 to 866

The “Weighted Average APR”, “Weighted Average Original Number of Scheduled Payments”, “Weighted Average Remaining Number of Scheduled Payments”, and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

* In this table, the phrase “Original Number of Scheduled Payments” replaces the previously used phrase “Original Term”, and the phrase “Remaining Number of Scheduled Payments” replaces the previously used phrase “Remaining Term”. In each case, the numbers remain unchanged from those previously disclosed in the related prospectus.

Geographic Distribution of the Receivables(7)

State(5)	Percentage of Total Principal Balance
Texas	12.98%
Florida	9.63%
California	8.63%

A-38

Distribution of the HART 2026-C Receivables by APR

Annual Percentage Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	15,297	$497,167,401.88	21.56%
1.00% to 1.99%	2,714	84,984,760.75	3.68
2.00% to 2.99%	5,702	177,755,258.62	7.71
3.00% to 3.99%	11,980	368,345,617.26	15.97
4.00% to 4.99%	6,690	232,782,732.59	10.09
5.00% to 5.99%	7,064	183,405,892.63	7.95
6.00% to 6.99%	12,336	354,336,826.36	15.36
7.00% to 7.99%	5,507	180,329,731.32	7.82
8.00% to 8.99%	2,858	97,287,345.75	4.22
9.00% to 9.99%	1,395	48,784,121.84	2.12
10.00% to 10.99%	620	20,241,832.44	0.88
11.00% to 11.99%	529	15,816,380.63	0.69
12.00% to 12.99%	900	28,629,198.74	1.24
13.00% to 13.99%	518	16,294,657.76	0.71
14.00% to 14.99%	12	327,984.47	0.01
Total(6)	74,122	$2,306,489,743.04	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia which account for less than 1% of the Receivables.

(2)	FICO® is a federally registered servicemark of Fair Isaac Corporation.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall above the indicated range and approximately 5% or less of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO® scores) fall below the indicated range.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(7)	Based solely on the addresses of the originating dealers.

A-39

Prepayment Speed Information

Set forth below is prepayment speed information relating to HCA’s securitized portfolios of retail installment sale contracts for the past five years. Prepayment speed information is present in the chart below for each series following each such series issuance and for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus.

HART 2021-A to HART 2026-B(1)(2)

Period	2021-A	2021-B	2021-C	2022-A	2022-B	2022-C	2023-A	2023-B	2023-C	2024-A	2024-B	2024-C	2025-A	2025-B	2025-C	2025-D	2026-A	2026-B
1	2.37%	2.08%	2.97%	3.35%	2.63%	2.50%	2.76%	2.75%	2.51%	2.50%	2.12%	2.22%	2.53%	2.48%	2.15%	2.44%	2.79%	2.79%
2	1.29%	1.36%	1.38%	1.41%	1.23%	0.95%	1.08%	1.17%	1.15%	1.12%	1.17%	1.18%	1.18%	1.28%	1.25%	1.11%	1.40%
3	1.45%	1.32%	1.33%	1.36%	1.19%	1.07%	1.11%	1.14%	1.28%	1.21%	1.05%	1.16%	1.27%	1.31%	1.10%	1.21%	1.35%
4	1.46%	1.45%	1.29%	1.35%	1.11%	0.97%	1.08%	1.16%	1.14%	1.12%	1.22%	1.30%	1.16%	1.26%	1.31%	1.16%	1.30%
5	1.36%	1.33%	1.58%	1.30%	1.01%	1.32%	1.14%	1.06%	1.37%	1.16%	1.14%	1.19%	1.36%	1.37%	1.31%	1.42%	1.29%
6	1.28%	1.55%	1.34%	1.37%	1.07%	1.22%	1.05%	1.13%	1.32%	1.29%	1.14%	1.41%	1.41%	1.20%	1.27%	1.29%
7	1.45%	1.38%	1.34%	1.22%	1.11%	1.28%	1.06%	1.17%	1.29%	1.15%	1.29%	1.36%	1.25%	1.29%	1.45%	1.36%
8	1.26%	1.39%	1.32%	1.23%	1.03%	1.16%	1.02%	1.13%	1.24%	1.30%	1.18%	1.39%	1.37%	1.31%	1.36%	1.31%
9	1.54%	1.60%	1.31%	1.07%	1.25%	1.17%	1.07%	1.34%	1.33%	1.19%	1.34%	1.28%	1.17%	1.30%	1.38%
10	1.34%	1.42%	1.25%	1.06%	1.17%	1.13%	1.05%	1.29%	1.39%	1.25%	1.34%	1.36%	1.35%	1.46%	1.33%
11	1.34%	1.31%	1.23%	1.09%	1.17%	1.10%	1.08%	1.30%	1.22%	1.33%	1.41%	1.38%	1.36%	1.49%
12	1.51%	1.39%	1.15%	1.06%	1.25%	1.09%	1.20%	1.22%	1.36%	1.21%	1.33%	1.30%	1.31%	1.44%
13	1.32%	1.36%	1.06%	1.29%	1.16%	1.03%	1.14%	1.30%	1.29%	1.36%	1.45%	1.38%	1.45%	1.42%
14	1.32%	1.31%	1.09%	1.12%	1.19%	1.07%	1.23%	1.34%	1.34%	1.33%	1.42%	1.23%	1.45%
15	1.30%	1.20%	1.09%	1.13%	1.15%	1.14%	1.14%	1.22%	1.42%	1.41%	1.31%	1.32%	1.40%
16	1.27%	1.19%	1.07%	1.21%	1.15%	1.11%	1.16%	1.31%	1.28%	1.38%	1.37%	1.34%	1.41%
17	1.25%	1.07%	1.20%	1.20%	1.10%	1.27%	1.25%	1.26%	1.51%	1.42%	1.22%	1.25%
18	1.21%	1.14%	1.14%	1.16%	1.13%	1.22%	1.13%	1.30%	1.39%	1.42%	1.39%	1.38%
19	1.14%	1.14%	1.19%	1.15%	1.16%	1.18%	1.18%	1.37%	1.45%	1.28%	1.33%	1.45%
20	1.06%	1.06%	1.19%	1.07%	1.08%	1.16%	1.22%	1.29%	1.39%	1.40%	1.30%	1.35%
21	1.07%	1.24%	1.14%	1.12%	1.25%	1.19%	1.21%	1.44%	1.50%	1.26%	1.47%	1.39%
22	1.13%	1.17%	1.17%	1.10%	1.12%	1.28%	1.27%	1.39%	1.45%	1.37%	1.42%
23	1.08%	1.15%	1.13%	1.09%	1.21%	1.15%	1.18%	1.41%	1.36%	1.32%	1.37%
24	1.25%	1.17%	1.09%	1.07%	1.13%	1.22%	1.31%	1.33%	1.44%	1.32%	1.38%
25	1.10%	1.18%	1.03%	1.21%	1.22%	1.18%	1.30%	1.40%	1.35%	1.46%
26	1.18%	1.18%	1.08%	1.21%	1.23%	1.23%	1.33%	1.44%	1.36%	1.48%
27	1.20%	1.17%	1.14%	1.23%	1.16%	1.25%	1.29%	1.32%	1.39%	1.38%
28	1.15%	1.14%	1.10%	1.15%	1.26%	1.21%	1.31%	1.38%	1.36%	1.38%
29	1.17%	1.09%	1.23%	1.19%	1.22%	1.30%	1.32%	1.27%	1.50%
30	1.20%	1.16%	1.15%	1.22%	1.26%	1.32%	1.28%	1.31%	1.43%
31	1.16%	1.15%	1.17%	1.14%	1.31%	1.31%	1.29%	1.33%	1.41%
32	1.13%	1.13%	1.14%	1.22%	1.22%	1.23%	1.26%	1.30%	1.41%
33	1.12%	1.22%	1.18%	1.20%	1.30%	1.28%	1.32%	1.37%
34	1.15%	1.16%	1.24%	1.24%	1.29%	1.34%	1.34%	1.35%
35	1.14%	1.22%	1.15%	1.28%	1.32%	1.26%	1.33%	1.29%
36	1.21%	1.10%	1.23%	1.16%	1.28%	1.33%	1.38%	1.33%
37	1.18%	1.18%	1.20%	1.30%	1.31%	1.18%	1.37%
38	1.22%	1.24%	1.23%	1.25%	1.30%	1.26%	1.36%
39	1.17%	1.19%	1.29%	1.26%	1.30%	1.26%	1.34%
40	1.23%	1.22%	1.22%	1.27%	1.32%	1.30%
41	1.29%	1.22%	1.29%	1.32%	1.27%	1.34%
42	1.23%	1.24%	1.28%	1.30%	1.30%	1.30%
43	1.27%	1.30%	1.29%	1.25%	1.29%	1.27%
44	1.28%	1.22%	1.24%	1.27%	1.28%	1.26%
45	1.28%	1.29%	1.29%	1.20%	1.30%
46	1.30%	1.25%	1.31%	1.26%	1.31%
47	1.24%	1.28%	1.23%	1.30%	1.28%
48	1.30%	1.21%	1.32%	1.28%	1.28%
49	1.28%	1.28%	1.28%	1.34%
50	1.30%	1.25%	1.33%
51	1.26%	1.25%	1.34%
52	1.29%	1.28%	1.36%
53		1.25%

A-40

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date minus the number of months since the cut-off-date.

A-41

Delinquency Experience

Set forth below is delinquency information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2021-A(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
21-Apr	$1,291,708,806.95	170	$3,947,866.18	21	$514,811.12	1	$18,331.33	1	$24,447.37	0.04%
21-May	$1,252,166,624.51	274	$6,160,033.86	41	$945,409.48	5	$120,133.32	1	$24,447.37	0.09%
21-Jun	$1,210,541,208.36	304	$6,875,645.49	64	$1,416,427.30	7	$127,849.11	1	$24,447.37	0.13%
21-Jul	$1,169,371,365.67	336	$7,131,526.51	83	$1,739,712.61	15	$311,384.18	1	$24,447.37	0.18%
21-Aug	$1,130,497,615.05	352	$7,380,832.10	89	$2,026,894.62	27	$541,398.71	0	$0.00	0.23%
21-Sep	$1,093,616,936.62	369	$7,723,702.66	91	$1,816,325.43	24	$622,193.73	0	$0.00	0.22%
21-Oct	$1,054,548,604.01	390	$8,101,143.55	88	$1,946,331.94	25	$507,074.38	0	$0.00	0.23%
21-Nov	$1,019,120,501.73	383	$7,822,967.17	118	$2,371,189.94	30	$727,836.54	0	$0.00	0.30%
21-Dec	$979,603,603.10	425	$8,695,929.51	99	$2,212,914.16	29	$594,241.17	0	$0.00	0.29%
22-Jan	$944,332,440.46	442	$9,197,142.26	113	$2,338,429.87	29	$610,579.34	0	$0.00	0.31%
22-Feb	$909,603,550.10	426	$8,581,199.52	95	$2,051,826.57	28	$517,064.27	0	$0.00	0.28%
22-Mar	$872,664,964.47	419	$8,285,238.74	81	$1,696,858.35	19	$392,279.04	1	$23,468.70	0.24%
22-Apr	$839,524,655.57	397	$7,946,093.90	95	$1,903,395.49	20	$426,953.21	0	$0.00	0.28%
22-May	$807,107,581.83	474	$9,381,365.60	112	$2,248,514.86	30	$624,610.84	0	$0.00	0.36%
22-Jun	$775,471,329.97	473	$9,450,915.66	150	$3,047,599.57	23	$420,046.58	0	$0.00	0.45%
22-Jul	$744,914,311.89	537	$10,512,893.42	137	$2,620,743.21	30	$648,608.79	1	$19,438.40	0.44%
22-Aug	$715,261,814.02	501	$9,740,980.07	154	$2,907,821.68	37	$627,492.61	1	$19,438.40	0.50%
22-Sep	$686,859,078.84	456	$8,559,843.18	131	$2,497,834.02	33	$634,932.37	1	$19,438.40	0.46%
22-Oct	$659,926,585.37	449	$8,368,654.34	138	$2,596,580.77	34	$628,620.85	1	$19,438.40	0.49%
22-Nov	$634,538,415.11	446	$8,021,471.34	136	$2,637,299.66	36	$697,543.50	0	$0.00	0.53%
22-Dec	$609,421,147.67	454	$8,009,710.59	150	$2,836,096.77	34	$659,452.04	5	$72,732.69	0.59%
23-Jan	$584,043,840.67	476	$8,351,624.16	129	$2,271,468.39	39	$748,376.21	7	$108,043.50	0.54%
23-Feb	$559,793,340.85	422	$7,246,819.01	113	$2,022,617.37	29	$466,890.83	5	$58,657.19	0.46%
23-Mar	$533,796,056.11	386	$6,545,288.10	102	$1,619,249.96	25	$451,914.89	5	$91,809.91	0.41%
23-Apr	$510,352,180.98	398	$6,542,863.32	135	$2,165,749.55	22	$320,514.71	4	$52,141.80	0.50%
23-May	$486,432,025.43	414	$6,961,907.83	111	$1,733,514.34	35	$496,749.79	0	$0.00	0.46%
23-Jun	$462,864,063.08	410	$6,693,988.02	103	$1,621,635.74	27	$402,644.87	0	$0.00	0.44%
23-Jul	$440,523,587.29	457	$7,208,712.14	107	$1,678,392.97	23	$418,173.66	0	$0.00	0.48%
23-Aug	$418,464,593.67	418	$6,371,089.57	124	$1,939,419.08	19	$323,280.04	0	$0.00	0.54%
23-Sep	$396,549,059.26	410	$6,186,207.70	103	$1,534,509.77	32	$475,559.45	0	$0.00	0.51%
23-Oct	$375,709,551.92	429	$6,313,443.92	111	$1,531,700.67	28	$375,243.68	0	$0.00	0.51%
23-Nov	$355,817,417.77	415	$5,787,685.68	113	$1,654,375.45	27	$357,908.87	0	$0.00	0.57%
23-Dec	$336,531,091.20	426	$5,842,961.13	128	$1,767,840.88	29	$437,403.90	1	$9,438.47	0.66%
24-Jan	$317,446,927.74	418	$5,454,993.35	114	$1,561,832.47	33	$455,317.58	1	$8,621.32	0.64%
24-Feb	$299,133,322.33	352	$4,669,675.23	89	$1,174,639.15	22	$260,911.45	2	$17,383.66	0.49%
24-Mar	$280,423,192.60	360	$4,616,790.74	74	$993,656.72	24	$330,702.21	1	$7,744.55	0.48%
24-Apr	$262,742,289.00	325	$4,033,698.95	97	$1,255,557.94	9	$149,320.99	1	$7,308.26	0.54%
24-May	$245,158,263.70	360	$4,394,810.09	94	$1,137,332.36	14	$151,230.51	2	$14,049.03	0.53%
24-Jun	$228,866,456.93	347	$4,167,423.43	89	$1,075,135.50	17	$202,887.48	1	$7,180.88	0.56%
24-Jul	$212,449,526.92	413	$4,745,543.10	79	$848,858.84	15	$165,671.81	1	$7,180.88	0.48%
24-Aug	$195,953,772.03	349	$3,966,559.40	89	$984,880.08	18	$214,087.38	0	$0.00	0.61%
24-Sep	$181,058,858.50	365	$4,039,185.69	92	$999,698.19	23	$220,691.78	0	$0.00	0.67%
24-Oct	$166,270,553.80	345	$3,565,875.71	98	$1,112,875.97	18	$179,985.54	0	$0.00	0.78%
24-Nov	$152,140,730.29	381	$3,864,909.13	89	$862,776.90	19	$225,843.51	0	$0.00	0.72%
24-Dec	$138,669,764.83	366	$3,577,974.45	100	$909,851.51	19	$203,598.59	0	$0.00	0.80%
25-Jan	$125,706,496.05	276	$2,637,576.58	76	$686,934.01	14	$125,958.17	0	$0.00	0.65%
25-Feb	$114,170,761.04	232	$2,133,596.15	62	$593,571.90	13	$113,603.30	0	$0.00	0.62%
25-Mar	$102,561,883.14	250	$2,065,092.77	49	$432,398.74	10	$86,729.25	0	$0.00	0.51%
25-Apr	$91,917,249.25	247	$1,980,364.43	55	$435,615.09	8	$91,152.61	0	$0.00	0.57%
25-May	$81,786,387.59	248	$1,878,270.43	50	$352,507.91	16	$113,821.95	0	$0.00	0.57%
25-Jun	$72,740,930.55	260	$1,882,313.66	63	$405,311.54	6	$36,733.12	0	$0.00	0.61%
25-Jul	$64,012,365.39	251	$1,742,572.66	53	$378,413.12	17	$86,103.09	0	$0.00	0.73%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-42

HART 2021-B(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
21-Jul	$1,344,490,464.47	261	$5,769,347.13	29	$609,196.67	0	$0.00	0	$0.00	0.05%
21-Aug	$1,302,808,582.09	321	$7,638,168.83	64	$1,335,098.11	9	$175,690.42	0	$0.00	0.12%
21-Sep	$1,262,391,672.62	342	$8,376,057.96	84	$2,013,511.44	15	$358,986.19	0	$0.00	0.19%
21-Oct	$1,220,407,544.84	388	$8,887,126.54	78	$2,012,263.33	23	$555,237.65	0	$0.00	0.21%
21-Nov	$1,181,081,718.82	420	$9,646,804.85	126	$3,145,444.77	22	$525,899.54	0	$0.00	0.31%
21-Dec	$1,138,677,883.54	454	$10,217,393.52	112	$2,606,821.94	35	$926,209.91	0	$0.00	0.31%
22-Jan	$1,099,947,661.78	439	$10,028,929.61	125	$2,751,146.78	36	$847,991.54	0	$0.00	0.33%
22-Feb	$1,061,737,322.96	389	$8,614,613.07	112	$2,419,339.21	37	$808,077.41	0	$0.00	0.30%
22-Mar	$1,020,439,536.16	364	$8,236,182.43	69	$1,529,764.47	31	$679,679.26	0	$0.00	0.22%
22-Apr	$983,012,046.54	393	$8,468,670.83	87	$1,932,482.40	11	$204,319.51	0	$0.00	0.22%
22-May	$948,125,445.93	475	$10,173,661.09	117	$2,605,122.63	25	$472,679.75	0	$0.00	0.32%
22-Jun	$912,452,644.13	493	$10,301,302.30	151	$3,380,569.45	38	$885,286.05	0	$0.00	0.47%
22-Jul	$877,996,842.90	493	$10,289,358.63	161	$3,402,421.74	36	$738,649.66	2	$61,205.48	0.48%
22-Aug	$845,063,684.42	496	$10,415,348.88	177	$3,855,991.45	39	$753,689.01	2	$61,205.48	0.55%
22-Sep	$814,398,873.94	459	$9,463,365.54	127	$2,628,835.81	46	$945,520.16	2	$61,205.48	0.45%
22-Oct	$784,314,606.21	484	$10,141,875.05	133	$2,703,333.70	35	$709,789.30	2	$61,205.48	0.44%
22-Nov	$756,538,142.02	497	$10,465,499.97	145	$3,053,154.51	37	$654,836.04	1	$45,394.60	0.50%
22-Dec	$728,157,943.87	534	$10,979,607.92	145	$3,018,949.38	54	$1,084,104.80	3	$34,347.66	0.57%
23-Jan	$700,401,129.47	529	$10,813,871.15	128	$2,569,934.51	38	$764,126.72	12	$153,748.54	0.50%
23-Feb	$674,117,458.10	444	$9,257,239.14	132	$2,507,399.18	33	$635,899.22	9	$132,027.54	0.49%
23-Mar	$645,844,504.80	438	$8,759,799.50	95	$1,831,216.57	38	$745,950.23	6	$73,908.39	0.41%
23-Apr	$619,100,668.08	440	$8,664,915.43	126	$2,394,633.49	23	$476,350.63	3	$37,531.70	0.47%
23-May	$593,269,138.04	445	$8,462,386.20	110	$2,190,824.91	28	$451,693.69	0	$0.00	0.45%
23-Jun	$567,598,064.86	412	$7,756,882.52	122	$2,248,548.48	26	$494,499.73	0	$0.00	0.48%
23-Jul	$542,319,792.99	461	$8,539,888.47	113	$2,203,620.14	26	$483,612.31	0	$0.00	0.50%
23-Aug	$517,717,417.36	446	$8,519,579.15	109	$2,037,460.12	23	$480,238.78	0	$0.00	0.49%
23-Sep	$493,770,519.50	461	$8,407,848.11	119	$2,186,993.16	20	$370,952.62	0	$0.00	0.52%
23-Oct	$470,774,952.04	478	$8,528,367.30	125	$2,278,773.61	33	$561,109.05	0	$0.00	0.60%
23-Nov	$448,921,773.69	451	$7,989,066.73	113	$2,042,614.24	30	$553,407.37	0	$0.00	0.58%
23-Dec	$426,714,974.79	499	$8,332,065.98	104	$1,896,760.53	25	$488,334.55	0	$0.00	0.56%
24-Jan	$405,144,379.90	433	$7,044,077.04	139	$2,415,070.44	24	$413,741.89	2	$46,506.55	0.71%
24-Feb	$384,336,519.12	389	$6,266,936.76	92	$1,500,531.73	33	$576,048.53	0	$0.00	0.54%
24-Mar	$362,951,239.86	364	$5,670,215.73	102	$1,674,257.18	17	$311,040.14	0	$0.00	0.55%
24-Apr	$342,926,983.60	353	$5,489,623.29	97	$1,583,212.33	25	$434,743.76	0	$0.00	0.59%
24-May	$322,739,058.88	368	$5,381,027.34	91	$1,498,996.16	18	$293,672.79	0	$0.00	0.56%
24-Jun	$304,574,604.22	397	$5,855,447.46	93	$1,334,412.94	15	$247,849.68	0	$0.00	0.52%
24-Jul	$286,027,039.60	430	$6,018,090.49	96	$1,378,886.03	16	$214,911.37	0	$0.00	0.56%
24-Aug	$267,371,130.51	396	$5,365,956.71	85	$1,169,380.31	17	$274,585.88	0	$0.00	0.54%
24-Sep	$249,963,309.14	378	$5,075,260.88	61	$884,159.31	21	$290,183.37	0	$0.00	0.47%
24-Oct	$232,806,484.35	428	$5,444,373.33	86	$1,137,248.29	15	$215,994.80	0	$0.00	0.58%
24-Nov	$216,345,223.16	404	$4,870,642.66	108	$1,451,146.15	13	$152,443.69	0	$0.00	0.74%
24-Dec	$200,286,770.67	432	$4,984,785.87	92	$1,203,049.06	19	$261,879.32	0	$0.00	0.73%
25-Jan	$184,195,458.68	375	$4,267,922.28	79	$962,155.58	17	$261,742.66	0	$0.00	0.66%
25-Feb	$169,785,382.97	310	$3,441,204.29	67	$780,938.43	16	$177,901.28	0	$0.00	0.56%
25-Mar	$155,205,745.96	282	$3,021,759.95	67	$731,466.97	17	$161,162.21	1	$23,238.10	0.59%
25-Apr	$141,860,354.47	282	$2,864,833.91	65	$769,949.21	13	$125,862.22	0	$0.00	0.63%
25-May	$128,769,273.23	295	$2,945,285.86	60	$610,951.10	9	$54,652.81	0	$0.00	0.52%
25-Jun	$117,219,935.65	322	$3,012,499.02	68	$739,789.97	18	$138,744.98	0	$0.00	0.75%
25-Jul	$105,544,125.90	332	$2,891,261.10	60	$619,946.98	13	$121,351.33	0	$0.00	0.70%
25-Aug	$94,854,558.05	317	$2,712,560.40	67	$593,983.94	10	$91,372.98	0	$0.00	0.72%
25-Sep	$84,854,825.76	322	$2,593,388.11	59	$497,723.23	14	$121,166.29	0	$0.00	0.73%
25-Oct	$75,131,402.48	323	$2,435,235.66	61	$498,828.27	12	$90,887.51	0	$0.00	0.78%
25-Nov	$66,520,444.00	309	$2,336,414.88	83	$589,260.14	12	$56,214.17	0	$0.00	0.97%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-43

HART 2021-C(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
21-Nov	$1,494,581,495.04	320	$8,270,159.38	59	$1,576,077.00	1	$21,714.37	0	$0.00	0.11%
21-Dec	$1,447,572,621.06	361	$9,572,611.84	82	$2,209,362.02	19	$493,011.76	0	$0.00	0.19%
22-Jan	$1,402,204,348.83	426	$10,760,148.38	94	$2,604,987.01	32	$935,659.87	0	$0.00	0.25%
22-Feb	$1,358,179,119.91	375	$9,665,047.01	84	$2,147,914.47	20	$585,163.43	0	$0.00	0.20%
22-Mar	$1,309,341,599.49	375	$9,591,924.74	79	$2,203,183.28	19	$468,731.43	0	$0.00	0.20%
22-Apr	$1,265,807,132.05	404	$10,308,224.29	82	$2,021,531.80	29	$757,385.14	1	$45,672.22	0.22%
22-May	$1,223,082,012.32	513	$12,876,999.64	125	$3,316,105.55	28	$607,693.63	0	$0.00	0.32%
22-Jun	$1,181,367,957.07	516	$12,912,343.77	142	$3,474,464.39	31	$912,594.88	0	$0.00	0.37%
22-Jul	$1,140,478,351.24	543	$13,665,423.30	159	$3,968,075.74	46	$1,153,743.20	0	$0.00	0.45%
22-Aug	$1,101,370,335.91	537	$13,268,212.35	177	$4,675,415.06	40	$896,772.08	0	$0.00	0.51%
22-Sep	$1,063,075,386.48	494	$11,981,080.49	138	$3,307,975.09	58	$1,575,759.66	1	$31,660.33	0.46%
22-Oct	$1,026,856,975.88	540	$13,002,738.99	130	$3,216,807.06	36	$915,160.51	0	$0.00	0.40%
22-Nov	$992,633,773.22	541	$13,134,353.90	146	$3,448,689.78	41	$1,011,555.60	0	$0.00	0.45%
22-Dec	$958,434,516.89	585	$13,716,901.98	166	$4,001,494.88	36	$773,713.00	4	$64,734.02	0.50%
23-Jan	$924,865,094.66	587	$13,361,863.75	158	$3,789,541.48	38	$896,501.56	9	$162,955.74	0.52%
23-Feb	$892,032,081.94	501	$11,223,530.82	122	$2,865,124.98	39	$939,468.34	8	$145,023.69	0.44%
23-Mar	$857,635,564.80	520	$11,592,375.83	122	$2,758,685.65	28	$520,356.18	9	$132,083.86	0.40%
23-Apr	$824,922,291.12	530	$11,928,388.84	120	$2,635,022.85	25	$585,851.90	6	$96,040.65	0.40%
23-May	$791,932,972.48	599	$12,928,705.83	129	$2,925,712.25	23	$555,858.87	0	$0.00	0.44%
23-Jun	$759,642,330.32	581	$12,098,534.15	135	$3,102,906.60	22	$499,682.86	0	$0.00	0.47%
23-Jul	$728,707,323.06	587	$12,208,509.15	159	$3,363,295.17	35	$877,624.51	0	$0.00	0.58%
23-Aug	$697,967,318.43	589	$12,530,132.12	149	$2,931,977.22	33	$764,193.13	0	$0.00	0.53%
23-Sep	$668,482,694.47	593	$12,099,806.56	128	$2,730,346.31	34	$730,363.40	1	$18,853.60	0.52%
23-Oct	$640,111,538.75	603	$12,143,594.94	148	$2,977,088.60	25	$540,617.76	1	$31,153.52	0.55%
23-Nov	$613,129,650.93	591	$11,818,757.62	155	$3,071,470.68	33	$644,101.62	1	$31,153.52	0.61%
23-Dec	$586,024,357.43	628	$12,339,513.89	155	$3,083,132.70	38	$681,067.90	1	$31,153.52	0.65%
24-Jan	$558,634,055.13	626	$11,864,088.51	158	$3,075,360.77	31	$581,609.87	0	$0.00	0.65%
24-Feb	$532,511,785.03	483	$9,139,902.04	133	$2,427,816.76	31	$622,368.92	0	$0.00	0.57%
24-Mar	$505,003,226.90	513	$9,358,065.04	122	$2,227,650.36	21	$416,199.16	0	$0.00	0.52%
24-Apr	$479,465,427.41	502	$8,981,188.54	122	$2,074,906.21	25	$454,698.37	0	$0.00	0.53%
24-May	$454,182,120.07	509	$8,803,031.27	108	$1,869,258.56	14	$225,791.66	0	$0.00	0.46%
24-Jun	$430,005,590.36	511	$8,747,264.98	116	$1,954,596.64	16	$263,106.32	1	$25,633.61	0.52%
24-Jul	$406,009,966.65	580	$9,598,036.13	113	$1,998,467.26	29	$485,749.58	1	$25,194.74	0.62%
24-Aug	$381,709,791.63	549	$9,043,047.47	115	$2,014,472.78	21	$355,720.13	2	$40,502.66	0.63%
24-Sep	$359,566,118.10	546	$8,575,095.57	116	$2,002,061.21	27	$458,701.23	2	$40,502.66	0.70%
24-Oct	$336,988,363.60	562	$8,420,204.93	114	$1,805,873.51	21	$351,103.49	1	$24,501.50	0.65%
24-Nov	$315,505,541.14	561	$8,350,945.42	126	$1,818,083.14	25	$354,466.62	1	$24,501.50	0.70%
24-Dec	$294,430,669.40	569	$7,979,584.74	148	$2,254,535.88	31	$439,582.74	1	$6,102.19	0.92%
25-Jan	$273,234,488.76	477	$6,606,072.10	96	$1,356,731.40	31	$438,124.49	0	$0.00	0.66%
25-Feb	$253,815,172.33	395	$5,307,149.82	72	$982,841.58	19	$270,975.17	0	$0.00	0.49%
25-Mar	$234,157,743.13	420	$5,326,907.67	57	$723,780.83	12	$150,422.68	0	$0.00	0.37%
25-Apr	$215,524,277.84	415	$5,153,765.91	69	$854,101.30	13	$149,830.19	0	$0.00	0.47%
25-May	$197,616,043.95	425	$5,002,779.37	70	$878,461.09	16	$193,501.10	0	$0.00	0.54%
25-Jun	$181,245,497.27	416	$4,887,500.33	102	$1,166,902.04	14	$174,947.76	0	$0.00	0.74%
25-Jul	$165,061,363.05	441	$4,833,769.26	86	$1,013,006.65	23	$228,511.14	0	$0.00	0.75%
25-Aug	$149,297,286.37	378	$4,217,139.32	105	$1,126,357.45	16	$183,285.34	1	$8,411.60	0.88%
25-Sep	$135,537,729.05	398	$4,045,962.31	86	$1,004,515.00	23	$239,976.74	1	$8,195.07	0.92%
25-Oct	$121,331,629.59	390	$3,838,585.82	82	$876,270.46	14	$189,144.25	0	$0.00	0.88%
25-Nov	$108,644,795.14	424	$3,963,736.36	97	$995,006.09	14	$130,276.72	0	$0.00	1.04%
25-Dec	$96,229,153.74	460	$4,080,356.30	102	$994,164.37	23	$222,815.72	0	$0.00	1.26%
26-Jan	$84,455,054.22	390	$3,188,124.92	96	$859,906.77	14	$119,227.43	1	$6,919.84	1.17%
26-Feb	$73,294,756.82	338	$2,607,968.44	64	$515,086.12	15	$122,924.60	0	$0.00	0.87%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-44

HART 2022-A(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
22-Mar	$1,486,164,820.13	243	$6,807,085.29	30	$793,932.27	0	$0.00	0	$0.00	0.05%
22-Apr	$1,437,992,245.34	258	$7,020,493.44	73	$2,036,576.22	11	$309,462.39	0	$0.00	0.16%
22-May	$1,391,586,755.23	359	$9,673,378.07	75	$2,175,724.67	30	$820,615.61	0	$0.00	0.22%
22-Jun	$1,345,986,571.95	380	$10,170,914.16	101	$2,755,423.15	16	$529,620.66	0	$0.00	0.24%
22-Jul	$1,302,014,121.16	440	$11,885,586.60	102	$2,761,115.39	38	$971,326.05	0	$0.00	0.29%
22-Aug	$1,257,365,470.85	422	$11,249,748.66	152	$4,105,951.65	29	$810,667.81	0	$0.00	0.39%
22-Sep	$1,216,302,151.53	424	$11,083,238.93	103	$2,784,117.67	44	$1,233,542.85	0	$0.00	0.33%
22-Oct	$1,175,664,396.24	469	$12,270,558.91	104	$2,591,729.31	30	$769,515.40	0	$0.00	0.29%
22-Nov	$1,138,374,504.46	494	$12,437,253.32	128	$3,468,719.48	35	$876,170.33	0	$0.00	0.38%
22-Dec	$1,101,853,273.71	511	$12,766,401.69	140	$3,531,395.71	45	$1,296,781.48	2	$35,525.78	0.44%
23-Jan	$1,065,377,378.01	531	$13,254,168.32	139	$3,455,206.54	49	$1,291,009.18	6	$102,882.08	0.46%
23-Feb	$1,030,040,785.27	475	$11,643,881.43	140	$3,573,945.70	34	$837,546.48	6	$87,070.70	0.44%
23-Mar	$991,288,388.05	472	$11,114,214.57	102	$2,464,622.13	30	$638,813.68	6	$89,248.43	0.32%
23-Apr	$956,078,264.55	470	$11,103,839.92	127	$3,147,505.56	31	$746,132.23	4	$67,324.69	0.41%
23-May	$921,284,012.71	516	$11,980,952.83	126	$2,991,203.78	31	$848,802.42	0	$0.00	0.42%
23-Jun	$885,783,707.09	478	$11,076,267.84	137	$3,194,194.10	31	$795,190.63	0	$0.00	0.45%
23-Jul	$851,076,393.62	553	$12,753,740.54	103	$2,396,975.45	34	$818,206.65	1	$12,914.88	0.38%
23-Aug	$817,766,392.90	547	$12,318,454.67	149	$3,296,365.29	20	$525,100.23	1	$12,914.88	0.47%
23-Sep	$785,274,322.29	501	$11,251,745.29	139	$3,155,459.52	43	$869,608.39	1	$12,914.88	0.51%
23-Oct	$754,691,228.70	550	$12,212,602.17	134	$2,905,010.16	35	$727,125.59	1	$12,914.88	0.48%
23-Nov	$723,871,386.94	551	$11,887,616.81	114	$2,400,420.10	34	$668,692.81	1	$12,914.88	0.43%
23-Dec	$694,000,353.83	593	$12,810,208.94	146	$2,928,603.26	35	$713,402.96	2	$13,118.41	0.53%
24-Jan	$664,874,466.06	561	$11,743,443.81	152	$3,355,344.31	34	$635,234.61	3	$43,212.82	0.61%
24-Feb	$636,550,994.87	483	$10,165,677.39	101	$2,101,577.40	34	$744,629.94	3	$34,071.48	0.45%
24-Mar	$606,594,964.56	535	$10,963,181.94	97	$1,936,529.51	22	$469,161.36	2	$13,118.41	0.40%
24-Apr	$577,493,713.53	483	$9,701,506.87	111	$2,227,499.92	20	$399,285.08	2	$13,118.41	0.46%
24-May	$548,618,826.90	513	$9,937,134.89	101	$1,911,346.89	16	$286,151.09	2	$13,118.41	0.40%
24-Jun	$521,870,214.22	492	$9,011,681.12	126	$2,412,349.69	19	$375,698.59	1	$12,914.88	0.54%
24-Jul	$495,157,757.45	529	$9,606,568.09	124	$2,217,555.78	21	$455,082.96	1	$12,914.88	0.54%
24-Aug	$468,665,919.37	475	$8,644,502.90	145	$2,399,469.45	16	$245,012.86	1	$12,914.88	0.57%
24-Sep	$444,152,660.44	531	$9,433,377.36	109	$1,921,192.60	32	$497,792.63	1	$12,914.88	0.55%
24-Oct	$419,119,278.46	520	$8,860,207.19	129	$2,274,720.06	31	$562,696.29	1	$12,914.88	0.68%
24-Nov	$395,090,459.57	574	$9,448,430.49	136	$2,395,916.74	36	$578,502.49	1	$12,914.88	0.76%
24-Dec	$371,206,879.72	568	$9,114,780.14	159	$2,598,455.79	25	$432,033.52	2	$39,895.72	0.83%
25-Jan	$347,430,393.48	472	$7,463,360.46	128	$2,130,837.47	32	$476,044.22	1	$13,323.34	0.75%
25-Feb	$326,334,538.80	413	$6,403,856.53	98	$1,517,496.42	21	$291,237.99	1	$13,323.34	0.56%
25-Mar	$303,746,641.71	438	$6,310,634.60	78	$1,167,511.75	21	$279,212.57	1	$13,323.34	0.48%
25-Apr	$282,812,800.98	375	$5,316,292.36	101	$1,506,760.96	15	$189,193.01	1	$13,323.34	0.60%
25-May	$262,628,448.97	426	$5,994,592.34	90	$1,297,386.46	23	$269,171.44	1	$13,323.34	0.60%
25-Jun	$243,104,044.41	425	$5,865,997.20	96	$1,267,265.07	19	$270,687.07	1	$13,323.34	0.64%
25-Jul	$223,630,570.87	437	$5,699,175.30	94	$1,268,918.49	14	$163,771.22	1	$13,323.34	0.65%
25-Aug	$205,323,673.21	431	$5,340,866.54	80	$981,128.71	17	$206,083.76	1	$13,323.34	0.58%
25-Sep	$188,647,930.68	439	$5,500,829.05	91	$1,174,477.09	17	$210,351.37	1	$13,323.34	0.74%
25-Oct	$172,423,594.65	414	$4,858,621.05	97	$1,246,564.10	12	$141,667.08	1	$13,323.34	0.81%
25-Nov	$157,978,262.64	435	$4,937,115.45	104	$1,265,858.06	16	$176,124.64	1	$13,323.34	0.92%
25-Dec	$143,489,521.61	484	$5,335,810.89	119	$1,344,423.41	15	$190,715.26	1	$13,323.34	1.08%
26-Jan	$129,241,439.32	423	$4,574,386.42	100	$1,091,897.49	15	$168,856.58	1	$13,323.34	0.99%
26-Feb	$116,089,369.91	339	$3,412,496.54	101	$1,127,867.42	16	$177,671.78	1	$13,323.34	1.14%
26-Mar	$102,942,299.12	387	$3,645,199.06	73	$757,161.25	15	$183,109.49	1	$13,323.34	0.93%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-45

HART 2022-B(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
22-Jul	$1,454,879,244.54	370	$9,425,889.27	70	$1,879,356.08	0	$0.00	0	$0.00	0.13%
22-Aug	$1,408,635,607.29	387	$10,099,634.65	90	$2,364,109.45	23	$578,958.25	0	$0.00	0.21%
22-Sep	$1,363,949,546.32	352	$8,675,963.55	94	$2,498,792.44	20	$549,614.32	0	$0.00	0.22%
22-Oct	$1,321,476,151.87	421	$10,347,280.29	90	$2,246,481.26	30	$820,198.58	0	$0.00	0.23%
22-Nov	$1,281,480,725.64	444	$11,210,002.72	117	$2,966,220.66	32	$751,428.82	0	$0.00	0.29%
22-Dec	$1,240,928,333.55	471	$11,597,120.18	130	$3,421,871.12	37	$891,541.52	3	$6,822.58	0.35%
23-Jan	$1,200,312,255.77	474	$11,681,507.02	129	$3,273,644.30	40	$996,552.62	5	$40,856.89	0.36%
23-Feb	$1,161,641,524.98	427	$10,147,226.21	135	$3,366,960.32	30	$795,033.11	4	$39,586.42	0.36%
23-Mar	$1,119,448,068.25	407	$9,952,514.36	96	$2,260,273.08	28	$727,210.41	6	$77,785.73	0.27%
23-Apr	$1,079,585,438.52	412	$9,730,108.01	133	$3,390,396.81	32	$705,997.39	0	$0.00	0.38%
23-May	$1,040,436,901.24	438	$10,475,150.03	126	$3,130,262.15	25	$672,781.04	0	$0.00	0.37%
23-Jun	$1,000,457,708.22	468	$11,168,642.50	113	$2,668,703.47	27	$722,281.61	0	$0.00	0.34%
23-Jul	$962,888,775.78	474	$11,239,033.22	126	$2,912,432.05	28	$658,047.87	0	$0.00	0.37%
23-Aug	$925,528,933.54	500	$11,104,592.92	122	$2,906,752.17	26	$644,966.26	0	$0.00	0.38%
23-Sep	$889,677,468.07	480	$11,378,944.01	138	$3,069,470.61	21	$456,973.61	0	$0.00	0.40%
23-Oct	$854,501,747.90	562	$12,611,775.52	121	$2,922,352.45	33	$661,455.23	0	$0.00	0.42%
23-Nov	$820,904,265.07	523	$11,687,103.22	132	$3,076,824.81	28	$622,149.75	0	$0.00	0.45%
23-Dec	$787,336,461.89	518	$11,316,858.37	145	$3,241,131.58	27	$719,811.03	0	$0.00	0.50%
24-Jan	$753,967,936.11	523	$11,431,297.17	139	$3,059,482.04	29	$624,976.11	0	$0.00	0.49%
24-Feb	$722,639,369.38	466	$9,915,407.39	111	$2,421,115.60	18	$403,270.32	0	$0.00	0.39%
24-Mar	$688,888,723.01	441	$9,332,835.94	100	$2,288,498.44	19	$404,357.79	0	$0.00	0.39%
24-Apr	$658,377,236.85	414	$8,419,606.51	121	$2,639,968.83	24	$506,276.16	0	$0.00	0.48%
24-May	$626,957,042.97	456	$9,148,491.84	134	$2,735,936.08	20	$311,565.87	0	$0.00	0.49%
24-Jun	$597,634,778.34	454	$9,049,221.25	124	$2,611,209.76	34	$633,031.36	0	$0.00	0.54%
24-Jul	$567,460,927.63	488	$9,467,308.69	103	$2,191,761.95	26	$541,370.56	0	$0.00	0.48%
24-Aug	$537,949,529.35	468	$9,019,138.30	95	$1,844,887.18	20	$424,102.34	0	$0.00	0.42%
24-Sep	$510,458,371.30	471	$8,279,252.10	115	$2,364,373.66	24	$437,889.55	0	$0.00	0.55%
24-Oct	$482,084,266.80	492	$8,627,543.03	142	$2,743,586.63	30	$580,514.25	0	$0.00	0.69%
24-Nov	$455,112,671.63	490	$8,522,309.17	137	$2,498,458.10	34	$723,585.50	0	$0.00	0.71%
24-Dec	$428,293,460.92	497	$8,338,858.47	137	$2,455,827.99	30	$583,609.61	0	$0.00	0.71%
25-Jan	$401,467,888.13	440	$7,502,890.25	107	$1,793,745.93	21	$371,573.04	1	$10,649.72	0.54%
25-Feb	$377,155,757.37	368	$5,966,351.34	81	$1,468,971.61	17	$273,687.99	0	$0.00	0.46%
25-Mar	$352,242,280.90	381	$6,071,996.66	63	$1,072,932.78	12	$223,092.21	0	$0.00	0.37%
25-Apr	$328,448,902.95	363	$5,647,848.49	85	$1,435,144.42	4	$67,135.56	0	$0.00	0.46%
25-May	$305,118,254.30	381	$5,796,375.57	81	$1,300,858.20	13	$196,353.17	0	$0.00	0.49%
25-Jun	$283,426,040.55	370	$5,361,006.17	71	$1,063,291.98	16	$262,167.92	0	$0.00	0.47%
25-Jul	$262,052,700.06	425	$5,896,588.88	78	$1,167,344.71	8	$126,005.43	0	$0.00	0.49%
25-Aug	$241,831,054.93	371	$4,908,400.96	88	$1,326,937.75	16	$307,271.00	0	$0.00	0.68%
25-Sep	$222,635,109.36	412	$5,313,229.56	74	$1,067,342.20	22	$348,748.49	0	$0.00	0.64%
25-Oct	$203,914,475.71	414	$5,218,029.33	94	$1,273,611.42	11	$105,177.33	0	$0.00	0.68%
25-Nov	$187,087,441.52	384	$4,682,906.19	113	$1,436,026.95	10	$118,182.70	0	$0.00	0.83%
25-Dec	$170,610,007.28	441	$5,051,061.41	104	$1,214,139.36	18	$203,015.57	0	$0.00	0.83%
26-Jan	$155,071,203.97	438	$4,847,136.95	94	$1,085,401.73	13	$152,589.57	0	$0.00	0.80%
26-Feb	$140,646,176.33	361	$3,824,271.65	86	$1,039,343.93	11	$110,710.25	0	$0.00	0.82%
26-Mar	$126,657,562.77	368	$3,739,905.62	69	$800,060.61	19	$177,614.11	0	$0.00	0.77%
26-Apr	$113,415,119.47	314	$3,191,503.88	69	$700,303.67	7	$65,979.67	0	$0.00	0.68%
26-May	$101,501,343.64	335	$3,221,600.99	70	$576,301.87	9	$116,283.62	0	$0.00	0.68%
26-Jun	$90,472,890.77	308	$2,939,403.87	74	$651,618.89	13	$91,673.90	0	$0.00	0.82%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-46

HART 2022-C(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
22-Nov	$1,622,815,965.06	312	$8,548,595.37	62	$1,691,608.91	1	$23,001.11	0	$0.00	0.11%
22-Dec	$1,578,727,350.10	356	$9,501,611.68	71	$2,009,039.52	19	$519,456.18	0	$0.00	0.16%
23-Jan	$1,532,845,356.79	389	$10,359,694.23	87	$2,434,851.99	24	$713,146.37	2	$72,375.67	0.21%
23-Feb	$1,489,462,747.69	304	$8,286,802.53	91	$2,586,272.05	23	$714,627.56	2	$72,375.67	0.23%
23-Mar	$1,439,457,718.97	322	$8,018,161.45	60	$1,785,902.84	20	$613,667.73	4	$113,366.89	0.17%
23-Apr	$1,392,317,800.44	358	$9,258,059.91	86	$2,173,185.12	16	$523,667.63	3	$99,594.62	0.20%
23-May	$1,344,639,096.59	366	$9,088,757.42	93	$2,538,104.24	25	$670,911.68	1	$19,088.58	0.24%
23-Jun	$1,300,264,226.76	402	$10,377,269.43	90	$2,281,840.50	17	$509,734.27	0	$0.00	0.21%
23-Jul	$1,256,425,574.94	480	$12,136,011.47	104	$2,723,373.74	22	$545,095.53	0	$0.00	0.26%
23-Aug	$1,214,098,736.83	463	$11,551,774.04	104	$2,990,694.63	22	$490,410.21	0	$0.00	0.29%
23-Sep	$1,173,165,021.78	438	$10,944,057.70	105	$2,562,703.94	29	$907,153.91	0	$0.00	0.30%
23-Oct	$1,133,083,827.34	486	$12,106,947.18	119	$3,136,094.97	31	$792,668.41	0	$0.00	0.35%
23-Nov	$1,094,667,019.09	508	$12,235,579.05	137	$3,644,753.62	41	$1,080,999.98	0	$0.00	0.43%
23-Dec	$1,056,179,688.69	560	$13,625,654.79	153	$3,660,940.22	40	$908,888.23	0	$0.00	0.43%
24-Jan	$1,017,057,793.22	531	$12,615,822.60	156	$3,871,288.76	30	$753,615.66	2	$43,547.02	0.46%
24-Feb	$979,175,089.95	474	$11,059,352.41	122	$3,049,855.70	38	$981,074.93	0	$0.00	0.41%
24-Mar	$938,779,662.59	442	$10,040,687.25	116	$2,901,254.99	39	$1,041,290.60	1	$59,760.29	0.43%
24-Apr	$900,209,405.62	421	$9,657,914.36	127	$2,915,852.28	26	$637,664.01	1	$20,944.49	0.40%
24-May	$863,302,206.52	466	$10,265,037.46	130	$2,943,712.83	36	$746,130.63	1	$20,944.49	0.43%
24-Jun	$827,380,593.57	500	$10,956,978.35	141	$3,226,676.73	27	$662,246.92	0	$0.00	0.47%
24-Jul	$791,632,128.40	538	$11,368,345.93	143	$3,347,390.30	31	$683,333.99	0	$0.00	0.51%
24-Aug	$754,899,526.20	507	$10,742,287.98	129	$2,749,847.40	24	$619,371.20	0	$0.00	0.45%
24-Sep	$721,696,646.13	521	$10,702,693.49	127	$2,763,086.88	32	$684,333.48	0	$0.00	0.48%
24-Oct	$687,782,367.97	588	$11,869,883.77	126	$2,533,365.16	19	$476,355.57	0	$0.00	0.44%
24-Nov	$655,477,170.83	548	$11,053,689.07	156	$3,188,630.11	28	$464,598.91	0	$0.00	0.56%
24-Dec	$623,028,610.89	578	$11,148,041.32	138	$2,870,214.40	39	$837,816.21	1	$14,938.25	0.60%
25-Jan	$591,013,503.60	492	$9,530,247.38	123	$2,282,207.23	27	$540,138.97	3	$72,042.74	0.49%
25-Feb	$560,678,986.13	440	$8,403,204.46	96	$1,831,332.33	33	$615,772.24	2	$57,265.38	0.45%
25-Mar	$529,426,819.03	429	$7,662,681.53	85	$1,747,104.87	19	$409,647.51	1	$32,455.55	0.41%
25-Apr	$498,618,371.85	434	$7,749,756.87	87	$1,525,430.11	9	$149,430.10	1	$32,455.55	0.34%
25-May	$468,967,967.84	431	$7,616,102.28	74	$1,225,707.01	15	$198,155.86	0	$0.00	0.30%
25-Jun	$441,918,430.59	460	$8,078,717.53	104	$1,719,945.52	22	$352,987.44	0	$0.00	0.47%
25-Jul	$414,785,496.14	488	$8,333,954.12	104	$1,905,394.16	28	$450,581.31	0	$0.00	0.57%
25-Aug	$387,407,094.26	449	$7,368,757.05	99	$1,710,467.34	26	$474,538.12	0	$0.00	0.56%
25-Sep	$362,636,301.82	438	$7,226,358.55	93	$1,441,855.09	24	$477,341.81	1	$11,062.63	0.53%
25-Oct	$337,383,917.34	469	$7,282,434.19	97	$1,443,947.12	21	$400,091.77	1	$10,735.82	0.55%
25-Nov	$315,841,745.87	464	$6,955,470.39	114	$1,755,646.52	26	$375,143.34	1	$10,321.95	0.68%
25-Dec	$293,657,514.37	523	$7,400,948.40	103	$1,600,754.20	27	$392,920.08	1	$9,905.07	0.68%
26-Jan	$272,402,894.21	427	$5,860,159.11	115	$1,675,303.87	20	$301,728.18	1	$9,487.85	0.73%
26-Feb	$251,409,303.52	386	$5,181,330.12	88	$1,167,615.81	15	$241,454.93	1	$9,068.95	0.56%
26-Mar	$230,567,601.75	427	$5,460,328.72	78	$1,057,929.12	17	$198,063.99	1	$9,068.95	0.55%
26-Apr	$211,456,382.52	367	$4,453,411.18	90	$1,117,138.01	15	$216,085.45	1	$8,681.40	0.63%
26-May	$193,861,503.94	402	$4,759,283.84	78	$1,011,971.59	16	$222,235.59	1	$8,681.40	0.64%
26-Jun	$177,371,679.69	392	$4,717,600.87	99	$1,105,970.79	12	$164,798.39	2	$20,826.79	0.73%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-47

HART 2023-A(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
23-Apr	$1,706,776,406.64	339	$8,870,825.36	64	$1,772,837.99	5	$131,093.89	0	$0.00	0.11%
23-May	$1,651,980,994.40	414	$11,049,431.03	68	$1,870,357.73	20	$598,336.35	0	$0.00	0.15%
23-Jun	$1,597,332,103.33	455	$11,681,659.73	85	$2,479,438.61	14	$364,524.83	0	$0.00	0.18%
23-Jul	$1,544,223,283.16	533	$13,296,518.05	110	$2,912,892.10	31	$942,223.20	0	$0.00	0.25%
23-Aug	$1,490,427,146.79	533	$13,183,128.76	124	$3,223,518.08	31	$952,695.19	0	$0.00	0.28%
23-Sep	$1,439,729,469.53	545	$13,755,098.51	122	$3,272,991.58	27	$641,775.63	0	$0.00	0.27%
23-Oct	$1,389,629,934.61	583	$14,403,379.89	132	$3,292,261.86	26	$660,715.14	0	$0.00	0.28%
23-Nov	$1,341,279,195.73	596	$14,302,023.33	155	$3,955,987.59	37	$873,492.17	0	$0.00	0.36%
23-Dec	$1,292,585,015.76	620	$14,882,691.90	173	$4,445,893.31	47	$1,218,348.42	0	$0.00	0.44%
24-Jan	$1,245,107,983.94	649	$14,978,079.44	157	$3,993,831.52	38	$1,044,608.96	0	$0.00	0.40%
24-Feb	$1,197,885,248.75	565	$12,888,734.87	146	$3,426,824.45	34	$894,649.33	0	$0.00	0.36%
24-Mar	$1,148,574,382.46	562	$12,466,789.46	135	$3,062,818.85	23	$559,763.63	0	$0.00	0.32%
24-Apr	$1,101,599,774.41	581	$12,732,503.78	137	$3,010,240.65	32	$798,088.64	0	$0.00	0.35%
24-May	$1,053,391,413.75	607	$13,010,988.23	142	$3,231,717.13	35	$793,181.26	0	$0.00	0.38%
24-Jun	$1,008,511,583.58	640	$13,541,277.50	161	$3,457,464.29	23	$513,829.07	1	$36,199.28	0.40%
24-Jul	$964,116,151.94	722	$15,044,145.14	175	$3,508,247.24	31	$770,080.41	1	$36,199.28	0.45%
24-Aug	$918,307,787.19	629	$12,974,131.72	165	$3,306,641.67	37	$716,404.33	0	$0.00	0.44%
24-Sep	$876,570,369.29	655	$12,994,635.47	178	$3,827,949.30	36	$746,513.97	0	$0.00	0.52%
24-Oct	$834,624,549.48	737	$14,065,045.64	165	$3,375,147.35	32	$742,475.92	1	$29,193.17	0.50%
24-Nov	$792,906,924.72	710	$13,499,901.83	167	$3,178,700.98	37	$788,655.17	1	$29,193.17	0.50%
24-Dec	$752,352,614.38	689	$12,509,776.10	192	$3,781,666.92	55	$999,235.46	1	$29,193.17	0.64%
25-Jan	$711,564,972.80	596	$10,878,356.08	144	$2,653,993.57	43	$865,374.46	2	$39,189.68	0.50%
25-Feb	$674,100,029.48	551	$10,022,515.52	118	$2,172,672.96	28	$468,173.30	2	$36,734.93	0.40%
25-Mar	$634,380,943.77	509	$9,004,643.91	108	$1,991,680.65	17	$314,111.70	2	$36,734.93	0.37%
25-Apr	$596,326,346.88	550	$9,571,913.61	105	$1,816,691.70	17	$334,628.31	2	$36,734.93	0.37%
25-May	$558,667,523.35	540	$8,830,928.77	121	$2,256,204.35	15	$220,911.74	0	$0.00	0.44%
25-Jun	$523,471,971.28	567	$9,396,246.24	129	$2,094,728.45	21	$352,389.68	0	$0.00	0.47%
25-Jul	$488,993,068.94	632	$9,711,082.01	132	$2,209,613.15	22	$324,699.12	0	$0.00	0.52%
25-Aug	$455,492,683.20	569	$8,600,900.69	150	$2,265,464.02	23	$380,184.01	0	$0.00	0.58%
25-Sep	$424,345,618.04	608	$9,025,794.65	114	$1,896,729.15	28	$377,414.17	0	$0.00	0.54%
25-Oct	$394,115,024.56	635	$9,196,254.33	139	$2,175,451.54	18	$320,172.64	0	$0.00	0.63%
25-Nov	$366,059,843.59	611	$8,503,993.99	144	$2,163,753.10	29	$525,504.66	0	$0.00	0.73%
25-Dec	$337,570,480.77	679	$9,080,939.29	149	$2,328,693.25	31	$413,923.87	1	$23,559.73	0.82%
26-Jan	$309,945,969.53	600	$7,727,142.61	155	$1,956,496.99	28	$468,893.67	0	$0.00	0.78%
26-Feb	$284,099,464.00	489	$5,849,469.17	135	$1,909,968.45	17	$255,180.81	0	$0.00	0.76%
26-Mar	$258,032,880.73	558	$6,612,540.11	95	$1,198,506.07	17	$232,547.09	0	$0.00	0.55%
26-Apr	$233,881,788.74	481	$5,563,955.75	120	$1,518,884.50	15	$232,202.59	0	$0.00	0.75%
26-May	$211,363,330.48	513	$5,025,804.84	113	$1,381,297.82	27	$349,299.83	0	$0.00	0.82%
26-Jun	$190,971,006.08	487	$5,001,195.40	121	$1,343,148.06	21	$321,189.33	0	$0.00	0.87%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-48

HART 2023-B(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
23-Jul	$1,768,640,701.80	467	$11,662,583.38	67	$1,829,758.52	1	$20,172.42	0	$0.00	0.10%
23-Aug	$1,717,107,211.41	471	$11,958,199.07	106	$2,870,149.72	23	$564,598.53	0	$0.00	0.20%
23-Sep	$1,666,974,989.36	530	$13,229,326.47	129	$3,591,370.32	25	$802,626.01	0	$0.00	0.26%
23-Oct	$1,617,086,607.62	538	$13,739,354.24	148	$3,844,894.42	29	$967,404.00	0	$0.00	0.30%
23-Nov	$1,570,172,796.94	594	$14,859,325.95	142	$3,769,945.69	43	$1,280,174.92	0	$0.00	0.32%
23-Dec	$1,522,312,322.20	659	$16,123,451.74	170	$4,427,146.82	43	$1,188,487.13	0	$0.00	0.37%
24-Jan	$1,474,346,395.32	649	$16,246,622.99	184	$4,547,156.06	28	$868,688.31	0	$0.00	0.37%
24-Feb	$1,428,042,035.90	567	$14,320,338.73	149	$3,816,828.88	41	$1,172,856.19	0	$0.00	0.35%
24-Mar	$1,377,725,023.88	584	$14,123,088.16	110	$2,754,550.64	32	$837,296.44	0	$0.00	0.26%
24-Apr	$1,329,438,095.21	605	$14,553,493.51	149	$3,894,336.92	19	$366,616.09	0	$0.00	0.32%
24-May	$1,281,717,177.24	613	$14,916,566.49	147	$3,509,623.08	40	$1,110,721.70	0	$0.00	0.36%
24-Jun	$1,236,554,279.80	636	$15,173,843.73	154	$3,634,395.34	55	$1,255,162.98	0	$0.00	0.40%
24-Jul	$1,190,530,643.69	727	$17,337,374.71	158	$3,932,578.92	37	$887,018.97	0	$0.00	0.40%
24-Aug	$1,144,338,511.33	668	$15,512,187.27	162	$3,935,452.82	39	$890,034.86	0	$0.00	0.42%
24-Sep	$1,101,796,102.46	658	$15,207,690.01	174	$4,026,484.42	47	$1,226,993.00	0	$0.00	0.48%
24-Oct	$1,058,099,336.69	681	$15,666,893.57	165	$3,842,412.82	45	$1,105,748.00	0	$0.00	0.47%
24-Nov	$1,016,372,984.24	689	$15,335,034.14	201	$4,654,758.78	45	$1,044,380.27	0	$0.00	0.56%
24-Dec	$974,544,958.71	726	$16,318,632.43	187	$4,265,669.96	36	$882,322.95	0	$0.00	0.53%
25-Jan	$932,082,423.46	614	$13,604,083.68	174	$3,797,267.86	21	$499,413.57	1	$28,812.98	0.46%
25-Feb	$892,426,131.82	521	$11,646,393.83	126	$2,916,007.31	28	$525,492.17	0	$0.00	0.39%
25-Mar	$850,153,009.90	574	$11,863,609.46	100	$2,262,440.92	23	$548,351.01	0	$0.00	0.33%
25-Apr	$810,194,784.95	517	$11,174,077.76	149	$3,132,445.62	27	$532,299.66	0	$0.00	0.45%
25-May	$770,533,388.01	545	$11,163,583.30	122	$2,629,429.00	37	$722,962.50	0	$0.00	0.44%
25-Jun	$733,856,817.13	583	$12,124,023.10	143	$2,859,188.35	21	$439,798.72	0	$0.00	0.45%
25-Jul	$696,600,839.82	648	$13,156,395.34	145	$2,828,106.14	29	$586,185.76	1	$50,773.33	0.50%
25-Aug	$659,344,872.81	568	$11,557,570.96	148	$3,038,927.44	29	$533,627.90	1	$50,773.33	0.55%
25-Sep	$625,919,005.61	581	$11,535,259.06	123	$2,384,709.08	34	$614,695.41	3	$94,653.18	0.49%
25-Oct	$591,983,123.06	559	$11,111,567.53	125	$2,401,359.17	31	$625,138.16	2	$83,698.28	0.53%
25-Nov	$561,596,442.68	542	$10,355,880.54	162	$3,113,868.62	30	$526,801.26	1	$32,924.95	0.65%
25-Dec	$531,244,059.62	623	$11,716,537.42	163	$2,955,052.42	36	$594,466.07	2	$52,159.82	0.68%
26-Jan	$501,429,629.36	528	$9,573,683.63	140	$2,616,546.07	37	$565,295.25	1	$32,924.95	0.64%
26-Feb	$473,022,513.58	466	$8,309,920.16	116	$2,060,781.95	18	$257,120.73	1	$32,924.95	0.50%
26-Mar	$443,885,026.03	505	$8,603,375.24	94	$1,706,419.55	18	$295,877.10	0	$0.00	0.45%
26-Apr	$416,411,865.63	466	$7,962,250.20	110	$1,756,365.11	13	$240,700.17	0	$0.00	0.48%
26-May	$391,006,964.97	504	$8,222,837.96	96	$1,689,475.03	25	$369,071.61	1	$17,565.49	0.53%
26-Jun	$365,740,193.07	487	$7,892,257.53	128	$2,100,440.62	14	$204,849.21	1	$17,565.49	0.64%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-49

HART 2023-C(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
23-Nov	$1,740,454,129.44	357	$10,290,016.68	61	$1,812,852.31	0	$0.00	0	$0.00	0.10%
23-Dec	$1,691,970,248.50	491	$14,729,339.13	91	$2,876,489.77	27	$879,008.38	0	$0.00	0.22%
24-Jan	$1,641,487,734.83	473	$14,420,884.96	131	$4,229,225.38	23	$711,693.87	0	$0.00	0.30%
24-Feb	$1,594,530,711.65	438	$13,055,936.52	122	$3,954,048.42	31	$948,719.56	0	$0.00	0.31%
24-Mar	$1,543,285,524.71	477	$13,704,447.14	108	$3,507,001.03	29	$980,585.75	0	$0.00	0.29%
24-Apr	$1,493,735,462.61	482	$13,804,121.07	135	$4,070,591.67	30	$1,051,163.45	0	$0.00	0.34%
24-May	$1,445,616,793.36	511	$14,025,777.14	149	$4,472,286.01	38	$1,205,225.11	0	$0.00	0.39%
24-Jun	$1,399,257,715.13	597	$16,400,645.58	144	$4,059,574.83	37	$1,247,792.67	0	$0.00	0.38%
24-Jul	$1,351,687,933.65	622	$16,873,663.48	168	$4,771,796.54	32	$999,706.01	0	$0.00	0.43%
24-Aug	$1,303,561,882.38	591	$16,136,692.34	146	$4,180,972.24	39	$1,072,822.24	0	$0.00	0.40%
24-Sep	$1,259,908,277.37	614	$16,967,272.26	134	$3,832,548.88	41	$1,183,542.26	0	$0.00	0.40%
24-Oct	$1,214,021,643.16	662	$18,331,893.96	172	$4,837,106.91	32	$899,463.22	0	$0.00	0.47%
24-Nov	$1,170,571,061.52	682	$18,161,171.98	171	$4,649,600.54	46	$1,406,726.00	0	$0.00	0.52%
24-Dec	$1,126,788,059.20	687	$18,288,990.00	177	$4,976,897.13	48	$1,268,333.49	0	$0.00	0.55%
25-Jan	$1,082,004,543.14	613	$15,689,766.22	156	$4,181,244.26	40	$1,025,026.70	1	$44,778.52	0.49%
25-Feb	$1,041,055,024.88	499	$12,781,296.05	123	$3,046,572.30	34	$939,317.00	0	$0.00	0.38%
25-Mar	$995,762,117.80	541	$14,108,673.55	94	$2,296,124.76	31	$768,232.89	0	$0.00	0.31%
25-Apr	$954,188,229.95	542	$13,967,330.02	118	$2,871,937.55	20	$433,067.32	0	$0.00	0.35%
25-May	$912,201,869.63	558	$13,727,174.48	137	$3,259,108.23	32	$756,004.93	0	$0.00	0.44%
25-Jun	$872,487,666.10	562	$13,900,300.93	149	$3,539,614.69	37	$837,490.37	0	$0.00	0.50%
25-Jul	$831,046,301.89	614	$14,341,204.90	130	$3,301,292.82	37	$671,009.10	0	$0.00	0.48%
25-Aug	$791,872,812.43	623	$14,606,136.03	140	$3,125,750.14	28	$641,208.69	1	$22,805.39	0.48%
25-Sep	$755,599,379.42	588	$13,551,314.36	142	$3,372,654.28	26	$578,948.77	0	$0.00	0.52%
25-Oct	$718,387,763.85	623	$14,127,985.43	120	$2,692,812.61	35	$661,701.47	0	$0.00	0.47%
25-Nov	$684,209,072.64	596	$13,528,210.50	144	$3,309,469.18	29	$725,093.37	0	$0.00	0.59%
25-Dec	$650,610,256.51	656	$14,568,571.53	156	$3,485,119.88	36	$818,167.46	0	$0.00	0.66%
26-Jan	$617,153,130.71	568	$12,522,827.94	159	$3,580,130.68	23	$499,084.43	0	$0.00	0.66%
26-Feb	$585,425,602.57	484	$10,245,120.28	121	$2,707,497.05	26	$644,685.69	0	$0.00	0.57%
26-Mar	$551,377,651.63	537	$11,369,611.94	103	$2,273,997.67	26	$530,016.62	0	$0.00	0.51%
26-Apr	$519,938,266.31	462	$9,231,405.63	108	$2,175,252.07	27	$587,776.39	0	$0.00	0.53%
26-May	$489,814,541.26	475	$9,541,096.29	106	$2,200,040.30	22	$349,044.35	0	$0.00	0.52%
26-Jun	$460,711,784.60	470	$9,031,988.23	111	$2,373,592.65	15	$261,042.10	0	$0.00	0.57%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-50

HART 2024-A(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
24-Mar	$1,727,624,162.65	330	$9,640,061.95	57	$1,594,840.53	0	$0.00	0	$0.00	0.09%
24-Apr	$1,679,270,133.62	347	$9,886,265.82	87	$2,583,208.02	10	$284,671.70	0	$0.00	0.17%
24-May	$1,629,650,901.11	397	$11,144,357.63	82	$2,322,722.33	22	$708,630.34	0	$0.00	0.19%
24-Jun	$1,582,606,873.51	458	$12,887,376.67	101	$2,861,347.41	19	$590,716.50	0	$0.00	0.22%
24-Jul	$1,535,306,962.96	524	$14,788,278.78	109	$3,037,867.85	32	$860,314.68	0	$0.00	0.25%
24-Aug	$1,485,647,461.35	549	$15,240,908.62	119	$3,257,399.62	19	$587,984.22	0	$0.00	0.26%
24-Sep	$1,439,913,440.58	533	$14,878,861.50	131	$3,516,029.01	32	$902,210.56	0	$0.00	0.31%
24-Oct	$1,391,509,751.61	570	$15,538,659.05	146	$4,177,754.29	32	$879,175.37	1	$4,357.48	0.36%
24-Nov	$1,346,413,728.85	624	$16,866,958.00	165	$4,441,794.94	38	$1,152,447.57	1	$4,357.48	0.42%
24-Dec	$1,300,637,171.84	613	$16,508,472.32	172	$4,624,539.07	37	$1,027,769.63	0	$0.00	0.43%
25-Jan	$1,253,835,843.45	514	$13,492,147.25	148	$3,961,688.57	42	$1,090,566.20	0	$0.00	0.40%
25-Feb	$1,210,526,666.89	464	$11,856,895.20	107	$2,766,709.16	24	$610,356.99	0	$0.00	0.28%
25-Mar	$1,164,384,023.93	451	$11,442,138.63	110	$2,992,935.70	25	$570,461.73	0	$0.00	0.31%
25-Apr	$1,119,865,812.68	469	$11,603,045.95	101	$2,542,730.51	24	$638,699.77	0	$0.00	0.28%
25-May	$1,074,298,358.86	512	$12,707,412.23	110	$2,763,793.11	26	$587,912.87	0	$0.00	0.31%
25-Jun	$1,030,389,377.62	533	$13,473,757.12	115	$2,803,240.81	20	$490,324.61	0	$0.00	0.32%
25-Jul	$986,326,208.45	599	$14,472,154.17	121	$3,115,966.77	29	$660,412.05	0	$0.00	0.38%
25-Aug	$943,233,557.14	544	$13,048,741.45	133	$3,288,879.19	28	$778,960.15	0	$0.00	0.43%
25-Sep	$904,429,470.57	549	$12,659,802.82	128	$3,202,123.47	33	$826,915.45	0	$0.00	0.45%
25-Oct	$863,503,493.91	542	$12,410,759.62	134	$3,322,575.51	17	$497,847.88	0	$0.00	0.44%
25-Nov	$826,719,445.57	589	$13,337,495.72	146	$3,416,107.24	22	$586,126.02	0	$0.00	0.48%
25-Dec	$788,334,651.73	657	$14,973,669.96	150	$3,392,352.13	21	$497,866.87	0	$0.00	0.49%
26-Jan	$752,030,825.95	564	$12,490,536.86	162	$3,638,009.81	33	$759,869.58	0	$0.00	0.58%
26-Feb	$716,453,362.56	490	$10,612,525.24	109	$2,433,051.69	20	$457,057.86	0	$0.00	0.40%
26-Mar	$678,540,380.51	504	$10,783,055.47	100	$2,156,326.77	17	$355,649.30	0	$0.00	0.37%
26-Apr	$641,176,751.25	441	$9,123,869.99	96	$2,131,294.05	15	$353,947.02	0	$0.00	0.39%
26-May	$607,365,604.93	461	$9,416,110.60	105	$2,271,184.80	12	$306,753.12	0	$0.00	0.42%
26-Jun	$574,353,792.42	483	$9,522,527.16	122	$2,480,366.10	23	$474,175.98	0	$0.00	0.51%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-51

HART 2024-B(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
24-Jul	$1,843,056,209.04	552	$17,174,698.96	77	$2,328,461.05	0	$0.00	0	$0.00	0.13%
24-Aug	$1,789,252,536.62	526	$15,752,054.75	122	$3,669,909.12	19	$589,928.53	0	$0.00	0.24%
24-Sep	$1,738,996,622.74	566	$17,089,355.49	131	$4,077,914.84	43	$1,305,058.50	0	$0.00	0.31%
24-Oct	$1,685,271,351.77	662	$19,102,371.95	156	$4,909,927.03	30	$936,671.83	0	$0.00	0.35%
24-Nov	$1,634,281,185.01	684	$19,836,250.42	176	$5,278,465.55	28	$923,276.56	0	$0.00	0.38%
24-Dec	$1,584,024,480.53	720	$20,629,733.71	200	$5,723,556.58	46	$1,470,754.47	0	$0.00	0.45%
25-Jan	$1,530,579,396.94	613	$17,206,706.94	162	$4,470,237.20	24	$626,996.60	0	$0.00	0.33%
25-Feb	$1,480,793,761.46	549	$15,072,687.74	116	$3,195,451.69	27	$694,168.59	0	$0.00	0.26%
25-Mar	$1,427,589,833.05	570	$15,667,602.40	128	$3,491,587.85	25	$670,230.58	0	$0.00	0.29%
25-Apr	$1,375,417,147.99	571	$15,629,362.27	132	$3,607,074.26	20	$493,552.32	0	$0.00	0.30%
25-May	$1,322,200,006.00	560	$14,993,996.50	139	$3,677,585.20	28	$768,782.38	0	$0.00	0.34%
25-Jun	$1,272,160,944.09	595	$16,047,101.45	126	$3,193,657.47	34	$756,128.50	1	$25,831.78	0.31%
25-Jul	$1,219,737,747.60	665	$17,559,133.08	118	$3,017,256.31	27	$655,203.33	1	$25,831.78	0.30%
25-Aug	$1,169,226,635.64	609	$15,702,378.76	156	$4,030,528.27	23	$508,618.07	1	$25,831.78	0.39%
25-Sep	$1,122,742,324.41	600	$15,262,940.37	127	$3,260,384.85	34	$914,584.66	0	$0.00	0.37%
25-Oct	$1,075,429,545.18	668	$16,992,298.88	131	$3,215,604.99	30	$774,394.95	0	$0.00	0.37%
25-Nov	$1,032,815,844.75	690	$16,972,402.98	183	$4,500,704.32	30	$787,152.82	0	$0.00	0.51%
25-Dec	$986,832,972.50	781	$18,942,889.10	183	$4,523,131.47	47	$1,205,154.74	0	$0.00	0.58%
26-Jan	$943,563,361.13	608	$14,577,377.85	176	$4,338,247.05	33	$809,280.22	0	$0.00	0.55%
26-Feb	$901,814,511.88	590	$13,983,051.98	143	$3,484,324.96	21	$541,158.05	0	$0.00	0.45%
26-Mar	$856,570,314.06	645	$14,941,334.53	132	$3,076,217.90	22	$560,062.22	0	$0.00	0.42%
26-Apr	$813,765,498.83	541	$12,086,741.59	140	$3,308,987.19	14	$296,073.17	0	$0.00	0.44%
26-May	$773,367,845.70	584	$12,814,224.48	134	$3,000,504.18	16	$420,267.73	0	$0.00	0.44%
26-Jun	$733,808,237.42	572	$12,355,137.62	119	$2,616,530.73	25	$652,149.53	0	$0.00	0.45%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-52

HART 2024-C(1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
24-Oct	$1,775,021,200.68	551	$17,451,323.74	79	$2,539,939.60	0	$0.00	0	$0.00	0.14%
24-Nov	$1,722,487,703.72	561	$16,788,395.98	141	$4,608,922.72	26	$833,142.36	0	$0.00	0.32%
24-Dec	$1,670,997,271.11	643	$19,692,565.03	124	$4,027,508.96	36	$1,139,022.59	0	$0.00	0.31%
25-Jan	$1,616,896,454.48	545	$16,057,786.83	133	$4,126,467.08	27	$922,232.88	1	$8,367.08	0.31%
25-Feb	$1,566,192,353.82	482	$14,281,824.70	162	$4,618,712.44	21	$639,470.23	0	$0.00	0.34%
25-Mar	$1,510,665,715.50	506	$14,913,486.93	123	$3,556,861.12	32	$863,650.98	0	$0.00	0.29%
25-Apr	$1,457,386,970.93	487	$13,898,386.52	126	$3,891,174.18	27	$805,510.33	0	$0.00	0.32%
25-May	$1,404,322,422.54	529	$14,891,649.94	130	$3,603,579.82	28	$930,133.27	1	$48,453.26	0.33%
25-Jun	$1,354,760,674.79	533	$14,855,342.03	159	$4,371,260.03	25	$620,814.89	1	$48,453.26	0.37%
25-Jul	$1,304,084,371.67	565	$15,974,157.06	124	$3,565,117.37	37	$875,454.37	1	$48,453.26	0.34%
25-Aug	$1,253,716,076.13	555	$15,322,498.14	138	$3,660,555.76	21	$581,526.30	1	$48,453.26	0.34%
25-Sep	$1,206,497,421.51	577	$15,597,887.02	136	$3,764,490.64	25	$665,376.20	1	$48,453.26	0.37%
25-Oct	$1,157,961,560.14	577	$15,166,945.75	113	$3,032,625.49	28	$688,855.32	2	$115,246.82	0.33%
25-Nov	$1,114,120,292.53	578	$15,113,089.57	158	$4,302,231.02	39	$1,084,048.58	1	$48,453.26	0.49%
25-Dec	$1,068,874,343.10	654	$16,835,387.63	180	$4,831,770.40	40	$1,083,912.41	2	$113,891.41	0.56%
26-Jan	$1,024,107,391.84	599	$15,224,559.18	154	$4,044,014.71	36	$950,866.57	1	$65,438.15	0.49%
26-Feb	$982,495,199.25	549	$13,756,856.71	124	$3,456,497.64	27	$715,365.16	0	$0.00	0.42%
26-Mar	$938,461,160.71	553	$13,629,149.14	108	$2,838,027.66	24	$570,088.75	0	$0.00	0.36%
26-Apr	$893,300,568.82	531	$13,022,415.24	133	$3,579,141.39	19	$407,733.76	0	$0.00	0.45%
26-May	$851,885,861.29	548	$13,050,726.70	131	$3,223,438.35	19	$478,129.71	1	$61,940.40	0.44%
26-Jun	$810,313,732.06	515	$12,168,751.20	127	$2,974,383.56	26	$581,193.62	1	$61,940.40	0.45%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-53

HART 2025-A (1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
25-Mar	$2,067,395,022.15	493	$13,467,211.04	60	$1,786,792.22	1	$24,398.54	0	$0.00	0.09%
25-Apr	$2,003,258,232.01	559	$15,686,793.71	109	$3,011,567.92	18	$564,867.27	0	$0.00	0.18%
25-May	$1,937,297,063.18	648	$18,024,444.05	123	$3,205,791.26	22	$643,448.52	0	$0.00	0.20%
25-Jun	$1,875,667,439.91	698	$18,977,913.72	157	$4,411,019.48	31	$812,093.84	0	$0.00	0.28%
25-Jul	$1,808,646,280.42	769	$20,843,853.26	137	$3,767,503.40	37	$1,029,241.26	0	$0.00	0.27%
25-Aug	$1,741,169,075.42	744	$19,911,109.53	160	$4,276,338.81	22	$603,455.60	0	$0.00	0.28%
25-Sep	$1,680,138,962.83	793	$20,809,077.46	154	$4,138,079.17	38	$1,004,184.34	0	$0.00	0.31%
25-Oct	$1,616,310,224.06	792	$20,602,287.16	179	$4,969,601.63	26	$772,710.35	0	$0.00	0.36%
25-Nov	$1,559,832,722.75	833	$21,321,519.52	205	$5,261,076.90	46	$1,232,560.73	0	$0.00	0.42%
25-Dec	$1,498,797,042.25	904	$22,639,867.59	254	$6,474,714.33	49	$1,273,882.20	0	$0.00	0.52%
26-Jan	$1,438,597,228.66	784	$19,623,228.01	212	$5,436,222.35	50	$1,213,375.10	0	$0.00	0.46%
26-Feb	$1,381,397,381.51	738	$18,513,575.42	174	$4,377,619.68	31	$869,975.91	1	$25,211.26	0.38%
26-Mar	$1,320,683,779.35	728	$17,446,035.46	160	$3,930,244.84	31	$645,785.93	0	$0.00	0.35%
26-Apr	$1,261,318,832.66	691	$16,245,081.25	154	$3,646,676.43	24	$618,010.07	0	$0.00	0.34%
26-May	$1,204,869,190.93	699	$16,096,813.74	195	$4,519,197.85	27	$605,807.96	0	$0.00	0.43%
26-Jun	$1,149,550,404.25	743	$16,717,417.99	167	$4,023,889.99	47	$1,124,667.26	0	$0.00	0.45%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-54

HART 2025-B (1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
25-Jun	$2,077,319,897.96	1,013	$30,612,153.25	186	$5,666,965.53	1	$36,744.02	0	$0.00	0.27%
25-Jul	$2,012,049,418.95	1,106	$32,771,809.46	207	$6,033,368.92	44	$1,477,056.83	0	$0.00	0.37%
25-Aug	$1,946,757,154.44	1,058	$31,034,814.09	252	$7,452,442.53	40	$1,249,153.13	0	$0.00	0.45%
25-Sep	$1,883,999,564.41	1,103	$32,000,474.44	270	$8,148,472.18	47	$1,367,627.67	0	$0.00	0.51%
25-Oct	$1,818,692,116.56	1125	$32,295,059.99	258	$7,699,678.29	51	$1,492,946.28	0	$0.00	0.51%
25-Nov	$1,759,490,512.34	1157	$32,984,638.41	301	$8,989,949.37	55	$1,724,731.30	0	$0.00	0.61%
25-Dec	$1,698,550,088.06	1334	$37,402,659.47	331	$9,491,046.54	64	$2,033,754.37	1	$25,591.62	0.68%
26-Jan	$1,638,013,800.14	1131	$31,129,115.00	309	$8,913,974.60	45	$1,379,457.67	1	$23,317.97	0.63%
26-Feb	$1,578,996,222.45	999	$27,262,736.11	249	$7,232,291.00	55	$1,654,641.18	2	$64,178.95	0.57%
26-Mar	$1,516,078,212.81	998	$26,538,880.71	236	$6,921,416.08	39	$1,168,783.50	1	$25,839.27	0.54%
26-Apr	$1,453,386,846.15	974	$25,309,211.71	211	$5,811,246.60	33	$979,690.28	1	$25,839.27	0.47%
26-May	$1,393,433,641.22	1032	$26,357,681.22	226	$6,010,640.33	38	$1,086,847.84	1	$25,839.27	0.51%
26-Jun	$1,335,360,375.90	967	$24,409,120.62	240	$6,112,837.76	37	$924,601.61	1	$25,839.27	0.53%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-55

HART 2025-C (1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
25-Sep	$2,052,812,671.87	620	$18,205,623.06	104	$3,119,397.89	0	$0.00	0	$0.00	0.15%
25-Oct	$1,989,163,804.21	672	$19,418,362.12	145	$4,330,337.59	15	$492,432.69	0	$0.00	0.24%
25-Nov	$1,930,769,379.55	697	$20,438,224.34	190	$5,551,824.76	33	$1,071,822.19	0	$0.00	0.34%
25-Dec	$1,867,260,818.04	792	$22,848,838.71	198	$5,766,877.44	35	$1,199,044.40	0	$0.00	0.37%
26-Jan	$1,804,759,130.05	715	$20,263,837.21	174	$5,266,192.92	43	$1,336,569.23	0	$0.00	0.37%
26-Feb	$1,744,140,782.62	593	$16,603,591.06	150	$4,524,636.59	34	$1,050,954.12	0	$0.00	0.32%
26-Mar	$1,679,265,637.39	678	$18,607,496.85	137	$3,842,546.73	22	$702,527.48	0	$0.00	0.27%
26-Apr	$1,618,115,115.75	621	$16,865,951.00	147	$4,102,141.61	19	$602,013.46	0	$0.00	0.29%
26-May	$1,557,499,640.21	654	$17,679,009.16	137	$3,632,857.55	28	$821,909.74	0	$0.00	0.29%
26-Jun	$1,499,472,822.10	653	$17,622,465.25	159	$4,237,022.85	22	$487,202.43	0	$0.00	0.32%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-56

HART 2025-D (1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
25-Nov	$2,072,139,990.39	402	$13,656,422.71	72	$2,433,735.11	0	$0.00	0	$0.00	0.12%
25-Dec	$2,014,535,144.62	486	$16,074,449.91	97	$3,250,607.91	19	$696,142.67	0	$0.00	0.20%
26-Jan	$1,955,240,749.41	464	$15,693,238.36	103	$3,547,986.87	23	$660,715.70	0	$0.00	0.22%
26-Feb	$1,897,909,132.66	366	$12,239,243.11	111	$3,782,762.03	21	$697,555.53	0	$0.00	0.24%
26-Mar	$1,834,434,734.55	403	$13,132,909.87	74	$2,546,858.99	26	$914,718.92	0	$0.00	0.19%
26-Apr	$1,775,299,071.77	418	$13,625,687.51	98	$3,119,442.10	14	$486,967.13	0	$0.00	0.20%
26-May	$1,715,290,775.17	447	$14,308,828.47	101	$3,132,593.73	23	$719,697.30	0	$0.00	0.22%
26-Jun	$1,657,499,946.34	453	$14,285,826.79	122	$3,970,246.27	19	$562,676.72	0	$0.00	0.27%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-57

HART 2026-A (1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
26-Feb	$2,271,529,834.28	316	$11,368,009.73	63	$2,303,697.43	0	$0.00	0	$0.00	0.10%
26-Mar	$2,200,739,923.82	338	$12,544,048.85	86	$2,917,005.77	11	$416,627.00	0	$0.00	0.15%
26-Apr	$2,132,657,197.27	364	$13,285,563.25	88	$3,312,578.14	21	$735,338.63	0	$0.00	0.19%
26-May	$2,066,785,068.87	433	$15,565,592.69	94	$3,279,721.36	19	$716,254.53	0	$0.00	0.19%
26-Jun	$2,002,093,998.41	430	$15,347,419.80	122	$4,328,227.31	15	$553,527.28	0	$0.00	0.24%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-58

HART 2026-B (1)(2)

	Principal Balance Outstanding	Number of Receivables 30-60 Days Delinquent	30 – 60 Days Delinquent	Number of Receivables 61-90 Days Delinquent	61 – 90 Days Delinquent	Number of Receivables 91-120 Days Delinquent	91-120 Days Delinquent	Number of Receivables 121+ Days Delinquent	121+ Days Delinquent	61+ Days Delinquent as % of Ending Pool Balance
26-Jun	$2,282,263,591.02	397	$14,270,718.73	80	$2,846,069.65	1	$27,886.94	0	$0.00	0.13%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	HCA considers a payment to be past due or delinquent when an obligor fails to make at least 83% of the scheduled monthly payment by the related due date. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus.

A-59

Credit Loss Experience

Set forth below is credit loss information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

A-60

HART 2021-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
21-Apr	$9,836.99	$0.00	$9,836.99	0.00	%(2)
21-May	$132,008.91	$0.00	$132,008.91	0.01%
21-Jun	$313,243.84	($45,204.43)	$268,039.41	0.03%
21-Jul	$378,201.50	($192,865.35)	$185,336.15	0.04%
21-Aug	$539,980.79	($88,066.98)	$451,913.81	0.08%
21-Sep	$739,839.70	($187,682.69)	$552,157.01	0.12%
21-Oct	$725,292.38	($189,327.54)	$535,964.84	0.16%
21-Nov	$809,338.50	($340,382.39)	$468,956.11	0.19%
21-Dec	$586,027.24	($558,248.24)	$27,779.00	0.19%
22-Jan	$675,736.80	($253,413.45)	$422,323.35	0.23%
22-Feb	$770,733.69	($400,309.53)	$370,424.16	0.25%
22-Mar	$632,018.47	($538,172.11)	$93,846.36	0.26%
22-Apr	$464,803.03	($345,010.33)	$119,792.70	0.27%
22-May	$481,871.66	($292,747.90)	$189,123.76	0.28%
22-Jun	$808,921.99	($235,991.99)	$572,930.00	0.33%
22-Jul	$628,594.93	($322,954.72)	$305,640.21	0.35%
22-Aug	$707,821.95	($323,468.73)	$384,353.22	0.38%
22-Sep	$657,185.76	($387,527.12)	$269,658.64	0.40%
22-Oct	$816,823.48	($430,021.57)	$386,801.91	0.43%
22-Nov	$655,759.94	($238,116.11)	$417,643.83	0.46%
22-Dec	$467,670.07	($389,730.68)	$77,939.39	0.46%
23-Jan	$619,571.08	($488,162.93)	$131,408.15	0.47%
23-Feb	$603,275.73	($354,862.92)	$248,412.81	0.49%
23-Mar	$378,452.53	($458,674.14)	($80,221.61)	0.48%
23-Apr	$673,568.01	($355,552.08)	$318,015.93	0.51%
23-May	$619,348.83	($437,191.82)	$182,157.01	0.52%
23-Jun	$523,138.23	($380,710.45)	$142,427.78	0.53%
23-Jul	$661,497.13	($230,927.01)	$430,570.12	0.56%
23-Aug	$482,166.78	($466,685.84)	$15,480.94	0.56%
23-Sep	$549,208.22	($332,829.12)	$216,379.10	0.58%
23-Oct	$593,448.14	($260,269.10)	$333,179.04	0.60%
23-Nov	$440,234.92	($237,625.05)	$202,609.87	0.62%
23-Dec	$386,978.31	($365,583.90)	$21,394.41	0.62%
24-Jan	$329,632.19	($282,757.50)	$46,874.69	0.63%
24-Feb	$356,948.77	($243,884.21)	$113,064.56	0.63%
24-Mar	$348,067.80	($266,381.27)	$81,686.53	0.64%
24-Apr	$287,174.95	($107,460.39)	$179,714.56	0.65%
24-May	$168,652.66	($200,229.93)	($31,577.27)	0.65%
24-Jun	$240,971.61	($113,346.87)	$127,624.74	0.66%
24-Jul	$266,154.10	($238,644.18)	$27,509.92	0.66%
24-Aug	$168,008.44	($173,214.16)	($5,205.72)	0.66%
24-Sep	$268,375.76	($243,167.17)	$25,208.59	0.66%
24-Oct	$169,950.87	($249,157.41)	($79,206.54)	0.66%
24-Nov	$243,596.32	($137,344.38)	$106,251.94	0.67%
24-Dec	$187,307.60	($209,817.54)	($22,509.94)	0.66%
25-Jan	$145,625.46	($133,974.59)	$11,650.87	0.66%
25-Feb	$183,121.36	($161,953.68)	$21,167.68	0.67%
25-Mar	$140,497.40	($172,330.33)	($31,832.93)	0.66%
25-Apr	$94,489.78	($141,337.63)	($46,847.85)	0.66%
25-May	$95,958.98	($136,621.10)	($40,662.12)	0.66%
25-Jun	$86,325.41	($126,514.91)	($40,189.50)	0.65%
25-Jul	$60,486.81	($172,194.50)	($111,707.69)	0.65%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-61

HART 2021-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
21-Jul	$41,782.43	$0.00	$41,782.43	0.00	%(2)
21-Aug	$109,874.21	($29,964.28)	$79,909.93	0.01%
21-Sep	$264,782.32	($74,116.38)	$190,665.94	0.02%
21-Oct	$632,950.45	($104,042.12)	$528,908.33	0.06%
21-Nov	$879,344.31	($263,598.48)	$615,745.83	0.10%
21-Dec	$799,794.80	($207,032.33)	$592,762.47	0.15%
22-Jan	$932,706.47	($292,278.01)	$640,428.46	0.19%
22-Feb	$1,062,007.10	($459,537.64)	$602,469.46	0.24%
22-Mar	$1,043,297.35	($466,300.04)	$576,997.31	0.28%
22-Apr	$853,270.45	($486,195.17)	$367,075.28	0.30%
22-May	$426,113.99	($438,597.32)	($12,483.33)	0.30%
22-Jun	$807,725.12	($319,789.82)	$487,935.30	0.34%
22-Jul	$955,271.08	($496,245.29)	$459,025.79	0.37%
22-Aug	$1,049,915.72	($366,113.23)	$683,802.49	0.42%
22-Sep	$789,211.52	($668,859.09)	$120,352.43	0.43%
22-Oct	$1,157,839.70	($370,181.88)	$787,657.82	0.48%
22-Nov	$870,763.99	($482,722.51)	$388,041.48	0.51%
22-Dec	$496,559.80	($378,643.57)	$117,916.23	0.52%
23-Jan	$1,106,986.27	($487,961.82)	$619,024.45	0.56%
23-Feb	$861,976.19	($313,600.43)	$548,375.76	0.60%
23-Mar	$596,459.51	($681,521.30)	($85,061.79)	0.60%
23-Apr	$777,918.10	($438,807.95)	$339,110.15	0.62%
23-May	$743,577.89	($468,617.25)	$274,960.64	0.64%
23-Jun	$595,884.52	($420,945.75)	$174,938.77	0.65%
23-Jul	$582,905.62	($319,921.34)	$262,984.28	0.67%
23-Aug	$668,205.72	($284,373.88)	$383,831.84	0.70%
23-Sep	$658,747.43	($376,852.95)	$281,894.48	0.72%
23-Oct	$496,059.01	($323,338.14)	$172,720.87	0.73%
23-Nov	$619,263.99	($372,778.24)	$246,485.75	0.75%
23-Dec	$667,401.52	($391,179.47)	$276,222.05	0.77%
24-Jan	$590,232.93	($376,186.11)	$214,046.82	0.78%
24-Feb	$513,207.34	($290,067.80)	$223,139.54	0.80%
24-Mar	$474,927.82	($447,092.63)	$27,835.19	0.80%
24-Apr	$460,355.69	($274,566.25)	$185,789.44	0.82%
24-May	$381,588.60	($316,832.84)	$64,755.76	0.82%
24-Jun	$266,496.18	($291,669.85)	($25,173.67)	0.82%
24-Jul	$419,335.73	($182,632.98)	$236,702.75	0.84%
24-Aug	$216,311.55	($247,242.10)	($30,930.55)	0.83%
24-Sep	$343,722.84	($263,170.07)	$80,552.77	0.84%
24-Oct	$240,624.46	($301,706.55)	($61,082.09)	0.83%
24-Nov	$258,140.31	($206,332.81)	$51,807.50	0.84%
24-Dec	$328,556.76	($100,125.35)	$228,431.41	0.85%
25-Jan	$166,856.72	($231,894.72)	($65,038.00)	0.85%
25-Feb	$284,370.36	($238,362.58)	$46,007.78	0.85%
25-Mar	$242,276.97	($274,729.98)	($32,453.01)	0.85%
25-Apr	$172,477.88	($203,400.79)	($30,922.91)	0.85%
25-May	$200,394.51	($200,567.45)	($172.94)	0.85%
25-Jun	$43,362.70	($135,059.87)	($91,697.17)	0.84%
25-Jul	$165,123.81	($93,760.97)	$71,362.84	0.85%
25-Aug	$139,333.43	($229,184.95)	($89,851.52)	0.84%
25-Sep	$103,159.77	($158,886.03)	($55,726.26)	0.84%
25-Oct	$140,511.31	($153,434.22)	($12,922.91)	0.84%
25-Nov	$121,981.41	($79,956.91)	$42,024.50	0.84%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-62

HART 2021-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
21-Nov	$90,489.72	$0.00	$90,489.72	0.01%
21-Dec	$87,644.34	($14,908.16)	$72,736.18	0.01%
22-Jan	$669,441.38	($113,797.36)	$555,644.02	0.05%
22-Feb	$940,231.11	($113,788.25)	$826,442.86	0.10%
22-Mar	$610,772.90	($335,101.51)	$275,671.39	0.12%
22-Apr	$561,047.80	($252,066.96)	$308,980.84	0.13%
22-May	$1,127,776.31	($281,585.59)	$846,190.72	0.19%
22-Jun	$759,598.20	($271,922.48)	$487,675.72	0.22%
22-Jul	$1,142,932.78	($393,950.18)	$748,982.60	0.27%
22-Aug	$1,064,157.59	($504,031.70)	$560,125.89	0.30%
22-Sep	$1,138,449.26	($685,811.63)	$452,637.63	0.33%
22-Oct	$1,543,208.60	($744,084.27)	$799,124.33	0.38%
22-Nov	$1,296,306.01	($328,228.73)	$968,077.28	0.44%
22-Dec	$1,335,540.09	($651,970.28)	$683,569.81	0.49%
23-Jan	$1,068,807.21	($791,054.50)	$277,752.71	0.50%
23-Feb	$989,575.83	($703,096.71)	$286,479.12	0.52%
23-Mar	$940,702.20	($752,366.33)	$188,335.87	0.53%
23-Apr	$673,922.69	($575,706.04)	$98,216.65	0.54%
23-May	$1,154,905.85	($369,724.92)	$785,180.93	0.59%
23-Jun	$746,315.30	($429,207.55)	$317,107.75	0.61%
23-Jul	$969,588.12	($501,893.03)	$467,695.09	0.64%
23-Aug	$1,140,601.05	($792,143.40)	$348,457.65	0.66%
23-Sep	$998,594.36	($468,273.02)	$530,321.34	0.70%
23-Oct	$997,392.13	($464,356.35)	$533,035.78	0.73%
23-Nov	$702,004.01	($520,073.91)	$181,930.10	0.74%
23-Dec	$860,240.64	($416,503.39)	$443,737.25	0.77%
24-Jan	$663,396.05	($513,979.16)	$149,416.89	0.78%
24-Feb	$827,719.51	($523,454.49)	$304,265.02	0.80%
24-Mar	$706,758.99	($414,824.19)	$291,934.80	0.82%
24-Apr	$582,948.90	($467,196.16)	$115,752.74	0.82%
24-May	$634,311.05	($417,311.84)	$216,999.21	0.84%
24-Jun	$494,723.31	($295,638.38)	$199,084.93	0.85%
24-Jul	$463,066.91	($478,729.15)	($15,662.24)	0.85%
24-Aug	$620,205.01	($434,063.17)	$186,141.84	0.86%
24-Sep	$518,687.30	($265,772.02)	$252,915.28	0.88%
24-Oct	$553,207.30	($366,403.93)	$186,803.37	0.89%
24-Nov	$426,674.68	($203,923.06)	$222,751.62	0.90%
24-Dec	$514,315.93	($270,681.32)	$243,634.61	0.92%
25-Jan	$512,678.42	($273,699.92)	$238,978.50	0.93%
25-Feb	$548,884.17	($205,189.94)	$343,694.23	0.96%
25-Mar	$338,581.48	($437,583.61)	($99,002.13)	0.95%
25-Apr	$209,870.26	($372,262.37)	($162,392.11)	0.94%
25-May	$215,296.14	($270,373.59)	($55,077.45)	0.94%
25-Jun	$283,498.55	($201,390.97)	$82,107.58	0.94%
25-Jul	$327,452.24	($209,871.91)	$117,580.33	0.95%
25-Aug	$367,256.23	($264,284.95)	$102,971.28	0.95%
25-Sep	$254,577.38	($196,857.18)	$57,720.20	0.96%
25-Oct	$308,143.27	($246,166.73)	$61,976.54	0.96%
25-Nov	$316,966.43	($111,827.16)	$205,139.27	0.97%
25-Dec	$206,066.23	($182,641.99)	$23,424.24	0.98%
26-Jan	$188,056.30	($177,059.28)	$10,997.02	0.98%
26-Feb	$158,598.33	($210,647.52)	($52,049.19)	0.97%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-63

HART 2022-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
22-Mar	$0.00	$0.00	$0.00	0.00%
22-Apr	$120,853.85	$0.00	$120,853.85	0.01%
22-May	$466,993.72	($61,511.23)	$405,482.49	0.03%
22-Jun	$1,113,344.76	($78,664.23)	$1,034,680.53	0.10%
22-Jul	$720,675.68	($332,512.77)	$388,162.91	0.12%
22-Aug	$1,148,232.57	($279,056.04)	$869,176.53	0.18%
22-Sep	$1,038,174.64	($649,591.33)	$388,583.31	0.20%
22-Oct	$1,357,497.15	($521,650.00)	$835,847.15	0.26%
22-Nov	$968,627.77	($501,199.26)	$467,428.51	0.28%
22-Dec	$961,424.81	($459,208.94)	$502,215.87	0.32%
23-Jan	$1,104,142.29	($577,976.56)	$526,165.73	0.35%
23-Feb	$1,139,306.04	($301,323.30)	$837,982.74	0.40%
23-Mar	$794,708.36	($562,092.27)	$232,616.09	0.42%
23-Apr	$792,991.18	($488,230.18)	$304,761.00	0.44%
23-May	$1,041,961.08	($389,000.38)	$652,960.70	0.48%
23-Jun	$948,890.07	($412,238.28)	$536,651.79	0.51%
23-Jul	$1,079,901.58	($361,662.25)	$718,239.33	0.56%
23-Aug	$1,070,210.25	($606,350.61)	$463,859.64	0.59%
23-Sep	$577,830.71	($523,916.38)	$53,914.33	0.59%
23-Oct	$1,134,580.64	($370,186.55)	$764,394.09	0.64%
23-Nov	$922,575.48	($442,590.58)	$479,984.90	0.67%
23-Dec	$833,854.41	($503,941.29)	$329,913.12	0.69%
24-Jan	$629,997.03	($446,889.75)	$183,107.28	0.70%
24-Feb	$595,717.55	($466,310.53)	$129,407.02	0.71%
24-Mar	$724,753.43	($361,765.91)	$362,987.52	0.73%
24-Apr	$564,395.59	($448,550.15)	$115,845.44	0.74%
24-May	$809,389.32	($502,006.15)	$307,383.17	0.76%
24-Jun	$459,845.99	($529,213.96)	($69,367.97)	0.75%
24-Jul	$598,441.14	($260,272.02)	$338,169.12	0.78%
24-Aug	$577,196.69	($354,496.88)	$222,699.81	0.79%
24-Sep	$634,752.38	($261,804.77)	$372,947.61	0.81%
24-Oct	$564,448.31	($356,529.13)	$207,919.18	0.83%
24-Nov	$529,360.97	($260,494.79)	$268,866.18	0.84%
24-Dec	$537,359.13	($216,934.22)	$320,424.91	0.86%
25-Jan	$407,898.97	($367,564.93)	$40,334.04	0.87%
25-Feb	$485,924.88	($265,891.25)	$220,033.63	0.88%
25-Mar	$472,887.32	($519,461.50)	($46,574.18)	0.88%
25-Apr	$255,861.86	($416,098.71)	($160,236.85)	0.87%
25-May	$289,792.61	($289,194.58)	$598.03	0.87%
25-Jun	$403,798.11	($200,655.49)	$203,142.62	0.88%
25-Jul	$368,236.02	($239,343.09)	$128,892.93	0.89%
25-Aug	$255,597.57	($346,397.02)	($90,799.45)	0.88%
25-Sep	$357,164.55	($322,963.73)	$34,200.82	0.88%
25-Oct	$168,839.16	($271,237.10)	($102,397.94)	0.88%
25-Nov	$226,462.86	($207,412.89)	$19,049.97	0.88%
25-Dec	$236,828.45	($203,477.09)	$33,351.36	0.88%
26-Jan	$190,151.15	($84,657.21)	$105,493.94	0.89%
26-Feb	$153,367.17	($192,410.55)	($39,043.38)	0.89%
26-Mar	$127,779.19	($197,419.98)	($69,640.79)	0.88%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-64

HART 2022-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
22-Jul	$22,011.94	$0.00	$22,011.94	0.00	%(2)
22-Aug	$104,540.67	($12,628.37)	$91,912.30	0.01%
22-Sep	$727,224.67	($61,783.50)	$665,441.17	0.05%
22-Oct	$769,362.58	($270,427.23)	$498,935.35	0.08%
22-Nov	$1,027,982.52	($197,537.53)	$830,444.99	0.14%
22-Dec	$868,284.10	($294,679.74)	$573,604.36	0.17%
23-Jan	$1,370,432.12	($400,569.35)	$969,862.77	0.24%
23-Feb	$1,292,400.39	($498,868.21)	$793,532.18	0.29%
23-Mar	$884,565.99	($688,883.67)	$195,682.32	0.30%
23-Apr	$912,391.30	($654,072.10)	$258,319.20	0.32%
23-May	$824,155.23	($406,265.95)	$417,889.28	0.35%
23-Jun	$1,075,547.37	($469,488.23)	$606,059.14	0.39%
23-Jul	$933,753.04	($448,711.69)	$485,041.35	0.42%
23-Aug	$845,475.46	($589,751.24)	$255,724.22	0.43%
23-Sep	$616,670.34	($417,827.16)	$198,843.18	0.45%
23-Oct	$961,021.87	($405,333.77)	$555,688.10	0.48%
23-Nov	$1,167,501.68	($328,853.63)	$838,648.05	0.54%
23-Dec	$959,783.65	($416,007.38)	$543,776.27	0.57%
24-Jan	$790,373.08	($628,084.95)	$162,288.13	0.58%
24-Feb	$1,047,458.53	($437,700.17)	$609,758.36	0.62%
24-Mar	$820,200.88	($583,860.17)	$236,340.71	0.64%
24-Apr	$497,233.43	($478,727.22)	$18,506.21	0.64%
24-May	$750,575.70	($449,854.95)	$300,720.75	0.66%
24-Jun	$440,834.15	($346,036.43)	$94,797.72	0.67%
24-Jul	$787,343.22	($292,343.81)	$494,999.41	0.70%
24-Aug	$468,957.35	($326,869.39)	$142,087.96	0.71%
24-Sep	$533,348.74	($207,323.29)	$326,025.45	0.73%
24-Oct	$613,112.75	($472,814.55)	$140,298.20	0.74%
24-Nov	$677,842.62	($212,803.49)	$465,039.13	0.77%
24-Dec	$811,820.79	($285,066.27)	$526,754.52	0.80%
25-Jan	$581,264.04	($370,597.71)	$210,666.33	0.82%
25-Feb	$475,104.45	($421,869.04)	$53,235.41	0.82%
25-Mar	$404,620.86	($403,427.81)	$1,193.05	0.82%
25-Apr	$324,140.49	($275,694.54)	$48,445.95	0.82%
25-May	$261,402.14	($334,792.79)	($73,390.65)	0.82%
25-Jun	$347,328.60	($303,321.15)	$44,007.45	0.82%
25-Jul	$430,686.68	($283,765.52)	$146,921.16	0.83%
25-Aug	$221,934.99	($345,088.24)	($123,153.25)	0.82%
25-Sep	$282,411.98	($268,228.60)	$14,183.38	0.82%
25-Oct	$341,691.16	($143,630.99)	$198,060.17	0.84%
25-Nov	$197,175.29	($107,017.60)	$90,157.69	0.84%
25-Dec	$182,965.37	($141,748.58)	$41,216.79	0.84%
26-Jan	$157,129.36	($144,841.92)	$12,287.44	0.84%
26-Feb	$183,493.99	($153,684.25)	$29,809.74	0.85%
26-Mar	$125,483.77	($138,875.51)	($13,391.74)	0.85%
26-Apr	$198,483.22	($158,933.52)	$39,549.70	0.85%
26-May	$114,119.21	($143,488.50)	($29,369.29)	0.85%
26-Jun	$106,288.09	($164,696.05)	($58,407.96)	0.84%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-65

HART 2022-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
22-Nov	$0.00	$0.00	$0.00	0.00%
22-Dec	$125,451.84	$0.00	$125,451.84	0.01%
23-Jan	$636,308.16	($118,589.48)	$517,718.68	0.04%
23-Feb	$903,417.89	($78,096.25)	$825,321.64	0.09%
23-Mar	$784,701.83	($492,587.84)	$292,113.99	0.10%
23-Apr	$1,001,809.24	($226,286.28)	$775,522.96	0.15%
23-May	$1,102,598.99	($319,366.22)	$783,232.77	0.19%
23-Jun	$703,716.37	($476,296.77)	$227,419.60	0.21%
23-Jul	$1,151,202.29	($446,879.78)	$704,322.51	0.25%
23-Aug	$799,937.93	($477,906.02)	$322,031.91	0.27%
23-Sep	$857,917.22	($327,536.43)	$530,380.79	0.30%
23-Oct	$1,406,974.51	($436,829.23)	$970,145.28	0.36%
23-Nov	$1,042,486.21	($542,848.28)	$499,637.93	0.39%
23-Dec	$1,041,584.77	($470,108.96)	$571,475.81	0.42%
24-Jan	$1,027,174.41	($388,589.50)	$638,584.91	0.46%
24-Feb	$942,688.67	($520,283.97)	$422,404.70	0.48%
24-Mar	$1,364,932.51	($582,022.06)	$782,910.45	0.53%
24-Apr	$1,158,838.97	($448,710.29)	$710,128.68	0.57%
24-May	$921,805.92	($553,974.90)	$367,831.02	0.59%
24-Jun	$830,233.81	($421,820.16)	$408,413.65	0.61%
24-Jul	$903,783.06	($482,209.56)	$421,573.50	0.64%
24-Aug	$1,031,224.46	($567,828.27)	$463,396.19	0.67%
24-Sep	$1,044,447.03	($493,984.91)	$550,462.12	0.70%
24-Oct	$938,124.32	($614,764.71)	$323,359.61	0.72%
24-Nov	$548,950.86	($430,244.41)	$118,706.45	0.72%
24-Dec	$863,141.52	($307,140.03)	$556,001.49	0.76%
25-Jan	$768,500.54	($426,601.43)	$341,899.11	0.78%
25-Feb	$684,483.47	($443,099.33)	$241,384.14	0.79%
25-Mar	$674,635.15	($442,428.53)	$232,206.62	0.80%
25-Apr	$623,304.78	($425,967.95)	$197,336.83	0.82%
25-May	$543,962.37	($402,783.16)	$141,179.21	0.82%
25-Jun	$402,145.43	($428,467.60)	($26,322.17)	0.82%
25-Jul	$475,064.42	($297,219.50)	$177,844.92	0.83%
25-Aug	$608,275.95	($429,171.36)	$179,104.59	0.84%
25-Sep	$561,487.82	($292,700.17)	$268,787.65	0.86%
25-Oct	$647,762.39	($357,879.10)	$289,883.29	0.88%
25-Nov	$452,842.71	($273,981.12)	$178,861.59	0.89%
25-Dec	$460,924.18	($207,034.42)	$253,889.76	0.90%
26-Jan	$384,040.45	($293,335.73)	$90,704.72	0.91%
26-Feb	$351,378.61	($274,208.93)	$77,169.68	0.91%
26-Mar	$365,910.70	($409,734.50)	($43,823.80)	0.91%
26-Apr	$201,895.20	($179,656.58)	$22,238.62	0.91%
26-May	$295,454.47	($258,646.93)	$36,807.54	0.91%
26-Jun	$163,127.53	($237,377.17)	($74,249.64)	0.91%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-66

HART 2023-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
23-Apr	$73,724.75	$0.00	$73,724.75	0.00	%(2)
23-May	$250,024.42	$0.00	$250,024.42	0.02%
23-Jun	$682,643.25	($35,816.14)	$646,827.11	0.05%
23-Jul	$892,906.42	($249,645.81)	$643,260.61	0.09%
23-Aug	$1,200,761.64	($299,778.42)	$900,983.22	0.14%
23-Sep	$1,234,814.02	($307,750.72)	$927,063.30	0.19%
23-Oct	$1,067,552.28	($402,080.66)	$665,471.62	0.22%
23-Nov	$1,034,342.65	($399,396.64)	$634,946.01	0.26%
23-Dec	$1,062,524.25	($427,186.12)	$635,338.13	0.29%
24-Jan	$1,188,263.82	($534,898.46)	$653,365.36	0.33%
24-Feb	$1,178,758.36	($475,777.91)	$702,980.45	0.37%
24-Mar	$818,950.60	($450,785.33)	$368,165.27	0.39%
24-Apr	$1,122,126.14	($490,516.26)	$631,609.88	0.42%
24-May	$892,264.73	($778,316.99)	$113,947.74	0.43%
24-Jun	$1,021,967.30	($320,741.97)	$701,225.33	0.47%
24-Jul	$857,674.57	($511,672.61)	$346,001.96	0.49%
24-Aug	$994,272.94	($436,737.96)	$557,534.98	0.52%
24-Sep	$1,025,673.32	($461,643.69)	$564,029.63	0.55%
24-Oct	$826,688.58	($631,464.85)	$195,223.73	0.56%
24-Nov	$1,150,053.29	($376,715.23)	$773,338.06	0.60%
24-Dec	$1,023,292.04	($504,076.14)	$519,215.90	0.63%
25-Jan	$925,885.56	($516,646.93)	$409,238.63	0.65%
25-Feb	$743,425.05	($443,553.47)	$299,871.58	0.67%
25-Mar	$446,746.91	($507,947.26)	($61,200.35)	0.66%
25-Apr	$447,937.37	($458,391.35)	($10,453.98)	0.66%
25-May	$603,277.85	($354,526.61)	$248,751.24	0.68%
25-Jun	$604,307.72	($462,911.99)	$141,395.73	0.68%
25-Jul	$559,146.79	($560,348.56)	($1,201.77)	0.68%
25-Aug	$518,752.43	($505,731.81)	$13,020.62	0.69%
25-Sep	$629,456.44	($445,366.81)	$184,089.63	0.70%
25-Oct	$438,538.59	($243,228.01)	$195,310.58	0.71%
25-Nov	$658,865.45	($235,851.90)	$423,013.55	0.73%
25-Dec	$455,431.94	($293,521.85)	$161,910.09	0.74%
26-Jan	$546,937.06	($303,608.08)	$243,328.98	0.75%
26-Feb	$449,554.06	($272,540.67)	$177,013.39	0.76%
26-Mar	$272,878.08	($388,699.12)	($115,821.04)	0.75%
26-Apr	$341,654.03	($276,147.65)	$65,506.38	0.76%
26-May	$257,887.46	($319,237.32)	($61,349.86)	0.76%
26-Jun	$332,001.23	($281,784.02)	$50,217.21	0.76%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-67

HART 2023-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
23-Jul	$21,224.71	$0.00	$21,224.71	0.00	%(2)
23-Aug	$234,404.68	($6,945.99)	$227,458.69	0.01%
23-Sep	$926,214.73	($74,628.95)	$851,585.78	0.06%
23-Oct	$1,169,249.67	($183,326.85)	$985,922.82	0.11%
23-Nov	$1,524,426.55	($366,152.66)	$1,158,273.89	0.17%
23-Dec	$1,770,505.71	($463,152.05)	$1,307,353.66	0.24%
24-Jan	$1,512,044.06	($481,123.27)	$1,030,920.79	0.30%
24-Feb	$1,044,916.85	($509,976.13)	$534,940.72	0.33%
24-Mar	$1,618,480.02	($526,730.59)	$1,091,749.43	0.39%
24-Apr	$1,335,725.76	($626,678.79)	$709,046.97	0.42%
24-May	$1,115,429.45	($721,630.54)	$393,798.91	0.45%
24-Jun	$1,474,352.15	($703,983.78)	$770,368.37	0.49%
24-Jul	$1,634,776.15	($447,092.75)	$1,187,683.40	0.55%
24-Aug	$1,465,501.17	($755,068.16)	$710,433.01	0.59%
24-Sep	$1,341,689.45	($519,575.35)	$822,114.10	0.63%
24-Oct	$1,582,868.30	($768,838.21)	$814,030.09	0.68%
24-Nov	$1,618,964.02	($570,117.89)	$1,048,846.13	0.73%
24-Dec	$1,496,610.93	($640,086.65)	$856,524.28	0.78%
25-Jan	$1,344,941.92	($718,425.06)	$626,516.86	0.81%
25-Feb	$1,356,714.38	($876,083.45)	$480,630.93	0.84%
25-Mar	$883,209.99	($1,179,883.33)	($296,673.34)	0.82%
25-Apr	$980,726.94	($693,929.56)	$286,797.38	0.84%
25-May	$921,849.30	($791,707.66)	$130,141.64	0.84%
25-Jun	$1,045,797.25	($625,505.65)	$420,291.60	0.87%
25-Jul	$995,089.49	($476,828.19)	$518,261.30	0.89%
25-Aug	$1,090,276.86	($586,449.46)	$503,827.40	0.92%
25-Sep	$1,086,338.73	($469,555.86)	$616,782.87	0.95%
25-Oct	$820,502.39	($519,295.78)	$301,206.61	0.97%
25-Nov	$929,486.61	($271,368.87)	$658,117.74	1.01%
25-Dec	$782,536.86	($562,101.58)	$220,435.28	1.02%
26-Jan	$723,448.39	($550,774.55)	$172,673.84	1.03%
26-Feb	$646,927.90	($373,554.25)	$273,373.65	1.04%
26-Mar	$457,287.72	($598,392.35)	($141,104.63)	1.03%
26-Apr	$527,091.70	($450,625.83)	$76,465.87	1.04%
26-May	$416,400.18	($399,929.11)	$16,471.07	1.04%
26-Jun	$645,282.63	($470,914.25)	$174,368.38	1.05%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-68

HART 2023-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
23-Nov	$0.00	$0.00	$0.00	0.00%
23-Dec	$262,030.95	$0.00	$262,030.95	0.01%
24-Jan	$1,152,995.04	($125,940.00)	$1,027,055.04	0.07%
24-Feb	$1,198,077.57	($180,415.43)	$1,017,662.14	0.13%
24-Mar	$1,775,295.05	($505,707.69)	$1,269,587.36	0.20%
24-Apr	$2,025,242.69	($540,165.16)	$1,485,077.53	0.28%
24-May	$1,711,442.97	($902,161.80)	$809,281.17	0.32%
24-Jun	$1,898,559.07	($661,953.58)	$1,236,605.49	0.39%
24-Jul	$1,738,441.97	($819,289.99)	$919,151.98	0.44%
24-Aug	$1,695,333.94	($789,162.49)	$906,171.45	0.49%
24-Sep	$1,835,719.15	($537,479.79)	$1,298,239.36	0.56%
24-Oct	$1,759,595.65	($706,619.84)	$1,052,975.81	0.62%
24-Nov	$1,571,025.04	($689,252.69)	$881,772.35	0.67%
24-Dec	$1,823,193.54	($737,136.03)	$1,086,057.51	0.73%
25-Jan	$1,608,917.90	($816,688.35)	$792,229.55	0.77%
25-Feb	$1,574,799.66	($645,362.93)	$929,436.73	0.82%
25-Mar	$1,581,010.23	($889,768.53)	$691,241.70	0.86%
25-Apr	$1,156,401.72	($634,103.76)	$522,297.96	0.89%
25-May	$1,110,114.10	($1,072,269.66)	$37,844.44	0.89%
25-Jun	$1,182,398.52	($672,820.48)	$509,578.04	0.92%
25-Jul	$1,608,793.77	($652,855.33)	$955,938.44	0.97%
25-Aug	$1,575,739.17	($765,144.16)	$810,595.01	1.02%
25-Sep	$1,210,695.87	($686,887.23)	$523,808.64	1.04%
25-Oct	$1,189,538.54	($551,324.04)	$638,214.50	1.08%
25-Nov	$1,271,258.50	($575,851.42)	$695,407.08	1.12%
25-Dec	$1,028,446.64	($445,194.38)	$583,252.26	1.15%
26-Jan	$1,178,323.09	($707,921.84)	$470,401.25	1.17%
26-Feb	$841,408.93	($548,006.08)	$293,402.85	1.19%
26-Mar	$791,339.25	($695,415.31)	$95,923.94	1.20%
26-Apr	$621,468.86	($556,720.61)	$64,748.25	1.20%
26-May	$758,976.20	($457,570.89)	$301,405.31	1.22%
26-Jun	$688,595.76	($478,528.07)	$210,067.69	1.23%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-69

HART 2024-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
24-Mar	$34,717.11	($1,084.14)	$33,632.97	0.00	%(2)
24-Apr	$227,194.50	($3,365.85)	$223,828.65	0.01%
24-May	$784,637.45	($103,163.64)	$681,473.81	0.05%
24-Jun	$1,124,955.14	($217,715.24)	$907,239.90	0.10%
24-Jul	$948,445.94	($323,944.20)	$624,501.74	0.14%
24-Aug	$1,487,661.95	($437,806.34)	$1,049,855.61	0.19%
24-Sep	$1,340,853.53	($399,272.41)	$941,581.12	0.25%
24-Oct	$1,271,956.37	($729,648.75)	$542,307.62	0.28%
24-Nov	$1,304,629.63	($549,499.70)	$755,129.93	0.32%
24-Dec	$1,439,550.92	($358,112.68)	$1,081,438.24	0.38%
25-Jan	$1,226,642.28	($670,782.80)	$555,859.48	0.41%
25-Feb	$1,391,886.36	($583,900.40)	$807,985.96	0.45%
25-Mar	$1,252,094.00	($795,850.27)	$456,243.73	0.48%
25-Apr	$977,842.55	($753,940.65)	$223,901.90	0.49%
25-May	$1,131,011.25	($512,318.90)	$618,692.35	0.52%
25-Jun	$1,121,337.37	($550,781.09)	$570,556.28	0.56%
25-Jul	$947,381.17	($794,934.37)	$152,446.80	0.56%
25-Aug	$1,151,761.29	($545,721.30)	$606,039.99	0.60%
25-Sep	$1,098,334.42	($479,197.00)	$619,137.42	0.63%
25-Oct	$1,617,866.27	($598,083.08)	$1,019,783.19	0.69%
25-Nov	$1,085,137.73	($550,704.30)	$534,433.43	0.72%
25-Dec	$788,142.20	($564,619.04)	$223,523.16	0.73%
26-Jan	$854,308.42	($359,983.59)	$494,324.83	0.76%
26-Feb	$903,662.97	($455,223.55)	$448,439.42	0.78%
26-Mar	$628,160.23	($523,428.77)	$104,731.46	0.79%
26-Apr	$471,583.28	($393,874.42)	$77,708.86	0.79%
26-May	$516,001.59	($535,747.60)	($19,746.01)	0.79%
26-Jun	$537,103.61	($345,152.57)	$191,951.04	0.80%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-70

HART 2024-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
24-Jul	$74,481.88	($2,466.84)	$72,015.04	0.00	%(2)
24-Aug	$462,136.49	($35,125.57)	$427,010.92	0.03%
24-Sep	$1,293,279.71	($154,988.25)	$1,138,291.46	0.09%
24-Oct	$2,106,683.31	($424,485.41)	$1,682,197.90	0.17%
24-Nov	$1,512,313.69	($487,876.66)	$1,024,437.03	0.23%
24-Dec	$1,644,134.25	($628,777.13)	$1,015,357.12	0.28%
25-Jan	$1,909,723.80	($562,581.09)	$1,347,142.71	0.35%
25-Feb	$1,710,522.81	($656,075.09)	$1,054,447.72	0.40%
25-Mar	$1,292,654.14	($1,175,421.05)	$117,233.09	0.41%
25-Apr	$1,269,808.41	($877,903.09)	$391,905.32	0.43%
25-May	$1,231,653.97	($751,700.33)	$479,953.64	0.45%
25-Jun	$1,488,007.70	($723,402.20)	$764,605.50	0.49%
25-Jul	$1,544,651.34	($622,599.05)	$922,052.29	0.54%
25-Aug	$1,141,848.71	($612,819.95)	$529,028.76	0.57%
25-Sep	$1,417,667.47	($512,452.30)	$905,215.17	0.62%
25-Oct	$1,405,239.28	($576,412.95)	$828,826.33	0.66%
25-Nov	$1,478,613.61	($573,224.99)	$905,388.62	0.71%
25-Dec	$1,435,489.91	($749,367.73)	$686,122.18	0.74%
26-Jan	$1,585,333.33	($584,763.16)	$1,000,570.17	0.79%
26-Feb	$1,273,973.05	($699,867.60)	$574,105.45	0.82%
26-Mar	$830,054.85	($880,480.46)	($50,425.61)	0.82%
26-Apr	$1,104,464.34	($577,292.84)	$527,171.50	0.85%
26-May	$978,915.06	($568,758.57)	$410,156.49	0.87%
26-Jun	$873,729.27	($710,324.66)	$163,404.61	0.88%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-71

HART 2024-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
24-Oct	$327,812.58	($22,066.64)	$305,745.94	0.02%
24-Nov	$323,635.61	($146,649.03)	$176,986.58	0.03%
24-Dec	$1,199,535.87	($115,249.97)	$1,084,285.90	0.08%
25-Jan	$1,739,563.80	($292,096.67)	$1,447,467.13	0.16%
25-Feb	$1,564,328.52	($569,625.40)	$994,703.12	0.22%
25-Mar	$1,536,157.08	($626,097.52)	$910,059.56	0.26%
25-Apr	$1,583,504.93	($812,507.64)	$770,997.29	0.31%
25-May	$1,628,924.79	($715,338.72)	$913,586.07	0.36%
25-Jun	$1,865,646.81	($676,176.78)	$1,189,470.03	0.42%
25-Jul	$1,645,821.95	($760,956.52)	$884,865.43	0.47%
25-Aug	$1,997,091.49	($818,970.42)	$1,178,121.07	0.53%
25-Sep	$1,349,746.26	($940,611.65)	$409,134.61	0.55%
25-Oct	$1,294,290.80	($529,911.48)	$764,379.32	0.59%
25-Nov	$1,360,537.83	($679,256.09)	$681,281.74	0.63%
25-Dec	$1,715,797.85	($622,988.38)	$1,092,809.47	0.69%
26-Jan	$1,415,898.36	($653,922.66)	$761,975.70	0.73%
26-Feb	$1,358,859.80	($601,103.28)	$757,756.52	0.77%
26-Mar	$913,611.13	($741,129.60)	$172,481.53	0.78%
26-Apr	$1,055,752.30	($605,061.71)	$450,690.59	0.80%
26-May	$824,621.41	($626,312.71)	$198,308.70	0.81%
26-Jun	$1,000,992.90	($546,125.52)	$454,867.38	0.84%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-72

HART 2025-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
25-Mar	$297,000.31	($7,511.84)	$289,488.47	0.01%
25-Apr	$556,713.80	($128,341.69)	$428,372.11	0.03%
25-May	$1,683,402.29	($247,933.71)	$1,435,468.58	0.10%
25-Jun	$1,783,371.14	($547,967.23)	$1,235,403.91	0.15%
25-Jul	$2,348,113.09	($687,282.63)	$1,660,830.46	0.23%
25-Aug	$2,773,607.63	($1,104,329.35)	$1,669,278.28	0.31%
25-Sep	$1,680,891.50	($958,244.13)	$722,647.37	0.34%
25-Oct	$2,625,789.46	($844,714.35)	$1,781,075.11	0.42%
25-Nov	$1,735,610.59	($1,094,201.55)	$641,409.04	0.45%
25-Dec	$2,461,716.43	($917,708.89)	$1,544,007.54	0.52%
26-Jan	$1,981,844.32	($757,734.89)	$1,224,109.43	0.58%
26-Feb	$2,349,439.22	($884,026.14)	$1,465,413.08	0.64%
26-Mar	$1,567,946.27	($1,215,258.60)	$352,687.67	0.66%
26-Apr	$1,406,196.29	($755,970.28)	$650,226.01	0.69%
26-May	$1,371,223.94	($715,205.73)	$656,018.21	0.72%
26-Jun	$1,289,767.80	($788,609.91)	$501,157.89	0.74%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-73

HART 2025-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
25-Jun	$268,452.98	$0.00	$268,452.98	0.01%
25-Jul	$763,143.95	($140,062.38)	$623,081.57	0.04%
25-Aug	$3,064,999.14	($260,337.73)	$2,804,661.41	0.17%
25-Sep	$2,910,308.06	($901,291.60)	$2,009,016.46	0.26%
25-Oct	$2,848,813.00	($1,303,929.41)	$1,544,883.59	0.33%
25-Nov	$3,038,326.74	($995,012.89)	$2,043,313.85	0.42%
25-Dec	$2,944,247.37	($1,204,754.05)	$1,739,493.32	0.50%
26-Jan	$2,700,260.59	($1,195,314.26)	$1,504,946.33	0.57%
26-Feb	$2,618,420.81	($1,235,351.10)	$1,383,069.71	0.64%
26-Mar	$2,822,433.24	($1,260,642.69)	$1,561,790.55	0.71%
26-Apr	$2,113,275.45	($1,295,914.12)	$817,361.33	0.74%
26-May	$2,573,565.17	($1,268,074.97)	$1,305,490.20	0.80%
26-Jun	$2,079,586.99	($1,377,729.39)	$701,857.60	0.84%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-74

HART 2025-C(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
25-Sep	$36,177.14	($4,724.07)	$31,453.07	0.00	%(2)
25-Oct	$307,233.44	($19,327.04)	$287,906.40	0.01%
25-Nov	$1,139,452.52	($59,688.47)	$1,079,764.05	0.07%
25-Dec	$1,939,667.24	($388,484.09)	$1,551,183.15	0.14%
26-Jan	$2,085,524.66	($513,038.33)	$1,572,486.33	0.21%
26-Feb	$1,866,186.01	($638,255.93)	$1,227,930.08	0.27%
26-Mar	$1,496,517.13	($791,609.04)	$704,908.09	0.30%
26-Apr	$1,420,908.23	($671,331.18)	$749,577.05	0.34%
26-May	$1,541,916.39	($600,207.00)	$941,709.39	0.38%
26-Jun	$1,422,261.11	($855,846.69)	$566,414.42	0.41%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	Greater than 0.00% and less than 0.005%.

A-75

HART 2025-D(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
25-Nov	$193,563.97	$0.00	$193,563.97	0.01%
25-Dec	$347,077.33	($153,377.44)	$193,699.89	0.02%
26-Jan	$1,377,409.41	($149,311.94)	$1,228,097.47	0.07%
26-Feb	$943,348.79	($418,365.50)	$524,983.29	0.10%
26-Mar	$1,545,158.53	($376,280.33)	$1,168,878.20	0.15%
26-Apr	$1,749,862.16	($514,420.63)	$1,235,441.53	0.21%
26-May	$1,441,335.84	($662,537.12)	$778,798.72	0.25%
26-Jun	$1,249,263.87	($698,730.32)	$550,533.55	0.27%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-76

HART 2026-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
26-Feb	$177,320.89	$0.00	$177,320.89	0.01%
26-Mar	$836,563.80	($130,947.50)	$705,616.30	0.04%
26-Apr	$1,507,440.79	($359,808.86)	$1,147,631.93	0.08%
26-May	$1,692,894.02	($664,765.26)	$1,028,128.76	0.13%
26-Jun	$1,924,395.14	($595,539.62)	$1,328,855.52	0.18%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-77

HART 2026-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off
26-Jun	$195,901.68	($1,511.45)	$194,390.23	0.01%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-78

Prepayment Speed Information

The graph below shows prepayment speed information for each of HCA’s retail installment sale contract securitizations in 2021, 2022, 2023, 2024, 2025, 2026-A and 2026-B.

(monthly period)

A-79

61+ Day Delinquency Percentage

The graph below shows cumulative 61+ day delinquency information for each of HCA’s retail installment sale contract securitizations in 2021, 2022, 2023, 2024, 2025, 2026-A and 2026-B.

(monthly period)

A-80

Cumulative Net Losses

The graph below shows cumulative net loss information for each of HCA’s retail installment sale contract securitizations in 2021, 2022, 2023, 2024, 2025, 2026-A and 2026-B.

(monthly period)

A-81

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Hyundai ABS Funding, LLC
Depositor

Hyundai Capital America
Sponsor, Seller, Administrator and Servicer

Until 90 days after the date of this prospectus, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Hyundai Auto Receivables Trust 2026-D Issuing entity

Class A-1 Notes	$425,000,000
Class A-2-A Notes	$543,800,000
Class A-2-B Notes	$150,000,000
Class A-3 Notes	$693,800,000
Class A-4 Notes	$86,290,000
Class B Notes	$36,870,000
Class C Notes	$61,450,000

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